Exhibit 10.1

AMENDMENT NO. 5 TO AMENDED AND RESTATED CREDIT AGREEMENT

AMENDMENT NO. 5 TO AMENDED AND RESTATED CREDIT AGREEMENT, dated as of July 1, 2014 (this “Fifth Amendment”), among WEST CORPORATION, a Delaware corporation (the “Borrower”), the Subsidiary Borrowers from time to time party to the Existing Credit Agreement (as defined below), the Lenders (as defined below) under the Existing Credit Agreement party hereto, the Term A-1 Lenders (as defined below), the New Revolving Lenders (as defined below), WELLS FARGO BANK, NATIONAL ASSOCIATION, as Administrative Agent (in such capacity, the “Administrative Agent”), Swing Line Lender and L/C Issuer, and DEUTSCHE BANK TRUST COMPANY AMERICAS, as L/C Issuer.

PRELIMINARY STATEMENTS

A. The Borrower, each lender from time to time party thereto (the “Lenders”), the Administrative Agent and other agents and parties party thereto have entered into an Amended and Restated Credit Agreement, dated as of October 5, 2010 (as amended by Amendment No. 1 to Amended and Restated Credit Agreement, dated as of August 15, 2012, Amendment No. 2 to Amended and Restated Credit Agreement, dated as of October 24, 2012, Amendment No. 3 to Amended and Restated Credit Agreement; Amendment No. 1 to Guarantee Agreement, dated as of February 20, 2013, and Amendment No. 4 to Amended and Restated Credit Agreement, dated as of January 24, 2014, and as further amended, supplemented and/or otherwise modified prior to the date hereof, the “Existing Credit Agreement”).

B. The Borrower intends to use the net proceeds from its issuance and sale on the Fifth Amendment Effective Date (as defined below) of up to $1,000,000,000 in aggregate principal amount of Senior Notes, amongst other things to, together with cash on hand at the Borrower:

a.	on, or no later than 10 Business Days after, the date of issuance of such Senior Notes, prepay in part outstanding Term B-9 Loans or Term B-10 Loans, or any combination thereof (at the Borrower’s option), in an aggregate principal amount of at least $250,000,000 and pay accrued but unpaid interest thereon;

b.	repurchase all or a portion of the existing 8.625% senior notes of the Borrower due 2018 (the “2018 Notes”) pursuant to the offer to purchase and consent solicitation launched on June 17, 2014 (the “2018 Tender Offer”);

c.	redeem all outstanding 2018 Notes not repurchased pursuant to the 2018 Tender Offer on or before the 31st day following the date of issuance of the Senior Notes;

d.	repurchase up to $200,000,000 aggregate principal amount of the existing 7.875% senior notes of the Borrower due 2019 (the “2019 Notes”) pursuant to the offer to purchase launched on June 17, 2014 (the “2019 Tender Offer”);

e.	if less than $200,000,000 aggregate principal amount of the 2019 Notes are repurchased pursuant to the 2019 Tender Offer, within 40 days of the date of expiration of the 2019 Tender Offer redeem additional 2019 Notes in an aggregate principal amount that, when taken together with those 2019 Notes repurchased pursuant to the 2019 Tender Offer, is equal to at least $200,000,000; and

f.	pay fees and expenses (including any premium and similar amounts) incurred in connection with the offering of such Senior Notes, the other transactions described in this Fifth Amendment and any related transactions.

C. The Borrower and the Subsidiary Borrowers party hereto intend to establish a 5 year delayed draw term loan A facility (the “Term A-1 Loan Facility”) in an aggregate principal amount of $350,000,000 to be provided by certain banks, financial institutions and other lenders that are Eligible Assignees (the “Term A-1 Lenders”), with the loans thereunder (the “Term A-1 Loans”) available to be incurred from and after the Fifth Amendment Effective Date but no later than December 31, 2014. The proceeds of the Term A-1 Loans shall be solely used, at the option of the Borrower, (i) to prepay in part outstanding Term B-9 Loans or Term B-10 Loans (or any combination thereof) and pay accrued but unpaid interest thereon, (ii) to redeem any 2019 Notes outstanding on the date of incurrence of the Term A-1 Loans, (iii) for working capital and general corporate purposes or (iv) to pay fees and expenses (including any premium and similar amounts) incurred in connection with the incurrence of the Term A-1 Loan Facility, any prepayment described in the foregoing clause (i), any redemption described in the foregoing clause (ii), the other transactions described in this Fifth Amendment and any related transactions. The commitments of each Term A-1 Lender under the Term A-1 Loan Facility on the Fifth Amendment Effective Date are set forth on Schedule 2.01 of the Amended Credit Agreement (as defined below), which Schedule 2.01 is attached as Annex D hereto.

D. The Borrower and the Subsidiary Borrowers intend to, on the Fifth Amendment Effective Date, (i) refinance in full the Revolving Credit Facility under the Existing Credit Agreement (the “Existing Revolving Credit Facility”) and terminate all commitments thereunder and (ii) establish a new 5 year revolving credit facility (the “New Revolving Credit Facility”) in an aggregate principal amount of $300,000,000 to be provided by certain banks, financial institutions and other lenders that are Eligible Assignees (the “New Revolving Lenders”), with the loans thereunder available to be incurred from and after the Fifth Amendment Effective Date and the proceeds thereof to be used (i) on the Fifth Amendment Effective Date to prepay in full any Revolving Credit Loans and Swing Line Loans outstanding immediately prior to the occurrence of the Fifth Amendment Effective Date under the Existing Revolving Credit Facility and pay accrued but unpaid interest thereon, (ii) for working capital and general corporate purposes (including the financing of Restricted Payments and Permitted Acquisitions) and (iii) to pay fees and expenses incurred in connection with this Fifth Amendment, the establishment of the Term A-1 Loan Facility and the incurrence of the Term A-1 Loans, the establishment of the New Revolving Credit Facility and any related transactions. The commitments of each New Revolving Lender under the New Revolving Credit Facility on the Fifth Amendment Effective Date are set forth on Schedule 2.01 of the Amended Credit Agreement, which Schedule 2.01 is attached as Annex D hereto.

E. Wells Fargo Securities, LLC (“Wells Fargo” or, in its capacity as left lead New Facilities Arranger (as defined below), the “Left Lead New Facilities Arranger”) and Deutsche Bank Securities Inc. (“Deutsche Bank”) have each agreed to act as joint lead arrangers and bookrunners (collectively, the “New Facilities Arrangers”), in each case with respect to this Fifth Amendment and the Term A-1 Loan Facility and New Revolving Credit Facility provided for in the Amended Credit Agreement. The Amended Credit Agreement may identify other additional roles appointed to certain financial institutions or Lenders, or affiliates thereof, including the New Facilities Arrangers.

F. The Administrative Agent and the Lenders under the Existing Credit Agreement party hereto have agreed, subject to the terms and conditions hereinafter set forth, to amend the Existing Credit Agreement as set forth below.

NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the sufficiency and receipt of all of which is hereby acknowledged, the parties hereto hereby agree as follows:

SECTION 1. Definitions. Capitalized terms not otherwise defined in this Fifth Amendment have the same meanings as specified in the Existing Credit Agreement as amended by this Fifth Amendment as reflected in Annex A attached hereto (the “Amended Credit Agreement”).

SECTION 2. Amendments to Credit Agreement.

(a) Effective as of the Fifth Amendment Effective Date, and subject to the terms and conditions set forth herein, (i) the Existing Credit Agreement is hereby amended to incorporate the changes reflected in the redlined version of the Existing Credit Agreement attached hereto as Annex A, (ii) Schedule 2.01 (Commitments) to the Existing Credit Agreement is amended and restated in the form attached hereto as Annex D, (iii) Schedule 1.01D (Existing Letters of Credit) to the Existing Credit Agreement is amended and restated in the form attached hereto as Annex E; (iv) Schedule 7.01(b) (Existing Liens) to the Existing Credit Agreement is amended and restated in the form attached hereto as Annex F; (v) Schedule 7.02(f) (Existing Investments) to the Existing Credit Agreement is amended and restated in the form attached hereto as Annex G; and (vi) Schedule 7.03(b) (Existing Indebtedness) to the Existing Credit Agreement is amended and restated in the form attached hereto as Annex H.

(b) On the Fifth Amendment Effective Date, (x) the Borrower shall repay in cash any Revolving Credit Loans and Swing Line Loans outstanding under the Existing Revolving Credit Facility together with interest, fees and other amounts accrued in respect of the Existing Revolving Credit Facility through the Fifth Amendment Effective Date and (y) pursuant to Section 2.06 of the Existing Credit Agreement (provided, however, that the Required Lenders and the Administrative Agent hereby waive any advance notice requirements required pursuant to Sections 2.05(a) and 2.06 of the Existing Credit Agreement associated with any prepayment of Revolving Credit Loans and Swing Line Loans, and termination of the Revolving Credit Commitments, contemplated hereby), all then outstanding Revolving Credit Commitments under the Existing Revolving Credit Facility shall be terminated in full.

SECTION 3. Conditions of Effectiveness of this Fifth Amendment. This Fifth Amendment shall become effective on the first date (the “Fifth Amendment Effective Date”) when each of the conditions set forth in this Section 3 shall have been satisfied (which (x) in the case of clause (h)(i) below may be substantially concurrently with the issuance of the Senior Notes with proceeds thereof and (y) in the case of clause (h)(ii) below, may be substantially concurrently with the establishment of the New Revolving Credit Facility with proceeds thereof):

(a) Execution of Documents. Each of the Administrative Agent and the Left Lead New Facilities Arranger shall have received a copy of (i) this Fifth Amendment, duly executed and delivered by the Borrower, the Subsidiary Borrowers, the Lenders under the Credit Agreement constituting Required Lenders, the Term A-1 Lenders, the New Revolving Lenders, each L/C Issuer, the Swing Line Lender and the Administrative Agent and (ii) a Guarantor Consent and Reaffirmation, in the form attached hereto as Annex B, duly executed and delivered by each Guarantor (including each Subsidiary Borrower).

(b) Secretary’s Certificates; Good Standing Certificates. Each of the Administrative Agent and the Left Lead New Facilities Arranger shall have received (i) such certificates of resolutions or other action, incumbency certificates and/or other certificates of Responsible Officers of the Borrower and the Subsidiary Borrowers as the Administrative Agent or the Left Lead New Facilities Arranger may reasonably request evidencing the identity, authority and capacity of each Responsible Officer thereof authorized to act as a Responsible Officer in connection with this Fifth Amendment and the transactions contemplated hereby and (ii) good standing certificates (or equivalent documents) from the applicable Governmental Authority of the respective jurisdiction of organization of the Borrower and each Subsidiary Borrower dated as of a recent date prior to the Fifth Amendment Effective Date.

(c) Officer’s Certificate. Each of the Administrative Agent and the Left Lead New Facilities Arranger shall have received a certificate of a Responsible Officer of the Borrower, certifying that (i) the conditions precedent set forth in Sections 4.02(a) and (b) of the Amended Credit Agreement shall have been satisfied on and as of the Fifth Amendment Effective Date (it being understood that each reference to “the date of such Credit Extension” or similar language in Section 4.02 of the Amended Credit Agreement shall be deemed to refer to the Fifth Amendment Effective Date) and (ii) after giving effect to the Fifth Amendment, the Borrower is in compliance with each of the covenants set forth in Section 7.11 of the Amended Credit Agreement determined on a Pro Forma Basis as of the Fifth Amendment Effective Date and the last day of the most recent Test Period.

(d) Flood Certificates. Each of the Administrative Agent and the Left Lead New Facilities Arranger shall have received a completed “Life-of-Loan” Federal Emergency Management Agency standard flood hazard determination with respect to each Mortgaged Property (together with a notice about special flood hazard area status and flood disaster assistance duly executed by the Borrower and each Loan Party relating thereto, if required) and, if applicable, evidence of flood insurance in form and substance satisfactory to the Administrative Agent.

(e) Legal Opinion. Each of the Administrative Agent and the Left Lead New Facilities Arranger shall have received an opinion of Ropes & Gray LLP, counsel for the Loan Parties, addressed to the Administrative Agent, the New Facilities Arrangers and each Lender, in form and substance reasonably satisfactory to the Administrative Agent and the Left Lead New Facilities Arranger.

(f) Solvency Certificate. Each of the Administrative Agent and the Left Lead New Facilities Arranger shall have received a solvency certificate from the chief financial officer of Borrower in the form of Annex C hereto.

(g) Issuance of Senior Notes. The Borrower shall have (i) delivered to the Administrative Agent true and correct copies of the Senior Notes Indenture and (ii) received cash proceeds of up to $1,000,000,000 (calculated before underwriting discounts and commissions) from the issuance by the Borrower of a like principal amount of Senior Notes.

(h) Refinancing. The Borrower shall have (i) sufficient available cash (including from the proceeds of the Senior Notes and availability under the New Revolving Credit Facility to the extent such Senior Notes proceeds were used in lieu of Revolving Credit Loans for working capital and general corporate purposes) to redeem within 31 days after the date hereof all 2018 Notes not repurchased pursuant to the 2018 Tender Offer and (ii) repaid in cash any Revolving Credit Loans and Swing Line Loans outstanding under the Existing Revolving Credit Facility together with interest, fees and other amounts accrued in respect of the Existing Revolving Credit Facility through the Fifth Amendment Effective Date.

(i) Patriot Act. Each Term A-1 Lender and each New Revolving Lender shall have received at least three Business Days prior to the Fifth Amendment Effective Date all documentation and other information required by regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including without limitation the Act, to the extent requested by such Term A-1 Lender or New Revolving Lender in writing at least seven Business Days prior to the Fifth Amendment Effective Date.

(j) Fees and Expenses. The Borrower shall have paid (or cause to be paid) (i) to the Administrative Agent and the New Facilities Arrangers, all fees and expenses (including the reasonable fees and expenses of White & Case LLP) incurred by them in connection with the preparation, negotiation and execution of this Fifth Amendment, as applicable, or as otherwise required to be paid in connection with this Fifth Amendment, in the case of out of pockets fees and expenses to the extent invoiced at least one Business Day prior to the date hereof, (ii) to the Administrative Agent for the account of each Lender party hereto that is a Term Lender immediately prior to giving effect to this Fifth Amendment which has executed and delivered a counterpart of this Fifth Amendment as provided in clause (a) above prior to 5:00 p.m. on June 23, 2014, an amendment fee in an amount equal to 0.05% of the aggregate principal amount of Term Loans held by such Lender at such time and date and (iii) to the Administrative Agent, the Term A-1 Lenders and the New Revolving Lenders (which fees may be paid to the Administrative Agent for the account of the Term A-1 Lenders and the New Revolving Lenders) such additional fees as may be payable in accordance with the terms of that certain Engagement Letter, dated as of June 19, 2014, among the Borrower, the Administrative Agent, and the New Facilities Arrangers.

SECTION 4. Post-Closing Requirements Relating to the Mortgaged Properties. Within 90 days after the Fifth Amendment Effective Date (or such later date acceptable to the Administrative Agent in its sole discretion), the Borrower shall deliver to the Administrative Agent:

(a) evidence that mortgage amendments (the “Mortgage Amendments”) with respect to the Mortgaged Properties have been duly executed, acknowledged and delivered by a duly authorized officer of each party thereto on or before such date and are in form suitable for filing and recording in all filing or recording offices that the Administrative Agent may deem necessary or desirable;

(b) date-down endorsements to the title insurance policies with respect to the Mortgaged Properties; and

(c) evidence that all fees, costs and expenses have been paid in connection with the preparation, execution, filing and recordation of the Mortgage Amendments, including, without limitation, reasonable attorneys’ fees, filing and recording fees, title insurance company coordination fees, documentary stamp, mortgage and intangible taxes and title search charges and other charges incurred in connection with the recordation of the Mortgage Amendments and the other matters described in this Section 4 and as, and to the extent, otherwise required to be paid in connection therewith under Section 10.04 of the Amended Credit Agreement.

SECTION 5. Representations and Warranties. The Borrower and each Subsidiary Borrower represent and warrant as follows:

(a) The execution, delivery and performance by the Borrower and each Subsidiary Borrower of this Fifth Amendment are within the Borrower’s and each Subsidiary Borrower’s corporate or other powers, have been duly authorized by all necessary corporate or other organizational action, and do not and will not (i) contravene the terms of any of the Borrower’s or any Subsidiary Borrower’s Organization Documents; (ii) conflict with or result in any breach or contravention of, or the creation of any Lien under (other than as permitted by Section 7.01 of the Amended Credit Agreement), or require any payment to be made under (A) any Contractual Obligation to which the Borrower or any Subsidiary Borrower is a party or affecting the Borrower or any Subsidiary Borrower or the properties of the Borrower or any Subsidiary Borrower or any of the Borrower’s Restricted Subsidiaries or (B) any material order, injunction, writ or decree of any Governmental Authority or any arbitral award to which the Borrower or any Subsidiary Borrower or their property is subject; or (iii) violate any material Law; except with respect to any conflict, breach or contravention or payment (but not creation of Liens) referred to in clause (ii)(A), to the extent that such conflict, breach, contravention or payment could not reasonably be expected to have a Material Adverse Effect.

(b) This Fifth Amendment has been duly executed and delivered by the Borrower and each Subsidiary Borrower. This Fifth Amendment and each Loan Document after giving effect to the amendments pursuant to this Fifth Amendment, constitutes a legal, valid and binding obligation of the Borrower and each Subsidiary Borrower, enforceable against the Borrower and each Subsidiary Borrower in accordance with its terms, except as such enforceability may be limited by Debtor Relief Laws and by general principles of equity.

(c) No Default has occurred and is continuing or will occur as a result of the transactions contemplated by this Fifth Amendment.

(d) Each of the representations and warranties of the Borrower contained in Article V of the Existing Credit Agreement and each other Loan Document, immediately before and after giving effect to this Fifth Amendment and the matters and transactions contemplated hereby, is true and correct in all material respects on and as of the date hereof, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct in all material respects as of such earlier date; provided that any representation and warranty made on or as of the Closing Date that is qualified as to “Material Adverse Effect” shall be deemed to be qualified by a “Company Material Adverse Effect.”

SECTION 6. Reference to and Effect on the Existing Credit Agreement and the Loan Documents.

(a) On and after the effectiveness of this Fifth Amendment, each reference in the Existing Credit Agreement to “this Agreement”, “hereunder”, “hereof” or words of like import referring to the Existing Credit Agreement shall mean and be a reference to the Amended Credit Agreement.

(b) The Existing Credit Agreement, the Security Agreement, the Guarantee Agreement and each of the other Loan Documents, as specifically amended by this Fifth Amendment, are and shall continue to be in full force and effect and are hereby in all respects ratified and confirmed. Without limiting the generality of the foregoing, the Collateral Documents and all of the Collateral described therein do and shall continue to secure the payment of all Obligations of the Loan Parties under the Loan Documents (including Obligations under the Term A-1 Loan Facility and the New Revolving Credit Facility), in each case, as amended by this Fifth Amendment.

(c) The execution, delivery and effectiveness of this Fifth Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of any Lender or the Administrative Agent under any of the Loan Documents, nor constitute a modification, acceptance or waiver of any other provision of any of the Loan Documents. On and after the effectiveness of this Fifth Amendment, (i) all references to the “Credit Agreement” or words of like import referring to the Existing Credit Agreement in any other Loan Document, shall mean and be a reference to the Amended Credit Agreement and (ii) this Fifth Amendment shall for all purposes constitute a Loan Document.

SECTION 7. Costs and Expenses. The Borrower agrees to pay or reimburse the Administrative Agent and the New Facilities Arrangers for all reasonable costs and expenses of the Administrative Agent in connection with the preparation, execution, delivery and administration, modification and amendment of this Fifth Amendment to the extent required by, and in accordance with, Section 10.04 of the Amended Credit Agreement.

SECTION 8. Execution in Counterparts. This Fifth Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute but one and the same agreement. Delivery of an executed counterpart of a signature page to this Fifth Amendment by facsimile or other electronic transmission shall be effective as delivery of a manually executed counterpart of this Fifth Amendment.

SECTION 9. Governing Law. This Fifth Amendment shall be governed by, and construed in accordance with, the laws of the State of New York.

IN WITNESS WHEREOF, the parties hereto have caused this Fifth Amendment to be executed by their respective officers thereunto duly authorized, as of the date first above written.

WEST CORPORATION,
as Borrower

By:	/s/ Paul M. Mendlik
	Name:	Paul M. Mendlik
	Title:	Chief Financial Officer & Treasurer

[Signature page to West Corporation Amendment No. 5]

INTERCALL, INC.
INTRADO INC.
WEST NOTIFICATIONS, INC.
WEST INTERACTIVE CORPORATION, as Subsidiary Borrowers

By:	/s/ Paul M. Mendlik
	Name:	Paul M. Mendlik
	Title:	Chief Financial Officer & Treasurer

[Signature page to West Corporation Amendment No. 5]

WELLS FARGO BANK, NATIONAL ASSOCIATION,
as Administrative Agent, Swing Line Lender and L/C Issuer

By:	/s/ Mark B. Felker
	Name:	Mark B. Felker
	Title:	Managing Director

[Signature page to West Corporation Amendment No. 5]

DEUTSCHE BANK TRUST COMPANY AMERICAS,
as L/C Issuer

By:	/s/ Dusan Lazarov
	Name:	Dusan Lazarov
	Title:	Director

By:	/s/ Anca Trifan
	Name:	Anca Trifan
	Title:	Managing Director

[Signature page to West Corporation Amendment No. 5]

DEUTSCHE BANK AG NEW YORK BRANCH
as L/C Issuer

By:	/s/ Dusan Lazarov
	Name:	Dusan Lazarov
	Title:	Director

By:	/s/ Lisa Wong
	Name:	Lisa Wong
	Title:	Vice President

[Signature page to West Corporation Amendment No. 5]

NAME OF INSTITUTION:

Wells Fargo Bank, National Association as a [Term A-1 Lender] [and] [New Revolving Lender]

By:	/s/ Mark B. Felker
	Name:	Mark B. Felker
	Title:	Managing Director

[Signature page to West Corporation Amendment No. 5]

NAME OF INSTITUTION:

DEUTSCHE BANK AG, NEW YORK BRANCH as a Term A-1 Lender and New Revolving Lender

By:	/s/ Dusan Lazarov
	Name:	Dusan Lazarov
	Title:	Director

By:	/s/ Michael Winters
	Name:	Michael Winters
	Title:	Vice President

[Signature page to West Corporation Amendment No. 5]

NAME OF INSTITUTION:

Bank of America, N.A. as a Term A-1 Lender and New Revolving Lender

By:	/s/ Joseph Corah
	Name:	Joseph Corah
	Title:	Director

[Signature page to West Corporation Amendment No. 5]

BMO HARRIS BANK N.A.

as a Term A-1 Lender and New Revolving Lender

By:	/s/ Mark Piekos
	Name:	Mark Piekos
	Title:	Managing Director

[Signature page to West Corporation Amendment No. 5]

NAME OF INSTITUTION:

Morgan Stanley Bank N.A. as a Revolving Lender

By:	/s/ Michael King
	Name:	Michael King
	Title:	Authorized Signatory

[Signature page to West Corporation Amendment No. 5]

NAME OF INSTITUTION:

Morgan Stanley Senior Funding, Inc. as a Term A-1 Lender

By:	/s/ Sherrese Clarke
	Name:	Sherrese Clarke
	Title:	Vice President

[Signature page to West Corporation Amendment No. 5]

NAME OF INSTITUTION:

GOLDMAN SACHS LENDING PARTNERS LLC as a Term A-1 Lender and New Revolving Lender

By:	/s/ Mark Walton
	Name:	Mark Walton
	Title:	Authorized Signatory

[Signature page to West Corporation Amendment No. 5]

NAME OF INSTITUTION:

CITIBANK, N.A. as a Term A-1 Lender & New Revolving Lender

By:	/s/ Alvaro De Velasco
	Name:	Alvaro De Velasco
	Title:	Vice President

[Signature page to West Corporation Amendment No. 5]

Mizuho Bank., Ltd.

as a Term A-1 Lender and New Revolving Lender

By:	/s/ James Fayen
	Name:	James Fayen
	Title:	Deputy General Manager

[Signature page to West Corporation Amendment No. 5]

NAME OF INSTITUTION:

Citizens Bank, N.A. as a [Term A-1 Lender] [and] [New Revolving Lender]

By:	/s/ Cheryl J. Carangelo
	Name:	Carangelo, Cheryl J
	Title:	Director

[Signature page to West Corporation Amendment No. 5]

ANNEX A

REDLINE VERSION OF AMENDED AND RESTATED

CREDIT AGREEMENT AS AMENDED BY AMENDMENT NO. 5

(See attached.)

~~EXECUTION COPY~~ANNEX A to Amendment No. 5

dated July 1, 2014

AMENDED AND RESTATED CREDIT AGREEMENT

Dated as of October 5, 2010

among

WEST CORPORATION,

as Borrower,

THE LENDERS PARTY HERETO,

WELLS FARGO BANK, NATIONAL ASSOCIATION,

as Administrative Agent and Swing Line Lender,

DEUTSCHE BANK SECURITIES INC. and

BANK OF AMERICA, N.A.,

as Syndication Agents,

and

WELLS FARGO BANK, NATIONAL ASSOCIATION and

GENERAL ELECTRIC CAPITAL CORPORATION,

as Co-Documentation Agents

WELLS FARGO SECURITIES, LLC and

DEUTSCHE BANK SECURITIES INC.,

as Joint Lead Arrangers

and

WELLS FARGO SECURITIES, LLC and

DEUTSCHE BANK SECURITIES INC.,

as Joint Bookrunners

TABLE OF CONTENTS

Page

ARTICLE I

DEFINITIONS AND ACCOUNTING TERMS

SECTION 1.01.	Defined Terms	1
SECTION 1.02.	Other Interpretive Provisions	~~70~~79
SECTION 1.03.	Accounting Terms	~~71~~81
SECTION 1.04.	Rounding	~~72~~81
SECTION 1.05.	References to Agreements, Laws, Etc.	~~72~~81
SECTION 1.06.	Times of Day	~~72~~81
SECTION 1.07.	Timing of Payment of Performance	~~72~~81
SECTION 1.08.	Currency Equivalents Generally	~~72~~81
SECTION 1.09.	Change of Currency	~~73~~82

ARTICLE II

THE COMMITMENTS AND CREDIT EXTENSIONS

SECTION 2.01.	The Loans	~~73~~82
SECTION 2.02.	Borrowings, Conversions and Continuations of Loans	~~77~~86
SECTION 2.03.	Letters of Credit	~~78~~88
SECTION 2.04.	Swing Line Loans	~~87~~96
SECTION 2.05.	Prepayments	~~90~~99
SECTION 2.06.	Termination or Reduction of Commitments	~~98~~107
SECTION 2.07.	Repayment of Loans	~~99~~108
SECTION 2.08.	Interest	~~101~~110
SECTION 2.09.	Fees	~~101~~111
SECTION 2.10.	Computation of Interest and Fees	~~102~~112
SECTION 2.11.	Evidence of Indebtedness	~~102~~112
SECTION 2.12.	Payments Generally	~~103~~113
SECTION 2.13.	Sharing of Payments	~~105~~115
SECTION 2.14.	Incremental Credit Extensions	~~105~~115
SECTION 2.15.	The Administrative Borrower	~~108~~119
SECTION 2.16.	Special Provisions Relating to Term B-~~7 Loans, Term B-8 Loans, Term B-~~9 Loans and Term B-10 Loans	~~108~~119
SECTION 2.17.	Extension Offers	~~111~~122

ARTICLE III

TAXES, INCREASED COSTS PROTECTION AND ILLEGALITY

SECTION 3.01.	Taxes	~~115~~126

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Page

SECTION 3.02.	Illegality	~~118~~129
SECTION 3.03.	Inability to Determine Rates	~~118~~129
SECTION 3.04.	Increased Cost and Reduced Return; Capital Adequacy; Reserves on Eurocurrency Rate Loans	~~118~~130
SECTION 3.05.	Funding Losses	~~120~~131
SECTION 3.06.	Matters Applicable to All Requests for Compensation	~~120~~132
SECTION 3.07.	Replacement of Lenders under Certain Circumstances	~~121~~133
SECTION 3.08.	Survival	~~123~~134

ARTICLE IV

CONDITIONS PRECEDENT TO CREDIT EXTENSIONS

SECTION 4.01.	[Reserved]	~~123~~134
SECTION 4.02.	Conditions to All Credit Extensions	~~123~~134

ARTICLE V

REPRESENTATIONS AND WARRANTIES

SECTION 5.01.	Existence, Qualification and Power; Compliance with Laws	~~124~~135
SECTION 5.02.	Authorization; No Contravention	~~124~~135
SECTION 5.03.	Governmental Authorization; Other Consents	~~124~~136
SECTION 5.04.	Binding Effect	~~125~~136
SECTION 5.05.	Financial Statements; No Material Adverse Effect	~~125~~136
SECTION 5.06.	Litigation	~~126~~138
SECTION 5.07.	No Default	~~126~~138
SECTION 5.08.	Ownership of Property; Liens	~~126~~138
SECTION 5.09.	Environmental Compliance	~~127~~138
SECTION 5.10.	Taxes	~~128~~139
SECTION 5.11.	ERISA Compliance	~~128~~139
SECTION 5.12.	Subsidiaries; Equity Interests; Borrower Information	~~128~~140
SECTION 5.13.	Margin Regulations; Investment Company Act	~~129~~140
SECTION 5.14.	Disclosure	~~129~~140
SECTION 5.15.	Intellectual Property; Licenses, Etc.	~~129~~140
SECTION 5.16.	Solvency	~~129~~141
SECTION 5.17.	Labor Matters	~~129~~141
SECTION 5.18.	Subordination of Junior Financing	~~130~~141

ARTICLE VI

AFFIRMATIVE COVENANTS

SECTION 6.01.	Financial Statements	~~130~~141
SECTION 6.02.	Certificates; Other Information	~~131~~143

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Page

SECTION 6.03.	Notices	~~133~~144
SECTION 6.04.	Payment of Obligations	~~133~~145
SECTION 6.05.	Preservation of Existence, Etc.	~~134~~145
SECTION 6.06.	Maintenance of Properties	~~134~~145
SECTION 6.07.	Maintenance of Insurance	~~134~~145
SECTION 6.08.	Compliance with Laws	~~134~~145
SECTION 6.09.	Books and Records	~~134~~145
SECTION 6.10.	Inspection Rights	~~134~~146
SECTION 6.11.	Covenant to Guarantee Obligations and Give Security	~~135~~146
SECTION 6.12.	Compliance with Environmental Laws	~~137~~148
SECTION 6.13.	Further Assurances and Post-Closing Conditions	~~137~~148
SECTION 6.14.	Senior Debt	~~138~~149
SECTION 6.15.	Designation of Subsidiaries	~~138~~150

ARTICLE VII

NEGATIVE COVENANTS

SECTION 7.01.	Liens	~~139~~150
SECTION 7.02.	Investments	~~143~~154
SECTION 7.03.	Indebtedness	~~147~~158
SECTION 7.04.	Fundamental Changes	~~151~~163
SECTION 7.05.	Dispositions	~~153~~165
SECTION 7.06.	Restricted Payments	~~155~~167
SECTION 7.07.	Change in Nature of Business	~~158~~170
SECTION 7.08.	Transactions with Affiliates	~~158~~170
SECTION 7.09.	Burdensome Agreements	~~159~~171
SECTION 7.10.	Use of Proceeds	~~160~~172
SECTION 7.11.	Financial Covenants	~~161~~173
SECTION 7.12.	Accounting Changes	~~161~~173
SECTION 7.13.	Prepayments, Etc. of Indebtedness	~~161~~173
SECTION 7.14.	Equity Interests of the Borrower and Restricted Subsidiaries	~~162~~174
SECTION 7.15.	Capital Expenditures	~~163~~175
SECTION 7.16.	Holdings	~~163~~175

ARTICLE VIII

EVENTS OF DEFAULT AND REMEDIES

SECTION 8.01.	Events of Default	~~164~~176
SECTION 8.02.	Remedies Upon Event of Default	~~167~~179
SECTION 8.03.	Exclusion of Immaterial Subsidiaries	~~167~~179
SECTION 8.04.	Application of Funds	~~167~~179
SECTION 8.05.	Borrower’s Right to Cure	~~168~~180

-iii-

Page

ARTICLE IX

ADMINISTRATIVE AGENT AND OTHER AGENTS

SECTION 9.01.	Appointment and Authorization of Agents	~~169~~181
SECTION 9.02.	Delegation of Duties	~~170~~182
SECTION 9.03.	Liability of Agents	~~170~~182
SECTION 9.04.	Reliance by Agents	~~171~~183
SECTION 9.05.	Notice of Default	~~171~~183
SECTION 9.06.	Credit Decision; Disclosure of Information by Agents	~~172~~183
SECTION 9.07.	Indemnification of Agents	~~172~~184
SECTION 9.08.	Agents in Their Individual Capacities	~~173~~185
SECTION 9.09.	Successor Agents	~~173~~185
SECTION 9.10.	Administrative Agent May File Proofs of Claim	~~174~~186
SECTION 9.11.	Collateral and Guaranty Matters	~~175~~186
SECTION 9.12.	Other Agents; Arrangers; Bookrunners and Managers	~~176~~188
SECTION 9.13.	Appointment of Supplemental Administrative Agents	~~176~~188
SECTION 9.14.	Removal of Agent that is a Defaulting Lender	~~177~~189

ARTICLE X

MISCELLANEOUS

SECTION 10.01.	Amendments, Etc.	~~177~~189
SECTION 10.02.	Notices and Other Communications; Facsimile Copies	~~179~~191
SECTION 10.03.	No Waiver; Cumulative Remedies	~~180~~192
SECTION 10.04.	Attorney Costs, Expenses and Taxes	~~180~~192
SECTION 10.05.	Indemnification by the Borrower	~~181~~193
SECTION 10.06.	Payments Set Aside	~~182~~194
SECTION 10.07.	Successors and Assigns	~~182~~194
SECTION 10.08.	Confidentiality	~~187~~198
SECTION 10.09.	Setoff	~~187~~199
SECTION 10.10.	Interest Rate Limitation	~~188~~200
SECTION 10.11.	Counterparts	~~188~~200
SECTION 10.12.	Integration	~~188~~200
SECTION 10.13.	Survival of Representations and Warranties	~~188~~200
SECTION 10.14.	Severability	~~189~~200
SECTION 10.15.	Tax Forms	~~189~~201
SECTION 10.16.	GOVERNING LAW	~~191~~203
SECTION 10.17.	WAIVER OF RIGHT TO TRIAL BY JURY	~~191~~203
SECTION 10.18.	Binding Effect	~~192~~204
SECTION 10.19.	Judgment Currency	~~192~~204
SECTION 10.20.	Lender Action	~~192~~204
SECTION 10.21.	USA PATRIOT Act	~~193~~205

-iv-

		Page

SECTION 10.22.	Effectiveness of the Merger; Assignment and Delegation to and Assumption by West	~~193~~205
SECTION 10.23.	Delivery of ~~Lender Addenda 193~~Fifth Amendment	205
SECTION 10.24.	Subject to Intercreditor Agreement	~~193~~205
SECTION 10.25.	Conversions	205

SECTION 10.26.	Absence of Fiduciary Duties	205

-v-

1.	SCHEDULES

I	Guarantors
1.01A	Certain Security Interests and Guarantees
1.01B	Unrestricted Subsidiaries
1.01C	Excluded Subsidiaries
1.01D	Existing Letters of Credit
1.01E	Foreign Subsidiaries
1.01F	Excluded Receivables Management Subsidiaries
1.01G	Subsidiary Borrowers
2.01	Commitments
5.05	Certain Liabilities
5.09	Environmental Matters
5.10	Taxes
5.11	ERISA Compliance
5.12(a)	Subsidiaries and Other Equity Investments
5.12(b)	Borrower Information
7.01(b)	Existing Liens
7.02(f)	Existing Investments
7.03(b)	Existing Indebtedness
7.05(l)	Dispositions
7.08	Transactions with Affiliates
7.09	Existing Restrictions
10.02	Administrative Agent’s Office, Certain Addresses for Notices

2.	EXHIBITS

Form of

A	Committed Loan Notice
B	Swing Line Loan Notice
C-1	Term Note
C-2	Revolving Credit Note
D	Compliance Certificate
E	Assignment and Assumption
F	Guarantee Agreement
G	Security Agreement
H	Opinion Matters Counsel to Loan Parties
I	Intellectual Property Security Agreement
J	Prepayment Option Notice
K	~~Lender Addendum~~[Reserved]
L	Mortgage

-vi-

AMENDED AND RESTATED CREDIT AGREEMENT

This AMENDED AND RESTATED CREDIT AGREEMENT (as further amended, amended and restated, supplemented and/or modified from time to time, this “Agreement”) is entered into as of October 5, 2010, among WEST CORPORATION, a Delaware corporation (the “Borrower” or “West”), each lender from time to time party hereto (collectively, the “Lenders” and individually, a “Lender”), WELLS FARGO BANK, NATIONAL ASSOCIATION, as Administrative Agent and Swing Line Lender, DEUTSCHE BANK SECURITIES INC. and BANK OF AMERICA, N.A., as Syndication Agents, and WELLS FARGO BANK, NATIONAL ASSOCIATION and GENERAL ELECTRIC CAPITAL CORPORATION, as Co-Documentation Agents, and amends and restates in its entirety that certain Credit Agreement, dated as of October 24, 2006 (as amended through the date hereof prior to giving effect to this Agreement, the “Original Credit Agreement”), by and among Borrower, the Guarantors party thereto, the Lenders party thereto from time to time and the Administrative Agent.

DEFINITIONS AND ACCOUNTING TERMS

Defined Terms. As used in this Agreement, the following terms shall have the meanings set forth below:

“2018 Notes” means $500,000,000 in aggregate principal amount of senior notes issued by the Borrower due 2018 and any exchange notes issued in respect thereof on substantially the same terms.

“2018 Notes Indenture” means the indenture for the 2018 Notes, dated as of October 5, 2010, together with any other agreement documenting the 2018 Notes.

“2018 Tender Offer” means the tender offer and consent solicitation launched on June 17, 2014 in respect of the 2018 Notes.

“2019 Notes” means $650,000,000 in aggregate principal amount of senior notes issued by the Borrower due 2019 and any exchange notes issued in respect thereof on substantially the same terms.

“2019 Notes Indenture” means the indenture for the 2019 Notes, dated as of November 24, 2010, together with any other agreement documenting the 2019 Notes.

“2019 Tender Offer” means the tender offer launched on June 17, 2014 in respect of the 2019 Notes.

““A” Term Loan” means any term loan that is not a “B” Term Loan.

“Acquired EBITDA” means, with respect to any Acquired Entity or Business for any period, the amount for such period of Consolidated EBITDA of such Acquired Entity or Business (determined as if references to the Borrower and the Restricted Subsidiaries in the definition of Consolidated EBITDA were references to such Acquired Entity or Business and its Subsidiaries), all as determined on a consolidated basis for such Acquired Entity or Business.

“Acquired Entity or Business” has the meaning set forth in the definition of the term “Consolidated EBITDA.”

“Act” has the meaning set forth in Section 10.21.

“Additional Lender” has the meaning set forth in Section 2.14(c).

“Additional Senior Secured Notes” means senior secured Indebtedness (which Indebtedness may have the same lien priority as or junior lien priority to the Obligations) to be issued by the Borrower at any time and from time to time after the Fifth Amendment ~~No. 5~~ Effective Date and any exchange notes issued in respect thereof on substantially the same terms; provided that (i) such Indebtedness otherwise complies with the requirements of clauses (b) through (g) of the definition of Permitted Unsecured Indebtedness; (ii) such Additional Senior Secured Notes shall be subject to an Additional Senior Secured Notes Intercreditor Agreement; and (iii) Net Cash Proceeds from the Additional Senior Secured Notes shall be applied in accordance with Section 2.05(b)(iii) ~~or used to finance the prepayment, redemption, purchase, defeasance or other payment of Senior Subordinated Notes pursuant to, and in accordance with the requirements of, Section 7.13(a)(vii)~~. The Additional Senior Secured Notes shall be secured by the Collateral by amending or modifying the Collateral Documents (which amendments or modifications may include collateral trust arrangements pursuant to which a collateral trustee replaces or is appointed by the Administrative Agent) pursuant to amendments or modifications reasonably acceptable to the Administrative Agent.

“Additional Senior Secured Notes Documentation” means the Additional Senior Secured Notes, and all documents executed and delivered with respect to the Additional Senior Secured Notes.

“Additional Senior Secured Notes Intercreditor Agreement” means any Pari Passu Intercreditor Agreement and any Junior Priority Intercreditor Agreement.”

~~“Additional Term B-7 Commitment” means, as to the Designated Lender, its obligation to make Additional Term B-7 Loans on the Third Amendment Effective Date to the Borrower and the applicable Subsidiary Borrowers pursuant to Section 2.01(a)(v)(C) in an aggregate principal amount not to exceed the amount set forth opposite the Designated Lender’s name on Annex E of the Third Amendment under the caption “Additional Term B-7 Commitment”, as such amount may be adjusted from time to time in accordance with this Agreement. The aggregate Additional Term B-7 Commitments on the Third Amendment Effective Date (immediately prior to giving effect to the termination thereof on such date pursuant to Section 2.06(b)) is $248,941,223.62.~~

~~“Additional Term B-7 Loans” has the meaning specified in Section 2.01(a)(v)(C).~~

~~“Additional Term B-8 Commitment” means, as to the Designated Lender, its obligation to make Additional Term B-8 Loans on the Third Amendment Effective Date to the Borrower and the applicable Subsidiary Borrowers pursuant to Section 2.01(a)(vi)(D) in an aggregate principal amount not to exceed the amount set forth opposite the Designated Lender’s name on Annex E of the Third Amendment under the caption “Additional Term B-8 Commitment”, as such amount may be adjusted from time to time in accordance with this Agreement. The aggregate Additional Term B-8 Commitments on the Third Amendment Effective Date (immediately prior to giving effect to the termination thereof on such date pursuant to Section 2.06(b)) is $567,737,059.54.~~

~~“Additional Term B-8 Loans” has the meaning specified in Section 2.01(a)(vi)(D).~~

“Additional Term B-9 Commitment” means, as to the Designated Lender, its obligation to make Additional Term B-9 Loans on the Fourth Amendment Effective Date to the Borrower and the applicable Subsidiary Borrowers pursuant to Section 2.01(a)(~~vii~~iii)(B) in an aggregate principal amount not to exceed the amount set forth opposite the Designated Lender’s name on Annex D of the Fourth Amendment under the caption “Additional Term B-9 Commitment”, as such amount may be adjusted from time to time in accordance with this Agreement. The aggregate Additional Term B-9 Commitments on the Fourth Amendment Effective Date (immediately prior to giving effect to the termination thereof on such date pursuant to Section 2.06(b)) is $22,286,326.74.

“Additional Term B-9 Loans” has the meaning specified in Section 2.01(a)(~~vii~~iii)(B).

“Additional Term B-10 Commitment” means, as to the Designated Lender, its obligation to make Additional Term B-10 Loans on the Fourth Amendment Effective Date to the Borrower and the applicable Subsidiary Borrowers pursuant to Section 2.01(a)(~~viii~~iv)(C) in an aggregate principal amount not to exceed the amount set forth opposite the Designated Lender’s name on Annex D of the Fourth Amendment under the caption “Additional Term B-10 Commitment”, as such amount may be adjusted from time to time in accordance with this Agreement. The aggregate Additional Term B-10 Commitments on the Fourth Amendment Effective Date (immediately prior to giving effect to the termination thereof on such date pursuant to Section 2.06(b)) is $96,260,671.47.

“Additional Term B-10 Loans” has the meaning specified in Section 2.01(a)(~~viii~~iv)(C).

“Administrative Agent” means Wells Fargo, in its capacity as administrative agent under any of the Loan Documents, or any successor administrative agent.

“Administrative Agent’s Office” means the Administrative Agent’s address as set forth on Schedule 10.02, or such other address as the Administrative Agent may from time to time notify the Borrower and the Lenders.

“Administrative Questionnaire” means an Administrative Questionnaire in a form supplied by the Administrative Agent.

“Affiliate” means, with respect to any Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified. “Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto.

“Agent-Related Persons” means the Agents, together with their respective Affiliates, and the officers, directors, employees, agents and attorneys-in-fact of such Persons and Affiliates.

“Agents” means, collectively, the Administrative Agent, the Syndication Agents, the Co-Documentation Agents and the Supplemental Administrative Agents (if any).

“Aggregate Commitments” means the Commitments of all the Lenders.

“Aggregate Credit Exposures” means, at any time, the sum of (a) the unused portion of each Revolving Credit Commitment then in effect, (b) the unused portion of each Term Commitment then in effect and (c) the Total Outstandings at such time.

“Agreement” means this Amended and Restated Credit Agreement.

“Agreement Currency” has the meaning specified in Section 10.19.

“~~Amendment No. 1” means Amendment No. 1 to the Original Credit Agreement, dated as of February 14, 2007, among the Borrower, the Subsidiary Borrowers and the Administrative Agent.~~Applicable Indebtedness” has the meaning set forth in the definition of “Weighted Average Life to Maturity.”

~~“Amendment No. 1 Effective Date” means February 14, 2007.~~

~~“Amendment No. 2” means Amendment No. 2 to the Original Credit Agreement, dated as of May 11, 2007, among the Borrower, Omnium Worldwide, Inc., and the Administrative Agent.~~

~~“Amendment No. 2 Effective Date” means May 11, 2007.~~

~~“Amendment No. 5” means Amendment No. 5 to the Original Credit Agreement, dated as of August 24, 2009, among the Borrower, the Subsidiary Borrowers and the Administrative Agent.~~

~~“Amendment No. 5 Effective Date” means August 24, 2009.~~

“Applicable Rate” means a percentage per annum equal to:

(a) with respect to Term B-~~2 Loans, the following percentages per annum based on the Borrower’s Corporate Family Rating from Moody’s and Issuer Credit Rating from S&P as set forth below:~~9 Loans, (i) maintained as Base Rate Loans, 1.00% and (ii) maintained as Eurocurrency Rate Loans, 2.00%.

~~Applicable Rate~~
~~Pricing Level~~	~~Rating~~	~~Eurocurrency Rate~~		~~Base Rate~~
~~1~~	~~B1 or higher by Moody’s and B+ or higher by S&P~~	~~2.125~~	~~%~~	~~1.125~~	~~%~~
~~2~~	~~Less than Pricing Level 1 but at least B2 by Moody’s and B by S&P~~	~~2.375~~	~~%~~	~~1.375~~	~~%~~
~~3~~	~~B3 or lower by Moody’s or B- or lower by S&P~~	~~2.75~~	~~%~~	~~1.75~~	~~%~~

~~Changes in the Applicable Rate for Term B-2 Loans resulting from changes in ratings by Moody’s or S&P shall become effective on the Business Day following the public announcement of such new rating. If one or more of such rating agencies shall not have in effect a Corporate Family Rating or an Issuer Credit Rating, as applicable (other than by reason of the circumstances referred to in the following sentence), then the rating assigned by the other rating agency shall be used to establish the Applicable Rate for the Term B-2 Loans. If the rating system of Moody’s or S&P shall change, or if either rating agency shall cease to be in the business of providing corporate ratings, the Borrower and the Administrative Agent shall negotiate in good faith to amend this definition to reflect such changed rating system or the unavailability of ratings from such rating agency and, pending the effectiveness of any such amendment, the rating of such rating agency shall be determined by reference to the rating most recently in effect prior to such change or cessation. At the option of the Administrative Agent or the Required Lenders, the highest Pricing Level shall apply as of the first Business Day after an Event of Default under Section 8.01(a) shall have occurred and be continuing, and shall continue to so apply to but excluding the date on which such Event of Default is cured or waived (and thereafter the Pricing Level otherwise determined in accordance with this definition shall apply).~~

(b) with respect to Term B-~~4 Loans, the following percentages per annum based on the Borrower’s Corporate Family Rating from Moody’s and Issuer Credit Rating from S&P as set forth below:~~

~~Applicable Rate~~
~~Pricing Level~~	~~Rating~~	~~Eurocurrency Rate~~		~~Base Rate~~
~~1~~	~~B1 or higher by Moody’s and B+ or higher by S&P~~	~~4.000~~	~~%~~	~~3.000~~	~~%~~
~~2~~	~~Less than Pricing Level 1 but at least B2 by Moody’s and B by S&P~~	~~4.250~~	~~%~~	~~3.250~~	~~%~~
~~3~~	~~B3 or lower by Moody’s or B- or lower by S&P~~	~~4.625~~	~~%~~	~~3.625~~	~~%~~

~~Changes in the Applicable Rate for Term B-4 Loans resulting from changes in ratings by Moody’s or S&P shall become effective on the Business Day following the public announcement of such new rating. If one or more of such rating agencies shall not have in effect a Corporate Family Rating or an Issuer Credit Rating, as applicable (other than by reason of the circumstances referred to in the following sentence), then the rating assigned by the other rating agency shall be used to establish the Applicable Rate for the Term B-4 Loans. If the rating system of Moody’s or S&P shall change, or if either rating agency shall cease to be in the business of providing corporate ratings, the Borrower and the Administrative Agent shall negotiate in good faith to amend this definition to reflect such changed rating system or the unavailability of ratings from such rating agency and, pending the effectiveness of any such amendment, the rating of such rating agency shall be determined by reference to the rating most recently in effect prior to such change or cessation. At the option of the Administrative Agent or the Required Lenders, the highest Pricing Level shall apply as of the first Business Day after an Event of Default under Section 8.01(a) shall have occurred and be continuing, and shall continue to so apply to but excluding the date on which such Event of Default is cured or waived (and thereafter the Pricing Level otherwise determined in accordance with this definition shall apply).~~

~~(c) with respect to Term B-5 Loans, the following percentages per annum based on the Borrower’s Corporate Family Rating from Moody’s and Issuer Credit Rating from S&P as set forth below:~~

~~Applicable Rate~~
~~Pricing Level~~	~~Rating~~	~~Eurocurrency Rate~~		~~Base Rate~~
~~1~~	~~B1 or higher by Moody’s and B+ or higher by S&P~~	~~4.000~~	~~%~~	~~3.000~~	~~%~~
~~2~~	~~Less than Pricing Level 1 but at least B2 by Moody’s and B by S&P~~	~~4.250~~	~~%~~	~~3.250~~	~~%~~
~~3~~	~~B3 or lower by Moody’s or B- or lower by S&P~~	~~4.625~~	~~%~~	~~3.625~~	~~%~~

~~Changes in the Applicable Rate for Term B-5 Loans resulting from changes in ratings by Moody’s or S&P shall become effective on the Business Day following the public announcement of such new rating. If one or more of such rating agencies shall not have in effect a Corporate Family Rating or an Issuer Credit Rating, as applicable (other than by reason of the circumstances referred to in the following sentence), then the rating assigned by the other rating agency shall be used to establish the Applicable Rate for the Term B-5 Loans. If the rating system of Moody’s or S&P shall change, or if either rating agency shall cease to be in the business of providing corporate ratings, the Borrower and the Administrative Agent shall negotiate in good faith to amend this definition to reflect such changed rating system or the unavailability of ratings from such rating agency and, pending the effectiveness of any such amendment, the rating of such rating agency shall be determined by reference to the rating most recently in effect prior to such change or cessation. At the option of the Administrative Agent or the Required Lenders, the highest Pricing Level shall apply as of the first Business Day after an Event of Default under Section 8.01(a) shall have occurred and be continuing, and shall continue to so apply to but excluding the date on which such Event of Default is cured or waived (and thereafter the Pricing Level otherwise determined in accordance with this definition shall apply).~~

~~(d) with respect to Term B-6 Loans (i) maintained as Base Rate Loans, 3.50% and (ii) maintained as Eurocurrency Rate Loans, 4.50%.~~

~~(e) (i) any time prior to a Qualifying IPO, with respect to Term B-7 Loans, (i) maintained as Base Rate Loans, 1.75% and (ii) maintained as Eurocurrency Rate Loans, 2.75%; and~~

~~(ii) at any time from and after the consummation of a Qualifying IPO, with respect to Term B-7 Loans, the following percentages per annum, based upon the Total Leverage Ratio as set forth in the most recent Compliance Certificate received by the Administrative Agent pursuant to Section 6.02(b):~~10 Loans, (i) maintained as Base Rate Loans, 1.50% and (ii) maintained as Eurocurrency Rate Loans, 2.50%.

(c) with respect to Term A-1 Loans and unused Term A-1 Loan Commitments, the following percentages per annum, based upon the Total Leverage Ratio as set forth in the most recent Compliance Certificate received by the Administrative Agent pursuant to Section 6.02(b):

~~Applicable Rate~~	Applicable Rate
Pricing Level	Total Leverage Ratio	Eurocurrency Rate	Base Rate	Commitment Fees
1	~~Less than or equal to 4.75~~> 4.50:1	~~2.250~~2.25%	~~1.250~~1.25%	0.375%
2	~~Greater than 4.75~~≤ 4.50:1 but > 3.75:1	~~2.750~~2.00%	~~1.750~~1.00%	0.375%
3	≤ 3.75:1 but > 3.00:1	1.75%	0.75%	0.375%
4	≤ 3.00:1	1.50%	0.50%	0.375%

Any increase or decrease in the Applicable Rate resulting from a change in the Total Leverage Ratio shall become effective as of the first Business Day immediately following the date a Compliance Certificate is delivered pursuant to Section 6.02(b); provided that the highest Pricing Level shall apply (x) until the delivery of the Borrower’s financial statements (and related Compliance Certificate) in respect of the fiscal quarter ending September 30, 2014, (y) at the option of the Administrative Agent or the Required Lenders, ~~the highest Pricing Level shall apply (x)~~ as of the first Business Day after the date on which a Compliance Certificate was required to have been delivered but was not delivered, and shall continue to so apply to and including the date on which such Compliance Certificate is so delivered (and thereafter the Pricing Level otherwise determined in accordance with this definition shall apply) and (~~y)~~z) at the option of the Administrative Agent or the Required Lenders, as of the first Business Day after an Event of Default under Section 8.01(a) shall have occurred and be continuing, and shall continue to so apply to but excluding the date on which such Event of Default is cured or waived (and thereafter the Pricing Level otherwise determined in accordance with this definition shall apply).

(~~f) (i) any time prior to a Qualifying IPO, with respect to Term B-8 Loans, (i) maintained as Base Rate Loans, 2.25% and (ii) maintained as Eurocurrency Rate Loans, 3.25%; and~~d) with respect to Revolving Credit Loans, unused Revolving Credit Commitments and Letter of Credit fees, the following percentages per annum, based upon the Total Leverage Ratio as set forth in the most recent Compliance Certificate received by the Administrative Agent pursuant to Section 6.02(b):

~~(ii) at any time from and after the consummation of a Qualifying IPO, with respect to Term B-8 Loans, the following percentages per annum, based upon the Total Leverage Ratio as set forth in the most recent Compliance Certificate received by the Administrative Agent pursuant to Section 6.02(b):~~

~~Applicable Rate~~
~~Pricing Level~~	~~Total Leverage Ratio~~	~~Eurocurrency Rate~~		~~Base Rate~~
~~1~~	~~Less than or equal to 4.75:1~~	~~2.750~~	~~%~~	~~1.750~~	~~%~~
~~2~~	~~Greater than 4.75:1~~	~~3.250~~	~~%~~	~~2.250~~	~~%~~

~~Any increase or decrease in the Applicable Rate resulting from a change in the Total Leverage Ratio shall become effective as of the first Business Day immediately following the date a Compliance Certificate is delivered pursuant to Section 6.02(b); provided that at the option of the Administrative Agent or the Required Lenders, the highest Pricing Level shall apply (x) as of the first Business Day after the date on which a Compliance Certificate was required to have been delivered but was not delivered, and shall continue to so apply to and including the date on which such Compliance Certificate is so delivered (and thereafter the Pricing Level otherwise determined in accordance with this definition shall apply) and (y) as of the first Business Day after an Event of Default under Section 8.01(a) shall have occurred and be continuing, and shall continue to so apply to but excluding the date on which such Event of Default is cured or waived (and thereafter the Pricing Level otherwise determined in accordance with this definition shall apply).~~

~~(g) with respect to Term B-9 Loans, (i) maintained as Base Rate Loans, 1.00% and (ii) maintained as Eurocurrency Rate Loans, 2.00%.~~

~~(h) with respect to Term B-10 Loans, (i) maintained as Base Rate Loans, 1.50% and (ii) maintained as Eurocurrency Rate Loans, 2.50%.~~

~~(i) with respect to Original Maturity Revolving Credit Loans, unused Original Maturity Revolving Credit Commitments and Letter of Credit fees, the following percentages per annum, based upon the Total Leverage Ratio as set forth in the most recent Compliance Certificate received by the Administrative Agent pursuant to Section 6.02(b):~~

~~Applicable Rate~~
~~Pricing Level~~	~~Total Leverage Ratio~~	~~Eurocurrency Rate and Letter of Credit Fees~~		~~Base Rate~~		~~Commitment Fees~~
~~1~~	~~< 5.0:1~~	~~1.75~~	~~%~~	~~0.75~~	~~%~~	~~0.375~~	~~%~~
~~2~~	~~≥ 5.0:1 but < 5.5:1~~	~~2.00~~	~~%~~	~~1.00~~	~~%~~	~~0.50~~	~~%~~
~~3~~	~~≥ 5.5:1 but < 6.0:1~~	~~2.25~~	~~%~~	~~1.25~~	~~%~~	~~0.50~~	~~%~~
4	~~≥ 6.0:1~~	~~2.50~~	~~%~~	~~1.50~~	~~%~~	~~0.50~~	~~%~~

~~Any increase or decrease in the Applicable Rate resulting from a change in the Total Leverage Ratio shall become effective as of the first Business Day immediately following the date a Compliance Certificate is delivered pursuant to Section 6.02(b); provided that at the option of the Administrative Agent or the Required Lenders, the highest Pricing Level shall apply (x) as of the first Business Day after the date on which a Compliance Certificate was required to have been delivered but was not delivered, and shall continue~~

~~to so apply to and including the date on which such Compliance Certificate is so delivered (and thereafter the Pricing Level otherwise determined in accordance with this definition shall apply) and (y) as of the first Business Day after an Event of Default under Section 8.01(a) shall have occurred and be continuing, and shall continue to so apply to but excluding the date on which such Event of Default is cured or waived (and thereafter the Pricing Level otherwise determined in accordance with this definition shall apply).~~

~~(i) with respect to Extended Maturity Revolving Credit Loans, unused Extended Maturity Revolving Credit Commitments and Letter of Credit fees, the following percentages per annum, based upon the Total Leverage Ratio as set forth in the most recent Compliance Certificate received by the Administrative Agent pursuant to Section 6.02(b):~~

Applicable Rate
Pricing Level	Total Leverage Ratio	Eurocurrency Rate and Letter of Credit Fees	Base Rate	Commitment Fees
1	~~< 5.0~~> 4.50:1	~~2.75~~2.25%	~~1.75~~1.25%	0.375%
2	~~≥ 5.0~~≤ 4.50:1 but ~~< 5.5~~> 3.75:1	~~3.00~~2.00%	~~2.00~~1.00%	~~0.50~~0.350%
3	~~≥ 5.5~~≤ 3.75:1 but ~~< 6.0~~> 3.00:1	~~3.25~~1.75%	~~2.25~~0.75%	~~0.50~~0.300%
4	~~≥ 6.0~~≤ 3.00:1	~~3.50~~1.50%	~~2.50~~0.50%	~~0.50~~0.250%

Any increase or decrease in the Applicable Rate resulting from a change in the Total Leverage Ratio shall become effective as of the first Business Day immediately following the date a Compliance Certificate is delivered pursuant to Section 6.02(b); provided that the highest Pricing Level shall apply (x) until the delivery of the Borrower’s financial statements (and related Compliance Certificate) in respect of the fiscal quarter ending September 30, 2014, (y) at the option of the Administrative Agent or the Required Lenders, ~~the highest Pricing Level shall apply (x)~~ as of the first Business Day after the date on which a Compliance Certificate was required to have been delivered but was not delivered, and shall continue to so apply to and including the date on which such Compliance Certificate is so delivered (and thereafter the Pricing Level otherwise determined in accordance with this definition shall apply) and (~~y)~~z) at the option of the Administrative Agent or the Required Lenders, as of the first Business Day after an Event of Default under Section 8.01(a) shall have occurred and be continuing, and shall continue to so apply to but excluding the date on which such Event of Default is cured or waived (and thereafter the Pricing Level otherwise determined in accordance with this definition shall apply).

“Appropriate Lender” means, at any time, (a) with respect to Loans of any Class, the Lenders of such Class, (b) with respect to Letters of Credit, (i) the relevant L/C Issuers and (ii) with respect to any Letters of Credit issued pursuant to Section 2.03(a), the Revolving Credit Lenders and (c) with respect to the Swing Line Facility, (i) the Swing Line Lender and (ii) if any Swing Line Loans are outstanding pursuant to Section 2.04(a), the Revolving Credit Lenders.

“Approved Bank” has the meaning specified in clause (c) of the definition of “Cash Equivalents.”

“Approved Fund” means any Fund that is administered, advised or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers, advises or manages a Lender.

“Arrangers” means Wells Fargo Securities, LLC and Deutsche Bank Securities Inc., each in its capacity as a Joint Lead Arranger (or, (i~~) with respect to the Third Amendment and the Term B-7 Loans and Term B-8 Loans, Deutsche Bank Securities Inc., Wells Fargo Securities, LLC, Goldman Sachs Lending Partners LLC and Morgan Stanley Senior Funding, Inc., each in its capacity as a Joint Lead Arranger and Bookrunner, and (ii~~) with respect to the Fourth Amendment and the Term B-9 Loans and Term B-10 Loans, Wells Fargo Securities, LLC and Deutsche Bank Securities Inc., each in its capacity as a Joint Lead Arranger and Bookrunner and (ii) with respect to the Fifth Amendment and the Term A-1 Facility and Revolving Credit Facility, Wells Fargo Securities, LLC, Deutsche Bank Securities Inc., Bank of Montreal, Chicago Branch, Citibank, N.A., Goldman Sachs Bank USA, Merrill Lynch, Pierce, Fenner & Smith Incorporated and Morgan Stanley Senior Funding, Inc., each in its capacity as a Joint Lead Arranger and Bookrunner).

“Assignees” has the meaning specified in Section 10.07(b).

“Assignment and Assumption” means an Assignment and Assumption substantially in the form of Exhibit E.

“Attorney Costs” means and includes all reasonable fees, expenses and disbursements of any law firm or other external legal counsel.

“Attributable Indebtedness” means, on any date, in respect of any Capitalized Lease of any Person, the capitalized amount thereof that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP.

“Audited Financial Statements” means the audited consolidated balance sheets of West and its Subsidiaries as of December 31, 2005, and the related audited consolidated statements of income, stockholders’ equity and cash flows for West and its Subsidiaries for such date.

“Auto-Renewal Letter of Credit” has the meaning specified in Section 2.03(b)(iii).

““B” Term Loan” means a term loan that provides for annual amortization of not greater than 1% of the original principal amount of such term loan on the date of incurrence thereof.

“Base Rate” means for any day a fluctuating rate per annum equal to the highest of (a) the Federal Funds Rate plus 1/2 of 1%, (b) the Prime Rate~~, (c) with respect to Term B-4 Loans, Term B-5 Loans and Term B-6 Loans only, 2.25% per annum, (d) with respect to Term B-7 Loans and Term B-8 Loans only, 2.00% per annum and (e~~ and (c) with respect to Term B-9 Loans and Term B-10 Loans only, 1.75% per annum.

“Base Rate Loan” means a Loan that bears interest based on the Base Rate.

“Bookrunners” means Lehman Brothers Inc., Deutsche Bank Securities Inc. and Banc of America Securities LLC, each in its capacity as a Joint Bookrunner.

“Borrower” has the meaning specified in the introductory paragraph to this Agreement.

“Borrower Permitted Subordinated Debt” has the meaning specified in Section 7.03(r).

“Borrowing” means a Term A-1 Borrowing, a Revolving Credit Borrowing or a Swing Line Borrowing, as the context may require.

“Business Day” means any day other than a Saturday, Sunday or other day on which commercial banks are authorized to close under the Laws of, or are in fact closed in, New York City and, if such day relates to any interest rate settings as to a Eurocurrency Rate Loan, any fundings, disbursements, settlements and payments in respect of any such Eurocurrency Rate Loan, or any other dealings to be carried out pursuant to this Agreement in respect of any such Eurocurrency Rate Loan, means any such day on which dealings in deposits in Dollars are conducted by and between banks in the London interbank eurodollar market.

“Capital Expenditures” means, for any period, the aggregate of (a) all expenditures (whether paid in cash or accrued as liabilities) by the Borrower and the Restricted Subsidiaries during such period that, in conformity with GAAP, are required to be included as additions during such period to property, plant or equipment reflected in the consolidated balance sheet of the Borrower and the Restricted Subsidiaries and (b) the value of all assets under Capitalized Leases incurred by the Borrower and the Restricted Subsidiaries during such period; provided that the term “Capital Expenditures” shall not include (i) expenditures made in connection with the replacement, substitution, restoration or repair of assets to the extent financed with (x) insurance proceeds paid on account of the loss of or damage to the assets being replaced, restored or repaired or (y) awards of compensation arising from the taking by eminent domain or condemnation of the assets being replaced, (ii) the purchase price of equipment that is purchased simultaneously with the trade-in of existing equipment to the extent that the gross amount of such purchase price is reduced by the credit granted by the seller of such equipment for the equipment being traded in at such time, (iii) the purchase of plant, property or equipment to the extent financed with the proceeds of Dispositions that are not required to be applied to prepay Term Loans pursuant to Section 2.05(b), (iv) expenditures that are accounted for as capital expenditures by the Borrower or any Restricted Subsidiary and that actually are paid for by a Person other than the Borrower or any Restricted Subsidiary and for which neither the Borrower nor any Restricted Subsidiary has provided or is required to provide or incur, directly or indirectly, any consideration or obligation to such Person or any other Person (whether before, during or after such period), (v) interest capitalized during such period, (vi) capital expenditures relating to the construction or acquisition of any property which will be or has been transferred to a Person that is not a Loan Party pursuant to a sale-leaseback or other transaction permitted under Section 7.05(f), (vii) expenditures that constitute Permitted Acquisitions or (viii) expenditures made with the Net Cash Proceeds of a Permitted Equity Issuance that was Not Otherwise Applied.

“Capitalized Leases” means all leases that have been or should be, in accordance with GAAP, recorded as capitalized leases; provided that for all purposes hereunder the amount of obligations under any Capitalized Lease shall be the amount thereof accounted for as a liability in accordance with GAAP.

“Cash Collateral” has the meaning specified in Section 2.03(g).

“Cash Collateral Account” means a blocked account established by the Administrative Agent in the name of the Administrative Agent and under the sole dominion and control of the Administrative Agent, and otherwise established in a manner satisfactory to the Administrative Agent.

“Cash Collateralize” has the meaning specified in Section 2.03(g).

“Cash Equivalents” means any of the following types of Investments, to the extent owned by the Borrower or any Restricted Subsidiary:

(a) Dollars, Canadian dollars, Mexican pesos, Euros or any national currency of any participating member state of the EMU, or, in the case of any Foreign Subsidiary, such local currencies held by it from time to time in the ordinary course of business;

(b) readily marketable obligations issued or directly and fully guaranteed or insured by the government or any agency or instrumentality of (i) the United States or (ii) any member nation of the European Union, having average maturities of not more than 12 months from the date of acquisition thereof; provided that the full faith and credit of the United States or a member nation of the European Union is pledged in support thereof;

(c) time deposits with, or insured certificates of deposit or bankers’ acceptances of, any commercial bank that (i) is a Lender or (ii) (A) is organized under the Laws of the United States, any state thereof, the District of Columbia or any member nation of the Organization for Economic Cooperation and Development or is the principal banking Subsidiary of a bank holding company organized under the Laws of the United States, any state thereof, the District of Columbia or any member nation of the Organization for Economic Cooperation and Development, and is a member of the Federal Reserve System, and (B) has combined capital and surplus of at least $250,000,000 (any such bank in the foregoing clauses (i) or (ii) being an “Approved Bank”), in each case with average maturities of not more than 12 months from the date of acquisition thereof;

(d) commercial paper and variable or fixed rate notes issued by an Approved Bank (or by the parent company thereof) or any variable or fixed rate note issued by, or guaranteed by, a corporation rated A-2 (or the equivalent thereof) or better by S&P or P-2 (or the equivalent thereof) or better by Moody’s, in each case with average maturities of not more than 12 months from the date of acquisition thereof;

(e) repurchase agreements entered into by any Person with a bank or trust company (including any of the Lenders) or recognized securities dealer, in each case, having capital and surplus in excess of $250,000,000 for direct obligations issued by or fully guaranteed or insured by the government or any agency or instrumentality of (i) the United States or (ii) any member nation of the European Union, in which such Person shall have a perfected first priority security interest (subject to no other Liens) and having, on the date of purchase thereof, a fair market value of at least 100% of the amount of the repurchase obligations;

(f) securities with average maturities of 12 months or less from the date of acquisition issued or fully guaranteed by any state, commonwealth or territory of the United States, by any political subdivision or taxing authority of any such state, commonwealth or territory or by any foreign government having an investment grade rating from either S&P or Moody’s (or the equivalent thereof);

(g) Investments with average maturities of 12 months or less from the date of acquisition in money market funds rated AAA- (or the equivalent thereof) or better by S&P or Aaa3 (or the equivalent thereof) or better by Moody’s;

(h) Indebtedness or preferred stock issued by Persons with a rating of “A” or higher from S&P or “A2” or higher from Moody’s with maturities of 12 months or less from the date of acquisition;

(i) instruments equivalent to those referred to in clauses (a) through (g) above denominated in any foreign currency comparable in credit quality and tenor to those referred to above and customarily used by corporations for cash management purposes in any jurisdiction outside the United States to the extent reasonably required in connection with any business conducted by any Restricted Subsidiary organized in such jurisdiction; and

(j) Investments, classified in accordance with GAAP as current assets of the Borrower or any Restricted Subsidiary, in money market investment programs which are registered under the Investment Borrower Act of 1940 or which are administered by financial institutions having capital of at least $250,000,000, and, in either case, the portfolios of which are limited such that substantially all of such investments are of the character, quality and maturity described in clauses (a) through (h) of this definition.

“Cash Management Obligations” means obligations owed by the Borrower or any Restricted Subsidiary to any Lender or any Affiliate of a Lender in respect of any overdraft and related liabilities arising from treasury, depository and cash management services or any automated clearing house transfers of funds.

“Casualty Event” means any event that gives rise to the receipt by the Borrower or any Restricted Subsidiary of any insurance proceeds or condemnation awards in respect of any equipment, fixed assets or real property (including any improvements thereon) to replace or repair such equipment, fixed assets or real property.

“CERCLA” means the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as subsequently amended.

“CERCLIS” means the Comprehensive Environmental Response, Compensation and Liability Information System maintained by the U.S. Environmental Protection Agency.

“Change of Control” means the earliest to occur of (a) the Permitted Holders ceasing to have the power, directly or indirectly, to vote or direct the voting of securities having a majority of the ordinary voting power for the election of directors of the Borrower; provided that the occurrence of the foregoing event shall not be deemed a Change of Control if,

(i) any time prior to the consummation of a Qualifying IPO, and for any reason whatsoever, (A) the Permitted Holders otherwise have the right, directly or indirectly, to designate (and do so designate) a majority of the board of directors of the Borrower or (B) the Permitted Holders own, directly or indirectly, of record and beneficially an amount of common stock of the Borrower equal to an amount more than fifty percent (50%) of the amount of common stock of the Borrower owned, directly or indirectly, by the Permitted Holders of record and beneficially as of the Closing Date and such ownership by the Permitted Holders represents the largest single block of voting securities of the Borrower held by any Person or related group for purposes of Section 13(d) of the Exchange Act; or

(ii) at any time after the consummation of a Qualifying IPO, and for any reason whatsoever, no “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act, but excluding any employee benefit plan of such person and its Subsidiaries, and any person or entity acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan), excluding the Permitted Holders, shall become the “beneficial owner” (as defined in Rules 13(d)-3 and 13(d)-5 under such Act), directly or indirectly, of more than the greater of (x) thirty-five percent (35%) of the shares outstanding of the Borrower and (y) the percentage of the then outstanding voting stock of the Borrower owned, directly or indirectly, beneficially by the Permitted Holders, and (B) during each period of twelve (12) consecutive months, the board of directors of the Borrower shall consist of a majority of the Continuing Directors;

provided, further, that for purposes of calculating the percentage of outstanding shares of the Borrower owned by the Permitted Holders under this clause (a), or otherwise determining whether any condition specified in this clause (a) has been met, the number of shares of stock of the Borrower, if any, transferred by either Sponsor to any Permitted Holder (other than a Sponsor) shall be excluded; provided, further, that upon the occurrence of a Holdings Election Event, references to the Borrower in this clause (a) shall instead be to Holdings; or

(b) upon the occurrence of a Holdings Election Event, Holdings ceases to own directly, of record and beneficially, 100% of the outstanding Equity Interests of the Borrower; or

(c) any “Change of Control” (or any comparable term) in any document pertaining to the ~~New~~Senior Notes, ~~and~~any Additional Senior Secured Notes, any Existing Notes or any Specified Junior Financing.

“Class” (a) when used with respect to Lenders, refers to whether such Lenders are ~~Original Maturity Revolving Credit Lenders, Extended Maturity Revolving Credit Lenders, Term B-2 Lenders, Term B-4 Lenders, Term B-5 Lenders, Term B-6 Lenders, Term B-7 Lenders, Term B-8~~ Revolving Credit Lenders, Term B-9 Lenders, Term B-10 Lenders, Term A-1 Lenders, Extending Lenders with Extended Term Loans or Extending Lenders with Extended Revolving Credit Commitments, (b) when used with respect to Commitments, refers to whether such Commitments are ~~Original Maturity~~ Revolving Credit Commitments, ~~Extended Maturity Revolving Credit~~Term A-1 Loan Commitments~~,~~ or commitments in respect of any Extended Term Loans~~,~~ or Extended Revolving Credit Commitments~~, Term B-6 Commitments, Term B-7 Commitments, Term B-8 Commitments, Term B-9 Commitments or Term B-10 Commitments,~~ and (c) when used with respect to Loans or a Borrowing, refers to whether such Loans, or the Loans comprising such Borrowing, are ~~Original Maturity~~ Revolving Credit ~~Loans, Extended Maturity Revolving Credit Loans, Term B-2 Loans, Term B-4 Loans, Term B-5 Loans, Term B-6 Loans, Term B-7 Loans, Term B-8~~ Loans, Term B-9 Loans, Term B-10 Loans, Term A-1 Loans, Extended Term Loans or Loans in respect of Extended Revolving Credit Commitments.

“Closing Date” means October 24, 2006.

“Code” means the U.S. Internal Revenue Code of 1986, and the rules and regulations related thereto.

“Co-Documentation Agents” means Wells Fargo Bank, National Association and General Electric Capital Corporation~~,~~ as Co-Documentation Agents under this Agreement (or, with respect to the ~~Third~~Fifth Amendment and the Term ~~B-7 Loans and Term B-8 Loans, Goldman Sachs Lending Partners LLC~~A-1 Facility and Revolving Credit Facility, Bank of Montreal, Chicago Branch, Citibank, N.A., Goldman Sachs Bank USA, Merrill Lynch, Pierce, Fenner & Smith Incorporated and Morgan Stanley Senior Funding, Inc.~~, each in its capacity as a Co-Documentation Agent~~).

“Collateral” means all the “Collateral” as defined in any Collateral Document and shall include the Mortgaged Properties.

“Collateral and Guarantee Requirement” means, at any time, the requirement that:

(a) the Administrative Agent shall have received each Collateral Document required to be delivered on the Closing Date pursuant to Section 4.01(a)(iii) or pursuant to Section 6.11 at such time, duly executed by each Loan Party thereto;

(b) all Obligations shall have been unconditionally guaranteed (the “Senior Guarantees”) by the Borrower, each Subsidiary Borrower and each Restricted Subsidiary that is a Domestic Subsidiary and not an Excluded Subsidiary and, upon the occurrence of a Holdings Election Event, Holdings (each, a “Guarantor”);

(c~~) all guarantees issued or to be issued in respect of the Senior Subordinated Notes (i) shall be subordinated to the Senior Guarantees to the same extent that the Senior Subordinated Notes are subordinated to the Obligations and (ii) shall provide for their automatic release upon a release of the corresponding Senior Guarantee;(d~~) the Obligations and the Senior Guarantees shall have been secured by a first-priority security interest in all Equity Interests (other than Equity Interests of (i) Immaterial Subsidiaries, (ii) Unrestricted Subsidiaries, (iii) Excluded Receivables Management Subsidiaries pledged to secure Indebtedness permitted under Section 7.03(t)(i) or (ii) or if the creation of a Lien on the Equity Interests of such Excluded Receivables Management Subsidiary is not permitted or would (including upon foreclosure thereof) result in a change of control (or similar event), default, termination, payment, purchase or repurchase obligation pursuant to the terms of any Receivables Management Financing, any service agreement (or similar arrangement) required by or entered into in connection with such Receivables Management Financing or any credit support provided by it in favor of any financier of such Receivables Management Financing and (iv) any Restricted Subsidiary pledged to secure Indebtedness permitted under Section 7.03(g)) of each wholly owned Subsidiary directly owned by the Borrower or any Guarantor (other than Holdings) and, upon the occurrence of a Holdings Election Event, the Equity Interests of the Borrower owned by Holdings; provided that any required pledges of Equity Interests of a Foreign Subsidiary or a FSHCO shall be limited to 65% of the issued and outstanding Equity Interests of such Foreign Subsidiary or FSHCO at any time;

(~~e~~d) except to the extent otherwise permitted hereunder or under any Collateral Document, the Obligations and the Senior Guarantees shall have been secured by a security interest in, and mortgages on, substantially all tangible and intangible assets of the Borrower and each Guarantor (including accounts, inventory, equipment, investment property, contract rights, intellectual property, other general intangibles, Material Real Property and proceeds of the foregoing), in each case, with the priority required by the Collateral Documents; provided that (i) there shall be no security interests taken in (w) motor vehicles or other assets subject to certificates of title, (x) deposit accounts or securities accounts, (y) Receivables Management Assets owned by, or owing to, any Person (other than the Borrower or a Restricted Subsidiary) or held in trust for the benefit of any such Person, and the Equity Interests of Excluded Receivables Management Subsidiaries and (z) any property or assets specifically excluded from the Collateral under the terms of any applicable Collateral Document, (ii) security interests in real property shall be limited to the Mortgaged Properties, (iii) no documents, agreements, instruments or actions shall be required with respect to assets located in a foreign jurisdiction (including no delivery or recordation of recordable security documents with respect to intellectual property registered in non-U.S. jurisdictions) and (iv) no documents, agreements, instruments or actions shall be required to establish “control” (within the meaning of the Uniform Commercial Code) by the Administrative Agent or

any Secured Party of any assets in order to create or perfect any security interests therein or to enforce any such security interest, other than control by delivery or possession to the extent required by the Collateral Documents;

(~~f~~e) none of the Collateral shall be subject to any Liens other than Liens permitted by Section 7.01; and

(~~g~~f) the Administrative Agent shall have received (i) counterparts of a Mortgage with respect to any Material Real Property required to be delivered pursuant to Sections 6.11 or 6.13 (the “Mortgaged Properties”) duly executed and delivered by the record owner of such property, (ii) a policy or policies of title insurance issued by a nationally recognized title insurance company insuring the Lien of each such Mortgage as a valid Lien on the property described therein, free of any other Liens except as expressly permitted by Section 7.01, together with such endorsements, coinsurance and reinsurance as the Administrative Agent may reasonably request, and (iii) such existing surveys, existing abstracts, existing appraisals, legal opinions and other documents as the Administrative Agent may reasonably request with respect to any such Mortgaged Property, provided that nothing in this clause (iii) shall require the Borrower to update existing surveys or order new surveys with respect to Mortgaged Property.

The foregoing definition shall not require the creation or perfection of pledges of or security interests in, or the obtaining of title insurance or surveys with respect to, particular assets if and for so long as, in the reasonable judgment of the Administrative Agent (confirmed in writing by notice to the Borrower), (a) the cost of creating or perfecting such pledges or security interests in such assets or obtaining title insurance or surveys in respect of such assets shall be excessive in view of the benefits to be obtained by the Lenders therefrom or (b) with respect to intent to use trademark applications, the creation or perfection of such pledges or security interests is likely to have an adverse effect on the validity of title. The Administrative Agent may grant extensions of time for the perfection of security interests in or the obtaining of title insurance with respect to particular assets (including extensions beyond the Closing Date for the perfection of security interests in the assets of the Loan Parties on such date) where it reasonably determines, in consultation with the Borrower, that perfection cannot be accomplished without undue effort or expense by the time or times at which it would otherwise be required by this Agreement or the Collateral Documents.

Notwithstanding the foregoing provisions of this definition or anything in this Agreement or any other Loan Document to the contrary, Liens required to be granted from time to time pursuant to the Collateral and Guarantee Requirement shall be subject to exceptions and limitations set forth in the Collateral Documents as in effect on the Closing Date and, to the extent appropriate in the applicable jurisdiction, as agreed between the Administrative Agent and the Borrower.

“Collateral Documents” means, collectively, the Security Agreement, the Intellectual Property Security Agreement, the Mortgages, Security Agreement Supplements, security agreements, pledge agreements or other similar agreements delivered to the Administrative Agent and the Lenders pursuant to Section 6.11 or Section 6.13, the Guaranty and each of the other agreements, instruments or documents that creates or purports to create a Lien or Senior Guarantee in favor of the Administrative Agent for the benefit of the Secured Parties.

“Commitment” means a Term Commitment or a Revolving Credit Commitment, as the context may require.

“Committed Loan Notice” means a notice of (a) a Revolving Credit Borrowing or Term A-1 Borrowing, (b) a conversion of Loans from one Type to the other, or (c) a continuation of Eurocurrency Rate Loans, pursuant to Section 2.02(a), which shall be substantially in the form of Exhibit A.

“Commodity Exchange Act” means the Commodity Exchange Act (7 U.S.C. § 1 et seq.), as amended from time to time, and any successor statute.

“Company Material Adverse Effect” means any change, development, circumstance, event or effect that, when considered either individually or in the aggregate together with all other changes, developments, circumstances, events or effects, (a) is materially adverse to the business, properties, assets, financial condition, operations or results of operations of the Borrower and its Subsidiaries taken as a whole, or (b) would prevent the timely consummation of the Merger or prevent the Borrower from performing its obligations under this Agreement; provided, however, that to the extent any change or effect is caused by or results from any of the following, it shall not be taken into account in determining whether there has been a “Company Material Adverse Effect” with respect to the Borrower: (i) the announcement of the execution of the Merger Agreement or the performance of obligations required by the Merger Agreement, (ii) changes affecting the United States economy or financial markets as a whole or changes that are the result of factors generally affecting the industries in which the Borrower and its Subsidiaries conduct their business, in each case which do not have a disproportionate effect on the Borrower and its Subsidiaries taken as a whole as compared to other persons in the industry in which the Borrower and its Subsidiaries conduct their business, (iii) the suspension of trading in securities generally on the New York Stock Exchange or the American Stock Exchange or Nasdaq, (iv) any change in GAAP or interpretation thereof after the Closing Date, and (v) the commencement, occurrence, continuation or escalation of any war, armed hostilities or acts of terrorism involving the United States of America, in each case which do not have a disproportionate effect on the Borrower and its Subsidiaries taken as a whole as compared to other persons in the industry in which the Borrower and its Subsidiaries conduct their business.

“Compensation Period” has the meaning specified in Section 2.12(c)(ii).

“Compliance Certificate” means a certificate substantially in the form of Exhibit D.

“Consolidated EBITDA” means, for any period, Consolidated Net Income for such period, plus:

(a) without duplication and to the extent already deducted (and not added back) in arriving at such Consolidated Net Income, the sum of the following amounts for such period:

(i) total interest expense (other than any portion thereof related to the Receivables Facilities) and, to the extent not reflected in such total interest expense, any losses on hedging obligations or other derivative instruments entered into for the purpose of hedging interest rate risk, net of interest income and gains on such hedging obligations, and costs of surety bonds in connection with financing activities, and any financing fees (including commitment, underwriting, funding, “rollover” and similar fees and commissions, discounts, yields and other fees, charges and amounts incurred in connection with the issuance or incurrence of Indebtedness) and annual agency or similar fees paid under the Facility or the Loan Documents;

(ii) provision for taxes based on income, profits or capital of the Borrower and the Restricted Subsidiaries, including state, franchise and similar taxes and foreign withholding taxes paid or accrued during such period;

(iii) Non-Cash Charges, depreciation and amortization, and amortization of deferred financing fees, debt issuance costs, commissions, fees and expenses;

(iv) any expenses or charges (other than depreciation or amortization expense) related to any offering (whether in a public or private sale) of Equity Interests of the Borrower (or to the extent the net cash proceeds thereof are contributed to the Borrower, of any direct or indirect parent of the Borrower) or to any Investment permitted under this Agreement, acquisition, disposition, recapitalization or the incurrence of Indebtedness permitted under this Agreement (including a refinancing thereof), in each case, whether or not successful, including (A) such fees, expenses or charges related to the offering of the ~~New~~Senior Notes and ~~to the~~any Facility and (B) any amendment or other modification of the ~~New~~Senior Notes or ~~the~~any Facility;

(v) the amount of any restructuring and restructuring related cost, charge or reserve, including any costs incurred in connection with acquisitions and dispositions after the Closing Date and costs related to the closure and/or consolidation of facilities;

(vi) any other non-cash charges, including any write-offs or write-downs, and equity-based compensation expense reducing Consolidated Net Income for such period (provided that if any such non-cash charges represent an accrual or reserve for potential cash items in any future period, the cash payment in respect thereof in such future period shall be subtracted from Consolidated EBITDA to such extent, and excluding amortization of a prepaid cash item that was paid in a prior period);

(vii) the amount of any minority interest expense consisting of Subsidiary income attributable to minority equity interests of third parties in any non-wholly owned Subsidiary;

(viii) the amount of management, monitoring, consulting, transaction and advisory fees (including termination fees) and related indemnities and expenses paid or accrued during such period to the Sponsors;

(ix) to the extent actually reimbursed, expenses incurred to the extent covered by indemnification provisions in any agreement in connection with a Permitted Acquisition;

(x) to the extent covered by insurance under which the insurer has been properly notified and has not denied or contested coverage, expenses with respect to liability or casualty events or business interruption;

(xi) the amount of net cost savings and synergies projected by the Borrower in good faith to be realized as a result of specified actions taken during such period (calculated on a pro forma basis as though such cost savings had been realized on the first day of such period), net of the amount of actual benefits realized during such period from such actions, provided that (A) such cost savings are reasonably identifiable and factually supportable~~, (B) such actions are taken prior to the last day of the sixth full consecutive fiscal quarter immediately following the Closing Date, and (C~~ and (B) the aggregate amount of cost savings added pursuant to this clause (xi) shall not exceed $50,000,000 for any period consisting of four consecutive quarters;

(xii) the amount of loss on sale of receivables and related assets to a Receivables Subsidiary in connection with a Receivables Facility;

(xiii) any costs or expenses incurred by the Borrower or a Restricted Subsidiary pursuant to any management equity plan or stock option plan or any other management or employee benefit plan or agreement or any stock subscription or shareholder agreement, to the extent that such costs or expenses are funded with cash proceeds contributed to the capital of the Borrower or net cash proceeds of an issuance of Equity Interests of the Borrower (other than Disqualified Equity Interests), solely to the extent that such net cash proceeds are excluded in the calculation of clause (a) of the definition of Cumulative Growth Amount;

(xiv) the amount of loss on the non-ordinary course of business disposition of Receivables Management Assets by any Receivables Management Subsidiary;

(xv) ~~any fees, expenses or other cash charges incurred in connection with the First Amendment, the incurrence of Term B-6 Loans, the making of Restricted Payments pursuant to Section 7.06(h) with the proceeds of Term B-6 Loans, and any other transactions related to the foregoing;~~

~~(xvi) any fees, expenses or other cash charges incurred in connection with the Third Amendment, the incurrence of Additional Term B-7 Loans and Additional Term B-8 Loans, the Loan Conversion, and any other transactions related to the foregoing (including, without limitation, any prepayment premium payable with respect to the prepayment of Term B-4 Loans, Term B-5 Loans and Term B-6 Loans on such date pursuant to Section 2.05(a)(i)); and(xvii)~~ any fees, expenses or other cash charges incurred in connection with the Fourth Amendment, the incurrence of Additional Term B-9 Loans and Additional Term B-10 Loans, any Loan Conversion, and any other transactions related to the foregoing; and

(xvi) any fees, expenses or other cash charges incurred in connection with the Fifth Amendment, the establishment of the Term A-1 Facility, the incurrence of Term A-1 Loans, the establishment of the Revolving Credit Facility, the issuance of the Senior Notes, the repayment and refinancing of the Existing Notes and any other transactions related to the foregoing;

(b) increased or decreased by (without duplication):

(i) any net gain or loss resulting in such period from hedging obligations and the application of Statement of Financial Accounting Standards No. 133; and

(ii) any net gain or loss resulting in such period from currency translation gains or losses related to currency remeasurements of Indebtedness (including any net loss or gain resulting from hedge agreements for currency exchange risk),

(c) decreased by (without duplication) non-cash gains increasing Consolidated Net Income for such period, excluding any non-cash gains to the extent they represent the reversal of an accrual or reserve for a potential cash item that reduced Consolidated EBITDA in any prior period, in each case, as determined on a consolidated basis for the Borrower and the Restricted Subsidiaries; provided that, to the extent included in Consolidated Net Income, there shall be included in determining Consolidated EBITDA for any period, without duplication, (A) the Acquired EBITDA of any Person, property, business or asset acquired by the Borrower or any Restricted Subsidiary during such period (but not the Acquired EBITDA of any related Person, property, business or assets to the extent not so acquired), to the extent not subsequently sold, transferred or otherwise disposed by the Borrower or such Restricted Subsidiary (each such Person, property, business or asset acquired and not subsequently so disposed of, an “Acquired Entity or Business”), based on the actual Acquired EBITDA of such Acquired Entity or

Business for such period (including the portion thereof occurring prior to such acquisition) and (B) for the purposes of the definition of the term “Permitted Acquisition” and Section 7.11, an adjustment in respect of each Acquired Entity or Business equal to the amount of the Pro Forma Adjustment with respect to such Acquired Entity or Business for such period (including the portion thereof occurring prior to such acquisition) as specified in a certificate executed by a Responsible Officer and delivered to the Lenders and the Administrative Agent and (C) for purposes of determining the Total Leverage Ratio or Interest Coverage Ratio only, there shall be excluded in determining Consolidated EBITDA for any period the Disposed EBITDA of any Person, property, business or asset sold, transferred or otherwise disposed of, closed or classified as discontinued operations by the Borrower or any Restricted Subsidiary during such period (each such Person, property, business or asset so sold or disposed of, a “Sold Entity or Business”), based on the actual Disposed EBITDA of such Sold Entity or Business for such period (including the portion thereof occurring prior to such sale, transfer or disposition).

For the purpose of the definition of Consolidated EBITDA, “Non-Cash Charges” means (a) losses on asset sales, disposals or abandonments, (b) any impairment charge or asset write-off related to intangible assets, long-lived assets, and investments in debt and equity securities pursuant to GAAP, (c) all losses from investments recorded using the equity method, (d) stock-based awards compensation expense, and (e) other non-cash charges (provided that if any non-cash charges referred to in this clause (e) represent an accrual or reserve for potential cash items in any future period, the cash payment in respect thereof in such future period shall be subtracted from Consolidated EBITDA to such extent, and excluding amortization of a prepaid cash item that was paid in a prior period).

“Consolidated Interest Expense” means, for any period, the sum of (i) the cash interest expense (including that attributable to Capitalized Leases), net of cash interest income, of the Borrower and the Restricted Subsidiaries, determined on a consolidated basis in accordance with GAAP, with respect to all outstanding Indebtedness of the Borrower and the Restricted Subsidiaries, including all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers’ acceptance financing and net costs under Swap Contracts relating to Indebtedness, (ii) any cash payments made during such period in respect of obligations referred to in clause (b) below relating to Funded Debt that were amortized or accrued in a previous period (other than any such obligations resulting from the discounting of Indebtedness in connection with the application of purchase accounting in connection with the Transaction or any Permitted Acquisition) and (iii) from and after the date that a Restricted Payments Interest Expense Election is made, the amount of all Restricted Payments made by the Borrower used to fund cash interest payments in respect of the Indebtedness subject to such Restricted Payments Interest Expense Election, but excluding, however, (a) amortization of deferred financing costs and any other amounts of non-cash interest, (b) the accretion or accrual of discounted liabilities during such period, (c) all non-recurring cash interest expense consisting of liquidated damages for failure to timely comply with registration rights obligations and financing fees, all as calculated on a consolidated basis in accordance with GAAP, (d) fees and expenses associated with the consummation of the Transaction, (e) annual agency or similar fees paid to the Administrative Agent, (f) any fee or expense described in clause (j) of the definition of Consolidated Net Income, (g) costs associated with obtaining or terminating Swap Contracts, (h) commissions, discounts, yield and other fees and charges (including any interest expense)

incurred in connection with the Receivables Facilities, (i) retirement of Indebtedness (including any portion thereof in respect of paid-in-kind interest or accretion of original issue discount), (j) financing fees (including commitment, underwriting, funding, “rollover” and similar fees and commissions, discounts, yield and other fees, charges and amounts incurred in connection with the issuance or incurrence of Indebtedness) and (k) interest expense in respect of any Receivables Management Financing; provided that for purposes of the definition of the term “Permitted Acquisition” and Section 7.11, there shall be included in determining Consolidated Interest Expense for any period the cash interest expense (or income) of any Acquired Entity or Business acquired during such period, based on the cash interest expense (or income) of such Acquired Entity or Business for such period (including the portion thereof occurring prior to such acquisition) assuming any Indebtedness incurred or repaid in connection with any such acquisition had been incurred or prepaid on the first day of such period and Consolidated Interest Expense shall be calculated on a Pro Forma Basis in calculating the Interest Coverage Ratio pursuant to Section 1.03(b). Notwithstanding anything to the contrary contained herein, for purposes of determining Consolidated Interest Expense for any period ending prior to the first anniversary of the ~~Closing~~Fifth Amendment Effective Date, Consolidated Interest Expense shall be an amount equal to actual Consolidated Interest Expense from the ~~Closing~~Fifth Amendment Effective Date through the date of determination multiplied by a fraction the numerator of which is 365 and the denominator of which is the number of days from the ~~Closing~~Fifth Amendment Effective Date through the date of determination.

“Consolidated Net Income” means, for any period, the net income (loss) of the Borrower and the Restricted Subsidiaries for such period determined on a consolidated basis in accordance with GAAP, excluding, without duplication,

(a) any after-tax effect of extraordinary, non-recurring or unusual gains or losses (less all fees and expenses relating thereto) or expenses (including relating to the Transaction), restructuring and restructuring related costs and charges (except to the extent incurred more than six full fiscal quarters after implementation of the actions, or occurrence of the events, giving rise thereto), severance and retention, relocation costs and curtailments or modifications to pension and post-retirement employee benefit plans,

(b) the cumulative effect of a change in accounting principles during such period to the extent included in Consolidated Net Income,

(c) any after-tax effect of income (loss) from disposed or discontinued operations and any net after-tax gains or losses on disposal of disposed, abandoned or discontinued operations,

(d) any after-tax effect of gains or losses (less all fees and expenses relating thereto) attributable to asset dispositions other than in the ordinary course of business, as determined in good faith by the Borrower,

(e) the net income for such period of any Person that is not a Subsidiary, or that is an Unrestricted Subsidiary, or that is accounted for by the equity method of accounting, shall be excluded; provided that Consolidated Net Income shall be increased by the amount of dividends or distributions or other payments that are paid in cash (or to the extent of property and assets converted into cash) to the Borrower or a Restricted Subsidiary in respect of such period,

(f) solely for the purpose of determining Cumulative Consolidated Net Income, the net income for such period of any Restricted Subsidiary (other than any Guarantor) to the extent that the declaration or payment of dividends or similar distributions by that Restricted Subsidiary of its net income is not at the date of determination permitted without any prior governmental approval (which has not been obtained) or, directly or indirectly, by the operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule, or governmental regulation applicable to that Restricted Subsidiary or its stockholders, unless such restriction with respect to the payment of dividends or similar distributions has been legally waived, provided that Consolidated Net Income will be increased by the amount of dividends or other distributions or other payments in respect of Equity Interests actually made by such Person in cash and property (valued at the fair value of such property) to the Borrower or a Restricted Subsidiary in respect of such period, to the extent not already included therein,

(g) any impairment charge or asset write-off pursuant to GAAP and the amortization of intangibles arising pursuant to GAAP,

(h) effects of adjustments (including the effects of such adjustments pushed down to the Borrower and its Restricted Subsidiaries) in any line item in such Person’s consolidated financial statements pursuant to GAAP resulting from the application of purchase accounting in relation to the Transaction or any consummated acquisition and the amortization or write-off of any amounts thereof, net of taxes,

(i) any after-tax effect of income (loss) from the early extinguishment of Indebtedness or hedging obligations or other derivative instruments,

(j) any fees and expenses incurred during such period, or any amortization thereof for such period, in connection with any acquisition, Investment, Disposition, incurrence or repayment of Indebtedness, issuance of Equity Interests, refinancing transaction or amendment or modification of any Indebtedness (in each case, including any such transaction consummated on or prior to the ~~Closing~~Fifth Amendment Effective Date and any such transaction undertaken but not completed) and any charges or non-recurring merger costs incurred during such period as a result of any such transaction,

(k) non-cash income or charges resulting from mark-to-market accounting under Financial Accounting Standard No. 52 relating to Indebtedness denominated in foreign currencies,

(l) any non-cash compensation expense recorded from grants of stock appreciation or similar rights, stock options, restricted stock or other rights, and

(m) any unrealized net gains and losses resulting from hedging obligations and the application of Statement of Financial Accounting Standards No. 133.

Notwithstanding the foregoing, for the purpose of determining Cumulative Growth Amount, there shall be excluded from Consolidated Net Income any income arising from any Disposition of the Equity Interests of an Unrestricted Subsidiary to the extent such amount increases the Cumulative Growth Amount available pursuant to clause (d)(ii) of the definition of Cumulative Growth Amount.

“Consolidated Senior Secured Debt” means, as of any date of determination, the outstanding principal amount, without duplication, of (a) all Indebtedness under the Facility, (b) all other Consolidated Total Debt permitted under Sections 7.03(b)(i), (e), (h), (n) and (s) and any Guarantee under Section 7.03(c) in respect of such Consolidated Total Debt, in each case, that is secured by a Lien and (c) any Additional Senior Secured Notes.

“Consolidated Total Debt” means, as of any date of determination, (a) the aggregate principal amount of Indebtedness of the Borrower and the Restricted Subsidiaries outstanding on such date, determined on a consolidated basis in accordance with GAAP (but excluding the effects of any discounting of Indebtedness resulting from the application of purchase accounting in connection with the Transaction or any Permitted Acquisition), consisting of Indebtedness for borrowed money, obligations in respect of Capitalized Leases and debt obligations evidenced by promissory notes or similar instruments (and excluding (i) any Receivables Management Financing to the extent the principal amount of Indebtedness thereunder is limited in recourse to Receivables Management Assets (or is non-recourse to the Borrower or any of its Restricted Subsidiaries other than a special purpose Receivables Management Subsidiary that owns substantially no assets other than Receivables Management Assets) and (ii) for the avoidance of doubt, all Indebtedness outstanding under or in respect of the Receivables Facilities), minus (b) the aggregate amount of unrestricted cash and unrestricted Cash Equivalents (in each case, free and clear of all Liens, other than nonconsensual Liens permitted by Section 7.01 and Liens permitted by Section 7.01(r) and clauses (i) and (ii) of Section 7.01(t)) included in the consolidated balance sheet of the Borrower and the Restricted Subsidiaries as of such date. The amount of Consolidated Total Debt denominated in a currency other than Dollars shall be (i) reduced by the amount of any asset of the Borrower and the Restricted Subsidiaries in respect of the Foreign Exchange Component of any related Swap Contract or (ii) increased by the amount of any liability of the Borrower and the Restricted Subsidiaries in respect of the Foreign Exchange Component of any related Swap Contract.

“Consolidated Working Capital” means, at any date, the excess of (a) the sum of all amounts (other than cash and Cash Equivalents) that would, in conformity with GAAP, be set forth opposite the caption “total current assets” (or any like caption) on a consolidated balance sheet of the Borrower and the Restricted Subsidiaries at such date, but excluding current deferred income tax assets, over (b) the sum of all amounts that would, in conformity with GAAP, be set forth opposite the caption “total current liabilities” (or any like caption) on a consolidated balance sheet of the Borrower and the Restricted Subsidiaries on such date, including the current portion of deferred revenue but excluding, without duplication, (i) the current portion of any Funded Debt, (ii) all Indebtedness consisting of Loans and L/C Obligations to the extent otherwise included therein, (iii) the current portion of interest and (iv) the current portion of current and deferred income taxes.

~~“Contingent Maturity Date” has the meaning set forth in the definition of “Maturity Date.”~~

“Continuing Directors” means the directors of the Borrower on the Closing Date, as elected or appointed after giving effect to the Merger and the other transactions contemplated hereby, and each other director, if, in each case, such other directors’ nomination for election to the board of directors of the Borrower is recommended by a majority of the then Continuing Directors or such other director receives the vote of the Permitted Holders in his or her election by the stockholders of the Borrower.

“Contract Consideration” has the meaning set forth in the definition of “Excess Cash Flow.”

“Contractual Obligation” means, as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.

“Control” has the meaning specified in the definition of “Affiliate.”

“Converting Lenders” means, as the context requires, ~~(i) in connection with the Third Amendment, the Converting Term B-7 Lenders and the Converting Term B-8 Lenders, as applicable, and (ii)~~ in connection with the Fourth Amendment, the Converting Term B-9 Lenders and the Converting Term B-10 Lenders, as applicable.

“Converting Term B-~~4~~7/B-~~7~~10 Lenders” has the meaning specified in Section 2.01(a)(~~v~~iv)(A).

~~“Converting Term B-4/B-8 Lenders” has the meaning specified in Section 2.01(a)(vi)(A).~~

~~“Converting Term B-5/B-7 Lenders” has the meaning specified in Section 2.01(a)(v)(B).~~

~~“Converting Term B-5/B-8 Lenders” has the meaning specified in Section 2.01(a)(vi)(B).~~

~~“Converting Term B-6 Lenders” has the meaning specified in Section 2.01(a)(vi)(C).~~

~~“Converting Term B-7 Lenders” means the Converting Term B-4/B-7 Lenders and the Converting Term B-5/B-7 Lenders.~~

~~“Converting Term B-7/B-10 Lenders” has the meaning specified in Section 2.01(a)(viii)(A).~~

~~“Converting Term B-8 Lenders” means the Converting Term B-4/B-8 Lenders, the Converting Term B-5/B-8 Lenders and the Converting Term B-6 Lenders, as applicable.~~

“Converting Term B-8/B-10 Lenders” has the meaning specified in Section 2.01(a)(~~viii~~iv)(B).

“Converting Term B-9 Lenders” has the meaning specified in Section 2.01(a)(~~vii~~iii)(A).

“Converting Term B-10 Lenders” means the Converting Term B-7/B-10 Lenders and the Converting Term B-8/B-10 Lenders, as applicable.

“Credit Extension” means each of the following: (~~a~~x) a Borrowing and (~~b~~y) an L/C Credit Extension.

“Cumulative Consolidated Net Income” means, at any date of determination, Consolidated Net Income of the Borrower and Restricted Subsidiaries for the period (taken as one accounting period) commencing on October 1, 2006 to the end of the most recently ended fiscal quarter prior to such date for which financial statements have been delivered pursuant to Section 6.01(a) or (b).

“Cumulative Growth Amount” means the sum (without duplication), as of any date of determination, of:

(a) the amount of Net Cash Proceeds actually received by the Borrower from the issuance by the Borrower of any Equity Interests or from any capital contribution in respect of any Equity Interests of the Borrower after the Closing Date (other than Permitted Equity Issuances made pursuant to Section 8.05) that was Not Otherwise Applied, plus

(b) the amount of Net Cash Proceeds actually received by the Borrower from the issuance after the Closing Date of Borrower Permitted Subordinated Debt that was Not Otherwise Applied, plus

(c) an amount equal to any Returns actually received by the Borrower or any of the Restricted Subsidiaries in cash or Cash Equivalents in respect of any Investments (including, without limitation, Investments in Unrestricted Subsidiaries except to the extent included in clause (d) below) made after the Closing Date pursuant to Section 7.02(n), Section 7.02(o) or Section 7.02(v), plus

(d) without duplication, (i) in the case of the redesignation after the Closing Date of an Unrestricted Subsidiary as a Restricted Subsidiary (which, for purposes hereof, shall be deemed to include the merger, consolidation or similar transaction of an Unrestricted Subsidiary into the Borrower or a Restricted Subsidiary, so long as the Borrower or a Restricted Subsidiary is the surviving entity, and the transfer of all or substantially all of the assets of an Unrestricted Subsidiary to the Borrower or a Restricted Subsidiary), the fair market value of the Investment in such Unrestricted Subsidiary, determined to be such value at the time of such redesignation (or any such merger, consolidation, transfer or other transaction less the amount of any consideration therefor paid by the Borrower or a Restricted Subsidiary to any Person other than the

Borrower or a Restricted Subsidiary), provided that if such Unrestricted Subsidiary is a Foreign Subsidiary at the time thereof, the amount to be included in this clause (d)(i) shall not exceed amounts available for Investments in a Foreign Subsidiary under Section 7.02(c)(iii)(A) (and after full utilization thereof, under Section 7.02(n)) and availability under Section 7.02(c)(iii)(A) (and after full utilization thereof, under Section 7.02(n)) shall be deemed utilized by the amount included in this clause (d)(i), and (ii) the Equity Interests of any Unrestricted Subsidiary or upon the Disposition thereof, the amount of Excluded Net Cash Proceeds realized from such Disposition, plus

(e) if, as of the last day of the immediately preceding Test Period (after giving Pro Forma Effect to the transaction with respect to which the Cumulative Growth Amount is being calculated) the Total Leverage Ratio is 6.0:1 or less, (i) 50% of Cumulative Consolidated Net Income at such time or (ii) in the case Cumulative Consolidated Net Income at such time is a deficit, minus 100% of such deficit (except for purposes of Section 7.02, the amount under this clause (e)(ii) shall be deemed to be zero if Cumulative Consolidated Net Income at such time is a deficit), minus

(f) the sum, without duplication, of (A) the aggregate amount of Investments made after the Closing Date pursuant to Section 7.02(o), (B) the aggregate amount of Restricted Payments made after the Closing Date pursuant to subclause (B) of Section 7.06(h) and (C) the aggregate amount of prepayments, redemptions or repurchases made since the Closing Date pursuant to Section 7.13(a)(iv)(B), plus

(g) for the purposes of Section 7.02(o) only, an amount equal to 50% of any Restricted Payment made pursuant to Section 7.06(h) with the proceeds of the Term B-6 Loans.

“Debtor Relief Laws” means the Bankruptcy Code of the United States, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief Laws of the United States or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally (including, in the case of Loan Parties incorporated or organized in England or Wales, administration, administrative receivership, voluntary arrangement and schemes of arrangement).

“Default” means any event or condition that constitutes an Event of Default or that, with the giving of any notice, the passage of time, or both, would be an Event of Default.

“Default Rate” means an interest rate equal to (a) the Base Rate plus (b) the Applicable Rate, if any, applicable to Base Rate Loans plus (c) 2.0% per annum; provided that with respect to a Eurocurrency Rate Loan, the Default Rate shall be an interest rate equal to the interest rate (including any Applicable Rate) otherwise applicable to such Loan plus 2.0% per annum, in each case, to the fullest extent permitted by applicable Laws.

“Defaulting Lender” means any Lender that (a) has failed to fund any portion of the Term Loans, Revolving Credit Loans, participations in L/C Obligations or participations in Swing Line Loans required to be funded by it hereunder within one (1) Business Day of the date required to be funded by it hereunder, unless the subject of a good faith dispute or subsequently cured, (b) has otherwise failed to pay over to the Administrative Agent or any other Lender any other amount required to be paid by it hereunder within one (1) Business Day of the date when due, unless the subject of a good faith dispute or subsequently cured, (c) has given notice to Administrative Agent or Borrower that it will not make, or that it has disaffirmed or repudiated any obligation to make, any Revolving Credit Loan or fund any participation in L/C Obligations or participation in Swing Line Loans hereunder (unless such notice is given by all Lenders or such notice is given in connection with a good faith dispute regarding such obligation) and has not revoked such notice or reaffirmed its obligations to make any Revolving Credit Loan and fund any participations in L/C Obligations and participations in Swing Line Loans hereunder, or (d) has (i) become and continues to be the subject of a bankruptcy or insolvency proceeding, or has had a receiver, conservator, trustee or custodian appointed for it, or has taken any action in furtherance of, or indicating its consent to, approval of or acquiescence in any such proceeding or appointment or has a parent company that has become and continues to be the subject of a bankruptcy or insolvency proceeding, or has had a receiver, conservator, trustee or custodian appointed for it, or has taken any action in furtherance of, or indicating its consent to, approval of or acquiescence in any such proceeding or appointment, or (ii) been taken over by the FDIC or any other state or federal regulator or Governmental Authority; provided that, a Lender shall not be a Defaulting Lender solely by virtue of the investment or acquisition of any Equity Interest in such Lender or a parent company thereof by any Governmental Authority or an instrumentality thereof.

“Designated Amount” means: with respect to the ~~Term B-2 Loans, Term B-4 Loans, Term B-5 Loans, Term B-6 Loans, Term B-7 Loans, Term B-8 Loans,~~ Term B-9 Loans, Term B-10 Loans and Extended Term Loans, determined based on the aggregate principal amount of all ~~Term B-2 Loans, Term B-4 Loans, Term B-5 Loans, Term B-6 Loans, Term B-7 Loans, Term B-8 Loans,~~the Term B-9 Loans, Term B-10 Loans and any Extended Term Loans with respect to the aforementioned Term Loans, (i) with respect to the Borrower, $~~1,253,700,000,~~821,000,000, (ii) with respect to InterCall, Inc., a Delaware corporation, $~~934,000,000,~~875,000,000, (iii) with respect to Intrado Inc., a Delaware corporation, $~~439,000,000,~~406,400,000, (iv) with respect to West Notifications, Inc., a Delaware corporation, $~~174,600,000~~162,700,000 and (v) with respect to West Interactive Corporation, a Delaware corporation, $~~118,700,000; provided~~109,000,000; provided that from and after the Term A-1 Incurrence Date, the definition of Designated Amount shall include the Term A-1 Loans, with the Term A-1 Loans to be allocated on the Term A-1 Incurrence Date as the Borrower directs in writing among the Borrower and the Subsidiary Borrowers; provided further, however, that the Borrower may, by written notice to the Administrative Agent, modify the allocations of the Designated Amount to reallocate the Designated Amount of any Subsidiary Borrower to the Borrower or another Subsidiary Borrower if (x) no Event of Default has occurred and is continuing and (y) such Subsidiary Borrower ceases to be a Restricted Subsidiary as a result of a transaction or designation permitted by this Agreement and is released from its obligations under the Guaranty in accordance with the requirements of Section 9.11(c).

“Designated Lender” means Wells Fargo Bank, National Association, in its capacity as Designated Lender under and as defined in the ~~Third Amendment or the~~ Fourth Amendment~~, as the context requires~~.

“Designated Non-Cash Consideration” means the fair market value of non-cash consideration received by the Borrower or a Restricted Subsidiary in connection with a Disposition pursuant to Section 7.05(k) that is designated as Designated Non-Cash Consideration pursuant to a certificate of a Responsible Officer, setting forth the basis of such valuation (which amount will be reduced by the fair market value of the portion of the non-cash consideration converted to cash within 180 days following the consummation of the applicable Disposition).

“Disposed EBITDA” means, with respect to any Sold Entity or Business for any period, the amount for such period of Consolidated EBITDA of such Sold Entity or Business (determined as if references to the Borrower and the Restricted Subsidiaries in the definition of Consolidated EBITDA were references to such Sold Entity or Business and its Subsidiaries), all as determined on a consolidated basis for such Sold Entity or Business.

“Disposition” or “Dispose” means the sale, transfer, license, lease or other disposition (including any sale and leaseback transaction and any sale of Equity Interests) of any property by any Person, including any sale, assignment, transfer or other disposal, with or without recourse, of any notes or accounts receivable or any rights and claims associated therewith; provided that “Disposition” and “Dispose” shall not be deemed to include any issuance by the Borrower of any of its Equity Interests to another Person.

“Disqualified Equity Interests” means any Equity Interest which, by its terms (or by the terms of any security or other Equity Interests into which it is convertible or for which it is exchangeable), or upon the happening of any event or condition (a) matures or is mandatorily redeemable (other than solely for Qualified Equity Interests), pursuant to a sinking fund obligation or otherwise (except as a result of a change of control or asset sale so long as any rights of the holders thereof upon the occurrence of a change of control or asset sale event shall be subject to the prior repayment in full of the Loans and all other Obligations that are accrued and payable and the termination of the Commitments), (b) is redeemable at the option of the holder thereof (other than solely for Qualified Equity Interests), in whole or in part, (c) provides for the scheduled payments of dividends in cash, or (d) is or becomes convertible into or exchangeable for Indebtedness or any other Equity Interests that would constitute Disqualified Equity Interests, in each case, prior to the date that is ninety-one (91) days after the Latest Maturity Date of the Term Loans.

“Dollar” and “$” mean lawful money of the United States.

“Domestic Subsidiary” means any Subsidiary that is organized under the Laws of the United States, any state thereof or the District of Columbia.

“Effective Yield” means, as to any Term Loans of any Class, the effective yield on such Term Loans as determined by the Administrative Agent and the Borrower, taking into account the applicable interest rate margins, any interest rate floors or similar devices and all fees, including upfront or similar fees or original issue discount (amortized over the shorter of (x) the life of such Term Loans and (y) four years following the date of incurrence thereof) payable generally to Lenders making such Term Loans, but excluding any arrangement, structuring or other fees payable in connection therewith that are not generally shared with the relevant Lenders and customary consent fees paid generally to consenting Lenders. All such determinations made by the Administrative Agent and the Borrower shall, absent manifest error, be final, conclusive and binding on the Borrower and the Subsidiary Borrowers and the Lenders and the Administrative Agent and the Borrower shall have no liability to any Person with respect to such determination absent gross negligence or willful misconduct.

“Electing Lender” has the meaning specified in Section 2.17(f)(i).

“Eligible Assignee” means any Assignee permitted by and consented to in accordance with Section 10.07(b).

“EMU” means the economic and monetary union in accordance with the Treaty of Rome 1957, as amended by the Single European Act 1986, the Maastricht Treaty of 1992 and the Amsterdam Treaty of 1998.

“Environmental Laws” means any and all Federal, state, local, and foreign statutes, Laws, regulations, ordinances, rules, judgments, orders, decrees, permits, concessions, grants, franchises, licenses, agreements or governmental restrictions relating to pollution, the protection of the environment, natural resources, or, to the extent relating to exposure to Hazardous Materials, human health or to the release of any materials into the environment, including those related to Hazardous Materials, air emissions and discharges to waste or public systems.

“Environmental Liability” means any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), of the Borrower, any other Loan Party or any of their respective Subsidiaries directly or indirectly resulting from or based upon (a) violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the release or threatened release of any Hazardous Materials into the environment or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

“Environmental Permit” means any permit, approval, identification number, license or other authorization required under any Environmental Law.

“Equity Contribution” means the contribution by the Equity Investors (and certain co-investors) of an aggregate amount of cash of not less than $725,750,000 to Omaha.

“Equity Interests” means, with respect to any Person, all of the shares, interests, rights, participations or other equivalents (however designated) of capital stock of (or other ownership or profit interests or units in) such Person and all of the warrants, options or other rights for the purchase, acquisition or exchange from such Person of any of the foregoing (including through convertible securities).

“Equity Investors” means the Sponsors and the Management Stockholders.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time.

“ERISA Affiliate” means any trade or business (whether or not incorporated) that is under common control with any Loan Party within the meaning of Section 414 of the Code or Section 4001 of ERISA.

“ERISA Event” means (a) a Reportable Event with respect to a Pension Plan; (b) a withdrawal by any Loan Party or any ERISA Affiliate from a Pension Plan subject to Section 4063 of ERISA during a plan year in which it was a substantial employer (as defined in Section 4001(a)(2) of ERISA) or a cessation of operations that is treated as such a withdrawal under Section 4062(e) of ERISA; (c) a complete or partial withdrawal by any Loan Party or any ERISA Affiliate from a Multiemployer Plan or notification that a Multiemployer Plan is in reorganization; (d) the filing of a notice of intent to terminate, the treatment of a Plan amendment as a termination under Sections 4041 or 4041A of ERISA, or the commencement of proceedings by the PBGC to terminate a Pension Plan or Multiemployer Plan; (e) an event or condition which constitutes grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan or Multiemployer Plan; or (f) the imposition of any liability under Title IV of ERISA, other than for PBGC premiums due but not delinquent under Section 4007 of ERISA, upon any Loan Party or any ERISA Affiliate.

“Eurocurrency Rate” means, for any Interest Period with respect to any Eurocurrency Rate Loan:

(a) the rate per annum equal to the rate determined by the Administrative Agent to be the offered rate that appears on the page of the Telerate Service (or any successor thereto) that displays an average British Bankers Association Interest Settlement Rate for deposits in Dollars (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period, determined as of approximately 11:00 a.m. (London time) two (2) Business Days prior to the first day of such Interest Period, or, if different, the date on which quotations would customarily be provided by leading banks in the London Interbank Market for deposits of amounts in the relevant currency for delivery on the first day of such Interest Period, or

(b) if the rate referenced in the preceding clause (a) does not appear on such page or service or such page or service shall not be available, the rate per annum equal to the rate determined by the Administrative Agent to be the offered rate on such other page or other service that displays an average British Bankers Association Interest Settlement Rate for deposits in Dollars (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period, determined as of approximately 11:00 a.m. (London time) two (2) Business Days prior to the first day of such Interest Period, or, if different, the date on which quotations would customarily be provided by leading banks in the London Interbank Market for deposits of amounts in the relevant currency for delivery on the first day of such Interest Period, or

(c) if the rates referenced in the preceding clauses (a) and (b) are not available, the rate per annum equal to the rate determined by the Administrative Agent to be the offered rate on such other comparable publicly available service for displaying eurocurrency rates as may be selected by the Administrative Agent for deposits in Dollars (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period, determined as of approximately 11:00 a.m. (London time) two (2) Business Days prior to the first day of such Interest Period, or, if different, the date on which quotations would customarily be provided by leading banks in the London Interbank Market for deposits of amounts in the relevant currency for delivery on the first day of such Interest Period, or

(d~~) in the case of Term B-4 Loans, Term B-5 Loans and Term B-6 Loans only, if higher than the rate per annum determined in accordance with preceding clauses (a) through (c), a rate per annum equal to 1.25%,~~

~~(e) in the case of Term B-7 Loans and Term B-8 Loans only, if higher than the rate per annum determined in accordance with preceding clauses (a) through (c), a rate per annum equal to 1.00%, or(f~~) in the case of Term B-9 Loans and Term B-10 Loans only, if higher than the rate per annum determined in accordance with preceding clauses (a) through (c), a rate per annum equal to 0.75%.

“Eurocurrency Rate Loan” means a Loan that bears interest at a rate based on the Eurocurrency Rate.

“Event of Default” has the meaning specified in Section 8.01.

“Excess Cash Flow” means, for any period, an amount equal to the excess of:

(a) the sum, without duplication, of:

(i) the consolidated net income (loss) of the Borrower and the Restricted Subsidiaries for such period determined on a consolidated basis in accordance with GAAP, excluding, without duplication, (A) extraordinary items for such period, (B) the cumulative effect of a change in accounting principles during such period to the extent included in consolidated net income (loss), (C) the net income for such period of any Person that is not a Subsidiary, or that is an Unrestricted Subsidiary, or that is accounted for by the equity method of accounting, or that is otherwise attributable to investments in joint ventures recorded using the equity method of accounting (provided that the amount of any dividends or distributions or other payments that are paid in cash (or to the extent of property and assets converted into cash) to the Borrower or a Restricted Subsidiary in respect of such period shall not be so excluded), (D) any after-tax effect of income (loss) from the early extinguishment of Indebtedness or hedging obligations or other derivative instruments, (E) non-cash income or charges resulting from mark-to-market accounting under Financial Accounting Standard No. 52 relating to Indebtedness denominated in foreign currencies, and (F) any unrealized net gains and losses resulting from hedging obligations and the application of Statement of Financial Accounting Standards No. 133,

(ii) an amount equal to the amount of all non-cash charges to the extent deducted in arriving at such consolidated net income (loss),

(iii) decreases in Consolidated Working Capital and long-term account receivables for such period (other than any such decreases arising from acquisitions by the Borrower and the Restricted Subsidiaries completed during such period), and

(iv) an amount equal to the aggregate net non-cash loss on Dispositions by the Borrower and the Restricted Subsidiaries during such period (other than Dispositions in the ordinary course of business) to the extent deducted in arriving at such consolidated net income (loss); over

(b) the sum, without duplication, of:

(i) an amount equal to the amount of all non-cash credits and cash charges included in arriving at consolidated net income (loss) of the Borrower and the Restricted Subsidiaries in clause (a)(i) above,

(ii) without duplication of amounts deducted pursuant to clause (xi) below in prior fiscal years, the amount of Capital Expenditures made in cash or accrued during such period pursuant to Section 7.15, except to the extent that such Capital Expenditures were financed with the proceeds of Indebtedness of the Borrower or the Restricted Subsidiaries,

(iii) the aggregate amount of all principal payments of Indebtedness of the Borrower and the Restricted Subsidiaries (including (A) the principal component of payments in respect of Capitalized Leases and (B) the amount of any mandatory prepayment of Term Loans pursuant to Section 2.05(b)(ii) to the extent required due to a Disposition that resulted in an increase to consolidated net income (loss) and not in excess of the amount of such increase but excluding (X) all other prepayments of Term Loans and (Y) all prepayments of Revolving Credit Loans and Swing Line Loans) made during such period (other than in respect of any revolving credit facility to the extent there is not an equivalent permanent reduction in commitments thereunder), except to the extent financed with the proceeds of other Indebtedness of the Borrower or the Restricted Subsidiaries,

(iv) an amount equal to the aggregate net non-cash gain on Dispositions by the Borrower and the Restricted Subsidiaries during such period (other than Dispositions in the ordinary course of business) to the extent included in arriving at such consolidated net income (loss),

(v) increases in Consolidated Working Capital and long-term account receivables for such period (other than any such increases arising from acquisitions by the Borrower and the Restricted Subsidiaries during such period),

(vi) cash payments by the Borrower and the Restricted Subsidiaries during such period in respect of long-term liabilities of the Borrower and the Restricted Subsidiaries other than Indebtedness,

(vii) without duplication of amounts deducted pursuant to clause (xi) below in prior fiscal years, the amount of Investments and acquisitions made during such period pursuant to Section 7.02 (other than Section 7.02(a)) to the extent that such Investments and acquisitions were financed with internally generated cash flow of the Borrower and the Restricted Subsidiaries,

(viii) the amount of Restricted Payments paid during such period pursuant to Section 7.06(f), (g), (h), (i), (k) and (l) to the extent such Restricted Payments were financed with internally generated cash flow of the Borrower and the Restricted Subsidiaries,

(ix) without duplication of amounts deducted from Excess Cash Flow in prior periods, the aggregate amount of expenditures actually made by the Borrower and the Restricted Subsidiaries in cash during such period (including expenditures for the payment of financing fees) to the extent that such expenditures are not expensed during such period,

(x) the aggregate amount of any premium, make-whole or penalty payments actually paid in cash by the Borrower and the Restricted Subsidiaries during such period that are required to be made in connection with any prepayment of Indebtedness,

(xi) without duplication of amounts deducted from Excess Cash Flow in prior periods, the aggregate consideration required to be paid in cash by the Borrower or any of the Restricted Subsidiaries pursuant to binding contracts (the “Contract Consideration”) entered into prior to or during such period relating to Permitted Acquisitions or Capital Expenditures to be consummated or made during the period of four consecutive fiscal quarters of the Borrower following the end of such period, provided that to the extent the aggregate amount of internally generated cash actually utilized to finance such Permitted Acquisitions during such period of four consecutive fiscal quarters is less than the Contract Consideration, the amount of such shortfall shall be added to the calculation of Excess Cash Flow at the end of such period of four consecutive fiscal quarters,

(xii) the amount of cash taxes paid in such period to the extent they exceed the amount of tax expense deducted in determining consolidated net income (loss) for such period,

(xiii) proceeds received by the Borrower and the Restricted Subsidiaries from insurance claims with respect to casualty events or business interruption which reimburse prior business expenses to the extent such expenses were added to consolidated net income (loss) for such period,

(xiv) cash indemnity payments received pursuant to indemnification provisions in any agreement in connection with the Merger, any Permitted Acquisition or any other Investment permitted hereunder (or in any similar agreement related to any other acquisition consummated prior to the Closing Date, including the acquisitions of Intrado Inc. and Raindance Communications, Inc.),

(xv) cash expenses incurred in connection with deferred compensation arrangements in connection with the Transactions,

(xvi) cash expenditures made in respect of Swap Contracts to the extent not reflected in the computation of consolidated net income (loss) for such period, and

(xvii) to the extent included in consolidated net income (loss) for such period, the Net Cash Proceeds of any Permitted Equity Issuances made pursuant to Section 8.05.

“Exchange Act” means the Securities Exchange Act of 1934.

“Exchange Rate” means on any day with respect to any currency other than Dollars, the rate at which such currency may be exchanged into Dollars, as set forth at approximately 11:00 a.m. (London time) on such day on the Reuters World Currency Page for such currency; in the event that such rate does not appear on any Reuters World Currency Page, the Exchange Rate shall be determined by reference to such other publicly available service for displaying exchange rates as may be agreed upon by the Administrative Agent and the Borrower, or, in the absence of such agreement, such Exchange Rate shall instead be the arithmetic average of the spot rates of exchange of the Administrative Agent in the market where its foreign currency exchange operations in respect of such currency are then being conducted, at or about 10:00 a.m. (New York City time) on such date for the purchase of Dollars for delivery two Business Days later.

“Excluded Net Cash Proceeds” means Net Cash Proceeds (determined without regard to the proviso at the end of paragraph (a) of the definition thereof) from any Disposition or Casualty Event in respect of, or by, (a) any Foreign Subsidiary (other than any Foreign Subsidiary to the extent that (i) such Foreign Subsidiary would at such time be permitted to distribute such Net Cash Proceeds to the Borrower or a Domestic Restricted Subsidiary in accordance with applicable laws, including regulatory and capital requirements, and (ii) no material adverse tax consequence would arise therefrom), (b) any Subsidiary which is not a wholly owned Subsidiary, to the extent such Net Cash Proceeds are used to assure compliance with regulatory capital requirements applicable to such Subsidiary, cannot be distributed to any Loan Party without adverse tax consequences or are otherwise distributed to shareholders of such Subsidiary who are not Loan Parties, (c) Equity Interests of any Unrestricted Subsidiary and (d) property and assets contributed to the Borrower other than by a Subsidiary of the Borrower.

“Excluded Receivables Management Subsidiary” means any Receivables Management Subsidiary that (a) is an obligor under any Receivables Management Financing or

(b) pursuant to the terms of any Receivables Management Financing, any service agreement (or similar arrangement) required by or entered into in connection with such Receivables Management Financing or any credit support provided by it in favor of any financier of such Receivables Management Financing, (i) is not permitted to be a Guarantor or (ii) the creation of a Lien on the Equity Interests of such Receivables Management Subsidiary is not permitted or would (including upon foreclosure thereof) result in a change of control (or similar event), default, termination, payment, purchase or repurchase obligation. Schedule 1.01F lists the Excluded Receivables Management Subsidiaries as of the Closing Date.

“Excluded Subsidiary” means (a) subject to Section 7.14, any Subsidiary that is not a wholly-owned Subsidiary, (b) any Receivables Subsidiary, (c) any Excluded Receivables Management Subsidiary, (d) each Subsidiary listed on Schedule 1.01C hereto, (e) any Subsidiary that is prohibited by applicable Law from guaranteeing the Obligations, (f) any Domestic Subsidiary that is a Subsidiary of a Foreign Subsidiary or a FSHCO, (g) any Restricted Subsidiary acquired pursuant to a Permitted Acquisition financed with secured Indebtedness incurred pursuant to Section 7.03(g) and each Restricted Subsidiary thereof that guarantees such Indebtedness; provided that each such Restricted Subsidiary shall cease to be an Excluded Subsidiary under this clause (g) if such secured Indebtedness is repaid or becomes unsecured or if such Restricted Subsidiary ceases to guarantee such secured Indebtedness, as applicable, (h) any Immaterial Subsidiary and (i) any other Subsidiary with respect to which, in the reasonable judgment of the Administrative Agent (confirmed in writing by notice to the Borrower), the cost or other consequences (including any adverse tax consequences) of providing a Senior Guarantee shall be excessive in view of the benefits to be obtained by the Lenders therefrom.

“Excluded Swap Obligation” means, with respect to any Guarantor, any Swap Obligation if, and to the extent that, all or a portion of the Guaranty of such Guarantor of, or the grant by such Guarantor of a security interest to secure, such Swap Obligation (or any Guaranty thereof) is or becomes illegal under or otherwise violates the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) by virtue of such Guarantor’s failure for any reason to constitute an “eligible contract participant” as defined in the Commodity Exchange Act and the regulations thereunder at the time the Guaranty of such Guarantor or the grant of such security interest becomes effective with respect to such Swap Obligation. If a Swap Obligation arises under a master agreement governing more than one swap, such exclusion shall apply only to the portion of such Swap Obligation that is attributable to swaps for which such Guarantee or security interest is or becomes illegal.

“Existing Credit Agreement” means the Amended and Restated Credit Agreement, dated as of November 15, 2004, among West, the Subsidiaries of West from time to time party thereto as guarantors, the lenders party thereto and Wachovia Bank, National Association, as Administrative Agent.

“Existing Letters of Credit” means the letters of credit outstanding on the ~~Closing~~Fifth Amendment Effective Date and set forth on Schedule 1.01D.

“~~Extended Maturity Revolving Credit Borrowing” means a borrowing consisting of simultaneous Extended Maturity Revolving Credit Loans of the same Type and, in~~

~~the case of Eurocurrency Rate Loans, having the same Interest Period made by each of the Extended Maturity Revolving Credit Lenders pursuant to Section 2.01(b).~~Existing Notes” means the 2018 Notes and the 2019 Notes.

“~~Extended Maturity Revolving Credit Commitment” means, as to each Extended Maturity Revolving Credit Lender, its obligation to (a) make Extended Maturity Revolving Credit Loans to the Borrower pursuant to Section 2.01(b), (b) purchase participations in L/C Obligations and (c) purchase participations in Swing Line Loans, in an aggregate principal amount at any one time outstanding not to exceed the amount set forth opposite such Lender’s name on Schedule 2.01 under the caption “Extended Maturity Revolving Credit Commitment” or in the Assignment and Assumption or Incremental Amendment, as applicable, pursuant to which such Lender becomes a party hereto, as applicable, as such amount may be adjusted from time to time in accordance with this Agreement, including pursuant to a Revolving Commitment Increase.~~ Existing Notes Indentures” means the 2018 Notes Indenture and the 2019 Notes Indenture.

~~“Extended Maturity Revolving Credit Exposure” means, as to each Extended Maturity Revolving Credit Lender, the sum of the outstanding principal amount of such Extended Maturity Revolving Credit Lender’s Extended Maturity Revolving Credit Loans and its Pro Rata Share of the L/C Obligations and the Swing Line Obligations at such time.~~

~~“Extended Maturity Revolving Credit Facility” means, at any time, the aggregate amount of the Extended Maturity Revolving Credit Lenders’ Extended Maturity Revolving Credit Commitments at such time.~~

~~“Extended Maturity Revolving Credit Lender” means, at any time, any Lender that has an Extended Maturity Revolving Credit Commitment at such time.~~

~~“Extended Maturity Revolving Credit Loans” has the meaning specified in Section 2.01(b).~~

“Extended Revolving Credit Commitment” has the meaning set forth in Section 2.17(b).

“Extended Term Loan” has the meaning set forth in Section 2.17(b).

“Extending Lender” has the meaning set forth in Section 2.17(a).

“Extension” has the meaning set forth in Section 2.17(a).

“Extension Amendment” has the meaning set forth in Section 2.17(a).

“Facility” means ~~the Term B-2 Loans, the Term B-4 Loans, the Term B-5 Loans, the Term B-6 Loans, the Term B-7 Loans, the Term B-8 Loans,~~ the Term B-9 Loans, the Term B-10 Loans, the Term A-1 Facility (including any Term A-1 Loans), any Extended Term Loans, the ~~Original Maturity Revolving Credit Facility, the Extended Maturity~~ Revolving Credit Facility, the Swing Line Sublimit or the Letter of Credit Sublimit, as the context may require.

“FATCA” has the meaning specified in Section 3.01(a).

“Federal Funds Rate” means, for any day, the rate per annum equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank on the Business Day next succeeding such day; provided that (a) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (b) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average of the quotations (rounded upward, if necessary, to a whole multiple of 1/100 of 1%) received by the Administrative Agent from three federal funds brokers of recognized standing selected by it on such day on such transactions as determined by the Administrative Agent.

“~~First~~Fifth Amendment” means that certain Amendment No. ~~1~~5 to ~~this~~Amended and Restated Credit Agreement, dated as of ~~August 15, 2012,~~July 1, 2014, among the Borrower~~,~~ the Subsidiary Borrowers, the ~~Lenders party thereto~~Guarantors party thereto, the Lenders party thereto, the Term A-1 Lenders (as defined therein), the New Revolving Lenders (as defined therein), the Swing Line Lender, the L/C Issuers and the Administrative Agent.

“~~First~~Fifth Amendment Effective Date” has the meaning specified in the ~~First~~Fifth Amendment. For avoidance of doubt, the Administrative Agent notified the parties to this Agreement that the ~~First~~Fifth Amendment Effective Date occurred as of ~~August 15, 2012.~~July 1, 2014.

“Foreign Exchange Component” means, with reference to any Swap Contract relating to Indebtedness, the cumulative change in fair value of such Swap Contract resulting exclusively from changes in spot exchange rates.

“Foreign Lender” has the meaning specified in Section 10.15(a)(i).

“Foreign Subsidiary” means any direct or indirect Restricted Subsidiary of the Borrower which (a) is not a Domestic Subsidiary or (b) is set forth on Schedule 1.01E.

“Foreign Subsidiary Available Investment Basket” means the following amounts, to the extent not previously utilized on or after the Fifth Amendment Effective Date: (a) $100,000,000 (net of any Returns in respect of any Investment made in reliance on this clause (a)), ~~(b) for the purposes of Section 7.02(i) only, the net cash proceeds of any Indebtedness incurred pursuant to Section 7.03(g)(ii), and (c~~and (b) the amounts referred to in Sections 7.02(n), 7.02(o) and 7.02(v) (and to the extent any of Sections 7.02(n), 7.02(o) and 7.02(v) is relied upon on or after the Fifth Amendment Effective Date for purposes of this definition, a corresponding amount under such Section shall be deemed to have been utilized on or after the Fifth Amendment Effective Date).

“Fourth Amendment” means that certain Amendment No. 4 to Amended and Restated Credit Agreement, dated as of January 24, 2014, among the Borrower, the Subsidiary Borrowers, the Guarantors party thereto, the Lenders party thereto, each Converting Lender, the Administrative Agent and the Designated Lender.

“Fourth Amendment Effective Date” has the meaning specified in the Fourth Amendment. For avoidance of doubt, the Administrative Agent notified the parties to this Agreement that the Fourth Amendment Effective Date occurred as of January 24, 2014.

“FRB” means the Board of Governors of the Federal Reserve System of the United States.

“FSHCO” means any Domestic Subsidiary, substantially all the assets of which consist of Equity Interests of one or more Foreign Subsidiaries within the meaning of Section 957 of the Code.

“Fund” means any Person (other than a natural person) that is engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course.

“Funded Debt” means all Indebtedness of the Borrower and the Restricted Subsidiaries for borrowed money that matures more than one year from the date of its creation or matures within one year from such date that is renewable or extendable, at the option of such Person, to a date more than one year from such date or arises under a revolving credit or similar agreement that obligates the lender or lenders to extend credit during a period of more than one year from such date, including Indebtedness in respect of the Loans.

“Further Election” has the meaning specified in Section 2.17(f)(i).

“GAAP” means generally accepted accounting principles in the United States of America, as in effect from time to time; provided, however, that if the Borrower notifies the Administrative Agent that the Borrower requests an amendment to any provision hereof to eliminate the effect of any change occurring after the Closing Date in GAAP or in the application thereof on the operation of such provision (or if the Administrative Agent notifies the Borrower that the Required Lenders request an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision amended in accordance herewith.

“Governmental Authority” means any nation or government, any state or other political subdivision thereof, any agency, authority, instrumentality, regulatory body, court, administrative tribunal, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

“Granting Lender” has the meaning specified in Section 10.07(h).

“Guarantee” means, as to any Person, without duplication, (a) any obligation, contingent or otherwise, of such Person guaranteeing or having the economic effect of guaranteeing any Indebtedness or other monetary obligation payable or performable by another Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of such Person, direct or indirect, (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other monetary obligation, (ii) to purchase or lease property, securities or services for the purpose of assuring the obligee in respect of such Indebtedness or monetary other obligation of the payment or performance of such Indebtedness or other monetary obligation, (iii) to maintain working capital, equity capital or any other financial statement condition or liquidity or level of income or cash flow of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other monetary obligation, or (iv) entered into for the purpose of assuring in any other manner the obligee in respect of such Indebtedness or other monetary obligation of the payment or performance thereof or to protect such obligee against loss in respect thereof (in whole or in part), or (b) any Lien on any assets of such Person securing any Indebtedness or other monetary obligation of any other Person, whether or not such Indebtedness or monetary other obligation is assumed by such Person (or any right, contingent or otherwise, of any holder of such Indebtedness to obtain any such Lien); provided that the term “Guarantee” shall not include endorsements for collection or deposit, in either case in the ordinary course of business, or customary and reasonable indemnity obligations in effect on ~~the Closing~~or prior to the Fifth Amendment Effective Date or entered into in connection with any acquisition or disposition of assets permitted under this Agreement (other than such obligations with respect to Indebtedness). The amount of any Guarantee shall be deemed to be an amount equal to the stated or determinable amount of the related primary obligation, or portion thereof, in respect of which such Guarantee is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by the guaranteeing Person in good faith. The term “Guarantee” as a verb has a corresponding meaning.

“Guarantors” has the meaning set forth in the definition of “Collateral and Guarantee Requirement.”

“Guaranty” means, collectively, (a) the Guarantee Agreement made by the Guarantors in favor of the Administrative Agent on behalf of the Secured Parties, substantially in the form of Exhibit F and (b) each other guaranty and guaranty supplement delivered pursuant to Section 6.11.

“Hazardous Materials” means all explosive or radioactive substances or wastes and all hazardous or toxic substances, wastes or pollutants, including petroleum or petroleum distillates, asbestos or asbestos-containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes and all other substances or wastes of any nature regulated pursuant to any Environmental Law.

“Hedge Bank” means Wells Fargo, any Lender or L/C Issuer, an Affiliate of Wells Fargo or any Lender or L/C Issuer, or any Person that was a Lender, L/C Issuer or Affiliate thereof at the time it entered into a Secured Hedge Agreement, with respect to any Secured Hedge Agreement entered into prior to, on or after the date of this Agreement.

“Holdings” means any Person that becomes the direct parent company of the Borrower owning directly, of record and beneficially, 100% of the outstanding Equity Interests of the Borrower, in which the Permitted Holders at such time shall have acquired, directly or indirectly, Equity Interests; provided, however, that upon the occurrence of a Holdings Election Event, Holdings shall comply with and shall be subject to (i) the mandatory prepayment provisions set forth in Section 2.05(b), (ii) the representations and warranties set forth in Article V, (iii) the covenants set forth in Articles VI and VII (and any Collateral Documents to which it becomes a party pursuant to the terms thereof), (iv) the provisions of Article VIII, and (v) in the case of clauses (i), (ii), (iii) and (iv), all related definitions.

“Holdings Election Event” means the occurrence of both of the following: (a) the Borrower shall become the Subsidiary of Holdings and (b) the Borrower shall make a Restricted Payments Interest Expense Election.

“Honor Date” has the meaning specified in Section 2.03(c)(i).

“Immaterial Subsidiary” means any Subsidiary designated in writing by the Borrower to the Administrative Agent as an Immaterial Subsidiary that does not, as of the last day of the most recently completed fiscal quarter of the Borrower, have assets with a value in excess of 3.0% of the consolidated total assets of the Borrower and its Subsidiaries and did not, as of the four-quarter period ending on the last day of such fiscal quarter, have revenues exceeding 3.0% of the consolidated revenues of the Borrower and its Subsidiaries; provided that if (a) such Subsidiary shall have been designated in writing by the Borrower to the Administrative Agent as an Immaterial Subsidiary, and (b) if (i) the aggregate assets then owned by all Subsidiaries of the Borrower that would otherwise constitute Immaterial Subsidiaries shall have a value in excess of 5.0% of the consolidated total assets of the Borrower and its Subsidiaries as of the last day of such fiscal quarter or (ii) the combined revenues of all Subsidiaries of the Borrower that would otherwise constitute Immaterial Subsidiaries shall exceed 5.0% of the consolidated revenues of the Borrower and its Subsidiaries for such four-quarter period, the Borrower shall redesignate one or more of such Subsidiaries to not be Immaterial Subsidiaries within ten (10) Business Days after delivery of the Compliance Certificate for such fiscal quarter such that only those such Subsidiaries as shall then have aggregate assets of less than 5.0% of the consolidated total assets of the Borrower and its Subsidiaries and combined revenues of less than 5.0% of the consolidated revenues of the Borrower and its Subsidiaries shall constitute Immaterial Subsidiaries.

“Increased Term Loans” has the meaning set forth in Section 2.14(a).

“Incremental Amendment” has the meaning set forth in Section 2.14(c).

“Incremental Facility Closing Date” has the meaning set forth in Section 2.14(c).

“Incremental Term Loans” has the meaning set forth in Section 2.14(a); provided that, for the avoidance of doubt, the Term ~~B~~A-~~6~~1 Loans shall not be deemed to be Incremental Term Loans for purposes of the last sentence ~~in~~of Section 2.14(a).

“Indebtedness” means, as to any Person at a particular time, without duplication, all of the following, whether or not included as indebtedness or liabilities in accordance with GAAP:

(a) all obligations of such Person for borrowed money and all obligations of such Person evidenced by bonds, debentures, notes, loan agreements or other similar instruments;

(b) the maximum amount (after giving effect to any prior drawings or reductions which may have been reimbursed) of all letters of credit (including standby and commercial), bankers’ acceptances, bank guaranties, surety bonds, performance bonds and similar instruments issued or created by or for the account of such Person;

(c) net obligations of such Person under any Swap Contract;

(d) all obligations of such Person to pay the deferred purchase price of property or services (other than (i) trade accounts payable in the ordinary course of business and (ii) any earn-out obligation until such obligation becomes a liability on the balance sheet of such Person in accordance with GAAP and is not paid after becoming due and payable);

(e) indebtedness (excluding prepaid interest thereon) secured by a Lien on property owned or being purchased by such Person (including indebtedness arising under conditional sales or other title retention agreements and mortgage, industrial revenue bond, industrial development bond and similar financings), whether or not such indebtedness shall have been assumed by such Person or is limited in recourse;

(f) all Attributable Indebtedness;

(g) all obligations of such Person in respect of Disqualified Equity Interests; and

(h) all Guarantees of such Person in respect of any of the foregoing.

For all purposes hereof, the Indebtedness of any Person shall (A) include the Indebtedness of any partnership or joint venture (other than a joint venture that is itself a corporation or limited liability company) in which such Person is a general partner or a joint venturer, except to the extent such Person’s liability for such Indebtedness is otherwise limited and only to the extent such Indebtedness would be included in the calculation of Consolidated Total Debt and (B) in the case of the Borrower and its Subsidiaries, exclude all intercompany Indebtedness having a term not exceeding 364 days (inclusive of any roll-over or extensions of terms) and made in the ordinary of business consistent with past practice. The amount of any net obligation under any Swap Contract on any date shall be deemed to be the Swap Termination Value thereof as of such date. The amount of Indebtedness of any Person for purposes of clause (e) shall be deemed to be equal to the lesser of (i) the aggregate unpaid amount of such Indebtedness and (ii) the fair market value of the property encumbered thereby as determined by such Person in good faith.

“Indemnified Liabilities” has the meaning set forth in Section 10.05.

“Indemnitees” has the meaning set forth in Section 10.05.

“Information” has the meaning specified in Section 10.08.

“Initial L/C Issuer” means each of Deutsche Bank ~~Trust Company Americas, in its~~AG New York Branch and Wells Fargo Bank, National Association, in their capacity as an issuer of Letters of Credit hereunder~~.“Initial New Revolving Commitment” has the meaning set forth in Section 2.17(f)(iii)~~.

“Intellectual Property Security Agreement” means the Intellectual Property Security Agreement, substantially in the form attached as Exhibit I.

“Interest Coverage Ratio” means, with respect to the Borrower and the Restricted Subsidiaries on a consolidated basis, as of the end of any fiscal quarter of the Borrower for the Test Period ending on such date, the ratio of (a) Consolidated EBITDA to (b) Consolidated Interest Expense.

“Interest Payment Date” means, (a) as to any Loan other than a Base Rate Loan, the last day of each Interest Period applicable to such Loan and the Maturity Date of the Facility under which such Loan was made; provided that if any Interest Period for a Eurocurrency Rate Loan exceeds three months, the respective dates that fall every three months after the beginning of such Interest Period shall also be Interest Payment Dates; and (b) as to any Base Rate Loan (including a Swing Line Loan), the last Business Day of each March, June, September and December and the Maturity Date of the Facility under which such Loan was made.

“Interest Period” means, as to each Eurocurrency Rate Loan, the period commencing on the date such Eurocurrency Rate Loan is disbursed or converted to or continued as a Eurocurrency Rate Loan and ending on the date one, two, three or six months thereafter, or to the extent agreed to by, or available to, each Lender of such Eurocurrency Rate Loan, nine or twelve months thereafter, as selected by the Borrower in its Committed Loan Notice; provided that:

(a) any Interest Period that would otherwise end on a day that is not a Business Day shall be extended to the next succeeding Business Day unless such Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Business Day;

(b) any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period; and

(c) no Interest Period shall extend beyond the Maturity Date of the Facility under which such Loan was made.

“Investment” means, as to any Person, any direct or indirect acquisition or investment by such Person, whether by means of (a) the purchase or other acquisition of Equity Interests or debt or other securities or receivables of another Person, (b) a loan, advance or capital contribution to, Guarantee or assumption of Indebtedness of, or purchase or other acquisition of any other debt or equity participation or interest in, another Person, including any partnership or joint venture interest in such other Person (excluding, in the case of the Borrower and its Restricted Subsidiaries, intercompany loans, advances, or Indebtedness having a term not exceeding 364 days (inclusive of any roll-over or extensions of terms) and made in the ordinary course of business consistent with past practice) or (c) the purchase or other acquisition (in one transaction or a series of transactions) of all or substantially all of the property and assets or business of another Person or assets constituting a business unit, line of business or division of such Person. For purposes of covenant compliance, the amount of any Investment shall be the amount actually invested, without adjustment for subsequent increases or decreases in the value of such Investment.

“IP Collateral” means all “Intellectual Property Collateral” referred to in the Collateral Documents and all of the other IP Rights that are or are required by the terms hereof or of the Collateral Documents to be subject to Liens in favor of the Administrative Agent for the benefit of the Secured Parties.

“IP Rights” has the meaning set forth in Section 5.15.

“IRS” means the United States Internal Revenue Service.

“Judgment Currency” has the meaning specified in Section 10.19.

“Junior Financing” has the meaning specified in Section 7.13.

“Junior Financing Documentation” means any documentation governing any Junior Financing.

“Junior Priority Intercreditor Agreement” means a customary intercreditor, collateral trust or other similar agreement entered into in connection with the issuance of any Additional Senior Secured Notes secured by Liens ranking junior to the Liens securing the Obligations, that provides, for terms substantially similar to those set forth on Exhibit M to this Agreement, with such changes (so long as such changes, taken as a whole, are not materially adverse to the Lenders), if any, as may be reasonably satisfactory to the Administrative Agent.

“Latest Maturity Date” means, at any date of determination, the latest Maturity Date applicable to any Loan or Commitment hereunder at such time, including the latest maturity date of any Extended Term Loan, any Extended Revolving Credit Commitment, any commitment in respect of any Extended Term Loan or any Incremental Term Loan, in each case as extended in accordance with this Agreement from time to time.

“Laws” means, collectively, all international, foreign, Federal, state and local statutes, treaties, rules, guidelines, regulations, ordinances, codes and administrative or judicial precedents or authorities, including the interpretation or administration thereof by any

Governmental Authority charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authority, in each case whether or not having the force of law.

“L/C Advance” means, with respect to each Revolving Credit Lender, such Lender’s funding of its participation in any L/C Borrowing in accordance with its Pro Rata Share.

“L/C Borrowing” means an extension of credit resulting from a drawing under any Letter of Credit which has not been reimbursed on the date when made or refinanced as a Revolving Credit Borrowing.

“L/C Credit Extension” means, with respect to any Letter of Credit, the issuance thereof or extension of the expiry date thereof, or the renewal or increase of the amount thereof.

“L/C Issuer” means the Initial L/C Issuer and any other Lender that becomes an L/C Issuer in accordance with Section 2.03(k) or 10.07(j), in each case, in its capacity as an issuer of Letters of Credit (including Existing Letters of Credit) hereunder, or any successor issuer of Letters of Credit hereunder.

“L/C Obligations” means, as at any date of determination, the aggregate undrawn amount of all outstanding Letters of Credit plus the aggregate of all Unreimbursed Amounts, including all L/C Borrowings.

“Left Lead New Term Facilities Arranger” means, ~~as the context requires, (i) with respect to the Third Amendment and the Term B-7 Loans and Term B-8 Loans, Deutsche Bank Securities Inc., in its capacity as the Left Lead New Term Facilities Arranger (as defined in the Third Amendment) and (ii)~~ with respect to the Fourth Amendment and the Term B-9 Loans and Term B-10 Loans, Wells Fargo Securities, LLC, in its capacity as the Left Lead New Term Facilities Arranger (as defined in the Fourth Amendment).

“Lender” has the meaning specified in the introductory paragraph to this Agreement and, as the context requires, includes an L/C Issuer and the Swing Line Lender, and their respective successors and assigns as permitted hereunder, each of which is referred to herein as a “Lender.”

~~“Lender Addendum” means, with respect to any applicable Lender, (i) a Lender Addendum, substantially in the form of Exhibit K, executed and delivered by such Lender on the Closing Date as provided in Section 10.23, (ii) a Lender Addendum, substantially in the form of Annex D to Amendment No. 1, executed and delivered by such Lender on the Amendment No. 1 Effective Date as provided in Amendment No. 1, (iii) a Lender Addendum, substantially in the form of Annex B to Amendment No. 2, executed and delivered by such Lender on the Amendment No. 2 Effective Date as provided in Amendment No. 2, (iv) a Lender Addendum, substantially in the form of Annex A to Amendment No. 5, executed and delivered by such Lender on the Amendment No. 5 Effective Date as provided in Amendment No. 5 or (v) a Lender Addendum, substantially in the form of Annex C to the First Amendment, executed and delivered by such Lender on the First Amendment Effective Date as provided in the First Amendment.~~

“Lending Office” means, as to any Lender, the office or offices of such Lender described as such in such Lender’s Administrative Questionnaire, or such other office or offices as a Lender may from time to time notify the Borrower and the Administrative Agent.

“Letter of Credit” means any letter of credit issued hereunder. A Letter of Credit may be a commercial letter of credit or a standby letter of credit.

“Letter of Credit Application” means an application and agreement for the issuance or amendment of a Letter of Credit in the form from time to time in use by the relevant L/C Issuer.

“Letter of Credit Expiration Date” means the day that is five (5) Business Days ~~prior to (i) the scheduled Contingent Maturity Date or, (ii) if the Contingent Maturity Date does not apply,~~ prior to the scheduled Maturity Date for the ~~Extended Maturity~~ Revolving Credit Facility (or~~, in the case of clause (i) or (ii)~~, if such day is not a Business Day, the next preceding Business Day).

“Letter of Credit Sublimit” means an amount equal to the lesser of (a) $30,000,000 and (b) the aggregate amount of the Revolving Credit Commitments. The Letter of Credit Sublimit is part of, and not in addition to, the Revolving Credit Facility.

“Lien” means any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), charge, or preference, priority or other security interest or preferential arrangement of any kind or nature whatsoever (including any conditional sale or other title retention agreement, any easement, right of way or other encumbrance on title to real property, and any Capitalized Lease having substantially the same economic effect as any of the foregoing).

“Loan” means (a) an extension of credit by a Lender to the Borrower under Article II in the form of a Term Loan, a Revolving Credit Loan or a Swing Line Loan, (b) the conversion of an outstanding Term B-~~4 Loan and/or Term B-5 Loan into a Term B-7 Loan by a Converting Term B-4/B-7 Lender and/or Converting Term B-5/B-7 Lender, respectively, pursuant to Sections 2.01(a)(v)(A) and 2.01(a)(v)(B), respectively, (c) the conversion of an outstanding Term B-4 Loan, Term B-5 Loan and/or Term B-6 Loan into a Term B-8 Loan by a Converting Term B-4/B8 Lender, Converting Term B-5/B-8 Lender and/or Converting Term B-6 Lender, respectively, pursuant to Sections 2.01(a)(vi)(A), 2.01(a)(vi)(B) and 2.01(a)(vi)(C), respectively, (d) the conversion of an outstanding Term B-~~7 Loan into a Term B-9 Loan by a Converting Term B-9 lender pursuant to Section 2.01(a)(~~vii~~iii)(A) and (~~e~~c) the conversion of an outstanding Term B-7 Loan and/or Term B-8 Loan into a Term B-10 Loan by a Converting Term B-7/B-10 Lender and/or Converting Term B-8/B-10 Lender, respectively, pursuant to Sections 2.01(a)(~~viii~~iv)(A) and 2.01(a)(~~viii~~iv)(B), respectively.

“Loan Conversion” means the automatic conversion of (a~~) outstanding Term B-4 Loans and Term B-5 Loans into Term B-7 Loans in accordance with Sections 2.01(a)(v)(A) and~~

~~2.01(a)(v)(B), respectively, (b) outstanding Term B-4 Loans, Term B-5 Loans and Term B-6 Loans into Term B-8 Loans in accordance with Sections 2.01(a)(vi)(A), 2.01(a)(vi)(B) and 2.01(a)(vi)(C), respectively, (c~~) outstanding Term B-7 Loans into Term B-9 Loans in accordance with Section 2.01(a)(~~vii~~iii)(A) and (~~d~~b) outstanding Term B-7 Loans and Term B-8 Loans into Term B-10 Loans in accordance with Sections 2.01(a)(~~viii~~iv)(A) and 2.01(a)(~~viii~~iv)(B), respectively.

“Loan Documents” means, collectively, (i) this Agreement, (ii) the Notes, (iii) the Restatement Agreement, (iv) the Guaranty, (v) the Collateral Documents and (vi) each Letter of Credit Application.

“Loan Parties” means, collectively, the Borrower, each Subsidiary Borrower and each Guarantor.

“Management Stockholders” means the members of management of the Borrower or its Subsidiaries who are investors in the Borrower or any direct or indirect parent thereof.

“Mandatory Prepayment Amount” has the meaning specified in Section 2.05(b)(vii).

“Master Agreement” has the meaning specified in the definition of “Swap Contract.”

“Material Adverse Effect” means (a) a material adverse effect on the business, operations, assets, liabilities (actual or contingent) or financial condition of the Borrower and its Subsidiaries, taken as a whole, (b) a material adverse effect on the ability of the Borrower or the Loan Parties (taken as a whole) to perform their respective payment obligations under any Loan Document to which the Borrower or any of the Loan Parties is a party or (c) a material adverse effect on the rights and remedies of the Lenders under any Loan Document.

“Material Real Property” means any real property owned by any Loan Party with a book value in excess of $~~3,000,000.~~5,000,000.

“Maturity Date” means (a) with respect to the ~~Original Maturity Revolving Credit Facility, October 24, 2012, (b) with respect to the Term B-2 Loans, October 24, 2013, (c) with respect to the Extended Maturity Revolving Credit Facility, January 15, 2016, (d) with respect to the Term B-4 Loans and Term B-5 Loans, July 15, 2016, provided, however, that in the case of clauses (c) and (d), the Maturity Dates with respect to the Extended Maturity Revolving Credit Facility, Term B-4 Loans and Term B-5 Loans shall automatically become July 15, 2014 (the “Contingent Maturity Date”) if, (i) as of such date, more than $50.0 million in aggregate principal amount of the Senior Notes remains outstanding and (ii) the Senior Secured Leverage Ratio (provided that for the purpose of calculating the Senior Secured Leverage Ratio, Consolidated Senior Secured Debt shall be calculated net of unrestricted cash and Cash Equivalents as contemplated by clause (b) of the first sentence of the definition of “Consolidated Total Debt,” without duplication of any amounts already deducted in arriving at such Consolidated Senior Secured Debt) as of the last day of the most recent Test Period for which~~

~~financial statements have been delivered under Section 6.01(a) or (b), as applicable, is greater than 2.8 to 1.0, (e) with respect to the Term B-6 Loans, June 30, 2018, (f) with respect to the Term B-7 Loans, July 15, 2016, (g) with respect to the Term B-8 Loans, June 30, 2018, (h) with respect to the Term B-9 Loans, July 15, 2016, and (i) with respect to the Term B-10 Loans, June 30, 2018.~~Revolving Credit Facility, July 1, 2019, (b) with respect to the Term B-9 Loans, July 15, 2016, (c) with respect to the Term B-10 Loans, June 30, 2018, and (d) with respect to the Term A-1 Loans, July 1, 2019; provided that the Maturity Date with respect to each of the Revolving Credit Facility and the Term A-1 Loans shall be April 2, 2018 if an aggregate principal amount of $500,000,000 or greater of Term B-10 Loans remain outstanding on such date.

“Maximum Rate” has the meaning specified in Section 10.10.

“Merger” means the between Omaha Acquisition Corp., a Delaware corporation, with and into West with West being the surviving corporation.

“Merger Agreement” means the Agreement and Plan of Merger, dated as of May 31, 2006, between Omaha and West.

“Merger Consideration” means the total funds required to consummate the Merger.

“Moody’s” means Moody’s Investors Service, Inc. and any successor thereto.

“Mortgage” means, collectively, the deeds of trust, trust deeds, hypothecs and mortgages made by the Loan Parties in favor or for the benefit of the Administrative Agent on behalf of the Lenders, substantially in the form of Exhibit L (with such changes as may be customary to account for local law matters), and any other mortgages executed and delivered pursuant to Section 6.11.

“Mortgage Policies” has the meaning specified in Section 6.13(b)(ii).

“Mortgaged Properties” has the meaning specified in paragraph (~~g~~f) of the definition of Collateral and Guarantee Requirement.

“Multiemployer Plan” means any employee benefit plan of the type described in Section 4001(a)(3) of ERISA, to which any Loan Party or any ERISA Affiliate makes or is obligated to make contributions, or during the preceding five plan years, has made or been obligated to make contributions.

“Net Cash Proceeds” means:

(a) with respect to the Disposition of any asset by the Borrower or any Restricted Subsidiary or any Casualty Event, the excess, if any, of (i) the sum of cash and Cash Equivalents received in connection with such Disposition or Casualty Event (including any cash or Cash Equivalents received by way of deferred payment pursuant to, or by monetization of, a note receivable or otherwise, but only as and when so received and, with respect to any Casualty Event, any insurance proceeds or condemnation awards in respect of such Casualty Event actually received by or paid to or for the account of the Borrower or any Restricted Subsidiary) over (ii) the sum of (A) the principal amount, premium or penalty, if any, interest and other amounts on any Indebtedness that is secured by the asset subject to such Disposition or Casualty Event and that is required to be repaid (and is timely repaid) in connection with such Disposition or Casualty Event (other than Indebtedness under the Loan Documents), (B) the out-of-pocket expenses (including attorneys’ fees, investment banking fees, survey costs, title insurance premiums, and related search and recording charges, transfer taxes, deed or mortgage recording taxes, other customary expenses and brokerage, consultant and other customary fees) actually incurred by the Borrower or such Restricted Subsidiary in connection with such Disposition or Casualty Event, (C) taxes paid or reasonably estimated to be actually payable in connection therewith, and (D) any reserve for adjustment in respect of (x) the sale price of such asset or assets established in accordance with GAAP and (y) any liabilities associated with such asset or assets and retained by the Borrower or any Restricted Subsidiary after such sale or other disposition thereof, including pension and other post-employment benefit liabilities and liabilities related to environmental matters or against any indemnification obligations associated with such transaction, it being understood that “Net Cash Proceeds” shall include any cash or Cash Equivalents (i) received upon the Disposition of any non-cash consideration received by the Borrower or any Restricted Subsidiary in any such Disposition and (ii) upon the reversal (without the satisfaction of any applicable liabilities in cash in a corresponding amount) of any reserve described in clause (D) of the preceding sentence or, if such liabilities have not been satisfied in cash and such reserve is not reversed within three hundred and sixty-five (365) days after such Disposition or Casualty Event, the amount of such reserve; provided that ~~(x)~~ no net cash proceeds calculated in accordance with the foregoing ~~realized in a single transaction or series of related transactions shall constitute Net Cash Proceeds unless such net cash proceeds shall exceed $10,000,000 and (y) no such net cash proceeds~~ shall constitute Net Cash Proceeds under this clause (a) in any fiscal year until the aggregate amount of all such net cash proceeds in such fiscal year shall exceed $~~20,000,000~~50,000,000 (and thereafter only net cash proceeds in excess of such amount shall constitute Net Cash Proceeds under this clause (a)); and

(b) with respect to the incurrence or issuance of any Indebtedness by the Borrower or any Restricted Subsidiary and, solely for purposes of the definition of Cumulative Growth Amount, the issuance (or sale) of Equity Interests of the Borrower, the excess, if any, of (i) the sum of the cash received in connection with such incurrence or issuance over (ii) the investment banking fees, underwriting discounts, commissions, costs and other out-of-pocket expenses and other customary expenses, incurred by the Borrower or such Restricted Subsidiary in connection with such incurrence or issuance.

“New Commitment Lender” has the meaning specified in the Fourth Amendment.

~~“New Notes” means the Senior Notes and the Senior Subordinated Notes.~~

~~“New Notes Documentation” means the New Notes, and all documents executed and delivered with respect to the New Notes, including the Senior Notes Indenture and the Senior Subordinated Notes Indenture.~~

“New Revolving Amount” has the meaning specified in Section 2.17(f)(i).

“New Revolving Commitment Lenders” has the meaning specified in Section 2.17(f)(i).

“New Revolving Credit Commitment” has the meaning specified in Section 2.17(f)(i).

~~“New Senior Notes” has the meaning specified in Section VI(h) of the Restatement Agreement.~~

“Non-Cash Charges” has the meaning set forth in the definition of the term “Consolidated EBITDA.”

“Non-Consenting Lenders” has the meaning specified in Section 3.07(d).

“Non-Converting Lenders” means~~, as the context requires, (i) each Lender with outstanding Term B-4 Loans, Term B-5 Loans or Term B-6 Loans immediately prior to the Third Amendment Effective Date that is not a Converting Lender and (ii)~~ each Lender with outstanding Term B-7 Loans or Term B-8 Loans immediately prior to the Fourth Amendment Effective Date that is not a Converting Lender.

“Non-Electing Lender” has the meaning specified in Section 2.17(f)(i).

“Non-Loan Party” means a Restricted Subsidiary that is not a Loan Party.

“Nonrenewal Notice Date” has the meaning specified in Section 2.03(b)(iii).

“Note” means a Term Note or a Revolving Credit Note, as the context may require.

“Notice of Intent to Cure” has the meaning specified in Section 6.02(b).

“Not Otherwise Applied” means, with reference to any amount of Net Cash Proceeds of any transaction or event, that such amount (a) was not required to be applied to prepay the Loans pursuant to Section 2.05(b), and (b) was not previously applied in determining the permissibility of a transaction under the Loan Documents where such permissibility was (or may have been) contingent on receipt of such amount or utilization of such amount for a specified purpose. The Borrower shall promptly notify the Administrative Agent of any application of such amount as contemplated by (b) above.

“NPL” means the National Priorities List under CERCLA.

“Obligations” means all (x) advances to, and debts, liabilities, obligations, covenants and duties of, any Loan Party and its Subsidiaries arising under any Loan Document or otherwise with respect to any Loan or Letter of Credit, whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising and including interest and fees that accrue after the commencement by or against any Loan Party or Subsidiary of any proceeding under any Debtor Relief Laws naming such Person as the debtor in such proceeding, regardless of whether such interest and fees are allowed claims in such proceeding, (y) obligations of any Loan Party and its Subsidiaries arising under any Secured Hedge Agreement (excluding any Excluded Swap Obligations) and (z) Cash Management Obligations. Without limiting the generality of the foregoing, the Obligations of the Loan Parties under the Loan Documents (and of their Subsidiaries to the extent they have obligations under the Loan Documents) include (a) the obligation (including guarantee obligations) to pay principal, interest, Letter of Credit commissions, reimbursement obligations, charges, expenses, fees, Attorney Costs, indemnities and other amounts payable by any Loan Party or its Subsidiaries under any Loan Document and (b) the obligation of any Loan Party or any of its Subsidiaries to reimburse any amount in respect of any of the foregoing that any Lender, in its sole discretion, may elect to pay or advance on behalf of such Loan Party or such Subsidiary.

“Organization Documents” means, (a) with respect to any corporation, the certificate or articles of incorporation and the bylaws (or equivalent or comparable constitutive documents with respect to any non-U.S. jurisdiction); (b) with respect to any limited liability company, the certificate or articles of formation or organization and operating agreement; and (c) with respect to any partnership, joint venture, trust or other form of business entity, the partnership, joint venture or other applicable agreement of formation or organization and any agreement, instrument, filing or notice with respect thereto filed in connection with its formation or organization with the applicable Governmental Authority in the jurisdiction of its formation or organization and, if applicable, any certificate or articles of formation or organization of such entity.

“Original Credit Agreement” has the meaning specified in the introductory paragraph to this Agreement.

~~“Original Maturity Revolving Credit Borrowing” means a borrowing consisting of simultaneous Original Maturity Revolving Credit Loans of the same Type and, in the case of Eurocurrency Rate Loans, having the same Interest Period made by each of the Original Maturity Revolving Credit Lenders pursuant to Section 2.01(b).~~

~~“Original Maturity Revolving Credit Commitment” means, as to each Original Maturity Revolving Credit Lender, its obligation to (a) make Original Maturity Revolving Credit Loans to the Borrower pursuant to Section 2.01(b), (b) purchase participations in L/C Obligations and (c) purchase participations in Swing Line Loans, in an aggregate principal amount at any one time outstanding not to exceed the amount set forth opposite such Lender’s name on Schedule 2.01 under the caption “Original Maturity Revolving Credit Commitment” or in the Assignment and Assumption pursuant to which such Lender becomes a party hereto, as applicable, as such amount may be adjusted from time to time in accordance with this Agreement, including pursuant to a Revolving Commitment Increase.~~

~~“Original Maturity Revolving Credit Exposure” means, as to each Original Maturity Revolving Credit Lender, the sum of the outstanding principal amount of such Original Maturity Revolving Credit Lender’s Original Maturity Revolving Credit Loans and its Pro Rata Share of the L/C Obligations and the Swing Line Obligations at such time.~~

~~“Original Maturity Revolving Credit Facility” means, at any time, the aggregate amount of the Original Maturity Revolving Credit Lenders’ Original Maturity Revolving Credit Commitments at such time.~~

~~“Original Maturity Revolving Credit Lender” means, at any time, any Lender that has an Original Maturity Revolving Credit Commitment at such time.~~

~~“Original Maturity Revolving Credit Loans” has the meaning specified in Section 2.01(b).~~

“Other Taxes” has the meaning specified in Section 3.01(b).

“Outstanding Amount” means (a) with respect to Term Loans, Revolving Credit Loans and Swing Line Loans on any date, the principal amount thereof then outstanding after giving effect to any borrowings and prepayments or repayments of Term Loans, Revolving Credit Loans (including any refinancing of outstanding unpaid drawings under Letters of Credit or L/C Credit Extensions as a Revolving Credit Borrowing) and Swing Line Loans, as the case may be, occurring on such date; and (b) with respect to any L/C Obligations on any date, the amount thereof on such date after giving effect to any L/C Credit Extension occurring on such date and any other changes thereto as of such date, including as a result of any reimbursements of outstanding unpaid drawings under any Letters of Credit (including any refinancing of outstanding unpaid drawings under Letters of Credit or L/C Credit Extensions as a Revolving Credit Borrowing) or any reductions in the maximum amount available for drawing under Letters of Credit taking effect on such date.

“Pari Passu Intercreditor Agreement” means an intercreditor, collateral trust or other similar agreement, substantially in the form of Exhibit N, entered into in connection with the issuance of any Additional Senior Secured Notes secured by Liens ranking pari passu to the Liens securing the Obligations, appropriately modified to reflect the terms of the applicable issue of Additional Senior Secured Notes and with such other changes (so long as such changes, taken as a whole, are not materially adverse to the Lenders), if any, as may be reasonably satisfactory to the Administrative Agent.

“Participant” has the meaning specified in Section 10.07(e).

“PBGC” means the Pension Benefit Guaranty Corporation.

“Pension Plan” means any “employee pension benefit plan” (as such term is defined in Section 3(2) of ERISA), other than a Multiemployer Plan, that is subject to Title IV of ERISA and is sponsored or maintained by any Loan Party or any ERISA Affiliate or to which any Loan Party or any ERISA Affiliate contributes or has an obligation to contribute, or in the case of a multiple employer or other plan described in Section 4064(a) of ERISA, has any obligations or liabilities contingent or otherwise.

“Permitted Acquisition” means any Permitted Basket Acquisition and the purchase or other acquisition of property and assets or businesses of any Person or of assets constituting a business unit, a line of business or division of such Person, or Equity Interests in a Person that, upon the consummation thereof, will be a wholly owned Restricted Subsidiary of the Borrower (including as a result of a merger or consolidation) made under Section 7.02(n), (o) or (v).

“Permitted Basket Acquisition” has the meaning specified in Section 7.02(i).

“Permitted Equity Issuance” means any sale or issuance of any Qualified Equity Interests of the Borrower to the extent permitted hereunder.

“Permitted Holders” means Gary L. West and Mary E. West (together with their respective heirs and any trust established for their benefit or for the benefit of such heirs) and the Equity Investors other than the Management Stockholders to the extent that the amount of the outstanding voting stock of the Borrower owned beneficially or of record by such Management Stockholders in the aggregate at any time exceeds ten percent (10%) of the total amount of the outstanding voting stock of the Borrower at such time.

“Permitted Refinancing” means, with respect to any Person, any modification, refinancing, refunding, renewal, replacement or extension of any Indebtedness of such Person; provided that (a) the principal amount (or accreted value, if applicable) thereof does not exceed the principal amount (or accreted value, if applicable) of the Indebtedness so modified, refinanced, refunded, renewed, replaced or extended except by an amount equal to unpaid accrued interest (including interest paid-in-kind) together with accrued but unpaid interest and premium, penalties and similar amounts thereon plus other amounts paid (including any tender premium and similar amounts), and fees and expenses reasonably incurred (including commitment, underwriting and all other financing fees), in connection with such modification, refinancing, refunding, renewal, replacement or extension and by an amount equal to any existing commitments unutilized thereunder, (b) other than with respect to a Permitted Refinancing in respect of Indebtedness permitted pursuant to Section 7.03(e), such modification, refinancing, refunding, renewal, replacement or extension has a final maturity date equal to or later than the final maturity date of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Indebtedness being modified, refinanced, refunded, renewed, replaced or extended, (c) other than with respect to a Permitted Refinancing in respect of Indebtedness permitted pursuant to Section 7.03(e), at the time thereof, no Event of Default shall have occurred and be continuing, and (d) if such Indebtedness being modified, refinanced, refunded, renewed, replaced or extended is Indebtedness permitted pursuant to Section 7.03(b), 7.03(h) (solely in respect of Specified Junior Financing), 7.03(v) or 7.03(~~v~~z), (i) to the extent such Indebtedness being modified, refinanced, refunded, renewed, replaced or extended is subordinated in right of payment to the Obligations, such modification, refinancing, refunding, renewal, replacement or extension is subordinated in right of payment to the Obligations on terms at least as favorable to the Lenders as those contained in the documentation governing the Indebtedness being modified, refinanced, refunded, renewed, replaced or extended, and (ii) such modification, refinancing, refunding, renewal, replacement or extension is incurred by one or more Persons who are the obligors of the Indebtedness being modified, refinanced, refunded, renewed, replaced or extended.

“Permitted Unsecured Indebtedness” means any Indebtedness of the Borrower and/or any other Loan Parties that (a) is unsecured, (b) has terms and conditions (including as to covenants) customary for senior notes issued under Rule 144A of the Securities Act, (c) is not scheduled to mature prior to the date that is ninety-one (91) days after the Latest Maturity Date, (d) has no scheduled amortization or scheduled payments of principal (other than customary offers to purchase) prior to the Latest Maturity Date, (e) has covenant, default and remedy provisions no more expansive in scope, or mandatory prepayment, repurchase or redemption provisions no more expansive in scope, taken as a whole, than those set forth in the indenture governing the ~~New~~ Senior Notes (other than, if such unsecured Indebtedness is subordinated, as would customarily be contained in senior subordinated debt securities), (f) immediately prior to and immediately after the incurrence of such Indebtedness, no Default or Event of Default shall exist; and (g) the Borrower shall be in compliance with each of the covenants set forth in Section 7.11 after giving Pro Forma Effect to the incurrence of such Indebtedness and the application of proceeds thereof as of the last day of the most recent Test Period.

“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

“Plan” means any “employee benefit plan” (as such term is defined in Section 3(3) of ERISA) established by any Loan Party or, with respect to any such plan that is subject to Section 412 of the Code or Title IV of ERISA, any ERISA Affiliate.

“Pledged Debt” has the meaning specified in the Security Agreement.

“Pledged Equity” has the meaning specified in the Security Agreement.

“Post-Acquisition Period” means, with respect to any Permitted Acquisition, the period beginning on the date such Permitted Acquisition is consummated and ending on the last day of the sixth full consecutive fiscal quarter immediately following the date on which such Permitted Acquisition is consummated.

“Post Effectiveness” has the meaning specified in Section 2.17(f)(ii).

“Pre-Effectiveness” has the meaning specified in Section 2.17(f)(ii).

“Preferred Stock” means any Equity Interest with preferential rights of payment of dividends or upon liquidation, dissolution, or winding up.

“Prepayment Date” has the meaning specified in Section 2.05(b)(vii).

“Prepayment Option Notice” has the meaning specified in Section 2.05(b)(vii).

“Prime Rate” means the prime lending rate as set forth on the British Banking Association Telerate Page 5 (or such other comparable page as may, in the opinion of the

Administrative Agent, replace such page for the purpose of displaying such rate), as in effect from time to time. Any change in the Base Rate due to a change in the Prime Rate actually available or the Federal Funds Effective Rate shall be effective as of the opening of business on the effective day of such change in the Prime Rate or the Federal Funds Effective Rate, respectively. The Prime Rate is a reference rate and does not necessarily represent the lowest or best rate actually available.

“Prior Senior Notes” has the meaning given to the term “New Senior Notes” in Section VI(h) of the Restatement Agreement.

“Prior Senior Notes Indenture” means the indenture for the Prior Senior Notes, dated as of October 24, 2006, together with any other agreement documenting the Prior Senior Notes.

“Prior Senior Subordinated Notes” means $450,000,000 in aggregate principal amount of senior subordinated notes issued by the Borrower and any exchange notes issued in respect thereof on substantially the same terms.

“Prior Senior Subordinated Notes Indenture” means the indenture for the Prior Senior Subordinated Notes, dated as of October 24, 2006, together with any other agreement documenting the Prior Senior Subordinated Notes.

“Pro Forma Adjustment” means, for any Test Period that includes all or any part of a fiscal quarter included in any Post-Acquisition Period, with respect to the Acquired EBITDA of the applicable Acquired Entity or Business or the Consolidated EBITDA of the Borrower, the pro forma increase or decrease in such Acquired EBITDA or such Consolidated EBITDA, as the case may be, projected by the Borrower in good faith as a result of (a) actions taken during such Post-Acquisition Period for the purposes of realizing reasonably identifiable and factually supportable cost savings and synergies or (b) any additional costs incurred during such Post-Acquisition Period, in each case in connection with the combination of the operations of such Acquired Entity or Business with the operations of the Borrower and the Restricted Subsidiaries; provided that, so long as such actions are taken during such Post-Acquisition Period or such costs are incurred during such Post-Acquisition Period, as applicable, the cost savings and synergies related to such actions or such additional costs, as applicable, it may be reasonably assumed, for purposes of projecting such pro forma increase or decrease to such Acquired EBITDA or such Consolidated EBITDA, as the case may be, that such cost savings and synergies will be realizable during the entirety of such Test Period, or such additional costs, as applicable, will be incurred during the entirety of such Test Period; provided further that any such pro forma increase or decrease to such Acquired EBITDA or such Consolidated EBITDA, as the case may be, shall be without duplication for cost savings, synergies or additional costs already included in such Acquired EBITDA or such Consolidated EBITDA, as the case may be, for such Test Period.

“Pro Forma Balance Sheet” has the meaning set forth in Section 5.05(a)(ii).

“Pro Forma Basis,” “Pro Forma Compliance” and “Pro Forma Effect” mean, with respect to compliance with any test or covenant hereunder, that (A) to the extent applicable,

the Pro Forma Adjustment shall have been made and (B) all Specified Transactions and the following transactions in connection therewith shall be deemed to have occurred as of the first day of the applicable period of measurement in such test or covenant: (a) income statement items (whether positive or negative) attributable to the property or Person subject to such Specified Transaction, (i) in the case of a Disposition of all or substantially all Equity Interests in any Subsidiary of the Borrower or any division, product line, or facility used for operations of the Borrower or any of its Subsidiaries, shall be excluded, and (ii) in the case of a Permitted Acquisition or Investment described in the definition of “Specified Transaction,” shall be included, (b) any repayment, redemption or other retirement of Indebtedness and any assumption of Indebtedness by a third party, and (c) any Indebtedness incurred or assumed by the Borrower or any of the Restricted Subsidiaries in connection therewith and if such Indebtedness has a floating or formula rate, shall have an implied rate of interest for the applicable period for purposes of this definition determined by utilizing the rate which is or would be in effect with respect to such Indebtedness as at the relevant date of determination; provided that, without limiting the application of the Pro Forma Adjustment pursuant to (A) above, the foregoing pro forma adjustments may be applied to any such test or covenant solely to the extent that such adjustments are consistent with the definition of Consolidated EBITDA and give effect to events (including operating expense reductions) that are (i) (x) directly attributable to such transaction, (y) expected to have a continuing impact on the Borrower and the Restricted Subsidiaries and (z) factually supportable or (ii) otherwise consistent with the definition of Pro Forma Adjustment.

“Pro Forma Financial Statements” has the meaning set forth in Section 5.05(a)(ii).

“Pro Rata Extension Offer” has the meaning set forth in Section 2.17.

“Pro Rata Share” means, with respect to each Lender at any time, (i) a fraction (expressed as a percentage, carried out to the ninth decimal place), the numerator of which is the amount of the Commitments of such Lender under the applicable Facility or Facilities at such time and the denominator of which is the amount of the Aggregate Commitments under the applicable Facility or Facilities at such time; provided that if such Commitments have been terminated, then the Pro Rata Share of each Lender shall be determined based on the Pro Rata Share of such Lender immediately prior to such termination and after giving effect to any subsequent assignments made pursuant to the terms hereof, (ii) for purposes of Section 2.02(b) only, ~~at the time of the funding of the Additional Term B-7 Loans on the Third Amendment Effective Date, a fraction (expressed as a percentage, carried out to the ninth decimal place), the numerator of which is the amount of the Additional Term B-7 Commitment of such Lender at such time and the denominator of which is the sum of the aggregate Additional Term B-7 Commitments of all Lenders at such time, (iii) for purposes of Section 2.02(b) only, at the time of the funding of the Additional Term B-8 Loans on the Third Amendment Effective Date, a fraction (expressed as a percentage, carried out to the ninth decimal place), the numerator of which is the amount of the Additional Term B-8 Commitment of such Lender at such time and the denominator of which is the sum of the aggregate Additional Term B-8 Commitments of all Lenders at such time, (iv) for purposes of Section 2.02(b) only,~~ at the time of the funding of the Additional Term B-9 Loans on the Fourth Amendment Effective Date, a fraction (expressed as a percentage, carried out to the ninth decimal place), the numerator of which is the amount of the

Additional Term B-9 Commitment of such Lender at such time and the denominator of which is the sum of the aggregate Additional Term B-9 Commitments of all Lenders at such time, ~~and~~ (~~v~~iii) for purposes of Section 2.02(b) only, at the time of the funding of the Additional Term B-10 Loans on the Fourth Amendment Effective Date, a fraction (expressed as a percentage, carried out to the ninth decimal place), the numerator of which is the amount of the Additional Term B-10 Commitment of such Lender at such time and the denominator of which is the sum of the aggregate Additional Term B-10 Commitments of all Lenders at such time and (iv) for purposes of Section 2.02(b) only, at the time of the funding of the Term A-1 Loans, a fraction (expressed as a percentage, carried out to the ninth decimal place), the numerator of which is the amount of the Term A-1 Commitment of such Lender at such time and the denominator of which is the sum of the aggregate Term A-1 Commitments of all Term A-1 Lenders at such time.

“Projections” shall have the meaning set forth in Section 6.01(c).

“Qualified ECP Guarantor” means, in respect of any Swap Obligation, each Loan Party that has total assets exceeding $10,000,000 at the time the relevant Guarantee or grant of the relevant security interest becomes effective with respect to such Swap Obligation or such other person as constitutes an “eligible contract participant” under the Commodity Exchange Act or any regulations promulgated thereunder and can cause another person to qualify as an “eligible contract participant” at such time by entering into a keepwell under Section 1a(18)(A)(v)(II) of the Commodity Exchange Act.

“Qualified Equity Interests” means any Equity Interests that are not Disqualified Equity Interests.

“Qualifying IPO” means the issuance by the Borrower or any direct or indirect parent of the Borrower of its common Equity Interests in an underwritten primary public offering (other than a public offering pursuant to a registration statement on Form S-8) pursuant to an effective registration statement filed with the SEC in accordance with the Securities Act (whether alone or in connection with a secondary public offering).

“Receivables Facility” means any of one or more receivables financing facilities as amended, supplemented, modified, extended, renewed, restated or refunded from time to time, the Obligations of which are non recourse (except for customary representations, warranties, covenants and indemnities made in connection with such facilities) to the Borrower or any of its Restricted Subsidiaries (other than a Receivables Subsidiary).

“Receivables Management Assets” means any debt or other obligations, including receivables and defaulted, contingent and charged-off obligations, any participation or interest therein, and all rights and interests related to, or arising in connection with, any of the foregoing, including any agreements, documents and instruments.

“Receivables Management Business” means the segment of the Borrower’s consolidated businesses relating to Receivables Management Assets, including, without limitation, servicing, collecting, purchasing and selling Receivables Management Assets and any financing thereof.

“Receivables Management Financing” means, with respect to any Receivables Management Subsidiary, any Indebtedness incurred for the purpose of making Investments in Receivables Management Assets and operating the Receivables Management Business; provided, that the Indebtedness thereunder is not (a) repayable or guaranteed by the Borrower or any Restricted Subsidiary other than Receivables Management Subsidiaries and (b) secured by the assets of the Borrower or any Restricted Subsidiary other than the property and assets of Receivables Management Subsidiaries and the Equity Interests of Receivables Management Subsidiaries.

“Receivables Management Leverage Ratio” means, with respect to the Receivables Management Subsidiaries, as of any date of determination, the ratio of (a) Consolidated Total Indebtedness attributable to the Receivables Management Subsidiaries under Receivables Management Financings to (b) Consolidated EBITDA attributable to the Receivables Management Subsidiaries.

“Receivables Management Subsidiary” means any Restricted Subsidiary substantially all of whose activities consist of engaging in the Receivables Management Business.

“Receivables Subsidiary” means any Subsidiary formed for the purpose of, and that solely engages in, one or more Receivables Facilities and other activities reasonably related thereto.

“Refinanced Term Loans” has the meaning specified in Section 10.01.

“Refunding Loans” has the meaning set forth in Section 2.03(c)(i).

“Register” has the meaning set forth in Section 10.07(d).

“Replacement Term Loans” has the meaning specified in Section 10.01.

~~“Replacement Revolving Commitments” means Revolving Commitment Increases made pursuant to Section 2.14 from and after the date hereof and on or prior to the Maturity Date of the Original Maturity Revolving Credit Commitments in an aggregate amount not exceeding the Original Maturity Revolving Credit Commitments on the Restatement Effective Date.~~

“Reportable Event” means any of the events set forth in Section 4043(c) of ERISA or the regulations issued thereunder, other than events for which the thirty (30) day notice period has been waived.

“Request for Credit Extension” means (a) with respect to a Borrowing, conversion or continuation of Term Loans or Revolving Credit Loans, a Committed Loan Notice, (b) with respect to an L/C Credit Extension, a Letter of Credit Application, and (c) with respect to a Swing Line Loan, a Swing Line Loan Notice.

“Required Lenders” means, as of any date of determination, Lenders having more than 50% of the sum of the (a) Total Outstandings (with the aggregate amount of each

Lender’s risk participation and funded participation in L/C Obligations and Swing Line Loans being deemed “held” by such Lender for purposes of this definition), (b) aggregate unused Term Commitments and (c) aggregate unused Revolving Credit Commitments; provided that the unused Term Commitment and unused Revolving Credit Commitment of, and the portion of the Total Outstandings held or deemed held by, any Defaulting Lender shall be excluded for purposes of making a determination of Required Lenders.

“Responsible Officer” means the chief executive officer, president, vice president, chief financial officer, treasurer or assistant treasurer or other similar officer of a Loan Party and, as to any document delivered on the Closing Date, the Fourth Amendment ~~No. 1~~ Effective Date, the ~~Amendment No. 2 Effective Date, the Amendment No. 5 Effective Date, the First Amendment Effective Date, the Third Amendment Effective Date, the Fourth~~Fifth Amendment Effective Date or the Restatement Effective Date, any secretary or assistant secretary of a Loan Party. Any document delivered hereunder that is signed by a Responsible Officer of a Loan Party shall be conclusively presumed to have been authorized by all necessary corporate, partnership and/or other action on the part of such Loan Party and such Responsible Officer shall be conclusively presumed to have acted on behalf of such Loan Party.

“Restatement Agreement” means that certain Restatement Agreement, dated as of October 5, 2010, with respect to this Agreement.

“Restatement Effective Date” means October 5, 2010.

“Restricted Payment” means any dividend or other distribution (whether in cash, securities or other property) with respect to any Equity Interest of the Borrower or any Restricted Subsidiary, or any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, defeasance, acquisition, cancellation or termination of any such Equity Interest, or on account of any return of capital to the Borrower’s stockholders, partners or members (or the equivalent Persons thereof).

“Restricted Payments Interest Expense Election” has the meaning set forth in Section 7.06(k).

“Restricted Subsidiary” means any Subsidiary of the Borrower other than an Unrestricted Subsidiary.

“Returns” means, with respect to any Investment, dividends, distributions, return of capital, interest, fees, premium, repayment of principal, income, profits (from Disposition or otherwise) and other amounts realized from any Investment.

“Revolving Commitment Increase” has the meaning set forth in Section 2.14(a).

“Revolving Commitment Increase Lender” has the meaning set forth in Section 2.14(~~d~~e).

“Revolving Credit Borrowing” means ~~any Original Maturity Revolving Credit Borrowing or any Extended Maturity Revolving Credit Borrowing, as applicable; provided that prior to the Maturity Date of the Original Maturity Revolving Credit Facility, all Revolving Credit Borrowings shall be made ratably between the aggregate amount of Original Maturity Revolving Credit Commitments and Extended Maturity Revolving Credit Commitments.~~a borrowing consisting of simultaneous Revolving Credit Loans of the same Type and, in the case of Eurocurrency Rate Loans, having the same Interest Period made by each of the Revolving Credit Lenders pursuant to Section 2.01(b).

“Revolving Credit Commitment” means ~~any Original Maturity Revolving Credit Commitment or any Extended Maturity Revolving Credit Commitment, as applicable.~~

, as to each Revolving Credit Lender, its obligation to (a) make Revolving Credit Loans to the Borrower pursuant to Section 2.01(b), (b) purchase participations in L/C Obligations and (c) purchase participations in Swing Line Loans, in an aggregate principal amount at any one time outstanding not to exceed the amount set forth opposite such Lender’s name on Schedule 2.01 (as amended and restated by the Fifth Amendment) under the caption “Revolving Credit Commitment” or in the Assignment and Assumption pursuant to which such Lender becomes a party hereto, as applicable, as such amount may be adjusted from time to time in accordance with this Agreement, including pursuant to a Revolving Commitment Increase. The aggregate Revolving Credit Commitments of all Revolving Credit Lenders on the Fifth Amendment Effective Date is $300,000,000.

“Revolving Credit Exposure” means ~~any Original Maturity Revolving Credit Exposure or any Extended Maturity Revolving Credit Exposure, as applicable.~~

~~“Revolving Credit Facility” means any Original Maturity Revolving Credit Facility or any Extended Maturity Revolving Credit Facility, as applicable.~~

~~“Revolving Credit Lender” means any Original Maturity Revolving Credit Lender or any Extended Maturity Revolving Credit Lender, as applicable~~, as to each Revolving Credit Lender, the sum of the outstanding principal amount of such Revolving Credit Lender’s Revolving Credit Loans and its Pro Rata Share of the L/C Obligations and the Swing Line Obligations at such time.

“Revolving Credit Facility” means, at any time, the aggregate amount of the Revolving Credit Lenders’ Revolving Credit Commitments at such time.

“Revolving Credit Lender” means, at any time, any Lender that has a Revolving Credit Commitment at such time.

“Revolving Credit Loans” ~~means any Original Maturity Revolving Credit Loans or any Extended Maturity Revolving Credit Loans, as applicable.~~has the meaning specified in Section 2.01(b).

“Revolving Credit Note” means a promissory note of the Borrower payable to any Revolving Credit Lender or its registered assigns, in substantially the form of Exhibit C-2 hereto, evidencing the aggregate Indebtedness of the Borrower to such Revolving Credit Lender resulting from the Revolving Credit Loans made by such Revolving Credit Lender.

“Revolving Pro Rata Extension Offers” has the meaning specified in Section 2.17(a).

“Rollover Amount” has the meaning set forth in Section 7.15(b).

“S&P” means Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc., and any successor thereto.

“Same Day Funds” means immediately available funds.

“SEC” means the Securities and Exchange Commission, or any Governmental Authority succeeding to any of its principal functions.

“Secured Hedge Agreement” means any Swap Contract permitted under Article VII that is entered into or has been entered into prior to the Closing Date by and between any Loan Party or any Restricted Subsidiary and any Hedge Bank; provided that for the purposes of the Loan Documents in no circumstances shall any Excluded Swap Obligations constitute Obligations with respect to any Secured Hedge Agreement.

“Secured Obligations” has the meaning specified in the Security Agreement.

“Secured Parties” means, collectively, the Administrative Agent, the Lenders, the Hedge Banks, the Supplemental Administrative Agent and each co-agent or sub-agent appointed by the Administrative Agent from time to time pursuant to Section 9.01(c).

“Securities Act” means the Securities Act of 1933.

“Security Agreement” means, collectively, the Security Agreement executed by the Loan Parties, substantially in the form of Exhibit G, together with each Security Agreement Supplement and each other security agreement supplement executed and delivered pursuant to Section 6.11.

“Security Agreement Supplement” has the meaning specified in the Security Agreement.

“Senior Guarantees” has the meaning set forth in the definition of “Collateral and Guarantee Requirement.”

“Senior Notes” means $~~650,000,000~~1,000,000,000 in aggregate principal amount of 5.375% senior notes issued by the Borrower due ~~2014 and any exchange notes~~2022 issued ~~in respect thereof~~ on ~~substantially the same terms~~the Fifth Amendment Effective Date.

“Senior Notes Indenture” means the indenture for the Senior Notes, dated as of ~~October 24, 2006,~~the Fifth Amendment Effective Date, together with any other agreement documenting the Senior Notes.

“Senior Secured Leverage Ratio” means, with respect to any Test Period, the ratio of (a) Consolidated Senior Secured Debt of the Loan Parties as of the last day of such Test Period to (b) Consolidated EBITDA for such Test Period; provided that for the purpose of calculating the Senior Secured Leverage Ratio pursuant to subclause (y) of the proviso appearing in Section 7.03(v) only (i) Consolidated Senior Secured Debt used in the calculation thereof shall include Consolidated Total Debt (determined as provided in succeeding clause (ii)) that is secured by any Lien and (ii) Consolidated Total Debt used in the determination of Consolidated Senior Secured Debt for purposes of such calculation shall be calculated as provided in the proviso to the definition of Total Leverage Ratio.

~~“Senior Subordinated Notes” means $450,000,000 in aggregate principal amount of senior subordinated notes issued by the Borrower due 2016 and any exchange notes issued in respect thereof on substantially the same terms.~~

~~“Senior Subordinated Notes Indenture” means the indenture for the Senior Subordinated Notes, dated as of October 24, 2006, together with any other agreement documenting the Senior Subordinated Notes.~~

“Sold Entity or Business” has the meaning set forth in the definition of the term “Consolidated EBITDA.”

“Solvent” and “Solvency” mean, with respect to any Person on any date of determination, that on such date (a) the fair value of the property of such Person is greater than the total amount of liabilities, including contingent liabilities, of such Person, (b) the present fair salable value of the assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured, (c) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person’s ability to pay such debts and liabilities as they mature and (d) such Person is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which such Person’s property would constitute an unreasonably small capital. The amount of contingent liabilities at any time shall be computed as the amount that, in the light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

“SPC” has the meaning specified in Section 10.07(h).

“Specified Junior Financing” means~~,~~ any Junior Financing with an aggregate outstanding principal amount in excess of the Threshold Amount.

“Specified Junior Financing Document” means~~, the~~ any Junior Financing Document in respect of any Specified Junior Financing.

“Specified Transaction” means, with respect to any period, any Investment, Disposition, incurrence or repayment of Indebtedness, Restricted Payment, Subsidiary designation, Incremental Term Loan, Term B-6 Loan, Term Loan Increase or Revolving Commitment Increase that by the terms of this Agreement requires “Pro Forma Compliance” with a test or covenant hereunder or requires such test or covenant to be calculated on a “Pro Forma Basis.”

“Sponsors” means Thomas H. Lee Partners, L.P. and Quadrangle Group LLC, and their Affiliates and any investment funds advised or managed by any of the foregoing, but not including, however, any portfolio companies of any of the foregoing.

~~“Sponsor Management Agreement” means the Management Agreement between certain of the management companies associated with the Sponsors and the Borrower.~~

~~“Sponsor Termination Fees” means the one-time payment under the Sponsor Management Agreement of a termination fee to one or more of the Sponsors and their Affiliates in the event of either a Change of Control or the completion of a Qualifying IPO or otherwise pursuant to the Sponsor Management Agreement.~~

“Subsidiary” of a Person means a corporation, partnership, joint venture, limited liability company or other business entity of which a majority of the shares of securities or other interests having ordinary voting power for the election of directors or other governing body (other than securities or interests having such power only by reason of the happening of a contingency) are at the time beneficially owned, or the management of which is otherwise controlled, directly, or indirectly through one or more intermediaries, or both, by such Person; provided, however, that references to a “Subsidiary” or “Subsidiaries” in this Agreement and the other Loan Documents shall not include West Education Foundation so long as such entity is a not-for-profit corporation tax exempt under Section 501(c)(3) of the Code. Unless otherwise specified, all references herein to a “Subsidiary” or to “Subsidiaries” shall refer to a Subsidiary or Subsidiaries of the Borrower.

“Subsidiary Borrowers” means the Restricted Subsidiaries of the Borrower set forth on Schedule 1.01G, as such schedule may be updated from time to time by the Borrower by written notice to the Administrative Agent; provided that (i) if the Borrower wishes to remove a Subsidiary Borrower from such schedule, then such Subsidiary Borrower shall have ceased to be a Restricted Subsidiary as a result of a transaction or designation permitted by this Agreement and shall have been released from its obligations under the Guaranty in accordance with the requirements of Section 9.11(c) and (ii) if the Borrower wishes to add a Subsidiary Borrower to such schedule, then such Subsidiary Borrower shall have provided such resolutions, good standing certificates and other documentation as the Administrative Agent shall have reasonably requested to demonstrate such Subsidiary Borrower’s authorization and capacity to assume (and its assumption of) primary Obligations hereunder.

“Successor Borrower” has the meaning specified in Section 7.04(d).

“Supplemental Administrative Agent” has the meaning specified in Section 9.13 and “Supplemental Administrative Agents” shall have the corresponding meaning.

“Swap Contract” means (a) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement (any such master agreement, together with any related schedules, a “Master Agreement”), including any such obligations or liabilities under any Master Agreement.

“Swap Obligation” means, with respect to any Guarantor, any obligation to pay or perform under any agreement, contract or transaction that constitutes a “swap” within the meaning of section 1a(47) of the Commodity Exchange Act.

“Swap Termination Value” means, in respect of any one or more Swap Contracts, after taking into account the effect of any legally enforceable netting agreement relating to such Swap Contracts, (a) for any date on or after the date such Swap Contracts have been closed out and termination value(s) determined in accordance therewith, such termination value(s), and (b) for any date prior to the date referenced in clause (a), the amount(s) determined as the mark-to-market value(s) for such Swap Contracts, as determined based upon one or more mid-market or other readily available quotations provided by any recognized dealer in such Swap Contracts (which may include a Lender or any Affiliate of a Lender).

“Swing Line Borrowing” means a borrowing of a Swing Line Loan pursuant to Section 2.04.

“Swing Line Facility” means the revolving credit facility made available by the Swing Line Lender pursuant to Section 2.04.

“Swing Line Lender” means Wells Fargo, in its capacity as provider of Swing Line Loans, or any successor swing line lender hereunder.

“Swing Line Loan” has the meaning specified in Section 2.04(a).

“Swing Line Loan Notice” means a notice of a Swing Line Borrowing pursuant to Section 2.04(b), which, if in writing, shall be substantially in the form of Exhibit B.

“Swing Line Obligations” means, as at any date of determination, the aggregate principal amount of all Swing Line Loans outstanding.

“Swing Line Sublimit” means an amount equal to the lesser of (a) $~~30,000,000~~50,000,000 and (b) the aggregate amount of the Revolving Credit Commitments. The Swing Line Sublimit is part of, and not in addition to, the Revolving Credit Commitments.

“Syndication Agent” means Deutsche Bank Securities Inc. and Bank of America, N.A., each in its capacity as a Syndication Agent under this Agreement (or, (i) with respect to the ~~Third~~Fourth Amendment and the Term B-~~7~~9 Loans and Term B-~~8~~10 Loans, Deutsche Bank Securities Inc., in its capacity as Syndication Agent and (ii) with respect to the ~~Fourth~~Fifth Amendment and the Term ~~B-9 Loans and Term B-10 Loans~~A-1 Facility and the Revolving Credit Facility, Deutsche Bank Securities Inc., in its capacity as Syndication Agent).

“Taxes” has the meaning specified in Section 3.01(a).

“Term ~~B-2 Lender” means, at any time, any Lender that has a Term B-2 Loan.~~A-1 Borrowing” means a borrowing consisting of simultaneous Term A-1 Loans of the same Type and, in the case of Eurocurrency Rate Loans, having the same Interest Period made by each of the Term A-1 Lenders pursuant to Section 2.01(a)(v).

~~“Term B-2 Loan” means the Loan in the amount set forth in Section 2.01(a)(i).~~

~~“Term B-2 Note” means a promissory note of the Borrower and the Subsidiary Borrowers payable to any Term B-2 Lender or its registered assigns, in substantially the form of Exhibit C-1 hereto, evidencing the aggregate Indebtedness of the Borrower and the Subsidiary Borrowers (which shall be allocated among them ratably in accordance with the Designated Amounts) to such Term B-2 Lender resulting from the Term B-2 Loans made or held by such Term B-2 Lender.~~

~~“Term B-4 Lender” means, at any time, any Lender that has a Term B-4 Loan at such time.~~

~~“Term B-4 Loan” means the Loan in the amount set forth in Section 2.01(a)(ii).~~

~~“Term B-4 Note” means a promissory note of the Borrower and the Subsidiary Borrowers payable to any Term B-4 Lender or its registered assigns, in substantially the form of of Exhibit C-1 hereto, evidencing the aggregate Indebtedness of the Borrower and the Subsidiary Borrowers (which shall be allocated among them ratably in accordance with the Designated Amounts) to such Term B-4 Lender resulting from the Term B-4 Loans made or held by such Term B-4 Lender.~~

~~“Term B-5 Lender” means, at any time, any Lender that has a Term B-5 Loan at such time.~~

~~“Term B-5 Loan” means the Loan in the amount set forth in Section 2.01(a)(iii).~~

~~“Term B-5 Note” means a promissory note of the Borrower and the Subsidiary Borrowers payable to any Term B-5 Lender or its registered assigns, in substantially the form of Exhibit C-1 hereto, evidencing the aggregate Indebtedness of the Borrower and the Subsidiary Borrowers ($50,000,000 aggregate principal amount of which shall be allocated to InterCall and~~

~~the remaining aggregate principal amount of which shall be allocated among the Borrower and the Subsidiary Borrowers (including InterCall) ratably in accordance with the then-outstanding Designated Amounts) to such Term B-5 Lender resulting from the Term B-5 Loans made or held by such Term B-5 Lender.~~

“Term ~~B~~A-~~6~~1 Commitment” means, as to ~~each~~any Term ~~B~~A-~~6~~1 Lender, its obligation to make Term ~~B~~A-~~6~~1 Loans ~~on the First Amendment Effective Date~~ to the Borrower and the applicable Subsidiary Borrowers pursuant to Section 2.01(a)(~~iv~~v) in an aggregate principal amount not to exceed the amount set forth ~~in the Lender Addendum delivered by~~opposite such ~~Term B-6 Lender on the First Amendment Effective Date as provided in the First~~Lender’s name on Schedule 2.01 (as amended and restated by the Fifth Amendment) under the caption “Term A-1 Facility Commitment”, as such amount may be adjusted from time to time in accordance with this Agreement. The aggregate Term ~~B~~A-~~6~~1 Commitments of all Term ~~B~~A-~~6~~1 Lenders on the ~~First~~Fifth Amendment Effective Date ~~(immediately prior to giving effect to the termination thereof on such date pursuant to Section 2.06(b)) is $970,000,000.~~is $350,000,000.

“Term ~~B-6~~A-1 Facility” means, at any time, the aggregate amount of the Term A-1 Lenders’ Term A-1 Commitments at such time.

“Term A-1 Incurrence Date” has meaning specified in Section 2.01(a)(v).

“Term A-1 Lender” means, at any time, any Lender that has a Term ~~B~~A-~~6~~1 Commitment or a Term ~~B~~A-~~6~~1 Loan at such time.

“Term ~~B~~A-~~6~~1 Loan” ~~means a Loan made pursuant to~~has the meaning specified in Section 2.01(a)(~~iv~~v).

“Term ~~B~~A-~~6~~1 Note” means a promissory note of the Borrower and the Subsidiary Borrowers payable to any Term ~~B~~A-~~6~~1 Lender or its registered assigns, in substantially the form of Exhibit C-1 hereto, evidencing the aggregate Indebtedness of the Borrower and the Subsidiary Borrowers (~~$520,000,000 aggregate principal amount of which shall be allocated to the Borrower and the remaining aggregate principal amount of~~ which shall be allocated among ~~the Borrower and the Subsidiary Borrowers ratably (excluding, for purposes of calculating such ratable allocation, the $520,000,000 of the Term B-6 Loan allocated to the Borrower)~~them ratably in accordance with the ~~then-outstanding~~ Designated Amounts) to such Term ~~B~~A-~~6~~1 Lender resulting from the Term ~~B~~A-~~6~~1 Loans made or held by such Term ~~B~~A-~~6~~1 Lender.

“Term B-~~7/B-10 Conversion Amount~~4 Loans” has the meaning specified in ~~the Fourth~~this Agreement immediately prior to the Fifth Amendment~~.~~ Effective Date.

“Term B-5 Loans” has the meaning specified in this Agreement immediately prior to the Fifth Amendment Effective Date.

“Term B-~~7 Commitment” means (i) as to the Designated Lender, its Additional Term B-7 Commitment and (ii) as to any Converting Term B-7 Lender, its commitment to~~

~~convert Term B-4 Loans and/or Term B-5 Loans to Term B-7 Loans pursuant to the Loan Conversion as provided in the Third Amendment.~~6 Loans” has the meaning specified in this Agreement immediately prior to the Fifth Amendment Effective Date.

“Term B-7 Lender” means, at any time, any Lender that has ~~a Term B-7 Commitment or~~ a Term B-7 Loan at such time.

“Term B-7 Loan” means a Loan made pursuant to Section 2.01(a)(~~v)~~i) of this Agreement immediately prior to the Fifth Amendment Effective Date. On the Fourth Amendment Effective Date, immediately prior to the effectiveness of the Fourth Amendment, the aggregate principal amount of Term B-7 Loans outstanding is $312,096,942.99. On the Fifth Amendment Effective Date the aggregate principal amount of Term B-7 Loans outstanding is $0.

~~“Term B-7 Note” means a promissory note of the Borrower and the Subsidiary Borrowers payable to any Term B-7 Lender or its registered assigns, in substantially the form of Exhibit C-1 hereto, evidencing the aggregate Indebtedness of the Borrower and the Subsidiary Borrowers (which shall be allocated among them ratably in accordance with the Designated Amounts) to such Term B-7 Lender resulting from the Term B-7 Loans made or held by such Term B-7 Lender.~~

~~“Term B-8/B-10 Conversion Amount” has the meaning specified in the Fourth Amendment.~~

~~“Term B-8 Commitment” means (i) as to the Designated Lender, its Additional Term B-8 Commitment and (ii) as to any Converting Term B-8 Lender, its commitment to convert Term B-4 Loans, Term B-5 Loans and/or Term B-6 Loans to Term B-8 Loans pursuant to the Loan Conversion as provided in the Third Amendment.~~

“Term B-8 Lender” means, at any time, any Lender that has ~~a Term B-8 Commitment or~~ a Term B-8 Loan at such time.

“Term B-8 Loan” means a Loan made pursuant to Section 2.01(a)(~~vi)~~ii) of this Agreement immediately prior to the Fifth Amendment Effective Date. On the Fourth Amendment Effective Date, immediately prior to the effectiveness of the Fourth Amendment, the aggregate principal amount of Term B-8 Loans outstanding is $2,063,250,000.00.~~“Term B-8 Note” means a promissory note of the Borrower and the Subsidiary Borrowers payable to any Term B-8 Lender or its registered assigns, in substantially the form of Exhibit C-1 hereto, evidencing the aggregate Indebtedness of the Borrower and the Subsidiary Borrowers (which shall be allocated among them ratably in accordance with the Designated Amounts) to such Term B-8 Lender resulting from the Term B-8 Loans made or held by such Term B-8 Lender.~~  On the Fifth Amendment Effective Date the aggregate principal amount of Term B-8 Loans outstanding is $0.

“Term B-9 Commitment” means (i) as to the Designated Lender, its Additional Term B-9 Commitment and (ii) as to any Converting Term B-9 Lender, its commitment to convert Term B-7 Loans to Term B-9 Loans pursuant to the Loan Conversion as provided in the Fourth Amendment.

“Term B-9 Conversion Amount” has the meaning specified in the Fourth Amendment.

“Term B-9 Lender” means, at any time, any Lender that has a Term B-9 Commitment or a Term B-9 Loan at such time.

“Term B-9 Loan” means a “borrowing” (as such term is used in Section 2.16) of a Loan pursuant to Section 2.01(a)(~~vii~~iii) (including Term B-7 Loans converted pursuant to Section 2.01(a)(~~vii~~iii)(A) and Loans made by the Designated Lender pursuant to Section 2.01(a)(~~vii~~iii)(B)). On the Fourth Amendment Effective Date, immediately following the effectiveness of the Fourth Amendment, the aggregate principal amount of Term B-9 Loans outstanding is $312,096,942.99.

“Term B-9 Note” means a promissory note of the Borrower and the Subsidiary Borrowers payable to any Term B-9 Lender or its registered assigns, in substantially the form of Exhibit C-1 hereto, evidencing the aggregate Indebtedness of the Borrower and the Subsidiary Borrowers (which shall be allocated among them ratably in accordance with the Designated Amounts) to such Term B-9 Lender resulting from the Term B-9 Loans made or held by such Term B-9 Lender.

“Term B-10 Commitment” means (i) as to the Designated Lender, its Additional Term B-10 Commitment and (ii) as to any Converting Term B-10 Lender, its commitment to convert Term B-7 Loans and/or Term B-8 Loans to Term B-10 Loans pursuant to the Loan Conversion as provided in the Fourth Amendment.

“Term B-10 Lender” means, at any time, any Lender that has a Term B-10 Commitment or a Term B-10 Loan at such time.

“Term B-10 Loan” means a “borrowing” (as such term is used in Section 2.16) of a Loan pursuant to Section 2.01(a)(~~viii~~iv) (including (x) Term B-7 Loans converted pursuant to Section 2.01(a)(~~viii~~iv)(A), (y) Term B-8 Loans converted pursuant to Section 2.01(a)(~~viii~~iv)(B) and (z) Loans made by the Designated Lender pursuant to Section 2.01(a)(~~viii~~iv)(C)). On the Fourth Amendment Effective Date, immediately following the effectiveness of the Fourth Amendment, the aggregate principal amount of Term B-10 Loans outstanding is $2,063,250,000.00.

“Term B-10 Note” means a promissory note of the Borrower and the Subsidiary Borrowers payable to any Term B-10 Lender or its registered assigns, in substantially the form of Exhibit C-1 hereto, evidencing the aggregate Indebtedness of the Borrower and the Subsidiary Borrowers (which shall be allocated among them ratably in accordance with the Designated Amounts) to such Term B-10 Lender resulting from the Term B-10 Loans made or held by such Term B-10 Lender.

“Term Commitment” means any commitment in respect of Extended Term Loans, ~~any Term B-6 Commitment, any Term B-7 Commitment, any Term B-8 Commitment,~~ any Term B-9 Commitment ~~and~~, any Term B-10 Commitment, any Term A-1 Commitment.

“Term Lender” means any Term B-~~2 Lender, any Term B-4 Lender, any Term B-5 Lender, any Term B-6 Lender, any Term B-7 Lender, any Term B-8 Lender, any Term B-~~9 Lender, any Term B-10 Lender, any Term A-1 Lender or any Extending Lender, as applicable.

“Term Loan” means ~~any Term B-2 Loan, any Term B-4 Loan, any Term B-5 Loan, any Term B-6 Loan, any Term B-7 Loan, any Term B-8 Loan,~~ any Term B-9 Loan, any Term B-10 Loan, any Term A-1 Loan or any Extended Term Loan, as applicable; provided, that Term Loans shall also include all term loans made under the Original Credit Agreement since the Closing Date prior to ~~giving effect to this Agreement~~the Fifth Amendment Effective Date for purposes of the definition of Excess Cash Flow, Section 2.05(b)(i) ~~and Section 2.14(a)~~ of this Agreement, including any Existing Term Loans (as defined in the Original Credit Agreement) ~~and~~, any Term B-2 Loans (as defined in the Original Credit Agreement) ~~and~~, Incremental Term B-3 Loans (as defined in the Original Credit Agreement)~~.“Term Note” means any Term B-2 Note,~~ any Term B-4 ~~Note~~Loans, any Term B-5 ~~Note~~Loans, any Term B-6 ~~Note~~Loans, any Term B-7 ~~Note,~~Loans and any Term B-8 Loans.

“Term Loan Increase” has the meaning specified in Section 2.14(a).

“Term Note~~,~~” means any Term B-9 Note, any Term B-10 Note or any Term ~~B~~A-~~10~~1 Note, as applicable.

“Term Pro Rata Extension Offers” has the meaning specified in Section 2.17(a).

“Test Period” means, for any determination under this Agreement, the four consecutive fiscal quarters of the Borrower then last ended.

~~“Third Amendment” means that certain Amendment No. 3 to Amended and Restated Credit Agreement; Amendment No. 1 to Guarantee Agreement, dated as of February 20, 2013, among the Borrower, the Subsidiary Borrowers, the Guarantors party thereto, the Lenders party thereto and the Administrative Agent.~~

~~“Third Amendment Effective Date” has the meaning specified in the Third Amendment. For avoidance of doubt, the Administrative Agent notified the parties to this Agreement that the Third Amendment Effective Date occurred as of February 20, 2013.~~

“Threshold Amount” means $35,000,000.

“Total Leverage Ratio” means, with respect to any Test Period, the ratio of (a) Consolidated Total Debt as of the last day of such Test Period to (b) Consolidated EBITDA for such Test Period; provided that for the purpose of calculating the Total Leverage Ratio pursuant to subclause (y) of the proviso appearing in Section 7.03(v) and subclause (vii) of Section 7.13(a) only, Consolidated Total Debt as used in such calculation shall be determined (I) without giving effect to the netting of unrestricted cash and Cash Equivalents contemplated by clause (b) of the first sentence of such definition, and (II) by adding thereto the aggregate amount of all outstanding Disqualified Equity Interests of the Borrower and all Disqualified Equity Interests and Preferred Stock of its Restricted Subsidiaries on a consolidated basis, with the amount of such Disqualified Equity Interests and Preferred Stock equal to the greater of their respective voluntary or involuntary liquidation preferences and maximum fixed repurchase prices, in each case determined on a consolidated basis in accordance with GAAP. For purposes hereof, the “maximum fixed repurchase price” of any Disqualified Equity Interests or Preferred Stock that does not have a fixed repurchase price shall be calculated in accordance with the terms of such Disqualified Equity Interests or Preferred Stock as if such Disqualified Equity Interests or Preferred Stock were purchased on any date on which Consolidated Total Debt shall be required to be determined pursuant to the Agreement, and if such price is based upon, or measured by, the fair market value of such Disqualified Equity Interests or Preferred Stock, such fair market value shall be determined reasonably and in good faith by the Borrower.

“Total Outstandings” means the aggregate Outstanding Amount of all Loans and all L/C Obligations.

“Tranche” means a category of Commitments or Credit Extensions thereunder. For purposes hereof, each of the following comprises a separate Tranche: (a) the unused Revolving Credit Commitments, (b) the outstanding Revolving Credit Loans and L/C Obligations in respect of Letters of Credit, (c) the unused Term A-1 Commitments and (~~c~~d) the outstanding Term Loans of each Class.

“Transaction” means, collectively, (a) the Equity Contribution, (b) the Merger, (c) the issuance of the New Notes, (d) the funding of the Term Loans (as defined in the Original Credit Agreement as in effect on the Closing Date), (e) the refinancing of the Existing Credit Agreement and certain other Indebtedness of the Borrower and its Subsidiaries, (f) transaction, retention and incentive bonuses and change of control payments to management and other employees of the Borrower and all related transactions, (g) the establishment of equity compensation plans, equity arrangements and employment arrangements with certain of the Borrower’s management, (h) the consummation of any other transactions in connection with the foregoing and (i) the payment of fees and expenses incurred in connection with any of the foregoing.

“Transaction Documents” means the Merger Agreement and all other material documents, instruments and certificates contemplated by the Merger Agreement.

“Transaction Expenses” means any fees or expenses incurred or paid by the Borrower or any Restricted Subsidiary in connection with the Transaction, this Agreement and the other Loan Documents and the transactions contemplated hereby and thereby.

“Type” means, with respect to any Loan, its character as a Base Rate Loan or a Eurocurrency Rate Loan.

“Unaudited Financial Statements” has the meaning set forth in Section 4.01(f).

“Uniform Commercial Code” means the Uniform Commercial Code as the same may from time to time be in effect in the State of New York or the Uniform Commercial Code (or similar code or statute) of another jurisdiction, to the extent it may be required to apply to any item or items of Collateral.

“United States” and “U.S.” mean the United States of America.

“Unreimbursed Amount” has the meaning set forth in Section 2.03(c)(i).

“Unrestricted Subsidiary” means (i) each Subsidiary of the Borrower listed on Schedule 1.01B and (ii) any Subsidiary of the Borrower designated by the board of directors of the Borrower as an Unrestricted Subsidiary pursuant to Section 6.15 subsequent to the Closing Date. Any Subsidiary of any such Unrestricted Subsidiary that is formed or acquired by such Unrestricted Subsidiary after the designation of any such Subsidiary as an Unrestricted Subsidiary (or in the case of clause (i), subsequent to the Closing Date) shall automatically be deemed to be an Unrestricted Subsidiary and shall not be subject to Section 6.15.

“U.S. Lender” has the meaning set forth in Section 10.15(b).

“Weighted Average Life to Maturity” means, when applied to any Indebtedness at any date, the number of years obtained by dividing: (i) the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment; by (ii) the then outstanding principal amount of such Indebtedness; provided, that for purposes of determining the Weighted Average Life to Maturity of any Indebtedness that is being extended, replaced, refunded, refinanced, renewed or defeased (the “Applicable Indebtedness”), the effects of any amortization or prepayments made on such Applicable Indebtedness prior to the date of the applicable extension, replacement, refunding, refinancing, renewal or defeasance shall be disregarded.

“Wells Fargo” means Wells Fargo Bank, National Association.

“West” has the meaning specified in the introductory paragraph to this Agreement.

“wholly owned” means, with respect to a Subsidiary of a Person, a Subsidiary of such Person all of the outstanding Equity Interests of which (other than (x) director’s qualifying shares and (y) shares issued to foreign nationals to the extent required by applicable Law) are owned by such Person and/or by one or more wholly owned Subsidiaries of such Person.

Other Interpretive Provisions. With reference to this Agreement and each other Loan Document, unless otherwise specified herein or in such other Loan Document:

The meanings of defined terms are equally applicable to the singular and plural forms of the defined terms.

~~(i)~~ (i) The words “herein,” “hereto,” “hereof” and “hereunder” and words of similar import when used in any Loan Document shall refer to such Loan Document as a whole and not to any particular provision thereof.

(ii) Article, Section, Exhibit and Schedule references are to the Loan Document in which such reference appears.

The term “including” is by way of example and not limitation.

The term “documents” includes any and all instruments, documents, agreements, certificates, notices, reports, financial statements and other writings, however evidenced, whether in physical or electronic form.

In the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including”; the words “to” and “until” each mean “to but excluding”; and the word “through” means “to and including.”

Section headings herein and in the other Loan Documents are included for convenience of reference only and shall not affect the interpretation of this Agreement or any other Loan Document.

For purposes of determining compliance at any time with Sections 7.01, 7.02, 7.03, 7.05, 7.06, 7.08, 7.09 and 7.13, in the event that any Lien, Investment, Indebtedness, Disposition, Restricted Payment, affiliate transaction, Contractual Obligation or prepayment of Indebtedness meets the criteria of more than one of the categories of transactions permitted pursuant to any clause of such Sections 7.01, 7.02, 7.03, 7.05, 7.06, 7.08, 7.09 and 7.13, such transaction (or portion thereof) at any time shall be permitted under one or more of such clauses as determined by the Borrower in its sole discretion at such time of determination (it being understood that Investments may be made by any Restricted Subsidiary that is not a Loan Party to the extent such Investments are made with the proceeds received by such Restricted Subsidiary from an Investment made by a Loan Party in such Restricted Subsidiary pursuant to Section 7.02).

The terms “conversion” and “continuation” as they relate to (i) the Term B-~~7~~9 Loans shall include the consolidated “borrowing” of Term B-~~7~~9 Loans pursuant to the simultaneous conversion of Term B-~~4 Loans and Term B-5~~7 Loans into Term B-~~7~~9 Loans by way of the Loan Conversion and the incurrence of Additional Term B-~~7~~9 Loans on the ~~Third~~Fourth Amendment Effective Date on the terms provided in Section 2.01(a)(~~v),~~iii) and (ii) the Term B-~~8~~10 Loans shall include the consolidated “borrowing” of Term B-~~8 Loans pursuant to the simultaneous conversion of Term B-4 Loans, Term B-5 Loans and/or Term B-6 Loans into Term B-8 Loans by way of the Loan Conversion and the incurrence of Additional Term B-8 Loans on the Third Amendment Effective Date on the terms provided in Section 2.01(a)(vi), (iii) the Term B-9 Loans shall include the consolidated “borrowing” of Term B-9~~10 Loans pursuant to the simultaneous conversion of Term B-7 Loans and/or Term B-8 Loans into Term B-~~9~~10 Loans by way of the Loan Conversion and the incurrence of Additional Term B-~~9~~10 Loans on the Fourth Amendment Effective Date on the terms provided in Section 2.01(a)(~~vii) and (iv) the Term B-10 Loans shall include the consolidated “borrowing” of Term B-10 Loans pursuant to the simultaneous conversion of Term B-7 Loans and/or Term B-8 Loans into Term B-10 Loans by way of the Loan Conversion and the incurrence of Additional Term B-10 Loans on the Fourth Amendment Effective Date on the terms provided in Section 2.01(a)(viii~~iv).

Accounting Terms.

All accounting terms not specifically or completely defined herein shall be construed in conformity with, and all financial data (including financial ratios and other financial calculations) required to be submitted pursuant to this Agreement shall be prepared in conformity with, GAAP, applied in a manner consistent with that used in preparing the Audited Financial Statements, except as otherwise specifically prescribed herein.

Notwithstanding anything to the contrary herein, for purposes of determining compliance with any test or covenant contained in this Agreement with respect to any period during which any Specified Transaction occurs, the Total Leverage Ratio and Interest Coverage Ratio shall be calculated with respect to such period and such Specified Transaction on a Pro Forma Basis.

Rounding. Any financial ratios required to be maintained by the Borrower pursuant to this Agreement (or required to be satisfied in order for a specific action to be permitted under this Agreement) shall be calculated by dividing the appropriate component by the other component, carrying the result to one place more than the number of places by which such ratio is expressed herein and rounding the result up or down to the nearest number (with a rounding-up if there is no nearest number).

References to Agreements, Laws, Etc. Unless otherwise expressly provided herein, (a) references to Organization Documents, agreements (including the Loan Documents) and other contractual instruments shall be deemed to include all subsequent amendments, restatements, extensions, supplements and other modifications thereto, but only to the extent that such amendments, restatements, extensions, supplements and other modifications are permitted by any Loan Document; and (b) references to any Law shall include all statutory and regulatory provisions consolidating, amending, replacing, supplementing or interpreting such Law.

Times of Day. Unless otherwise specified, all references herein to times of day shall be references to Eastern time (daylight or standard, as applicable).

Timing of Payment of Performance. When the payment of any obligation or the performance of any covenant, duty or obligation is stated to be due or performance required on a day which is not a Business Day, the date of such payment (other than as described in the definition of Interest Period) or performance shall extend to the immediately succeeding Business Day.

Currency Equivalents Generally.

Any amount specified in this Agreement (other than in Articles II, IX and X or as set forth in paragraph (b) of this Section) or any of the other Loan Documents to be in Dollars shall also include the equivalent of such amount in any currency other than Dollars, such equivalent amount to be determined at the rate of exchange quoted by the Reuters World Currency Page for the applicable currency at 11:00 a.m. (London time) on such day (or, in the event such rate does not appear on any Reuters World Currency Page, by reference to such other publicly available service for displaying exchange rates as may be agreed upon by the

Administrative Agent and the Borrower, or, in the absence of such agreement, such rate shall instead be the arithmetic average of the spot rates of exchange of the Administrative Agent in the market where its foreign currency exchange operations in respect of such currency are then being conducted, at or about 10:00 a.m. (New York City time) on such date for the purchase of Dollars for delivery two Business Days later). Notwithstanding the foregoing, for purposes of determining compliance with Sections 7.01, 7.02 and 7.03 with respect to any amount of Indebtedness or Investment in a currency other than Dollars, no Default shall be deemed to have occurred solely as a result of changes in rates of exchange occurring after the time such Indebtedness or Investment is incurred; provided that, for the avoidance of doubt, the foregoing provisions of this Section 1.08 shall otherwise apply to such Sections, including with respect to determining whether any Indebtedness or Investment may be incurred at any time under such Sections.

For purposes of determining compliance under Sections 7.02, 7.05, 7.06, 7.11 and 7.15, any amount in a currency other than Dollars will be converted to Dollars based on the average Exchange Rate for such currency for the most recent twelve-month period immediately prior to the date of determination determined in a manner consistent with that used in calculating EBITDA for the applicable period, provided, however, that the foregoing shall not be deemed to apply to the determination of any amount of Indebtedness. For purposes of determining compliance with Section 7.11, the equivalent in Dollars of any Indebtedness denominated in a currency other than Dollars will reflect the currency translation effects, determined in accordance with GAAP, of Swap Contracts for currency exchange risks with respect to the applicable currency in effect on the date of determination of the Dollar equivalent of such Indebtedness.

Change of Currency. Each provision of this Agreement shall be subject to such reasonable changes of construction as the Administrative Agent may from time to time specify with the Borrower’s consent to appropriately reflect a change in currency of any country and any relevant market conventions or practices relating to such change in currency.

THE COMMITMENTS AND CREDIT EXTENSIONS

The Loans.

~~(i) Term B-2 Loans. On the Restatement Effective Date, Term B-2~~(i) Term B-7 Loans. On the Fourth Amendment Effective Date, immediately prior to the effectiveness of the Fourth Amendment, Term B-7 Loans in the aggregate principal amount of $~~450,210,111.89~~312,096,942.99 were outstanding. On the Fifth Amendment Effective Date the aggregate principal amount of Term B-7 Loans outstanding is $0.

(ii) ~~Term B-4 Loans. On the Restatement Effective Date, Term B-4~~Term B-8 Loans. On the Fourth Amendment Effective Date, immediately prior to the effectiveness of the Fourth Amendment, Term B-8 Loans in the aggregate principal amount of $~~984,654,671.40~~2,063,250,000.00 were outstanding. On the Fifth Amendment Effective Date the aggregate principal amount of Term B-8 Loans outstanding is $0.

~~(iii) Term B-5 Loans. On the Restatement Effective Date, Term B-5 Loans in the aggregate principal amount of $500,000,000 were outstanding.~~

~~(iv) Term B-6 Loans. Each Term B-6 Lender severally agrees to make to the Borrower and the applicable Subsidiary Borrowers Term B-6 Loans denominated in Dollars on the First Amendment Effective Date in an aggregate principal amount not to exceed the Term B-6 Commitment of such Term B-6 Lender on the First Amendment Effective Date (as in effect immediately prior to giving effect to the funding and termination thereof on such date pursuant to Section 2.06(b)).~~

~~(v) Term B-7 Loans. On the Third Amendment Effective Date:~~

~~(A) the aggregate outstanding principal amount of all Term B-4 Loans held by a Term B-4 Lender that committed to convert its Term B-4 Loans into Term B-7 Loans pursuant to such Term B-4 Lender’s executed counterpart of the Third Amendment delivered to the Left Lead New Term Facilities Arranger in accordance with the terms thereof (each such Lender, a “Converting Term B-4/B-7 Lender” and, collectively, the “Converting Term B-4/B-7 Lenders”) shall be automatically converted into Term B-7 Loans of the Borrower and the applicable Subsidiary Borrowers in a like principal amount, which Term B-7 Loan shall be denominated in Dollars;~~

~~(B) the aggregate outstanding principal amount of all Term B-5 Loans held by a Term B-5 Lender that committed to convert its Term B-5 Loans into Term B-7 Loans pursuant to such Term B-5 Lender’s executed counterpart of the Third Amendment delivered to the Left Lead New Term Facilities Arranger in accordance with the terms thereof (each such Lender, a “Converting Term B-5/B-7 Lender” and, collectively, the “Converting Term B-5/B-7 Lenders”) shall be automatically converted into Term B-7 Loans of the Borrower and the applicable Subsidiary Borrowers in a like principal amount, which Term B-7 Loan shall be denominated in Dollars; and~~

~~(C) the Designated Lender agrees to make to the Borrower and the applicable Subsidiary Borrowers Term B-7 Loans (a Term B-7 Loan made by the Designated Lender pursuant to the Additional Term B-7 Commitment, an “Additional Term B-7 Loan” and, collectively, the “Additional Term B-7 Loans”) denominated in Dollars in an aggregate principal amount not to exceed the Additional Term B-7 Commitment of the Designated Lender on the Third Amendment Effective Date (as in effect immediately prior to giving effect to the funding and termination thereof on such date pursuant to Section 2.06(b)).~~

~~(vi) Term B-8 Loans. On the Third Amendment Effective Date:~~

~~(A) the aggregate outstanding principal amount of all Term B-4 Loans held by a Term B-4 Lender that committed to convert its Term B-4 Loans into Term B-8 Loans pursuant to such Term B-4 Lender’s executed counterpart of the Third Amendment delivered to the Left Lead New Term Facilities Arranger in accordance with the terms thereof (each such Lender, a “Converting Term B-4/B-8 Lender” and, collectively, the “Converting Term B-4/B-8 Lenders”) shall be automatically converted into Term B-8 Loans of the Borrower and the applicable Subsidiary Borrowers in a like principal amount, which Term B-8 Loan shall be denominated in Dollars;~~

~~(B) the aggregate outstanding principal amount of all Term B-5 Loans held by a Term B-5 Lender that committed to convert its Term B-5 Loans into Term B-8 Loans pursuant to such Term B-5 Lender’s executed counterpart of the Third Amendment delivered to the Left Lead New Term Facilities Arranger in accordance with the terms thereof (each such Lender, a “Converting Term B-5/B-8 Lender” and, collectively, the “Converting Term B-5/B-8 Lenders”) shall be automatically converted into Term B-8 Loans of the Borrower and the applicable Subsidiary Borrowers in a like principal amount, which Term B-8 Loan shall be denominated in Dollars;~~

~~(C) the aggregate outstanding principal amount of all Term B-6 Loans held by a Term B-6 Lender that committed to convert its Term B-6 Loans into Term B-8 Loans pursuant to such Term B-6 Lender’s executed counterpart of the Third Amendment delivered to the Left Lead New Term Facilities Arranger in accordance with the terms thereof (each such Lender, a “Converting Term B-6 Lender” and, collectively, the “Converting Term B-6 Lenders”) shall be automatically converted into Term B-8 Loans of the Borrower and the applicable Subsidiary Borrowers in a like principal amount, which Term B-8 Loan shall be denominated in Dollars; and~~

~~(D) the Designated Lender agrees to make to the Borrower and the applicable Subsidiary Borrowers Term B-8 Loans (a Term B-8 Loan made by the Designated Lender pursuant to the Additional Term B-8 Commitment, an “Additional Term B-8 Loan” and, collectively, the “Additional Term B-8 Loans”) denominated in Dollars in an aggregate principal amount not to exceed the Additional Term B-8 Commitment of the Designated Lender on the Third Amendment Effective Date (as in effect immediately prior to giving effect to the funding and termination thereof on such date pursuant to Section 2.06(b)).~~

(iii) ~~(vii)~~ Term B-9 Loans. On the Fourth Amendment Effective Date:

the aggregate outstanding principal amount of Term B-7 Loans held by a Term B-7 Lender that committed to convert its Term B-7 Loans into Term B-9 Loans pursuant to such Term B-7 Lender’s executed counterpart of the Fourth Amendment delivered to the Left Lead New Term Facilities Arranger in accordance with the terms thereof (each such Lender, a “Converting Term B-9 Lender” and, collectively, the “Converting Term B-9 Lenders”) equal to the Term B-9 Conversion Amount of such Term B-7 Lender (which ~~shall~~did not exceed the aggregate outstanding principal amount of all Term B-7 Loans held by such Term B-7 Lender) ~~shall be~~was automatically converted into Term B-9 Loans of the Borrower and the applicable Subsidiary Borrowers in a like principal amount, which Term B-9 Loans ~~shall be~~are denominated in Dollars; and

the Designated Lender ~~agrees to make~~made to the Borrower and the applicable Subsidiary Borrowers Term B-9 Loans (a Term B-9 Loan made by the Designated Lender pursuant to the Additional Term B-9 Commitment, an “Additional Term B-9 Loan” and, collectively, the “Additional Term B-9 Loans”) denominated in Dollars in an aggregate principal amount ~~not to exceed~~of the Additional Term B-9 Commitment of the Designated Lender on the Fourth Amendment Effective Date (as in effect immediately prior to giving effect to the funding and termination thereof on such date pursuant to Section 2.06(b)).

(iv) ~~(viii)~~ Term B-10 Loans. On the Fourth Amendment Effective Date:

the aggregate outstanding principal amount of Term B-7 Loans held by a Term B-7 Lender that committed to convert its Term B-7 Loans into Term B-10 Loans pursuant to such Term B-7 Lender’s executed counterpart of the Fourth Amendment delivered to the Left Lead New Term Facilities Arranger in accordance with the terms thereof (each such Lender, a “Converting Term B-7/B-10 Lender” and, collectively, the “Converting Term B-7/B-10 Lenders”) equal to the Term B-7/B-10 Conversion Amount of such Term B-7 Lender (which ~~shall~~did not exceed the aggregate outstanding principal amount of all Term B-7 Loans held by such Term B-7 Lender less the Term B-9 Conversion Amount of such Term B-7 Lender) ~~shall be~~was automatically converted into Term B-10 Loans of the Borrower and the applicable Subsidiary Borrowers in a like principal amount, which Term B-10 Loans ~~shall be~~are denominated in Dollars;

the aggregate outstanding principal amount of Term B-8 Loans held by a Term B-8 Lender that committed to convert its Term B-8 Loans into Term B-10 Loans pursuant to such Term B-8 Lender’s executed counterpart of the Fourth Amendment delivered to the Left Lead New Term Facilities Arranger in accordance with the terms thereof (each such Lender, a “Converting Term B-8/B-10 Lender” and, collectively, the “Converting Term B-8/B-10 Lenders”) equal to the Term B-8/B-10 Conversion Amount of such Term B-8 Lender (which ~~shall~~did not exceed the aggregate outstanding principal amount of all Term B-8 Loans held by such Term B-8 Lender) ~~shall be~~was automatically converted into Term B-10 Loans of the Borrower and the applicable Subsidiary Borrowers in a like principal amount, which Term B-10 Loans ~~shall be~~are denominated in Dollars;

the Designated Lender ~~agrees to make~~made to the Borrower and the applicable Subsidiary Borrowers Term B-10 Loans (a Term B-10 Loan made by the Designated Lender pursuant to the Additional Term B-10 Commitment, an “Additional Term B-10 Loan” and, collectively, the “Additional Term B-10 Loans”) denominated in Dollars in an aggregate principal amount ~~not to exceed~~of the Additional Term B-10 Commitment of the Designated Lender on the Fourth Amendment Effective Date (as in effect immediately prior to giving effect to the funding and termination thereof on such date pursuant to Section 2.06(b)).

(v) Term A-1 Loans. Subject to the terms and conditions set forth herein, each Term A-1 Lender with a Term A-1 Commitment severally agrees to make a term loan or term loans to the Borrower (each such loan, a “Term A-1 Loan”), which Term A-1 Loans (i) shall be incurred pursuant to a single borrowing on any date on or after the Fifth Amendment Effective Date but on or prior to December 31, 2014 (such date, the “Term A-1 Incurrence Date”), (ii) shall be denominated in Dollars and (iii) shall be made in an aggregate amount not exceeding the amount of such Term A-1 Lender’s Term A-1

Commitment on the Term A-1 Incurrence Date immediately prior to the incurrence of Term A-1 Loans. On the Term A-1 Incurrence Date the Term A-1 Loans shall be allocated among the Borrower and the Subsidiary Borrowers as the Borrower directs in writing.

(vi) ~~(ix)~~ Amounts borrowed under this Section 2.01(a) and repaid or prepaid may not be reborrowed. Term Loans may be Base Rate Loans or Eurocurrency Rate Loans, as further provided herein.

The Revolving Credit Borrowings. Subject to the terms and conditions set forth herein (i) each Revolving Credit Lender severally agrees to make loans denominated in Dollars to the Borrower (each such loan, a “Revolving Credit Loan”) from time to time, on any Business Day until the Maturity Date, in an aggregate amount not to exceed at any time outstanding the amount of such Lender’s Revolving Credit Commitment; provided that after giving effect to any Revolving Credit Borrowing, ~~(i)~~ the amount of the Revolving Credit Exposure of any Lender shall not exceed such Lender’s Revolving Credit Commitment. Within the limits of each Lender’s Revolving Credit Commitment, and subject to the other terms and conditions hereof, the Borrower may borrow under this Section 2.01(b), prepay under Section 2.05, and reborrow under this Section 2.01(b). Revolving Credit Loans may be Base Rate Loans or Eurocurrency Rate Loans, as further provided herein. ~~From the Restatement Effective Date until the Maturity Date of the Original Maturity Revolving Credit Facility, all Revolving Credit Loans shall be made on a pro rata basis between the Original Maturity Revolving Credit Loans and the Extended Maturity Revolving Credit Loans; provided that any Revolving Credit Borrowings to be made within 20 Business Days of the Maturity Date of the Original Maturity Revolving Credit Facility shall be, at Borrower’s option, (x) on a pro rata basis between the Original Maturity Revolving Credit Loans and the Extended Maturity Revolving Credit Loan or (y) Extended Maturity Revolving Credit Borrowings.~~

Borrowings, Conversions and Continuations of Loans.

Each Revolving Credit Borrowing, Term A-1 Borrowing, each conversion of Term Loans or Revolving Credit Loans from one Type to the other, and each continuation of Eurocurrency Rate Loans shall be made upon the Borrower’s irrevocable written notice to the Administrative Agent. Each such notice must be received by the Administrative Agent not later than 1:00 p.m. (New York City time) (i) three (3) Business Days prior to the requested date of any Borrowing or continuation of Eurocurrency Rate Loans or any conversion of Base Rate Loans to Eurocurrency Rate Loans, and (ii) one (1) Business Day before the requested date of any Borrowing of Base Rate Loans. Each notice by the Borrower pursuant to this Section 2.02(a) must be by delivery to the Administrative Agent of a written Committed Loan Notice, appropriately completed and signed by a Responsible Officer of the Borrower. Each Borrowing of, conversion to or continuation of Eurocurrency Rate Loans shall be in a principal amount of $5,000,000 or a whole multiple of $500,000 in excess thereof. Except as provided in Sections 2.03(c) and 2.04(c), each Borrowing of or conversion to Base Rate Loans shall be in a principal amount of $1,000,000 or a whole multiple of $100,000 in excess thereof. Each Committed Loan Notice shall specify (i) whether the Borrower is requesting a Revolving Credit Borrowing, a Term A-1 Borrowing, a conversion of Term Loans or Revolving Credit Loans from one Type to the other, or a continuation of Eurocurrency Rate Loans, (ii) the requested date of the Borrowing, conversion or continuation, as the case may be (which shall be a Business Day), (iii) the principal amount and applicable Class of Loans to be borrowed, converted or continued, (iv) the Type of Loans to be borrowed or to which existing Term Loans or Revolving Credit Loans are to be converted, and (v) if applicable, the duration of the Interest Period with respect thereto. If the Borrower fails to specify a Type of Loan in a Committed Loan Notice or fails to give a timely notice requesting a conversion or continuation, then the applicable Term Loans or Revolving Credit Loans shall be made as, or converted to, Base Rate Loans. Any such automatic conversion to Base Rate Loans shall be effective as of the last day of the Interest Period then in effect with respect to the applicable Eurocurrency Rate Loans. If the Borrower requests a Borrowing of, conversion to, or continuation of Eurocurrency Rate Loans in any such Committed Loan Notice, but fails to specify an Interest Period, it will be deemed to have specified an Interest Period of one (1) month.

Following receipt of a Committed Loan Notice, the Administrative Agent shall promptly notify each Lender of the amount of its Pro Rata Share of the applicable Class of Loans, and if no timely notice of a conversion or continuation is provided by the Borrower, the Administrative Agent shall notify each Lender of the details of any automatic conversion to Base Rate Loans or continuation described in Section 2.02(a). In the case of each Borrowing, each Appropriate Lender shall make the amount of its Loan available to the Administrative Agent in Same Day Funds at the Administrative Agent’s Office not later than 1:00 p.m. on the Business Day specified in the applicable Committed Loan Notice. Upon satisfaction of the applicable conditions set forth in Section 4.02, the Administrative Agent shall make all funds so received available to the Borrower in like funds as received by the Administrative Agent by wire transfer of such funds in accordance with instructions provided to (and reasonably acceptable to) the Administrative Agent by the Borrower; provided that if, on the date the Committed Loan Notice with respect to such Borrowing (other than a Term A-1 Borrowing) is given by the Borrower, there are Swing Line Loans or L/C Borrowings outstanding, then the proceeds of such Borrowing (other than a Term A-1 Borrowing) shall be applied, first, to the payment in full of any such L/C Borrowings, second, to the payment in full of any such Swing Line Loans, and third, to the Borrower as provided above.

Except as otherwise provided herein, a Eurocurrency Rate Loan may be continued or converted only on the last day of an Interest Period for such Eurocurrency Rate Loan unless the Borrower pays the amount due, if any, under Section 3.05 in connection therewith. During the existence of an Event of Default, the Administrative Agent or the Required Lenders may require that no Loans may be converted to or continued as Eurocurrency Rate Loans.

The Administrative Agent shall promptly notify the Borrower and the Lenders of the interest rate applicable to any Interest Period for Eurocurrency Rate Loans upon determination of such interest rate. The determination of the Eurocurrency Rate by the Administrative Agent shall be conclusive in the absence of manifest error.

After giving effect to all Revolving Credit Borrowings, Term A-1 Borrowing, all conversions of Term Loans or Revolving Credit Loans from one Type to the other, and all continuations of Term Loans or Revolving Credit Loans as the same Type, there shall not be more than twenty (20) Interest Periods in effect.

The failure of any Lender to make the Loan to be made by it as part of any Borrowing shall not relieve any other Lender of its obligation, if any, hereunder to make its Loan on the date of such Borrowing, but no Lender shall be responsible for the failure of any other Lender to make the Loan to be made by such other Lender on the date of any Borrowing.

Letters of Credit.

The Letter of Credit Commitment.

On and after the ~~Closing~~Fifth Amendment Effective Date the Existing Letters of Credit will constitute Letters of Credit under this Agreement and for purposes hereof will be deemed to have been issued on the ~~Closing~~Fifth Amendment Effective Date. Subject to the terms and conditions set forth herein, (A) each L/C Issuer agrees, in reliance upon the agreements of the other Revolving Credit Lenders set forth in this Section 2.03, (1) from time to time on any Business Day during the period from the ~~Closing~~Fifth Amendment Effective Date until the Letter of Credit Expiration Date, to issue Letters of Credit denominated in Dollars for the account of the Borrower (provided, that any Letter of Credit may be for the benefit of any Subsidiary of the Borrower) and to amend or renew Letters of Credit previously issued by it, in accordance with Section 2.03(b), and (2) to honor drafts under the Letters of Credit and (B) the Revolving Credit Lenders severally agree to participate in Letters of Credit issued pursuant to this Section 2.03; provided that no L/C Issuer shall be obligated to make any L/C Credit Extension with respect to any Letter of Credit, and no Lender shall be obligated to participate in any Letter of Credit if as of the date of such L/C Credit Extension, (x) the amount of the Revolving Credit Exposure of any Lender would exceed such Lender’s Revolving Credit Commitment and (y) the Outstanding Amount of the L/C Obligations would exceed the Letter of Credit Sublimit. Within the foregoing limits, and subject to the terms and conditions hereof, the Borrower’s ability to obtain Letters of Credit shall be fully revolving, and accordingly the Borrower may, during the foregoing period, obtain Letters of Credit to replace Letters of Credit that have expired or that have been drawn upon and reimbursed.

An L/C Issuer shall be under no obligation to issue any Letter of Credit if:

any order, judgment or decree of any Governmental Authority or arbitrator shall by its terms purport to enjoin or restrain such L/C Issuer from issuing such Letter of Credit, or any Law applicable to such L/C Issuer or any directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over such L/C Issuer shall prohibit, or direct that such L/C Issuer refrain from, the issuance of letters of credit generally or such Letter of Credit in particular or shall impose upon such L/C Issuer with respect to such Letter of Credit any restriction, reserve or capital requirement (for which such L/C Issuer is not otherwise compensated hereunder) not in effect on the Closing Date, or shall impose upon such L/C Issuer any unreimbursed loss, cost or expense which was not applicable on the Closing Date (for which such L/C Issuer is not otherwise compensated hereunder);

subject to Section 2.03(b)(iii), the expiry date of such requested Letter of Credit would occur more than twelve months after the date of issuance or last renewal, unless such L/C Issuer has approved such expiry date;

the expiry date of such requested Letter of Credit would occur after the Letter of Credit Expiration Date, unless all the Revolving Credit Lenders have approved such expiry date;

the issuance of such Letter of Credit would violate any Laws binding upon such L/C Issuer;

such Letter of Credit is in an initial amount less than $100,000 (or such lesser amount agreed to by the L/C Issuer); or

any Revolving Credit Lender is then a Defaulting Lender, unless cash collateral or other credit support reasonably satisfactory to L/C Issuer has been pledged or otherwise provided to L/C Issuer in respect of such Defaulting Lender’s participation in such requested Letter of Credit or L/C Issuer has otherwise entered into arrangements satisfactory to L/C Issuer to eliminate L/C Issuer’s risk with respect to such Defaulting Lender.

An L/C Issuer shall be under no obligation to amend any Letter of Credit if (A) such L/C Issuer would have no obligation at such time to issue such Letter of Credit in its amended form under the terms hereof, or (B) the beneficiary of such Letter of Credit does not accept the proposed amendment to such Letter of Credit.

~~On the Restatement Effective Date, the participations in any outstanding Letters of Credit shall be reallocated so that after giving effect thereto the Extended Maturity Revolving Credit Lenders and the Original Maturity Revolving Credit Lenders shall share ratably in the Revolving Credit Exposures in accordance with the aggregate Revolving Credit Commitments (including both the Original Maturity Revolving Credit Commitments and the Extended Maturity Revolving Credit Commitments from time to time in effect). Thereafter until the Maturity Date of the Original Maturity Revolving Credit Facility, the~~The participations in any new Letters of Credit shall be allocated ratably in accordance with the aggregate Revolving Credit Commitments. ~~On the Maturity Date of the Original Maturity Revolving Credit Facility, the participations in the outstanding Letters of Credit of the Original Maturity Revolving Credit Lenders shall be reallocated to the Extended Maturity Revolving Credit Lenders ratably in accordance with their Extended Maturity Revolving Credit Commitments but in any case, only to the extent the sum of the outstanding Original Maturity Revolving Credit Exposure does not exceed the total Extended Maturity Revolving Credit Commitments.~~

~~(v) If the reallocation described in clause (iv) above cannot, or can only partially, be effected as a result of the limitations set forth herein, the Borrower shall within five Business Days following notice by the Administrative Agent, either (x) cash collateralize such Original Maturity Revolving Credit Lender’s participations in the outstanding Letters of Credit (after giving effect to any partial reallocation pursuant to clause (iv) above) or (y) backstop such Original Maturity Revolving Credit Lender’s participations in the Letters of Credit (after giving effect to any partial reallocation pursuant to clause (iv) above) with a letter of credit reasonably satisfactory to the L/C Issuer, in each case, for so long as any Letters of Credit are outstanding.~~

Procedures for Issuance and Amendment of Letters of Credit; AutoRenewal Letters of Credit.

Each Letter of Credit shall be issued or amended, as the case may be, upon the request of the Borrower delivered to an L/C Issuer (with a copy to the Administrative Agent) in the form of a Letter of Credit Application, appropriately completed and signed by a Responsible Officer of Borrower. Such Letter of Credit Application must be received by the relevant L/C Issuer and the Administrative Agent not later than 1:00 p.m. at least two (2) Business Days prior to the proposed issuance date or date of amendment, as the case may be; or, in each case, such later date and time as the relevant L/C Issuer may agree in a particular instance in its sole discretion. In the case of a request for an initial issuance of a Letter of Credit, such Letter of Credit Application shall specify in form and detail reasonably satisfactory to the relevant L/C Issuer: (a) the proposed issuance date of the requested Letter of Credit (which shall be a Business Day); (b) the amount thereof; (c) the expiry date thereof; (d) the name and address of the beneficiary thereof; (e) the documents to be presented by such beneficiary in case of any drawing thereunder; (f) the full text of any certificate to be presented by such beneficiary in case of any drawing thereunder; and (g) such other matters as the relevant L/C Issuer may reasonably request. In the case of a request for an amendment of any outstanding Letter of Credit, such Letter of Credit Application shall specify in form and detail reasonably satisfactory to the relevant L/C Issuer (1) the Letter of Credit to be amended; (2) the proposed date of amendment thereof (which shall be a Business Day); (3) the nature of the proposed amendment; and (4) such other matters as the relevant L/C Issuer may reasonably request.

Promptly after receipt of any Letter of Credit Application, the relevant L/C Issuer will confirm with the Administrative Agent (by telephone or in writing) that the Administrative Agent has received a copy of such Letter of Credit Application from the Borrower and, if not, such L/C Issuer will provide the Administrative Agent with a copy thereof. Upon receipt by the relevant L/C Issuer of confirmation from the Administrative Agent that the requested issuance or amendment is permitted in accordance with the terms hereof, then, subject to the terms and conditions hereof, such L/C Issuer shall, on the requested date, issue a Letter of Credit for the account of the Borrower or enter into the applicable amendment, as the case may be. Immediately upon the issuance of each Letter of Credit, each Revolving Credit Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the relevant L/C Issuer a risk participation in such Letter of Credit in an amount equal to the product of such Lender’s Pro Rata Share times the amount of such Letter of Credit.

If the Borrower so requests in any applicable Letter of Credit Application, the relevant L/C Issuer shall agree to issue a Letter of Credit that has automatic renewal provisions (each, an “Auto-Renewal Letter of Credit”); provided that any such Auto-Renewal Letter of Credit must permit the relevant L/C Issuer to prevent any such renewal at least once in each twelve month period (commencing with the date of issuance of such

Letter of Credit) by giving prior notice to the beneficiary thereof not later than a day (the “Nonrenewal Notice Date”) in each such twelve month period to be agreed upon at the time such Letter of Credit is issued. Unless otherwise directed by the relevant L/C Issuer, the Borrower shall not be required to make a specific request to the relevant L/C Issuer for any such renewal. Once an Auto-Renewal Letter of Credit has been issued, the Lenders shall be deemed to have authorized (but may not require) the relevant L/C Issuer to permit the renewal of such Letter of Credit at any time to an expiry date not later than the Letter of Credit Expiration Date; provided that the relevant L/C Issuer shall not permit any such renewal if (A) the relevant L/C Issuer has determined that it would have no obligation at such time to issue such Letter of Credit in its renewed form under the terms hereof (by reason of the provisions of Section 2.03(a)(ii) or otherwise), or (B) it has received notice (which may be by telephone or in writing) on or before the day that is five (5) Business Days before the Nonrenewal Notice Date from the Administrative Agent, any Revolving Credit Lender or the Borrower that one or more of the applicable conditions specified in Section 4.02 is not then satisfied.

Promptly after its delivery of any Letter of Credit or any amendment to a Letter of Credit to an advising bank with respect thereto or to the beneficiary thereof, the relevant L/C Issuer will also deliver to the Borrower and the Administrative Agent a true and complete copy of such Letter of Credit or amendment.

Drawings and Reimbursements; Funding of Participations.

Upon receipt from the beneficiary of any Letter of Credit of any notice of a drawing under such Letter of Credit, the relevant L/C Issuer shall notify promptly the Borrower and the Administrative Agent thereof. Not later than 1:00 p.m. on the second Business Day immediately following any payment by an L/C Issuer under a Letter of Credit (each such date, an “Honor Date”), the Borrower shall reimburse such L/C Issuer through the Administrative Agent in an amount equal to the amount of such drawing. In order to reimburse any such drawing, the Borrower shall have the option to request in accordance with Section 2.02 a Revolving Credit Borrowing of Base Rate Loans (“Refunding Loans”), without regard to the minimum and multiples specified in Section 2.02 for the principal amount of Base Rate Loans but subject to the amount of the unutilized portion of the Revolving Credit Commitments of the Appropriate Lenders and the conditions set forth in Section 4.02. If the Borrower fails to so reimburse such L/C Issuer by such time, the Administrative Agent shall promptly notify each Appropriate Lender of the Honor Date, the amount of the unreimbursed drawing (the “Unreimbursed Amount”), and the amount of such Appropriate Lender’s Pro Rata Share thereof. Any notice given by an L/C Issuer or the Administrative Agent pursuant to this Section 2.03(c)(i) may be given by telephone if immediately confirmed in writing; provided that the lack of such an immediate confirmation shall not affect the conclusiveness or binding effect of such notice.

Each Appropriate Lender (including any Lender acting as an L/C Issuer) shall, upon any notice pursuant to Section 2.03(c)(i) make a Refunding Loan to the Borrower, make such funds available to the Administrative Agent for the account of the relevant L/C Issuer, in Dollars, at the Administrative Agent’s Office for payments not later than 1:00 p.m. on the Business Day specified in such notice by the Borrower. The Administrative Agent shall remit the funds so received to the relevant L/C Issuer.

With respect to any Unreimbursed Amount, the Borrower shall be deemed to have incurred from the relevant L/C Issuer an L/C Borrowing in the amount of the Unreimbursed Amount that is not so refinanced, which L/C Borrowing shall be due and payable on demand (together with interest) and shall bear interest at the Default Rate. In such event, upon demand by the relevant L/C Issuer (through the Administrative Agent), each Appropriate Lender shall make funds available to the Administrative Agent for the account of the relevant L/C Issuer, in Dollars, at the Administrative Agent’s Office for payments in an amount equal to its Pro Rata Share of the Unreimbursed Amount not later than 1:00 p.m. on the Business Day following the date of such demand, and such payment to the Administrative Agent for the account of the relevant L/C Issuer shall be deemed payment in respect of its participation in such L/C Borrowing and shall constitute an L/C Advance from such Lender in satisfaction of its participation obligation under this Section 2.03.

Until an Appropriate Lender funds its L/C Advance pursuant to this Section 2.03(c) to reimburse the relevant L/C Issuer for any amount drawn under any Letter of Credit, interest in respect of such Lender’s Pro Rata Share of such amount shall be solely for the account of the relevant L/C Issuer.

Each Revolving Credit Lender’s obligation to make Refunding Loans or L/C Advances to reimburse an L/C Issuer for amounts drawn under Letters of Credit, as contemplated by this Section 2.03(c), shall be absolute and unconditional and shall not be affected by any circumstance, including (A) any setoff, counterclaim, recoupment, defense or other right which such Lender may have against the relevant L/C Issuer, the Borrower or any other Person for any reason whatsoever; (B) except for the obligation to make Refunding Loans, the occurrence or continuance of a Default or the failure to satisfy any of the other conditions specified in Section 4.02, or (C) any other occurrence, event or condition, whether or not similar to any of the foregoing. No such making of an L/C Advance shall relieve or otherwise impair the obligation of the Borrower to reimburse the relevant L/C Issuer for the amount of any payment made by such L/C Issuer under any Letter of Credit, together with interest as provided herein.

If any Revolving Credit Lender fails to make available to the Administrative Agent for the account of the relevant L/C Issuer any amount required to be paid by such Lender pursuant to the foregoing provisions of this Section 2.03(c) by the time specified in Section 2.03(c)(iii), such L/C Issuer shall be entitled to recover from such Lender (acting through the Administrative Agent), on demand, such amount with interest thereon for the period from the date such payment is required to the date on which such payment is immediately available to such L/C Issuer at a rate per annum equal to the Federal Funds Rate from time to time in effect. A certificate of the relevant L/C Issuer submitted to any Revolving Credit Lender (through the Administrative Agent) with respect to any amounts owing under this Section 2.03(c)(vi) shall be conclusive absent manifest error.

Repayment of Participations.

If, at any time after an L/C Issuer has made a payment under any Letter of Credit and has received from any Revolving Credit Lender such Lender’s L/C Advance in respect of such payment in accordance with Section 2.03(c), the Administrative Agent receives for the account of such L/C Issuer any payment in respect of the related Unreimbursed Amount or interest thereon (whether directly from the Borrower or otherwise, including proceeds of Cash Collateral applied thereto by the Administrative Agent), the Administrative Agent will distribute to such Lender its Pro Rata Share thereof (appropriately adjusted, in the case of interest payments, to reflect the period of time during which such Lender’s L/C Advance was outstanding) in the same funds as those received by the Administrative Agent.

If any payment received by the Administrative Agent for the account of an L/C Issuer pursuant to Section 2.03(c) is required to be returned under any of the circumstances described in Section 10.06 (including pursuant to any settlement entered into by such L/C Issuer in its discretion), each Appropriate Lender shall pay to the Administrative Agent for the account of such L/C Issuer its Pro Rata Share thereof on demand of the Administrative Agent, plus interest thereon from the date of such demand to the date such amount is returned by such Lender, at a rate per annum equal to the Federal Funds Rate from time to time in effect.

Obligations Absolute. The obligation of the Borrower to reimburse the relevant L/C Issuer for each drawing under each Letter of Credit issued by it and to repay each L/C Borrowing shall be absolute, unconditional and irrevocable, and shall be paid strictly in accordance with the terms of this Agreement under all circumstances, including the following:

any lack of validity or enforceability of such Letter of Credit, this Agreement, or any other agreement or instrument relating thereto;

the existence of any claim, counterclaim, setoff, defense or other right that any Loan Party may have at any time against any beneficiary or any transferee of such Letter of Credit (or any Person for whom any such beneficiary or any such transferee may be acting), the relevant L/C Issuer or any other Person, whether in connection with this Agreement, the transactions contemplated hereby or by such Letter of Credit or any agreement or instrument relating thereto, or any unrelated transaction;

any draft, demand, certificate or other document presented under such Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect; or any loss or delay in the transmission or otherwise of any document required in order to make a drawing under such Letter of Credit;

any payment by the relevant L/C Issuer under such Letter of Credit against presentation of a draft or certificate that does not strictly comply with the terms of such Letter of Credit; or any payment made by the relevant L/C Issuer under such Letter of Credit to any Person purporting to be a trustee in bankruptcy, debtor-in-possession, assignee for the benefit of creditors, liquidator, receiver or other representative of or successor to any beneficiary or any transferee of such Letter of Credit, including any arising in connection with any proceeding under any Debtor Relief Law;

any exchange, release or nonperfection of any Collateral, or any release or amendment or waiver of or consent to departure from the Guaranty or any other guarantee, for all or any of the Obligations any Loan Party in respect of such Letter of Credit; or

any other circumstance or happening whatsoever, whether or not similar to any of the foregoing, including any other circumstance that might otherwise constitute a defense available to, or a discharge of, any Loan Party;

provided that the foregoing shall not excuse any L/C Issuer from liability to the Borrower to the extent of any direct damages (as opposed to consequential damages, claims in respect of which are waived by the Borrower to the extent permitted by applicable Law) suffered by the Borrower that are caused by such L/C Issuer’s gross negligence or willful misconduct when determining whether drafts and other documents presented under a Letter of Credit comply with the terms thereof.

Role of L/C Issuers. Each Lender and the Borrower agree that, in paying any drawing under a Letter of Credit, the relevant L/C Issuer shall not have any responsibility to obtain any document (other than any sight draft, certificates and documents expressly required by the Letter of Credit) or to ascertain or inquire as to the validity or accuracy of any such document or the authority of the Person executing or delivering any such document. None of the L/C Issuers, any Agent-Related Person nor any of the respective correspondents, participants or assignees of any L/C Issuer shall be liable to any Lender for (i) any action taken or omitted in connection herewith at the request or with the approval of the Lenders or the Required Lenders, as applicable; (ii) any action taken or omitted in the absence of gross negligence or willful misconduct; or (iii) the due execution, effectiveness, validity or enforceability of any document or instrument related to any Letter of Credit or Letter of Credit Application. The Borrower hereby assumes all risks of the acts or omissions of any beneficiary or transferee with respect to its use of any Letter of Credit; provided that this assumption is not intended to, and shall not, preclude the Borrower’s pursuing such rights and remedies as it may have against the beneficiary or transferee at law or under any other agreement. None of the L/C Issuers, any Agent-Related Person, nor any of the respective correspondents, participants or assignees of any L/C Issuer, shall be liable or responsible for any of the matters described in clauses (i) through (vi) of Section 2.03(e); provided that anything in such clauses to the contrary notwithstanding, the Borrower may have a claim against an L/C Issuer, and such L/C Issuer may be liable to the Borrower, to the extent, but only to the extent, of any direct, as opposed to consequential or exemplary, damages suffered by the Borrower which the Borrower proves were caused by such L/C Issuer’s willful misconduct or gross negligence or such L/C Issuer’s willful or grossly negligent failure to pay under any Letter of Credit after the presentation to it by the beneficiary of a sight draft and certificate(s) strictly complying with the terms and conditions of a Letter of Credit. In furtherance and not in limitation of the foregoing, each L/C Issuer may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary, and no L/C Issuer shall be responsible for the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign a Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason.

Cash Collateral. (i) If an L/C Issuer has honored any full or partial drawing request under any Letter of Credit and such drawing has resulted in an L/C Borrowing and the conditions set forth in Section 4.02 to a Revolving Credit Borrowing cannot then be met, (ii) if, as of the Letter of Credit Expiration Date, any Letter of Credit may for any reason remain outstanding and partially or wholly undrawn, (iii) if any Event of Default occurs and is continuing and the Administrative Agent or the Required Lenders, as applicable, require the Borrower to Cash Collateralize the L/C Obligations pursuant to Section 8.02(c) or (iv) an Event of Default set forth under Section 8.01(f) occurs and is continuing, then the Borrower shall Cash Collateralize the then Outstanding Amount of all L/C Obligations (in an amount equal to such Outstanding Amount determined as of the date of such L/C Borrowing or the Letter of Credit Expiration Date, as the case may be), and shall do so not later than 2:00 p.m., New York City time, on (x) in the case of the immediately preceding clauses (i) through (iii), (1) the Business Day that the Borrower receives notice thereof, if such notice is received on such day prior to 12:00 Noon, New York City time, or (2) if clause (1) above does not apply, the Business Day immediately following the day that the Borrower receives such notice and (y) in the case of the immediately preceding clause (iv), the Business Day on which an Event of Default set forth under Section 8.01(f) occurs or, if such day is not a Business Day, the Business Day immediately succeeding such day. For purposes hereof, “Cash Collateralize” means to pledge and deposit with or deliver to the Administrative Agent, for the benefit of the relevant L/C Issuer and the Lenders, as collateral for the L/C Obligations, cash or deposit account balances (“Cash Collateral”) pursuant to documentation in form and substance reasonably satisfactory to the Administrative Agent and the relevant L/C Issuer (which documents are hereby consented to by the Lenders). Derivatives of such term have corresponding meanings. The Borrower hereby grants to the Administrative Agent, for the benefit of the L/C Issuers and the Lenders, a security interest in all such cash, deposit accounts and all balances therein and all proceeds of the foregoing. Cash Collateral shall be maintained in blocked accounts established by, and/or under the sole dominion and control of, the Administrative Agent and may be invested in readily available Cash Equivalents. If at any time the Administrative Agent determines that any funds held as Cash Collateral are subject to any right or claim of any Person other than the Administrative Agent (on behalf of the Secured Parties) or that the total amount of such funds is less than the aggregate Outstanding Amount of all L/C Obligations, the Borrower will, forthwith upon demand by the Administrative Agent, pay to the Administrative Agent, as additional funds to be deposited and held in the deposit accounts established by the Administrative Agent as aforesaid, an amount equal to the excess of (a) such aggregate Outstanding Amount over (b) the total amount of funds, if any, then held as Cash Collateral that the Administrative Agent reasonably determines to be free and clear of any such right and claim. Upon the drawing of any Letter of Credit for which funds are on deposit as Cash Collateral, such funds shall be applied, to the extent permitted under applicable Law, to reimburse the relevant L/C Issuer. To the extent the amount of any Cash Collateral exceeds the then Outstanding Amount of such L/C Obligations and so long as no Event of Default has occurred and is continuing, the excess shall be refunded to the Borrower.

Letter of Credit Fees. The Borrower shall pay to the Administrative Agent for the account of each Revolving Credit Lender in accordance with its Pro Rata Share a Letter of Credit fee for each Letter of Credit issued pursuant to this Agreement equal to the Applicable Rate times the daily maximum amount then available to be drawn under such Letter of Credit (whether or not such maximum amount is then in effect under such Letter of Credit if such maximum amount increases periodically pursuant to the terms of such Letter of Credit). Such letter of credit fees shall be computed on a quarterly basis in arrears. Such letter of credit fees shall be due and payable in Dollars on the last Business Day of each March, June, September and December, commencing with the first such date to occur after the issuance of such Letter of Credit, on the Letter of Credit Expiration Date and thereafter on demand. If there is any change in the Applicable Rate during any quarter, the daily maximum amount of each Letter of Credit shall be computed and multiplied by the Applicable Rate separately for each period during such quarter that such Applicable Rate was in effect.

Fronting Fee and Documentary and Processing Charges Payable to L/C Issuers. The Borrower shall pay directly to each L/C Issuer for its own account a fronting fee with respect to each Letter of Credit issued by it equal to 0.125% per annum of the daily maximum amount then available to be drawn under such Letter of Credit (whether or not such maximum amount is then in effect under such Letter of Credit if such maximum amount increases periodically pursuant to the terms of such Letter of Credit). Such fronting fees shall be computed on a quarterly basis in arrears. Such fronting fees shall be due and payable on the first Business Day after the end of each March, June, September and December, commencing with the first such date to occur after the issuance of such Letter of Credit, on the Letter of Credit Expiration Date and thereafter on demand. In addition, the Borrower shall pay directly to each L/C Issuer for its own account the customary issuance, presentation, amendment and other processing fees, and other standard costs and charges, of such L/C Issuer relating to letters of credit as from time to time in effect. Such customary fees and standard costs and charges are due and payable within ten (10) Business Days of demand and are nonrefundable.

Conflict with Letter of Credit Application. Notwithstanding anything else to the contrary in this Agreement, in the event of any conflict between the terms hereof and the terms of any Letter of Credit Application, the terms hereof shall control.

Addition of an L/C Issuer. A Revolving Credit Lender may become an additional L/C Issuer hereunder pursuant to a written agreement among the Borrower, the Administrative Agent, the Initial L/C Issuer for so long as it is an L/C Issuer and such Revolving Credit Lender. The Administrative Agent shall notify the Revolving Credit Lenders of any such additional L/C Issuer.

Swing Line Loans.

The Swing Line. Subject to the terms and conditions set forth herein, the Swing Line Lender agrees to make loans (each such loan, a “Swing Line Loan”) to the Borrower from time to time on any Business Day (other than the ~~Closing~~Fifth Amendment Effective Date) until the Maturity Date in an aggregate amount not to exceed at any time outstanding the amount of the Swing Line Sublimit, notwithstanding the fact that such Swing Line Loans, when aggregated with the Pro Rata Share of the Outstanding Amount of Revolving Credit Loans and L/C

Obligations of the Lender acting as Swing Line Lender, may exceed the amount of such Lender’s Revolving Credit Commitment; provided that, after giving effect to any Swing Line Loan, the aggregate Outstanding Amount of the Revolving Credit Loans of any Lender, plus such Lender’s Pro Rata Share of the Outstanding Amount of all L/C Obligations, plus such Lender’s Pro Rata Share of the Outstanding Amount of all Swing Line Loans shall not exceed such Lender’s Revolving Credit Commitment then in effect; provided further that, the Borrower shall not use the proceeds of any Swing Line Loan to refinance any outstanding Swing Line Loan. ~~On the Maturity Date of the Original Maturity Revolving Credit Facility, the Pro Rata Share of the Outstanding Amount of Swing Line Loans of each Original Maturity Revolving Credit Lender shall be reallocated to the Extended Maturity Revolving Credit Lenders ratably in accordance with their Extended Maturity Revolving Credit Commitments but in any case, only to the extent the sum of the outstanding Original Maturity Revolving Credit Exposure does not exceed the total Extended Maturity Revolving Credit Commitments.~~ Within the foregoing limits, and subject to the other terms and conditions hereof, the Borrower may borrow under this Section 2.04, prepay under Section 2.05, and reborrow under this Section 2.04. Each Swing Line Loan shall be a Base Rate Loan. Swing Line Loans shall only be denominated in Dollars. Immediately upon the making of a Swing Line Loan, each Revolving Credit Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the Swing Line Lender a risk participation in such Swing Line Loan in an amount equal to the product of such Lender’s Pro Rata Share times the amount of such Swing Line Loan.

Notwithstanding anything to the contrary contained in this Section 2.04, the Swing Line Lender shall not be obligated to make any Swing Line Loans at any time when any Lender is a Defaulting Lender hereunder, unless cash collateral or other credit support reasonably satisfactory to Swing Line Lender has been pledged or otherwise provided to Swing Line Lender in respect of such Defaulting Lender’s participation in such Swing Line Loan, or Borrower and/or Swing Line Lender have otherwise entered into arrangements reasonably satisfactory to Swing Line Lender to eliminate Swing Line Lender’s risk with respect to such Defaulting Lender, in which case, subject to the terms and conditions hereof, Swing Line Lender will make Swing Line Loans as set forth in Section 2.04(b).

Borrowing Procedures. Each Swing Line Borrowing shall be made upon the Borrower’s irrevocable written notice to the Swing Line Lender and the Administrative Agent. Each such notice must be received by the Swing Line Lender and the Administrative Agent not later than 1:00 p.m. on the requested borrowing date, and shall specify (i) the amount to be borrowed, which shall be a minimum of $100,000, and (ii) the requested borrowing date, which shall be a Business Day. Each such notice must be by delivery to the Swing Line Lender and the Administrative Agent of a written Swing Line Loan Notice, appropriately completed and signed by a Responsible Officer of the Borrower. Unless the Swing Line Lender has received notice (by telephone or in writing) from the Administrative Agent (including at the request of any Revolving Credit Lender) prior to 2:00 p.m. on the date of the proposed Swing Line Borrowing (A) directing the Swing Line Lender not to make such Swing Line Loan as a result of the limitations set forth in the proviso to the first sentence of Section 2.04(a), or (B) that one or more of the applicable conditions specified in Section 4.02 is not then satisfied, then, subject to the terms and conditions hereof, the Swing Line Lender will, not later than 3:00 p.m. on the borrowing date specified in such Swing Line Loan Notice, make the amount of its Swing Line Loan available to the Borrower.

Refinancing of Swing Line Loans.

The Swing Line Lender at any time in its sole and absolute discretion may request, on behalf of the Borrower (which hereby irrevocably authorizes the Swing Line Lender to so request on its behalf), that each Revolving Credit Lender make a Base Rate Loan in an amount equal to such Lender’s Pro Rata Share of the amount of Swing Line Loans then outstanding. Such request shall be made in writing (which written request shall be deemed to be a Committed Loan Notice for purposes hereof) and in accordance with the requirements of Section 2.02, without regard to the minimum and multiples specified therein for the principal amount of Base Rate Loans, but subject to the unutilized portion of the aggregate Revolving Credit Commitments and the conditions set forth in Section 4.02. The Swing Line Lender shall furnish the Borrower with a copy of the applicable Committed Loan Notice promptly after delivering such notice to the Administrative Agent. Each Revolving Credit Lender shall make an amount equal to its Pro Rata Share of the amount specified in such Committed Loan Notice available to the Administrative Agent in Same Day Funds for the account of the Swing Line Lender at the Administrative Agent’s Office not later than 1:00 p.m. on the day specified in such Committed Loan Notice, whereupon, subject to Section 2.04(c)(ii), each Revolving Credit Lender that so makes funds available shall be deemed to have made a Base Rate Loan to the Borrower in such amount. The Administrative Agent shall remit the funds so received to the Swing Line Lender.

If for any reason any Swing Line Loan cannot be refinanced by such a Revolving Credit Borrowing in accordance with Section 2.04(c)(i), the request for Base Rate Loans submitted by the Swing Line Lender as set forth herein shall be deemed to be a request by the Swing Line Lender that each of the Revolving Credit Lenders fund its risk participation in the relevant Swing Line Loan and each Revolving Credit Lender’s payment to the Administrative Agent for the account of the Swing Line Lender pursuant to Section 2.04(c)(i) shall be deemed payment in respect of such participation.

If any Revolving Credit Lender fails to make available to the Administrative Agent for the account of the Swing Line Lender any amount required to be paid by such Lender pursuant to the foregoing provisions of this Section 2.04(c) by the time specified in Section 2.04(c)(i), the Swing Line Lender shall be entitled to recover from such Lender (acting through the Administrative Agent), on demand, such amount with interest thereon for the period from the date such payment is required to the date on which such payment is immediately available to the Swing Line Lender at a rate per annum equal to the Federal Funds Rate from time to time in effect. A certificate of the Swing Line Lender submitted to any Lender (through the Administrative Agent) with respect to any amounts owing under this clause (iii) shall be conclusive absent manifest error.

Each Revolving Credit Lender’s obligation to make Revolving Credit Loans or to purchase and fund risk participations in Swing Line Loans pursuant to this Section 2.04(c) shall be absolute and unconditional and shall not be affected by any circumstance, including (A) any setoff, counterclaim, recoupment, defense or other right which such Lender may have against the Swing Line Lender, the Borrower or any other Person for any reason whatsoever, (B) except for the obligation to make Revolving Credit Loans, the occurrence or continuance of a Default or the failure to satisfy any of the other conditions specified in Section 4.02, or (C) any other occurrence, event or condition, whether or not similar to any of the foregoing. No such funding of risk participations shall relieve or otherwise impair the obligation of the Borrower to repay Swing Line Loans, together with interest as provided herein.

Repayment of Participations.

At any time after any Revolving Credit Lender has purchased and funded a risk participation in a Swing Line Loan, if the Swing Line Lender receives any payment on account of such Swing Line Loan, the Swing Line Lender will distribute to such Lender its Pro Rata Share of such payment (appropriately adjusted, in the case of interest payments, to reflect the period of time during which such Lender’s risk participation was funded) in the same funds as those received by the Swing Line Lender.

If any payment received by the Swing Line Lender in respect of principal or interest on any Swing Line Loan is required to be returned by the Swing Line Lender under any of the circumstances described in Section 10.06 (including pursuant to any settlement entered into by the Swing Line Lender in its discretion), each Revolving Credit Lender shall pay to the Swing Line Lender its Pro Rata Share thereof on demand of the Administrative Agent, plus interest thereon from the date of such demand to the date such amount is returned, at a rate per annum equal to the Federal Funds Rate. The Administrative Agent will make such demand upon the request of the Swing Line Lender.

Interest for Account of Swing Line Lender. The Swing Line Lender shall be responsible for invoicing the Borrower for interest on the Swing Line Loans. Until a Revolving Credit Lender funds its Base Rate Loan or risk participation pursuant to this Section 2.04 to refinance such Lender’s Pro Rata Share of any Swing Line Loan, interest in respect of such Pro Rata Share shall be solely for the account of the Swing Line Lender.

Payments Directly to Swing Line Lender. The Borrower shall make all payments of principal and interest in respect of the Swing Line Loans directly to the Swing Line Lender.

Prepayments.

Optional.

The Borrower may, upon notice to the Administrative Agent, at any time or from time to time voluntarily prepay Term Loans of any Class and Revolving Credit Loans in whole or in part without premium or penalty; provided that (1) such notice must be received by the Administrative Agent not later than 1:00 p.m. (New York City time) (A) three (3) Business Days prior to any date of prepayment of

Eurocurrency Rate Loans and (B) on the date of prepayment of Base Rate Loans; (2) any prepayment of Eurocurrency Rate Loans shall be in a principal amount of $5,000,000 or a whole multiple of $500,000 in excess thereof; and (3) any prepayment of Base Rate Loans shall be in a principal amount of $1,000,000 or a whole multiple of $100,000 in excess thereof or, in each case, if less, the entire principal amount thereof then outstanding. Each such notice shall specify the date and amount of such prepayment and the Class(es) and Type(s) of Loans to be prepaid and, if more than one Class of Loans is to be prepaid, the amount of such prepayment applicable to each Class. The Administrative Agent will promptly notify each Appropriate Lender of its receipt of each such notice, and of the amount of such Lender’s Pro Rata Share of such prepayment~~; provided that any prepayment of Revolving Credit Loans within 20 Business Days of the Maturity Date of the Original Maturity Revolving Credit Facility shall be prepayments of Extended Maturity Revolving Credit Loans~~. If such notice is given by the Borrower, the Borrower shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein. Any prepayment of a Eurocurrency Rate Loan shall be accompanied by all accrued interest thereon, together with any additional amounts required pursuant to Section 3.05. Each prepayment of the Loans pursuant to this Section 2.05(a) shall be paid to the Appropriate Lenders in accordance with their respective Pro Rata Shares and shall be allocated among the Borrower and the Subsidiary Borrowers pro rata in accordance with their then-outstanding Designated Amounts except as otherwise specified by the Borrower in writing. For the avoidance of doubt, the Borrower may voluntarily prepay at its discretion Term Loans of any Class without a pro rata prepayment of Term Loans of any other Class.

~~In the event that, on or prior to the first anniversary of the First Amendment Effective Date, there shall occur any amendment, amendment and restatement or other modification of this Agreement which reduces the Effective Yield with respect to the Term B-4 Loans (other than the replacement of Term B-4 Loans with Extended Term Loans) or any optional prepayment or refinancing of the Term B-4 Loans (other than a refinancing in full of all of the Facilities) with proceeds of the substantially concurrent incurrence of, or by way of a substantially concurrent conversion into, new term loans having a lower Effective Yield than the Effective Yield for the Term B-4 Loans as of the First Amendment Effective Date in a transaction the primary purpose of which is to reduce the Effective Yield with respect to the Term B-4 Loans, each such amendment, amendment and restatement, modification, prepayment or refinancing, as the case may be, shall be accompanied by a fee or prepayment premium, as applicable, equal to 1.0% of the principal amount of Term B-4 Loans outstanding on the effective date of such amendment, amendment and restatement or modification or that are prepaid or refinanced, as applicable (including, for the avoidance of doubt, the Term B-4 Loans of each Term B-4 Lender that withholds its consent to such amendment, amendment and restatement or modification, as the case may be, and is replaced as a Non-Consenting Lender under Section 3.07). Notwithstanding the foregoing, the Borrower may not prepay Term B-4 Loans or any Extended Term Loans unless such prepayment is accompanied by a pro rata prepayment of Term B-2 Loans or Term Loans of the Class from which such Extended Term Loans were converted (or such Term Loans of such Class have otherwise been repaid in full); provided that, for the avoidance of doubt, the Borrower may prepay Term Loans other than Term B-4 Loans without a pro rata prepayment of the Term B-4 Loans, and may prepay Term Loans of another Class from which Extended Term Loans may be converted without a pro rata prepayment of such Extended Term Loans.~~

~~In the event that, on or prior to the first anniversary of the First Amendment Date, there shall occur any amendment, amendment and restatement or other modification of this Agreement which reduces the Effective Yield with respect to the Term B-5 Loans (other than the replacement of Term B-5 Loans with Extended Term Loans) or any optional prepayment or refinancing of the Term B-5 Loans (other than a refinancing in full of all of the Facilities) with proceeds of the substantially concurrent incurrence of, or by way of a substantially concurrent conversion into, new term loans having a lower Effective Yield than the Effective Yield for the Term B-5 Loans as of the First Amendment Effective Date in a transaction the primary purpose of which is to reduce the Effective Yield with respect to the Term B-5 Loans, each such amendment, amendment and restatement, modification, prepayment or refinancing, as the case may be, shall be accompanied by a fee or prepayment premium, as applicable, equal to 1.0% of the principal amount of Term B-5 Loans outstanding on the effective date of such amendment, amendment and restatement or modification or that are prepaid or refinanced, as applicable (including, for the avoidance of doubt, the Term B-5 Loans of each Term B-5 Lender that withholds its consent to such amendment, amendment and restatement or modification, as the case may be, and is replaced as a Non-Consenting Lender under Section 3.07). Notwithstanding the foregoing, the Borrower may not prepay Term B-5 Loans or any Extended Term Loans unless such prepayment is accompanied by a pro rata prepayment of Term B-2 Loans or Term Loans of the Class from which such Extended Term Loans were converted (or such Term Loans of such Class have otherwise been repaid in full); provided that, for the avoidance of doubt, the Borrower may prepay Term Loans other than Term B-5 Loans without a pro rata prepayment of the Term B-5 Loans, and may prepay Term Loans of another Class from which Extended Term Loans may be converted without a pro rata prepayment of such Extended Term Loans.~~

~~In the event that, on or prior to the first anniversary of the First Amendment Effective Date, there shall occur any amendment, amendment and restatement or other modification of this Agreement which reduces the Effective Yield with respect to the Term B-6 Loans (other than the replacement of Term B-6 Loans with Extended Term Loans) or any optional prepayment or refinancing of the Term B-6 Loans (other than a refinancing in full of all of the Facilities) with proceeds of the substantially concurrent incurrence of, or by way of a substantially concurrent conversion into, new term loans having a lower Effective Yield than the Effective Yield for the Term B-6 Loans as of the First Amendment Effective Date in a transaction the primary purpose of which is to reduce the Effective Yield with respect to the Term B-6 Loans, each such amendment, amendment and restatement, modification, prepayment or refinancing, as the case may be, shall be accompanied by a fee or prepayment premium, as applicable, equal to 1.0% of the principal amount of Term B-6 Loans outstanding on the effective date of such amendment or that are prepaid or refinanced, as applicable (including, for the avoidance of doubt, the Term B-6 Loans of each Term B-6 Lender that withholds its consent to such amendment, amendment and restatement or modification, as the case may be, and is replaced as a Non-Consenting Lender under Section 3.07).~~

~~In the event that, on or prior to the six-month anniversary of the Third Amendment Effective Date, there shall occur any amendment, amendment and restatement or~~

~~other modification of this Agreement which reduces the Effective Yield with respect to the Term B-7 Loans (other than the replacement of Term B-7 Loans with Extended Term Loans) or any optional prepayment or refinancing of the Term B-7 Loans (other than a refinancing in full of all of the Facilities) with proceeds of the substantially concurrent incurrence of, or by way of a substantially concurrent conversion into, new term loans having a lower Effective Yield than the Effective Yield for the Term B-7 Loans as of the Third Amendment Effective Date in a transaction the primary purpose of which is to reduce the Effective Yield with respect to the Term B-7 Loans, each such amendment, amendment and restatement, modification, prepayment or refinancing, as the case may be, shall be accompanied by a fee or prepayment premium, as applicable, equal to 1.0% of the principal amount of Term B-7 Loans outstanding on the effective date of such amendment or that are prepaid or refinanced, as applicable (including, for the avoidance of doubt, the Term B-7 Loans of each Term B-7 Lender that withholds its consent to such amendment, amendment and restatement or modification, as the case may be, and is replaced as a Non-Consenting Lender under Section 3.07).~~

~~In the event that, on or prior to the six-month anniversary of the Third Amendment Effective Date, there shall occur any amendment, amendment and restatement or other modification of this Agreement which reduces the Effective Yield with respect to the Term B-8 Loans (other than the replacement of Term B-8 Loans with Extended Term Loans) or any optional prepayment or refinancing of the Term B-8 Loans (other than a refinancing in full of all of the Facilities) with proceeds of the substantially concurrent incurrence of, or by way of a substantially concurrent conversion into, new term loans having a lower Effective Yield than the Effective Yield for the Term B-8 Loans as of the Third Amendment Effective Date in a transaction the primary purpose of which is to reduce the Effective Yield with respect to the Term B-8 Loans, each such amendment, amendment and restatement, modification, prepayment or refinancing, as the case may be, shall be accompanied by a fee or prepayment premium, as applicable, equal to 1.0% of the principal amount of Term B-8 Loans outstanding on the effective date of such amendment or that are prepaid or refinanced, as applicable (including, for the avoidance of doubt, the Term B-8 Loans of each Term B-8 Lender that withholds its consent to such amendment, amendment and restatement or modification, as the case may be, and is replaced as a Non-Consenting Lender under Section 3.07).~~

In the event that, on or prior to the six-month anniversary of the Fourth Amendment Effective Date, there shall occur any amendment, amendment and restatement or other modification of this Agreement which reduces the Effective Yield with respect to the Term B-9 Loans (other than the replacement of Term B-9 Loans with Extended Term Loans) or any optional prepayment or refinancing of the Term B-9 Loans (other than a refinancing in full of all of the Facilities) with proceeds of the substantially concurrent incurrence of, or by way of a substantially concurrent conversion into, new term loans having a lower Effective Yield than the Effective Yield for the Term B-9 Loans as of the Fourth Amendment Effective Date in a transaction the primary purpose of which is to reduce the Effective Yield with respect to the Term B-9 Loans, each such amendment, amendment and restatement, modification, prepayment or refinancing, as the case may be, shall be accompanied by a fee or prepayment premium, as applicable, equal to 1.0% of the principal amount of Term B-9 Loans outstanding on the effective date of such amendment or that are prepaid or refinanced, as applicable (including, for the avoidance of doubt, the Term B-9 Loans of each Term B-9 Lender that withholds its consent to such amendment, amendment and restatement or modification, as the case may be, and is replaced as a Non-Consenting Lender under Section 3.07).

In the event that, on or prior to the six-month anniversary of the Fourth Amendment Effective Date, there shall occur any amendment, amendment and restatement or other modification of this Agreement which reduces the Effective Yield with respect to the Term B-10 Loans (other than the replacement of Term B-10 Loans with Extended Term Loans) or any optional prepayment or refinancing of the Term B-10 Loans (other than a refinancing in full of all of the Facilities) with proceeds of the substantially concurrent incurrence of, or by way of a substantially concurrent conversion into, new term loans having a lower Effective Yield than the Effective Yield for the Term B-10 Loans as of the Fourth Amendment Effective Date in a transaction the primary purpose of which is to reduce the Effective Yield with respect to the Term B-10 Loans, each such amendment, amendment and restatement, modification, prepayment or refinancing, as the case may be, shall be accompanied by a fee or prepayment premium, as applicable, equal to 1.0% of the principal amount of Term B-10 Loans outstanding on the effective date of such amendment or that are prepaid or refinanced, as applicable (including, for the avoidance of doubt, the Term B-10 Loans of each Term B-10 Lender that withholds its consent to such amendment, amendment and restatement or modification, as the case may be, and is replaced as a Non-Consenting Lender under Section 3.07).

The Borrower may, upon notice to the Swing Line Lender (with a copy to the Administrative Agent), at any time or from time to time, voluntarily prepay Swing Line Loans in whole or in part without premium or penalty; provided that (1) such notice must be received by the Swing Line Lender and the Administrative Agent not later than 1:00 p.m. on the date of the prepayment, and (2) any such prepayment shall be in a minimum principal amount of $100,000 or a whole multiple of $100,000 in excess thereof or, if less, the entire principal amount thereof then outstanding. Each such notice shall specify the date and amount of such prepayment. If such notice is given by the Borrower, the Borrower shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein.

Notwithstanding anything to the contrary contained in this Agreement, the Borrower may rescind any notice of prepayment under Section 2.05(a)(i) or 2.05(a)(ii) if such prepayment would have resulted from a refinancing of all of the Facilities, which refinancing shall not be consummated or shall otherwise be delayed.

Each prepayment of Term Loans pursuant to this Section 2.05(a) shall be applied to repayments thereof required pursuant to Section 2.07(a) in the manner as directed by the Borrower.

Mandatory.

Within five (5) Business Days after financial statements have been delivered pursuant to Section 6.01(a) and the related Compliance Certificate has been delivered pursuant to Section 6.02(b) (or, in the case of the prepayment with respect to Excess Cash Flow for the fiscal year ended December 31, 2012, on or prior to March 1, 2013), the Borrower shall cause to be prepaid the Term Loans in an amount equal to (A) 50% of

Excess Cash Flow, if any, for the fiscal year covered by such financial statements (commencing with the fiscal year ended December 31, 2007) minus (B) the sum of (i) all voluntary prepayments of Term Loans during such fiscal year and (ii) all voluntary prepayments of Revolving Credit Loans during such fiscal year to the extent the Revolving Credit Commitments are permanently reduced by the amount of such payments, in the case of each of the immediately preceding clauses (i) and (ii), to the extent such prepayments are not funded with the proceeds of Indebtedness; provided that if the Total Leverage Ratio as of the last day of the fiscal year covered by such financial statements is less than 5.25:1, the Borrower shall make prepayments of Loans in an aggregate amount equal to 25% of Excess Cash Flow for the fiscal year covered by such financial statements and no payment of any Loans shall be required under this Section 2.05(b)(i) if the Total Leverage Ratio as of the last day of the fiscal year covered by such financial statements is less than 4.5:1.

~~(A)~~ (A) If (x) the Borrower or any Restricted Subsidiary Disposes of any property or assets (other than any Disposition of any property or assets permitted by Section 7.05(a), (b), (c), (d) (in the case of clause (d)(i) to the extent constituting a Disposition by any Restricted Subsidiary to a Loan Party), (e), (g), (h), (i), (l), (n) or (o)), or (y) any Casualty Event occurs, which in the aggregate results in the realization or receipt by the Borrower or such Restricted Subsidiary of Net Cash Proceeds, the Borrower shall cause to be prepaid on or prior to the date which is ten (10) Business Days after the date of the realization or receipt of such Net Cash Proceeds Term Loans in an amount equal to ~~(I)~~ 100% of all Net Cash Proceeds received (other than Excluded Net Cash Proceeds ~~and Net Cash Proceeds from a Disposition subject to immediately succeeding clause (II)) and (II) in the case of any Disposition (1) which, together with all other Dispositions made after the Closing Date in reliance on Section 7.05(k), would exceed the applicable thresholds in clause (ii) of the proviso in Section 7.05(k) and (2) after giving Pro Forma Effect to which, the Total Leverage Ratio would be greater than 5.00 to 1.0 as of the last day of the most recent Test Period for which financial statements have been delivered under Section 6.01(a) or (b), as applicable, the lesser of (x) 100% of such Net Cash Proceeds and (y) the portion of such Net Cash Proceeds of such Disposition received as would be required to ensure the Total Leverage Ratio would not be greater than 5.0 to 1.0 after giving Pro Forma Effect to such Disposition and the related repayment of Term Loans required hereby as of the last day of the most recent Test Period for which financial statements have been delivered under Section 6.01(a) or (b), as applicable (with any Net Cash Proceeds not subject to repayment of Term Loans pursuant to this clause (II) to be subject, for the avoidance of doubt, to preceding clause (I) and the provisions of subclause (B) of this Section 2.05(c) (ii)~~); provided that no such prepayment shall be required pursuant to this Section 2.05(b)(ii)(A) with respect to any portion of any such Net Cash Proceeds described in or subject to ~~the preceding clause (I~~this Section 2.05(b)(ii)(A) that the Borrower shall have, on or prior to such date, given written notice to the Administrative Agent of its intent to reinvest in accordance with Section 2.05(b)(ii)(B) (which notice may only be provided if no Event of Default has occurred and is then continuing);

(B) With respect to any Net Cash Proceeds realized or received with respect to any Disposition (other than any Disposition specifically excluded from the application of Section 2.05(b)(ii)(A) ~~and any Net Cash Proceeds subject to repayment of Term Loans pursuant to clause (II) of Section 2.05(b)(ii)(A)~~) or any Casualty Event, at the option of the Borrower, the Borrower may reinvest all or any portion of such Net Cash Proceeds in assets useful for its business within (x) fifteen (15) months following receipt of such Net Cash Proceeds or (y) if the Borrower enters into a legally binding commitment to reinvest such Net Cash Proceeds within fifteen (15) months following receipt thereof, within ninety (90) days of the date of such legally binding commitment; provided that (i) so long as an Event of Default shall have occurred and be continuing, the Borrower (x) shall not be permitted to make any such reinvestments (other than pursuant to a legally binding commitment that the Borrower entered into at a time when no Event of Default is continuing) and (y) shall not be required to apply such Net Cash Proceeds which have been previously applied to prepay Revolving Credit Loans to the prepayment of Term Loans until such time as the relevant investment period has expired and no Event of Default is continuing and (ii) if any Net Cash Proceeds are no longer intended to be or cannot be so reinvested at any time after delivery of a notice of reinvestment election, an amount equal to any such Net Cash Proceeds shall be applied within five (5) Business Days after the Borrower reasonably determines that such Net Cash Proceeds are no longer intended to be or cannot be so reinvested to the prepayment of the Term Loans as set forth in this Section 2.05.

(iii) If the Borrower or any Restricted Subsidiary (A) incurs or issues any Indebtedness not expressly permitted to be incurred or issued pursuant to Section 7.03, (B) issues or incurs Indebtedness in respect of Additional Senior Secured Notes pursuant to Section 7.03(v)(ii)(x) or (C) issues or incurs Indebtedness pursuant to Section 7.03(y) the Net Cash Proceeds of which are required to be applied pursuant to this Section 2.05(b)(iii), the Borrower shall cause to be prepaid the Term Loans in an amount equal to 100% of all Net Cash Proceeds received therefrom (or, in the case of clause (C) only, such lesser portion of Net Cash Proceeds required to be applied by Section 7.03(y)) on or prior to the date which is five (5) Business Days after the receipt of such Net Cash Proceeds.

If for any reason the aggregate Revolving Credit Exposures at any time exceeds the aggregate Revolving Credit Commitments then in effect (including pursuant to Section 2.17(b)), the Borrower shall promptly prepay or cause to be promptly prepaid Revolving Credit Loans and Swing Line Loans and/or Cash Collateralize the L/C Obligations in an aggregate amount equal to such excess; provided that the Borrower shall not be required to Cash Collateralize the L/C Obligations pursuant to this Section 2.05(b)(iv) unless after the prepayment in full of the Revolving Credit Loans and Swing Line Loans such aggregate Outstanding Amount exceeds the aggregate Revolving Credit Commitments then in effect.

Each prepayment of Term Loans pursuant to this Section 2.05(b) shall be applied in respect of prepayments pursuant to Section 2.05(b) (other than prepayments pursuant to Section 2.05(b)(iii) in respect of the issuance or incurrence of Indebtedness in respect of Additional Senior Secured Notes pursuant to Section 7.03(v)(ii)(x)), to prepay the Term Loans pro rata across each Class, and in respect of mandatory prepayments required pursuant to Section 2.05(b)(iii) in respect of the issuance or incurrence of Indebtedness in respect of Additional Senior Secured Notes pursuant to Section 7.03(v)(ii)(x), at the direction of the Borrower either (A) first to prepay the Term Loans with the earliest Maturity Date pro rata across all such Term Loans having such identical Maturity Date, and thereafter to prepay the remaining Term Loans pro rata across each Class of such Term Loans or (B) to prepay the Term Loans pro rata across each Class, in each case, applied in direct order of maturity to repayments thereof required pursuant to Section 2.07(a); and each such prepayment shall be paid to the Lenders in accordance with their respective Pro Rata Shares, subject to clause (vii) of this Section 2.05(b). Each prepayment of Term Loans pursuant to Section 2.05(b) shall be allocated among the Borrower and the Subsidiary Borrowers pro rata in accordance with their then-outstanding Designated Amounts except as otherwise specified by the Borrower in writing.

The Borrower shall notify the Administrative Agent in writing of any mandatory prepayment of Term Loans required to be made pursuant to clauses (i) through (iii) of this Section 2.05(b) at least three (3) Business Days prior to the date of such prepayment. Each such notice shall specify the date of such prepayment and provide a reasonably detailed calculation of the amount of such prepayment. The Administrative Agent will promptly notify each Appropriate Lender of the contents of the Borrower’s prepayment notice and of such Appropriate Lender’s Pro Rata Share of the prepayment.

(iv) Each Term Lender may, at its option, decline all or a portion of any mandatory payment applicable to the Term Loans of such Lender pursuant to this Section 2.05(b) (other than Indebtedness incurred pursuant to Section 7.03(y) required to be applied as a mandatory repayment pursuant to Section 2.05(b)(iii)). With respect to the amount of any mandatory prepayment described in this Section 2.05(b) that is allocated to the Term Loans (such amounts, the “Mandatory Prepayment Amount”), the Borrower will, on or prior to the date specified in this Section 2.05(b) for such prepayment, give the Administrative Agent telephonic notice (promptly confirmed in writing) requesting that the Administrative Agent prepare and provide to each Term Lender a notice in substantially the form of Exhibit J (each, a “Prepayment Option Notice”) as described below and, on such specified prepayment date, deposit with the Administrative Agent the Mandatory Prepayment Amount. As promptly as practicable after receiving such notice from the Borrower (but in any event within two (2) Business Days thereafter), the Administrative Agent will send to each Term Lender a Prepayment Option Notice, and shall include an offer by the Borrower to prepay on the Prepayment Date the Term Loans of such Lender by an amount equal to the portion of the Mandatory Prepayment Amount indicated in such Lender’s Prepayment Option Notice as being applicable to such Lender’s Term Loans. The “Prepayment Date” in respect of any Prepayment Option Notice shall be the date which is five Business Days after the date of such Prepayment Option Notice. On the Prepayment Date, the Administrative Agent shall (A) apply the Mandatory Prepayment Amount toward prepayment of the outstanding Term Loans in respect of which Lenders have accepted mandatory prepayment as described above and (B) return the remaining portion of the Mandatory Prepayment Amount not accepted by the Term Lenders to the Borrower to be retained by it; provided that to the extent that any such amounts not accepted by the Term Lenders would give rise to the obligation of the Borrower to make an offer to repurchase any ~~New~~Existing Notes or any Senior Notes, such amounts shall instead be applied to repay the Term Loans as otherwise provided herein.

Funding Losses, Etc. All prepayments under this Section 2.05 shall be made together with, in the case of any such prepayment of a Eurocurrency Rate Loan on a date other than the last day of an Interest Period therefor, any amounts owing in respect of such Eurocurrency Rate Loan pursuant to Section 3.05. Notwithstanding any of the other provisions of this Section 2.05(b), so long as no Event of Default shall have occurred and be continuing, if any prepayment of Eurocurrency Rate Loans is required to be made under this Section 2.05(b), other than on the last day of the Interest Period therefor, the Borrower may, in its sole discretion, deposit the amount of any such prepayment otherwise required to be made thereunder into a Cash Collateral Account until the last day of such Interest Period, at which time the Administrative Agent shall be authorized (without any further action by or notice to or from the Borrower or any other Loan Party) to apply such amount to the prepayment of such Loans in accordance with this Section 2.05(b). Upon the occurrence and during the continuance of any Event of Default, the Administrative Agent shall also be authorized (without any further action by or notice to or from the Borrower or any other Loan Party) to apply such amount to the prepayment of the outstanding Loans in accordance with this Section 2.05(b).

SECTION 1.03. Termination or Reduction of Commitments.

(a) Optional. The Borrower may, upon written notice to the Administrative Agent, terminate the unused Commitments of any Class, or from time to time permanently reduce the unused Commitments of any Class; provided that (i) any such notice shall be received by the Administrative Agent three (3) Business Days prior to the date of termination or reduction, (ii) any such partial reduction shall be in an aggregate amount of $500,000 or any whole multiple of $100,000 in excess thereof and (iii) if, after giving effect to any reduction of the Commitments, the Letter of Credit Sublimit or the Swing Line Sublimit exceeds the amount of the Revolving Credit Facility, such sublimit shall be automatically reduced by the amount of such excess, such sublimit shall be automatically reduced by the amount of such excess. The amount of any such Commitment reduction shall not be applied to the Letter of Credit Sublimit or the Swing Line Sublimit unless otherwise specified by the Borrower. Notwithstanding the foregoing, the Borrower may rescind or postpone any notice of termination of the Commitments if such termination would have resulted from a refinancing of all of the Facilities, which refinancing shall not be consummated or otherwise shall be delayed.

(b) Mandatory. The Term Commitment of each Term Lender shall be automatically and permanently reduced to $0 upon the making of such Term Lender’s Term Loans pursuant to Section 2.01(a) and, with respect to the Term A-1 Commitments of each Term A-1 Lender, shall be automatically and permanently reduced to $0 on January 1, 2015 if the Term A-1 Loans are not made before such date. For the avoidance of doubt, all Term A-1 Commitments shall be automatically and permanently reduced to $0 on the Term A-1 Incurrence Date regardless of the amount of Term A-1 Loans then incurred.

(c) Application of Commitment Reductions; Payment of Fees. The Administrative Agent will promptly notify the Lenders of any termination or reduction of unused portions of the Letter of Credit Sublimit, or the Swing Line Sublimit or the unused Commitments of any Class under this Section 2.06. Upon any reduction of unused Commitments of any Class, the Commitment of each Lender of such Class shall be reduced by such Lender’s Pro Rata Share of the amount by which such Commitments are reduced (other than the termination of the Commitment of any Lender as provided in Section 3.07)~~; provided that the Borrower may elect to reduce the amount of Original Maturity Revolving Credit Commitments independently of any reductions in the amount of Extended Maturity Revolving Credit Commitments~~. All commitment fees accrued until the effective date of any termination of the Aggregate Commitments shall be paid on the effective date of such termination.

SECTION 1.04. Repayment of Loans.

(a) Term Loans. Each of the Borrower and the Subsidiary Borrowers shall, jointly and severally, repay to the Administrative Agent (with any such payments to be allocated among the Borrower and the Subsidiary Borrowers ratably in accordance with their then outstanding Designated Amounts except as specified by the Borrower in writing):

~~(i) for the ratable account of the Term Lenders holding Term B-2 Loans, Term B-4 Loans and Term B-5 Loans, on the last Business Day of each March, June, September and December, commencing with the first such date to occur after the Amendment No. 2 Effective Date, an aggregate amount equal to 0.25% of the aggregate amount of all Term B-2 Loans outstanding on the Amendment No. 2 Effective Date (including any Term B-2 Loans that were extended and converted into Term B-4 Loans on the Amendment No. 5 Effective Date and any Term B-2 Loans that were extended and converted into Term B-5 Loans on the Restatement Effective Date); provided, that (A) such payments shall be reduced (with such reduction applied ratably among Term B-2 Loans, Term B-4 Loans and Term B-5 Loans) as a result of the application of prepayments of Term Loans made after the Amendment No. 2 Effective Date and on or prior to the Restatement Date in accordance with the applicable order of priority set forth in Section 2.05, and (B) such payments of any Class of Term Loans shall be further reduced as a result of the application of prepayments of such Class of Term Loans made after the Restatement Date in accordance with the applicable order of priority set forth in Section 2.05;~~

~~(ii) for the ratable account of the Term B-6 Lenders, on the last Business Day of each March, June, September and December, commencing with the first such date to occur after the First Amendment Effective Date, an aggregate amount equal to 0.25% of the aggregate amount of all Term B-6 Loans outstanding on the First Amendment Effective Date; provided that such payments of Term B-6 Loans shall be reduced as a result of the application of prepayments of Term B-6 Loans made after the First Amendment Effective Date in accordance with the applicable order of priority set forth in Section 2.05;~~

~~(iii) for the ratable account of the Term B-7 Lenders, on the last Business Day of each March, June, September and December, commencing with the first such date to occur after the Third Amendment Effective Date, an aggregate amount equal~~

~~to 0.25% of the aggregate amount of all Term B-7 Loans outstanding on the Third Amendment Effective Date (including any Term B-4 Loans and Term B-5 Loans that were converted into Term B-7 Loans on the Third Amendment Effective Date); provided that such payments of Term B-7 Loans shall be reduced as a result of the application of prepayments of Term B-7 Loans made after the Third Amendment Effective Date in accordance with the applicable order of priority set forth in Section 2.05;~~

~~(iv) for the ratable account of the Term B-8 Lenders, on the last Business Day of each March, June, September and December, commencing with the first such date to occur after the Third Amendment Effective Date, an aggregate amount equal to 0.25% of the aggregate amount of all Term B-8 Loans outstanding on the Third Amendment Effective Date (including any Term B-4 Loans, Term B-5 Loans and Term B-6 Loans that were converted into Term B-8 Loans on the Third Amendment Effective Date); provided that such payments of Term B-8 Loans shall be reduced as a result of the application of prepayments of Term B-8 Loans made after the Third Amendment Effective Date in accordance with the applicable order of priority set forth in Section 2.05;~~

(i)~~(v)~~ for the ratable account of the Term B-9 Lenders, on the last Business Day of each March, June, September and December, commencing on the last Business Day of September, 2014, an aggregate amount equal to 0.25% of the aggregate amount of all Term B-9 Loans outstanding on the Fourth Amendment Effective Date (including any Term B-7 Loans that were converted into Term B-9 Loans on the Fourth Amendment Effective Date); provided that such payments of Term B-9 Loans shall be reduced as a result of the application of prepayments of Term B-9 Loans made after the Fourth Amendment Effective Date in accordance with the applicable order of priority set forth in Section 2.05;

(ii)~~(vi)~~ for the ratable account of the Term B-10 Lenders, on the last Business Day of each March, June, September and December, commencing on the last Business Day of September, 2014, an aggregate amount equal to 0.25% of the aggregate amount of all Term B-10 Loans outstanding on the Fourth Amendment Effective Date (including any Term B-7 Loans and Term B-8 Loans that were converted into Term B-10 Loans on the Fourth Amendment Effective Date); provided that such payments of Term B-10 Loans shall be reduced as a result of the application of prepayments of Term B-10 Loans made after the Fourth Amendment Effective Date in accordance with the applicable order of priority set forth in Section 2.05;

(iii) for the ratable account of the Term A-1 Lenders, on the last Business Day of each March, June, September and December prior to the Maturity Date for the Term A-1 Loans, commencing on the last Business Day of the first full fiscal quarter following the Term A-1 Incurrence Date, an aggregate amount equal to (w) on each such date occurring prior to the first anniversary of the Fifth Amendment Effective Date, 0.625% of the aggregate amount of all Term A-1 Loans outstanding on the Term A-1 Incurrence Date, (x) on each such date occurring on or after the first anniversary of the Fifth Amendment Effective Date but prior to the second anniversary of the Fifth Amendment Effective Date, 1.25% of the aggregate amount of all Term A-1 Loans outstanding on the Term A-1 Incurrence Date, (y) on each such date occurring on or after the second anniversary of the Fifth Amendment Effective Date but prior to the third anniversary of the Fifth Amendment Effective Date, 1.875% of the aggregate amount of all Term A-1 Loans outstanding on the

Term A-1 Incurrence Date and (z) on each such date occurring on or after the third anniversary of the Fifth Amendment Effective Date but prior to Maturity Date for the Term A-1 Loans, 2.5% of the aggregate amount of all Term A-1 Loans outstanding on the Term A-1 Incurrence Date; provided that such payments of Term A-Loans shall be reduced as a result of the application of prepayments of Term A-Loans made after the Term A-1 Incurrence Date in accordance with the applicable order of priority set forth in Section 2.05; and

(iv)~~(vii)~~ for the ratable account of the applicable Class of Term Lenders, on the Maturity Date for any Class of Term Loans, the aggregate principal amount of all ~~Term B-2 Loans, Term B-4 Loans, Term B-5 Loans, Term B-6 Loans, Term B-7 Loans, Term B-8 Loans,~~ Term B-9 Loans, Term B-10 Loans and Term ~~B~~A-~~10~~1 Loans, as applicable, outstanding on such date.

(b) Revolving Credit Loans. The Borrower shall repay to the Administrative Agent for the ratable account of the Appropriate Lenders on the Maturity Date for the ~~applicable~~ Revolving Credit Facility the aggregate principal amount of all of its ~~Original Maturity Revolving Credit Loans and Extended Maturity~~ Revolving Credit Loans outstanding on such date.

(c) Swing Line Loans. The Borrower shall repay its Swing Line Loans on the earlier to occur of (i) the date five (5) Business Days after such Loan is made and (ii) the Maturity Date for the Revolving Credit Facility.

SECTION 1.05. Interest.

(a) Subject to the provisions of Section 2.08(b), (i) each Eurocurrency Rate Loan shall bear interest on the outstanding principal amount thereof for each Interest Period at a rate per annum equal to the Eurocurrency Rate for such Interest Period plus the Applicable Rate, (ii) each Base Rate Loan shall bear interest on the outstanding principal amount thereof from the applicable borrowing date at a rate per annum equal to the Base Rate plus the Applicable Rate and (iii) each Swing Line Loan shall bear interest on the outstanding principal amount thereof from the applicable borrowing date at a rate per annum equal to the Base Rate plus the Applicable Rate for Revolving Credit Loans.

(b) The Borrower shall pay interest on past due amounts hereunder (after giving effect to any applicable grace periods) at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Laws. Accrued and unpaid interest on past due amounts (including interest on past due interest) shall be due and payable upon demand.

(c) Interest on each Loan shall be due and payable in arrears on each Interest Payment Date applicable thereto and at such other times as may be specified herein. Interest hereunder shall be due and payable in accordance with the terms hereof before and after judgment, and before and after the commencement of any proceeding under any Debtor Relief Law.

SECTION 1.06. Fees. In addition to certain fees described in Sections 2.03(h) and (i):

Revolving Credit Commitment Fee. The Borrower shall pay to the Administrative Agent for the account of each Revolving Credit Lender in accordance with its Pro Rata Share, a commitment fee equal to the Applicable Rate with respect to commitment fees under the Revolving Credit Commitments times the actual daily amount by which the aggregate Revolving Credit Commitment exceeds the sum of (A) Outstanding Amount of Revolving Credit Loans and (B) the Outstanding Amount of L/C Obligations; provided that any commitment fee accrued with respect to any of the Revolving Credit Commitments of a Defaulting Lender during the period prior to the time such Lender became a Defaulting Lender and unpaid at such time shall not be payable by the Borrower so long as such Lender shall be a Defaulting Lender except to the extent that such commitment fee shall otherwise have been due and payable by the Borrower prior to such time; and provided further that no commitment fee shall accrue on any of the Revolving Credit Commitments of a Defaulting Lender so long as such Lender shall be a Defaulting Lender. The commitment fee under this Section 2.09(a) shall accrue at all times from the ~~Closing~~Fifth Amendment Effective Date until the ~~applicable~~ Maturity Date for the ~~Original Maturity Revolving Credit Facility and from the Restatement Date until the applicable Maturity Date for the Extended Maturity~~ Revolving Credit Facility, including at any time during which one or more of the conditions in Article IV is not met, and shall be due and payable quarterly in arrears on the last Business Day of each March, June, September and December, commencing with the first such date to occur after the ~~Closing~~Fifth Amendment Effective Date, and on the Maturity Date for the ~~applicable~~ Revolving Credit Facility. The commitment fee ~~shall be calculated quarterly in arrears, and if there is any change in the Applicable Rate during any quarter, the actual daily amount shall be computed and multiplied by the Applicable Rate separately for each period during such quarter that such Applicable Rate was in effect.~~under this Section 2.09(a) shall be calculated quarterly in arrears, and if there is any change in the Applicable Rate during any quarter, the actual daily amount shall be computed and multiplied by the Applicable Rate separately for each period during such quarter that such Applicable Rate was in effect.

(a) Term A-1 Commitment Fee. The Borrower shall pay to the Administrative Agent for the account of each Term A-1 Lender in accordance with its Pro Rata Share, a commitment fee equal to the Applicable Rate with respect to commitment fees with respect to the Term A-1 Commitments times the actual daily amount of Term A-1 Commitments outstanding; provided that any commitment fee accrued with respect to any of the Term A-1 Commitments of a Defaulting Lender during the period prior to the time such Lender became a Defaulting Lender and unpaid at such time shall not be payable by the Borrower so long as such Lender shall be a Defaulting Lender except to the extent that such commitment fee shall otherwise have been due and payable by the Borrower prior to such time; and provided further that no commitment fee shall accrue on any of the Term A-1 Commitments of a Defaulting Lender so long as such Lender shall be a Defaulting Lender. The commitment fee under this Section 2.09(b) shall accrue at all times from the Fifth Amendment Effective Date until the earlier of (i) the Term A-1 Incurrence Date and (ii) January 1, 2015, including at any time during which one or more of the conditions in Article IV is not met, and shall be due and payable quarterly in arrears on the last Business Day of September, 2014 and on the Term A-1 Incurrence Date or any other date on which the Term A-1 Commitments are permanently terminated and cancelled pursuant to Section 2.06. The commitment fee under this Section 2.09(a) shall be calculated quarterly in arrears, and if there is any change in the Applicable Rate during any quarter, the actual daily amount shall be computed and multiplied by the Applicable Rate separately for each period during such quarter that such Applicable Rate was in effect.

(b) ~~(b)~~ Other Fees. The Borrower shall pay to the Agents such fees as shall have been separately agreed upon in writing in the amounts and at the times so specified. Such fees shall be fully earned when paid and shall not be refundable for any reason whatsoever (except as expressly agreed between the Borrower and the applicable Agent).

SECTION 1.07. Computation of Interest and Fees. All computations of interest for Base Rate Loans when the Base Rate is determined by the Prime Rate shall be made on the basis of a year of three hundred and sixty-five (365)/three hundred and sixty-six (366) days and actual days elapsed. All other computations of fees and interest shall be made on the basis of a three hundred and sixty (360) day year and actual days elapsed. Interest shall accrue on each Loan for the day on which the Loan is made, and shall not accrue on a Loan, or any portion thereof, for the day on which the Loan or such portion is paid; provided that any Loan that is repaid on the same day on which it is made shall, subject to Section 2.12(a), bear interest for one (1) day. Each determination by the Administrative Agent of an interest rate or fee hereunder shall be conclusive and binding for all purposes, absent manifest error.

SECTION 1.08. Evidence of Indebtedness.

(a) The Credit Extensions and Term Loans made by each Lender shall be evidenced by one or more accounts or records maintained by such Lender and evidenced by one or more entries in the Register maintained by the Administrative Agent, acting solely for purposes of Treasury Regulation Section 5f.103-1(c), as agent for the Borrower, in each case in the ordinary course of business. The accounts or records maintained by the Administrative Agent and each Lender shall be prima facie evidence absent manifest error of the amount of the Credit Extensions and Term Loans made by the Lenders to the Borrower and the interest and payments thereon. Any failure to so record or any error in doing so shall not, however, limit or otherwise affect the obligation of the Borrower hereunder to pay any amount owing with respect to the Obligations. In the event of any conflict between the accounts and records maintained by any Lender and the accounts and records of the Administrative Agent in respect of such matters, the accounts and records of the Administrative Agent shall control in the absence of manifest error. Upon the request of any Lender made through the Administrative Agent, the Borrower shall execute and deliver to such Lender (through the Administrative Agent) a Note payable to such Lender, which shall evidence such Lender’s Loans in addition to such accounts or records. Each Lender may attach schedules to its Note and endorse thereon the date, Type (if applicable), amount and maturity of its Loans and payments with respect thereto.

(b) In addition to the accounts and records referred to in Section 2.11(a), each Lender and the Administrative Agent shall maintain in accordance with its usual practice accounts or records and, in the case of the Administrative Agent, entries in the Register, evidencing the purchases and sales by such Lender of participations in Letters of Credit and Swing Line Loans. In the event of any conflict between the accounts and records maintained by the Administrative Agent and the accounts and records of any Lender in respect of such matters, the accounts and records of the Administrative Agent shall control in the absence of manifest error.

(c) Entries made in good faith by the Administrative Agent in the Register pursuant to Sections 2.11(a) and (b), and by each Lender in its account or accounts pursuant to Sections 2.11(a) and (b), shall be prima facie evidence of the amount of principal and interest due and payable or to become due and payable from the Borrower to, in the case of the Register, each Lender and, in the case of such account or accounts, such Lender, under this Agreement and the other Loan Documents, absent manifest error; provided that the failure of the Administrative Agent or such Lender to make an entry, or any finding that an entry is incorrect, in the Register or such account or accounts shall not limit or otherwise affect the obligations of the Borrower under this Agreement and the other Loan Documents.

SECTION 1.09. Payments Generally.

(a) All payments to be made by the Borrower shall be made without condition or deduction for any counterclaim, defense, recoupment or setoff. Except as otherwise expressly provided herein, all payments by the Borrower hereunder shall be made to the Administrative Agent, for the account of the respective Lenders to which such payment is owed, at the applicable Administrative Agent’s Office in Dollars and in Same Day Funds not later than 2:00 p.m. on the date specified herein. The Administrative Agent will promptly distribute to each Lender its Pro Rata Share (or other applicable share as provided herein) of such payment in like funds as received by wire transfer to such Lender’s Lending Office. All payments received by the Administrative Agent after 2:00 p.m. shall be deemed received on the next succeeding Business Day and any applicable interest or fee shall continue to accrue.

(b) If any payment to be made by the Borrower shall come due on a day other than a Business Day, payment shall be made on the next following Business Day, and such extension of time shall be reflected in computing interest or fees, as the case may be; provided that, if such extension would cause payment of interest on or principal of Eurocurrency Rate Loans to be made in the next succeeding calendar month, such payment shall be made on the immediately preceding Business Day.

(c) Unless the Borrower or any Lender has notified the Administrative Agent, prior to the date any payment is required to be made by it to the Administrative Agent hereunder, that the Borrower or such Lender, as the case may be, will not make such payment, the Administrative Agent may assume that the Borrower or such Lender, as the case may be, has timely made such payment and may (but shall not be so required to), in reliance thereon, make available a corresponding amount to the Person entitled thereto. If and to the extent that such payment was not in fact made to the Administrative Agent in Same Day Funds, then:

(i) if the Borrower failed to make such payment, each Lender shall forthwith on demand repay to the Administrative Agent the portion of such assumed payment that was made available to such Lender in Same Day Funds, together with interest thereon in respect of each day from and including the date such amount was made available by the Administrative Agent to such Lender to the date such amount is repaid to the Administrative Agent in Same Day Funds at the Federal Funds Rate from time to time in effect; and

(ii) if any Lender failed to make such payment, such Lender shall forthwith on demand pay to the Administrative Agent the amount thereof in Same Day Funds, together with interest thereon for the period from the date such amount was made available by the Administrative Agent to the Borrower to the date such amount is recovered by the Administrative Agent (the “Compensation Period”) at a rate per annum equal to the Federal Funds Rate from time to time in effect. When such Lender makes payment to the Administrative Agent (together with all accrued interest thereon), then such payment amount (excluding the amount of any interest which may have accrued and been paid in respect of such late payment) shall constitute such Lender’s Loan included in the applicable Borrowing. If such Lender does not pay such amount forthwith upon the Administrative Agent’s demand therefor, the Administrative Agent may make a demand therefor upon the Borrower, and the Borrower shall pay such amount to the Administrative Agent, together with interest thereon for the Compensation Period at a rate per annum equal to the rate of interest applicable to the applicable Borrowing. Nothing herein shall be deemed to relieve any Lender from its obligation to fulfill its Commitment or to prejudice any rights which the Administrative Agent or the Borrower may have against any Lender as a result of any default by such Lender hereunder.

A notice of the Administrative Agent to any Lender or the Borrower with respect to any amount owing under this Section 2.12(c) shall be conclusive, absent manifest error.

(d) If any Lender makes available to the Administrative Agent funds for any Loan to be made by such Lender as provided in the foregoing provisions of this Article II, and such funds are not made available to the Borrower by the Administrative Agent because the conditions to the applicable Credit Extension set forth in Article IV are not satisfied or waived in accordance with the terms hereof, the Administrative Agent shall return such funds (in like funds as received from such Lender) to such Lender, without interest.

(e) The obligations of the Lenders hereunder to make Loans and to fund participations in Letters of Credit and Swing Line Loans are several and not joint. The failure of any Lender to make any Loan or to fund any such participation on any date required hereunder shall not relieve any other Lender of its corresponding obligation to do so on such date, and no Lender shall be responsible for the failure of any other Lender to so make its Loan or purchase its participation.

(f) Nothing herein shall be deemed to obligate any Lender to obtain the funds for any Loan in any particular place or manner or to constitute a representation by any Lender that it has obtained or will obtain the funds for any Loan in any particular place or manner.

(g) Whenever any payment received by the Administrative Agent under this Agreement or any of the other Loan Documents is insufficient to pay in full all amounts due and payable to the Administrative Agent and the Lenders under or in respect of this Agreement and the other Loan Documents on any date, such payment shall be distributed by the Administrative

Agent and applied by the Administrative Agent and the Lenders in the order of priority set forth in Section 8.04. If the Administrative Agent receives funds for application to the Obligations of the Loan Parties under or in respect of the Loan Documents under circumstances for which the Loan Documents do not specify the manner in which such funds are to be applied, the Administrative Agent may, but at the direction of Required Lenders shall, elect to distribute such funds to each of the Lenders in accordance with such Lender’s Pro Rata Share of the sum of (a) the Outstanding Amount of all Loans outstanding at such time and (b) the Outstanding Amount of all L/C Obligations outstanding at such time, in repayment or prepayment of such of the outstanding Loans or other Obligations then owing to such Lender.

SECTION 1.10. Sharing of Payments. If, other than as expressly provided elsewhere herein, any Lender shall obtain on account of the Loans made by it, or the participations in L/C Obligations and Swing Line Loans held by it, any payment (whether voluntary, involuntary, through the exercise of any right of setoff, or otherwise) in excess of its ratable share (or other share contemplated hereunder) thereof, such Lender shall immediately (a) notify the Administrative Agent of such fact, and (b) purchase from the other Lenders such participations in the Loans made by them and/or such subparticipations in the participations in L/C Obligations or Swing Line Loans held by them, as the case may be, as shall be necessary to cause such purchasing Lender to share the excess payment in respect of such Loans or such participations, as the case may be, pro rata with each of them; provided that if all or any portion of such excess payment is thereafter recovered from the purchasing Lender under any of the circumstances described in Section 10.06 (including pursuant to any settlement entered into by the purchasing Lender in its discretion), such purchase shall to that extent be rescinded and each other Lender shall repay to the purchasing Lender the purchase price paid therefor, together with an amount equal to such paying Lender’s ratable share (according to the proportion of (i) the amount of such paying Lender’s required repayment to (ii) the total amount so recovered from the purchasing Lender) of any interest or other amount paid or payable by the purchasing Lender in respect of the total amount so recovered, without further interest thereon. The Borrower agrees that any Lender so purchasing a participation from another Lender may, to the fullest extent permitted by applicable Law, exercise all its rights of payment (including the right of setoff, but subject to Section 10.09) with respect to such participation as fully as if such Lender were the direct creditor of the Borrower in the amount of such participation. The Administrative Agent will keep records (which shall be conclusive and binding in the absence of manifest error) of participations purchased under this Section 2.13 and will in each case notify the Lenders following any such purchases or repayments. Each Lender that purchases a participation pursuant to this Section 2.13 shall from and after such purchase have the right to give all notices, requests, demands, directions and other communications under this Agreement with respect to the portion of the Obligations purchased to the same extent as though the purchasing Lender were the original owner of the Obligations purchased.

SECTION 1.11. Incremental Credit Extensions.

(a) The Borrower may at any time or from time to time after the ~~Closing~~Fifth Amendment Effective Date, by notice to the Administrative Agent (whereupon the Administrative Agent shall promptly deliver a copy to each of the Lenders), request (i) one or more additional tranches of term loans (the “Incremental Term Loans”) ~~or~~, (ii) one or more increases in the amount of any Class of Term Loan (each such increase, a “Term Loan Increase” and the Loans issued thereunder, “Increased Term Loans”) or (iii) one or more increases in the amount of any Class of Revolving Credit Commitments (each such increase, a “Revolving Commitment Increase”)~~,~~; provided that (A) both at the time of any such request and upon the effectiveness of any Incremental Amendment referred to below, no Default or Event of Default shall exist and at the time that any such Incremental Term Loan is made (and after giving effect thereto) no Default or Event of Default shall exist and (B) the Borrower shall be in compliance with each of the covenants set forth in Section 7.11 determined on a Pro Forma Basis as of the date of such Incremental Term Loan, Term Loan Increase or Revolving Commitment Increase and the last day of the most recent Test Period, as if such Incremental  Term Loans, Increased Term Loans or Revolving Commitment Increases, as applicable, had been outstanding on the last day of such fiscal quarter of the Borrower for testing compliance therewith. Each tranche of Incremental Term Loans, each Term Loan Increase and each Revolving Commitment Increase shall be in an aggregate principal amount that is not less than $25,000,000 (provided that such amount may be less than $25,000,000 if such amount represents all remaining availability under the limit set forth in the next sentence). Notwithstanding anything to the contrary herein, the aggregate amount of the Incremental Term Loans ~~(which, for this purpose, shall include Term B-6 Loans but shall not include Term B-7 Loans, Term B-8 Loans, Term B-9 Loans or Term B-10 Loans)~~, Increased Term Loans and the Revolving Commitment Increases after the Fifth Amendment Effective Date (other than ~~(x)~~, for the avoidance of doubt, those established in respect of Extended Term Loans or Extended Revolving Credit Commitments pursuant to Section 2.17 ~~and (y) Replacement Revolving Commitments~~) shall not exceed the sum of (x) $500,000,000 plus (y) the aggregate amount of principal payments made in respect of the Term Loans from and after the Fifth Amendment Effective Date as of such Incremental Facility Closing Date (including~~, in the case~~ any payments to be made in respect of Term Loans on such Incremental Facility Closing Date with the proceeds of Incremental Term ~~B-6~~ Loans to be incurred on ~~the First Amendment Effective Date only, the principal amount of Term B-2 Loans repaid concurrently with the incurrence of Term B-6 Loans on such date and excluding (I) prepayments of Term B-4 Loans, Term B-5 Loans and Term B-6 Loans with the proceeds of Term B-7 Loans or Term B-8 Loans and (II) prepayments of Term B-7 Loans and Term B-8 Loans with the proceeds~~such Incremental Facility Closing Date but excluding any principal payments of Term B-9 Loans or Term B-10 Loans with the proceeds from the issuance of the Senior Notes or the incurrence of the Term A-1 Loans).

(b) The Incremental Term Loans (i) shall rank pari passu in right of payment and of security with the Revolving Credit Loans and the Term Loans, (ii) ~~shall~~other than as set forth in clause (iv) below, shall (x) in the case of any Incremental Term Loans that are “A” Term Loans, not mature earlier than the Maturity Date with respect to ~~the Term Loans, (iii) shall not have a weighted average life to maturity that is shorter than the weighted average life to maturity with respect to the Term Loans and (iv~~any Class of Term Loans that are “A” Term Loans; provided that if there are no Term Loans that are “A” Term Loans at the time such Incremental Term Loans are incurred then such Incremental Term Loans shall not mature earlier than the 90th day prior to Maturity Date with respect to any Class of Term Loans with an aggregate outstanding principal amount of $500,000,000 on the date of incurrence of such Incremental Term Loans and (y) in the case of any Incremental Term Loans that are “B” Term Loans, not mature earlier than (I) the Maturity Date with respect to any Class of Term Loans that are “B”

Term Loans or (II) 90 days after the Maturity Date with respect to any Class of Term Loans that are “A” Term Loans, (iii) other than as set forth in clause (iv) below, shall (x) in the case of any Incremental Term Loans that are “A” Term Loans, not have a Weighted Average Life to Maturity that is shorter than the Weighted Average Life to Maturity with respect to any Class of Term Loans that are “A” Term Loans, provided that if there are no Term Loans that are “A” Term Loans at the time such Incremental Term Loans are incurred then the quarterly amortization payments prior to the final stated maturity of such Incremental Term Loans as a percentage of the original principal amount of such Incremental Term Loans shall not exceed the quarterly amortization payments prior to the final stated maturity of the Term A-1 Loans as a percentage of the original principal amount of the Term A-1 Loans (assuming for such purposed that the Term A-1 Loans were incurred on the Fifth Amendment Effective Date) and (y) in the case of any Incremental Term Loans that are “B” Term Loans, not have a Weighted Average Life to Maturity that is shorter than the Weighted Average Life to Maturity with respect to any Class of Term Loans, (iv) in the case of any Incremental Term Loans the proceeds of which are used to prepay any Class of Term Loans, the final maturity and Weighted Average Life to Maturity of such Incremental Term Loans shall be no earlier than or shorter than, as applicable, the final maturity and Weighted Average Life to Maturity of such Class of Term Loans to be prepaid and (v) except as set forth above, shall be treated substantially the same as the Term Loans (in each case, including with respect to mandatory and voluntary prepayments)~~,~~; provided that (A) the terms and conditions applicable to Incremental Term Loans may be materially different from those of the Term Loans to the extent such differences are reasonably acceptable to the Administrative Agent and (B) the interest rates and amortization schedule applicable to the Incremental Term Loans shall be determined by the Borrower and the lenders thereof.

(c) Each notice from the Borrower pursuant to this Section shall set forth the requested amount and proposed terms of the relevant Incremental Term Loans, Increased Term Loans or Revolving Commitment Increases. Incremental Term Loans and Increased Term Loans may be made, and Revolving Commitment Increases may be provided, by any existing Lender (and each existing Term Lender will ~~have the right, but~~ not ~~an~~have any obligation~~,~~ to make a portion of any Incremental Term Loan~~,~~ unless it otherwise so agrees, each Term Loan Lender will not have any obligation to make a portion of any Increased Term Loan unless it otherwise so agrees and each existing Revolving Credit Lender will not have ~~the right, but not an~~any obligation~~,~~ to provide a portion of any Revolving Commitment Increase ~~(other than any Replacement Revolving Commitment)~~unless it otherwise so agrees, in each case on terms permitted in this Section 2.14 and otherwise on terms reasonably acceptable to the Administrative Agent) or by any other bank or other financial institution (any such other bank or other financial institution being called an “Additional Lender”), provided that the Administrative Agent and the Borrower and, solely in the case of any Revolving Commitment Increase, each L/C Issuer and the Swing Line Lender shall have consented (not to be unreasonably withheld) to such Lender’s or Additional Lender’s making such Incremental Term Loans or Increased Term Loans or providing such Revolving Commitment Increases if such consent would be required under Section 10.07(b) for an assignment of Loans or Revolving Credit Commitments, as applicable, to such Lender or Additional Lender. Commitments in respect of Incremental Term Loans, Increased Term Loans and Revolving Commitment Increases shall become Commitments (or in the case of Increased Term Loans or a Revolving Commitment Increase to be provided by an existing Term Loan Lender or Revolving Credit

Lender, as applicable, an increase in such Lender’s applicable Term Loan or Revolving Credit Commitment) under this Agreement pursuant to an amendment (an “Incremental Amendment”) to this Agreement and, as appropriate, the other Loan Documents, executed by the Borrower, each Lender agreeing to provide such Commitment, if any, each Additional Lender, if any, and the Administrative Agent. The Incremental Amendment may, without the consent of any other Lenders, effect such amendments to this Agreement and the other Loan Documents as may be necessary or appropriate, in the reasonable opinion of the Administrative Agent and the Borrower, to effect the provisions of this Section. The effectiveness of any Incremental Amendment shall be subject to the satisfaction on the date thereof (each, an “Incremental Facility Closing Date”) of each of the conditions set forth in Section 4.02 (it being understood that all references to “the date of such Credit Extension” or similar language in such Section 4.02 shall be deemed to refer to the effective date of such Incremental Amendment) and such other conditions as the parties thereto shall agree. The Borrower will use the proceeds of the Incremental Term Loans, Increased Term Loans and Revolving Commitment Increases for any purpose not prohibited by this Agreement. No Lender shall be obligated to provide any Incremental Term Loans, Increased Term Loans or Revolving Commitment Increases, unless it so agrees.

(d) Increased Term Loans shall be on the same terms as, and become part of, the Class of Term Loans proposed to be increased under such Term Loan Increase; provided that the amount of any original issue discount and upfront fees in respect of the Increased Term Loans may differ from those in respect of the Class of Term Loans proposed to be increased so long as the Increased Term Loans will be fungible for U.S. federal income tax purposes with the Class of Term Loans proposed to be increased. The Incremental Amendment shall contain provisions, reasonably acceptable to the Administrative Agent, that provide for a mechanism to ensure that following a Term Loan Increase all Lenders hold a pro rata share (based on holdings of the Term Loans under such Class of each such Lender) of each Type of Term Loan in such Class of Term Loans subject to a Term Loan Increase. The Administrative Agent and the Lenders hereby agree that the minimum borrowing, pro rata borrowing and pro rata payment requirements contained elsewhere in this Agreement shall not apply to the transactions effected pursuant to the immediately preceding sentence. As of the Incremental Facility Closing Date with respect to any Term Loan Increase, the amortization schedule for the Class of Term Loans subject to such Term Loan Increase shall be amended to increase the then-remaining unpaid installments of principal by an aggregate amount equal to the Increased Term Loans being made on such date, such aggregate amount to be applied to increase such installments ratably in accordance with the amounts in effect immediately prior to the applicable Incremental Facility Closing Date.

(e) ~~(d)~~ Upon each increase in the Revolving Credit Commitments pursuant to this Section, (i) each Revolving Credit Lender immediately prior to such increase will automatically and without further act be deemed to have assigned to each Lender providing a portion of the Revolving Commitment Increase (each a “Revolving Commitment Increase Lender”) in respect of such increase, and each such Revolving Commitment Increase Lender will automatically and without further act be deemed to have assumed, a portion of such Revolving Credit Lender’s participations hereunder in outstanding Letters of Credit and Swing Line Loans such that, after giving effect to each such deemed assignment and assumption of participations, the percentage of the aggregate outstanding (A) participations hereunder in Letters of Credit and (B) participations hereunder in Swing Line Loans held by each Revolving Credit Lender (including each such Revolving Commitment Increase Lender) will equal the percentage of the aggregate Revolving Credit Commitments of all Revolving Credit Lenders represented by such Revolving Credit Lender’s Revolving Credit Commitment and (ii) if, on the date of such increase, there are any Revolving Credit Loans outstanding, such Revolving Credit Loans shall on or prior to the effectiveness of such Revolving Commitment Increase be prepaid from the proceeds of additional Revolving Credit Loans made hereunder (reflecting such increase in Revolving Credit Commitments), which prepayment shall be accompanied by accrued interest on the Revolving Credit Loans being prepaid and any costs incurred by any Lender in accordance with Section 3.05. The Administrative Agent and the Lenders hereby agree that the minimum borrowing, pro rata borrowing and pro rata payment requirements contained elsewhere in this Agreement shall not apply to the transactions effected pursuant to the immediately preceding sentence.

(f) ~~(e)~~ This Section 2.14 shall supersede any provisions in Section 2.13 or 10.01 to the contrary.

SECTION 1.12. The Administrative Borrower. Each Subsidiary Borrower hereby appoints the Borrower as the administrative borrower hereunder, and the Borrower shall act under this Agreement as the agent, attorney-in-fact and legal representative of such Subsidiary Borrower for all purposes, including receiving account statements and other notices and communications to such Subsidiary Borrower from the Administrative Agent or any Lender ~~and receiving proceeds of the Term B-2 Loans~~. The Administrative Agent and the Lenders may rely, and shall be fully protected in relying, on any certificate, report, information or any notice or communication made or given by the Borrower, whether in its own name or on behalf of a Subsidiary Borrower, and neither the Administrative Agent nor any Lender shall have any obligation to make any inquiry or request any confirmation from or on behalf of any Subsidiary Borrower as to the binding effect on it of any such notice or request.

Special Provisions Relating to ~~Term B-7 Loans, Term B-8 Loans,~~ Term B-9 Loans and Term B-10 Loans.

The Term B-~~7~~9 Loans subject to ~~the~~a Loan Conversion ~~shall be~~were allocated ratably to the outstanding Term B-~~4 Loans and Term B-5~~7 Loans subject to ~~the~~such Loan Conversion (based upon the relative outstanding principal amounts of such Term B-~~4 Loans and Term B-5~~7 Loans subject to different Interest Periods immediately prior to giving effect thereto). Each resulting “borrowing” of Term B-~~7~~9 Loans ~~shall constitute~~constituted a new deemed “borrowing” under this Agreement and ~~be~~was subject to the same Interest Period (and the same Eurocurrency Rate) applicable to the Term B-~~4 Loans and Term B-5~~7 Loans to which it ~~relates~~related immediately prior to ~~the~~such Loan Conversion, which Interest Period ~~shall continue~~continued in effect until such Interest Period ~~expires~~expired and the Term B-~~7~~9 Loans subject to such “borrowing” ~~are~~were continued as Eurocurrency Rate Loans or converted to Base Rate Loans in accordance with the provisions of Section 2.02. Additional Term B-~~7~~9 Loans ~~shall be~~were initially incurred as Eurocurrency Rate Loans and ~~shall be~~ allocated ratably to the outstanding “deemed” borrowings of Term B-~~7~~9 Loans on the ~~Third~~Fourth Amendment Effective Date set forth in the immediately preceding sentence (based upon the relative principal amounts of the deemed “borrowings” of Term B-~~7~~9 Loans subject to different Interest Periods on the ~~Third~~Fourth Amendment Effective Date after giving effect to the foregoing provisions of this Section 2.16(a)). Each such “borrowing” of Additional Term B-~~7~~9 Loans ~~shall~~was (i) ~~be~~ added to (and made a part of) the related deemed “borrowing” of Term B-~~7~~9 Loans described in the second sentence of this Section 2.16(a), (ii) ~~be~~ subject to (x) an Interest Period which ~~commences~~commenced on the ~~Third~~Fourth Amendment Effective Date and ~~ends~~ended on the last day of the Interest Period applicable to the related deemed “borrowing” of Term B-~~7~~9 Loans to which it ~~is~~was added and (y) the same Eurocurrency Rate applicable to such deemed “borrowing” of Term B-~~7~~9 Loans.

~~(b) The Term B-8 Loans subject to the Loan Conversion shall be allocated ratably to the outstanding Term B-4 Loans, Term B-5 Loans and Term B-6 Loans subject to the Loan Conversion (based upon the relative outstanding principal amounts of such Term B-4 Loans, Term B-5 Loans and Term B-6 Loans subject to different Interest Periods immediately prior to giving effect thereto). Each resulting “borrowing” of Term B-8 Loans shall constitute a new deemed “borrowing” under this Agreement and be subject to the same Interest Period (and the same Eurocurrency Rate) applicable to the Term B-4 Loans, Term B-5 Loans and Term B-6 Loans to which it relates immediately prior to the Loan Conversion, which Interest Period shall continue in effect until such Interest Period expires and the Term B-8 Loans subject to such “borrowing” are continued as Eurocurrency Rate Loans or converted to Base Rate Loans in accordance with the provisions of Section 2.02. Additional Term B-8 Loans shall be initially incurred as Eurocurrency Rate Loans and shall be allocated ratably to the outstanding “deemed” borrowings of Term B-8 Loans on the Third Amendment Effective Date set forth in the immediately preceding sentence (based upon the relative principal amounts of the deemed “borrowings” of Term B-8 Loans subject to different Interest Periods on the Third Amendment Effective Date after giving effect to the foregoing provisions of this Section 2.16(b)). Each such “borrowing” of Additional Term B-8 Loans shall (i) be added to (and made a part of) the related deemed “borrowing” of Term B-8 Loans described in the second sentence of this Section 2.16(b), (ii) be subject to (x) an Interest Period which commences on the Third Amendment Effective Date and ends on the last day of the Interest Period applicable to the related deemed “borrowing” of Term B-8 Loans to which it is added and (y) the same Eurocurrency Rate applicable to such deemed “borrowing” of Term B-8 Loans.~~

~~(c) On the Third Amendment Effective Date, the Borrower and the Subsidiary Borrowers shall pay in cash (a) all interest accrued on the Term B-4 Loans, the Term B-5 Loans and the Term B-6 Loans through the Third Amendment Effective Date, and (b) to each Non-Converting Lender, any breakage loss or expenses due under Section 3.05 (it being understood that existing Interest Periods of the Term B-4 Loans, the Term B-5 Loans and the Term B-6 Loans held by the Converting Lenders prior to the Third Amendment Effective Date shall continue on and after the Third Amendment Effective Date pursuant to Sections 2.16(a) and (b) above and shall accrue interest in accordance with Section 2.08 on and after the Third Amendment Effective Date as if the Third Amendment Effective Date were a conversion or continuation date). Each Converting Lender hereby waives any entitlement to any breakage loss or expenses due under Section 3.05 with respect to the repayment of the applicable portion of its Term B-4 Loans, Term B-5 Loans and Term B-6 Loans being converted into Term B-7 Loans and/or Term B-8 Loans, as applicable, with the proceeds of Term B-7 Loans and/or Term B-8 Loans, as applicable.~~

~~(d) Promptly following the Third Amendment Effective Date, all Term Notes, if any, evidencing the Term B-4 Loans, the Term B-5 Loans and the Term B-6 Loans shall be cancelled and returned to the Borrower, and any Term B-7 Lender or Term B-8 Lender may request that its Term B-7 Loan and/or its Term B-8 Loan, as the case may be, be evidenced by a Term Note pursuant to Section 2.11(a).~~

~~(e) The Term B-9 Loans subject to a Loan Conversion shall be allocated ratably to the outstanding Term B-7 Loans subject to such Loan Conversion (based upon the relative outstanding principal amounts of such Term B-7 Loans subject to different Interest Periods immediately prior to giving effect thereto). Each resulting “borrowing” of Term B-9 Loans shall constitute a new deemed “borrowing” under this Agreement and be subject to the same Interest Period (and the same Eurocurrency Rate) applicable to the Term B-7 Loans to which it relates immediately prior to such Loan Conversion, which Interest Period shall continue in effect until such Interest Period expires and the Term B-9 Loans subject to such “borrowing” are continued as Eurocurrency Rate Loans or converted to Base Rate Loans in accordance with the provisions of Section 2.02. Additional Term B-9 Loans shall be initially incurred as Eurocurrency Rate Loans and shall be allocated ratably to the outstanding “deemed” borrowings of Term B-9 Loans on the Fourth Amendment Effective Date set forth in the immediately preceding sentence (based upon the relative principal amounts of the deemed “borrowings” of Term B-9 Loans subject to different Interest Periods on the Fourth Amendment Effective Date after giving effect to the foregoing provisions of this Section 2.16(e)). Each such “borrowing” of Additional Term B-9 Loans shall (i) be added to (and made a part of) the related deemed “borrowing” of Term B-9 Loans described in the second sentence of this Section 2.16(e), (ii) be subject to (x) an Interest Period which commences on the Fourth Amendment Effective Date and ends on the last day of the Interest Period applicable to the related deemed “borrowing” of Term B-9 Loans to which it is added and (y) the same Eurocurrency Rate applicable to such deemed “borrowing” of Term B-9 Loans.~~

(a) ~~(f)~~ The Term B-10 Loans subject to a Loan Conversion ~~shall be~~were allocated ratably to the outstanding Term B-7 Loans and Term B-8 Loans subject to such Loan Conversion (based upon the relative outstanding principal amounts of such Term B-7 Loans and Term B-8 Loans subject to different Interest Periods immediately prior to giving effect thereto). Each resulting “borrowing” of Term B-10 Loans ~~shall constitute~~constituted a new deemed “borrowing” under this Agreement and ~~be~~was subject to the same Interest Period (and the same Eurocurrency Rate) applicable to the Term B-7 Loans and Term B-8 Loans to which it relates immediately prior to such Loan Conversion, which Interest Period ~~shall continue~~continued in effect until such Interest Period ~~expires~~expired and the Term B-10 Loans subject to such “borrowing” ~~are~~were continued as Eurocurrency Rate Loans or converted to Base Rate Loans in accordance with the provisions of Section 2.02. Additional Term B-10 Loans ~~shall be~~were initially incurred as Eurocurrency Rate Loans and ~~shall be~~ allocated ratably to the outstanding “deemed” borrowings of Term B-10 Loans on the Fourth Amendment Effective Date set forth in the immediately preceding sentence (based upon the relative principal amounts of the deemed “borrowings” of Term B-10 Loans subject to different Interest Periods on the Fourth

Amendment Effective Date after giving effect to the foregoing provisions of this Section 2.16(~~f~~b)). Each such “borrowing” of Additional Term B-10 Loans ~~shall~~was (i) ~~be~~ added to (and made a part of) the related deemed “borrowing” of Term B-10 Loans described in the second sentence of this Section 2.16(~~f~~b), (ii) ~~be~~ subject to (x) an Interest Period which ~~commences~~commenced on the Fourth Amendment Effective Date and ~~ends~~ended on the last day of the Interest Period applicable to the related deemed “borrowing” of Term B-10 Loans to which it ~~is~~was added and (y) the same Eurocurrency Rate applicable to such deemed “borrowing” of Term B-10 Loans.

(b) ~~(g)~~ On the Fourth Amendment Effective Date, the Borrower and the Subsidiary Borrowers ~~shall pay~~paid in cash (a) all interest accrued on the Term B-7 Loans and the Term B-8 Loans through the Fourth Amendment Effective Date, and (b) to each Non-Converting Lender, any breakage loss or expenses due under Section 3.05 (it being understood that existing Interest Periods of the Term B-7 Loans and the Term B-8 Loans subject to the Loan Conversion held by the Converting Lenders prior to the Fourth Amendment Effective Date ~~shall continue~~continued on and after the Fourth Amendment Effective Date pursuant to Sections 2.16(~~e~~a) and (~~f~~b) above and ~~shall~~ accrue interest in accordance with Section 2.08 on and after the Fourth Amendment Effective Date as if the Fourth Amendment Effective Date were a conversion or continuation date). Each Converting Lender and each Non-Converting Lender that is a New Commitment Lender hereby waives any entitlement to any breakage loss or expenses due under Section 3.05 with respect to the repayment of the applicable portion of its Term B-7 Loans and Term B-8 Loans being converted into Term B-9 Loans and/or Term B-10 Loans, as applicable, with the proceeds of Term B-9 Loans and/or Term B-10 Loans, as applicable, or otherwise refinanced or replaced with Term B-9 Loans and/or Term B-10 Loans, as applicable, made by such New Commitment Lender.

(c) ~~(h)~~ Promptly following the Fourth Amendment Effective Date, all Term Notes, if any, evidencing the Term B-7 Loans and the Term B-8 Loans shall be cancelled and returned to the Borrower, and any Term B-9 Lender or Term B-10 Lender may request that its Term B-9 Loan and/or its Term B-10 Loan, as the case may be, be evidenced by a Term Note pursuant to Section 2.11(a).

SECTION 1.13. Extension Offers.

(a) Pursuant to one or more offers made from time to time by the Borrower to all Term Lenders holding Term Loans of a specified Class(es) with notice to the Administrative Agent, on a pro rata basis (based on the aggregate outstanding Term Loans of the applicable Class(es)) and on the same terms (“Term Pro Rata Extension Offers”), the Borrower is hereby permitted to consummate transactions with individual Term Lenders from time to time to extend the maturity date of such Lender’s Term Loans and to otherwise modify the terms of such Lender’s Term Loans pursuant to the terms of the relevant Term Pro Rata Extension Offer (including without limitation increasing the interest rate or fees payable in respect of such Lender’s Term Loans and/or modifying the amortization schedule in respect of such Lender’s Term Loans). Pursuant to one or more offers made from time to time by the Borrower to all Revolving Credit Lenders with notice to the Administrative Agent, on a pro rata basis (based on the aggregate outstanding Revolving Credit Commitments) and on the same terms (“Revolving Pro Rata Extension Offers” and, together with Term Pro Rata Extension Offers, “Pro Rata

Extension Offers”), the Borrower is hereby permitted to consummate transactions with individual Revolving Credit Lenders from time to time to extend the maturity date of such Lender’s Revolving Credit Commitments and to otherwise modify the terms of such Lender’s Revolving Credit Commitments pursuant to the terms of the relevant Revolving Pro Rata Extension Offer (including without limitation increasing the interest rate or fees payable in respect of such Lender’s Revolving Credit Commitments). For the avoidance of doubt, the reference to “on the same terms” in the preceding sentences shall mean, (i) when comparing Term Pro Rata Extension Offers, that the Class of Term Loans are offered to be extended for the same amount of time and that the interest rate changes and fees payable in respect thereto are the same and (ii) when comparing Revolving Pro Rata Extension Offers, that the Class of Revolving Credit Commitments are offered to be extended for the same amount of time and that the interest rate changes and fees payable in respect thereto are the same. Any such extension (an “Extension”) agreed to between the Borrower and any such Lender (an “Extending Lender”) will be established under this Agreement pursuant to an amendment (an “Extension Amendment”) to this Agreement and, as appropriate, the other Loan Documents, executed by the Borrower, each Extending Lender and the Administrative Agent (which Extension Amendment, for the avoidance of doubt, shall not require the consent of any other Lender).

(b) Each Extension Amendment shall specify the terms of the applicable extended Term Loan (any such extended Term Loan, an “Extended Term Loan”) and/or extended Revolving Credit Commitment (any such extended Revolving Credit Commitment, an “Extended Revolving Credit Commitment”) and the applicable Class of existing Term Loans subject to Extension; provided that (i) except as to interest rates, fees, amortization, final maturity date, subordinated collateral arrangements, if any, and subordinated voluntary and mandatory prepayment arrangements, if any (which shall (subject to the limitations below) be determined by the Borrower and set forth in the Pro Rata Extension Offer), the Extended Term Loans shall have (x) the same terms as the Class of existing Term Loans to which such Extended Term Loans relate (i.e., whether Term B-~~4 Loans, Term B-5 Loans, Term B-6 Loans, Term B-7 Loans, Term B-8 Loans, Term B-~~9 Loans, Term B-10 Loans, Term A-1 Loans or other Extended Term Loans in respect of the foregoing) or (y) such other terms as shall be reasonably satisfactory to the Administrative Agent and (ii) except as to interest rates, fees, final maturity, subordinated collateral arrangements, if any, and subordinated voluntary and mandatory prepayment arrangements, if any, any Extended Revolving Credit Commitment shall be a Revolving Credit Commitment with the same terms as the Revolving Credit Loans; provided, however, that ~~(A) the interest rate margins for any (1) Extended Term Loan made in connection with any Extension with respect to Term B-4 Loans, Term B-5 Loans and/or any then existing Extended Term Loans, shall not be greater than the highest interest rate margins that may, under any circumstances, be payable with respect to Term B-4 Loans, Term B-5 Loans and/or any then existing Extended Term Loans, plus 25 basis points (with (I) the interest rate margins applicable to the Term B-4 Loans, Term B-5 Loans and any such then existing Extended Term Loans (other than then existing Extended Term Loans in respect of the Term B-6 Loans, Term B-7 Loans, Term B-8 Loans, Term B-9 Loans and Term B-10 Loans) to be increased to the extent necessary to achieve the foregoing and (II) the interest rate margins applicable to Term B-6 Loans, Term B-7 Loans, Term B-8 Loans, Term B-9 Loans and/or Term B-10 Loans to be adjusted (if resulting in a higher interest rate margin) to the interest rate margin applicable to such Extended Term Loans less 50 basis points) and (2) any Extended Revolving Credit Commitment, shall not~~

~~be greater than the highest interest rate margins that may, under any circumstances, be payable with respect to any previously issued Extended Revolving Credit Commitment plus in each case 25 basis points (and the interest rate margins applicable to any other Extended Revolving Credit Commitment, shall be increased to the extent necessary to achieve the foregoing), (B) solely for purposes of the foregoing clause (A), the interest rate margins applicable to any Extended Term Loan, any Extended Revolving Credit Commitment, any Term B-4 Loan, any Term B-5 Loan, any Term B-6 Loan, any Term B-7 Loan, any Term B-8 Loan, any Term B-9 Loan or any Term B-10 Loan shall be (x) deemed to (1) include all upfront or similar fees or original issue discount payable generally to Lenders providing such Extended Term Loans, Extended Revolving Credit Commitments, Term B-4 Loans, Term B-5 Loans, Term B-6 Loans, Term B-7 Loans, Term B-8 Loans, Term B-9 Loans or Term B-10 Loans based on an assumed four-year life to maturity and any minimum Eurocurrency Rate or Base Rate and (2) exclude customary consent fees payable to Lenders and arrangement fees payable to arrangers in connection with such Pro Rata Extension Offer and (y) determined, in the case of any then existing Term Loan subject to a pricing grid, using the interest rate margin then applicable to such Term Loan pursuant to the terms of the pricing grid and (C)~~ the Weighted Average Life to Maturity of any Extended Term Loans resulting from an Extension shall not be shorter than the Weighted Average Life to Maturity of the ~~Term B-6 Loans, Term B-7 Loans, Term B-8 Loans, Term B-9 Loans or Term B-10 Loans (except to the extent of nominal amortization for periods where amortization has been eliminated as a result of the prepayment of the Term B-6 Loans, Term B-7 Loans, Term B-8 Loans, Term B-9 Loans and Term B-10 Loans)~~Class of Term Loans subject to such Extension.

(c) Upon the effectiveness of any such Extension, the applicable Extending Lender’s Term Loan will be automatically designated an Extended Term Loan and/or such Extending Lender’s Revolving Credit Commitment will be automatically designated an Extended Revolving Credit Commitment. For the avoidance of doubt, the commitments and obligations of any Swing Line Lender or L/C Issuer can only be extended pursuant to an Extension or otherwise with such Person’s consent.

(d) Notwithstanding anything to the contrary set forth in this Agreement or any other Loan Document (including without limitation this Section 2.17), (i) no Extended Term Loan or Extended Revolving Credit Commitment is required to be in any minimum amount or any minimum increment; provided that the aggregate amount of (A) Extended Term Loans for any new Class of Term Loans made in connection with any Pro Rata Extension Offer shall be at least $50,000,000 and (B) Extended Revolving Commitment for any new Class of Revolving Credit Commitments made in connection with any Pro Rata Extension Offer shall be at least $25,000,000, (ii) any Extending Lender may extend all or any portion of its Term Loans and/or Revolving Credit Commitment pursuant to one or more Pro Rata Extension Offers (subject to applicable proration in the case of over participation) (including the extension of any Extended Term Loan and/or Extended Revolving Credit Commitment) and (iii) there shall be no condition to any Extension of any Loan or Revolving Credit Commitment at any time or from time to time other than notice to the Administrative Agent of such Extension and the terms of the Extended Term Loan or Extended Revolving Credit Commitment implemented thereby.

(e) Each extension shall be consummated pursuant to procedures set forth in the associated Pro Rata Extension Offer; provided that the Borrowers shall cooperate with the

Administrative Agent prior to making any Pro Rata Extension Offer to establish reasonable procedures with respect to mechanical provisions relating to such Extension, including, without limitation, timing, rounding and other adjustments.

(f) (i) Notwithstanding the foregoing, from time to time after the Fifth Amendment ~~No. 5~~ Effective Date, upon notice by the Borrower to the Administrative Agent, banks or other financial institutions (“New Revolving Commitment Lenders”), which may or may not be existing Lenders, may elect to provide a new Revolving Credit Commitment (a “New Revolving Credit Commitment”) hereunder; provided that, to the extent such banks or other financial institutions are not existing Lenders, such banks or institutions shall be reasonably acceptable to the Administrative Agent, Swing Line Lender and L/C Issuer. Such New Revolving Credit Commitment will be in an amount (the “New Revolving Amount”) and have the terms specified in the notice to the Administrative Agent; provided that except as to interest rates, fees, final maturity, subordinated collateral arrangements, if any, and subordinated voluntary and mandatory prepayment arrangements, if any (and subject to clause (f)(iii) below), any New Revolving Credit Commitment shall be a Revolving Credit Commitment with the same terms as the Revolving Credit Loans. Upon receipt of a New Revolving Credit Commitment, the Borrower shall make a Pro Rata Extension Offer to all existing Revolving Credit Lenders to extend the maturity date of their Revolving Credit Commitments on the same terms as the New Revolving Credit Commitment with the aggregate amount of such Extended Revolving Credit Commitments not to exceed the aggregate amount of Revolving Credit Commitments at such time less the amount of such New Revolving Credit Commitment (each Revolving Credit Lender that accepts such Pro Rata Extension Offer, an “Electing Lender,” and each existing Revolving Credit Lender that is not an Electing Lender, a “Non-Electing Lender”). Following such election (i) the Revolving Credit Commitments of all existing Revolving Credit Lenders (other than any Revolving Credit Commitment that any Electing Lender has elected to extend pursuant to such election) will be permanently reduced by an aggregate amount equal to the New Revolving Amount and (ii) the New Revolving Credit Commitment of the New Revolving Commitment Lenders will become effective and the aggregate Revolving Credit Commitment shall be increased by the New Revolving Amount. In connection with the foregoing, each Electing Lender may further elect with the consent of the Borrower (a “Further Election”) to provide a New Revolving Credit Commitment hereunder in an amount such that, after giving effect to all New Revolving Credit Commitments, the aggregate amount of all New Revolving Credit Commitments of the New Revolving Commitment Lenders and the Electing Lenders shall not exceed the amount of all Revolving Credit Commitments of the Revolving Credit Lenders Pre-Effectiveness (as defined below). In the event any Electing Lender has made a Further Election, the reduction of all Revolving Credit Commitments contemplated by the second preceding sentence will instead be made in an aggregate amount to reflect the New Revolving Amount of the New Revolving Commitment Lenders and the new commitments of all Electing Lenders making a Further Election. Subject to the foregoing, the New Revolving Credit Commitments of the New Revolving Commitment Lenders and the new commitments of all Electing Lenders making a Further Election will otherwise be incorporated as Revolving Credit Commitments hereunder in the same manner in which Extended Revolving Credit Commitments are incorporated hereunder pursuant to this Section 2.17, including without limitation for purposes of Section 2.17(e).

For the avoidance of doubt, after giving effect to such New Revolving Credit Commitments (“Post Effectiveness”) but subject to the permanent reduction in Revolving Credit Commitments in accordance with Section 2.17(f)(i), (1) the aggregate amount of Revolving Credit Commitments of all Classes derived from each Class in effect prior to such New Revolving Credit Commitments will be the same as the aggregate amount of Revolving Credit Commitments of each Class in effect prior to giving effect to such New Revolving Credit Commitments (“Pre-Effectiveness”), (2) the Revolving Credit Lenders that are Non-Electing Lenders will have Revolving Credit Commitments with the same terms as the Revolving Credit Commitment in effect Pre-Effectiveness, (3) the Revolving Credit Lenders that are Electing Lenders will have Revolving Credit Commitments with the same terms as the New Revolving Credit Commitment, (4) each Revolving Credit Lender that is an Electing Lender that has made a Further Election will have an aggregate amount of Revolving Credit Commitments equal to the amount of Revolving Credit Commitments it had Pre-Effectiveness and (5) the New Revolving Commitment Lender will have a Revolving Credit Commitment on the terms of the New Revolving Credit Commitment in an aggregate amount equal to the New Revolving Amount.

~~(iii) With respect to any New Revolving Credit Commitment established after the Amendment Effective Date, other than the initial New Revolving Credit Commitment established after the Amendment Effective Date (the “Initial New Revolving Commitment”), (A) the interest rate margins for any New Revolving Credit Commitment shall not be greater than the highest interest rate margins that may, under any circumstances, be payable with respect to any New Revolving Commitment plus 25 basis points (and the interest rate margins applicable to any New Revolving Credit Commitment shall be increased to the extent necessary to achieve the foregoing), (B) solely for purposes of the foregoing clause (A), the interest rate margins applicable to any New Revolving Credit Commitment shall be deemed to (1) include all upfront or similar fees or original issue discount payable generally to Lenders providing such New Revolving Credit Commitments based on an assumed four-year life to maturity or any minimum Eurocurrency Rate and (2) exclude customary consent fees payable to Lenders and arrangement fees payable to arrangers in connection with such New Revolving Commitments.~~

ARTICLE II

TAXES, INCREASED COSTS PROTECTION AND ILLEGALITY

SECTION 2.01. Taxes.

(a) Except as provided in this Section 3.01, any and all payments by the Borrower (the term Borrower under Article III being deemed to include any Subsidiary for whose account a Letter of Credit is issued) to or for the account of any Agent or any Lender under any Loan Document shall be made free and clear of and without deduction for any and all present or future taxes, duties, levies, imposts, deductions, assessments, fees, withholdings or similar charges, and all liabilities (including additions to tax, penalties and interest) with respect thereto, excluding in the case of each Agent and each Lender, taxes imposed on or measured by its net or gross income (including branch profits), and franchise (and similar) taxes imposed on it in lieu of net income taxes, by the jurisdiction (or any political subdivision thereof) under the Laws of which such Agent or such Lender, as the case may be, is organized or maintains a Lending Office, and all liabilities (including additions to tax, penalties and interest) with respect thereto (in each case, other than any such tax or liability arising solely from any Agent or any Lender having executed, delivered or performed its obligations or received a payment under, or enforced, this Agreement or any other Loan Document), and any United States federal withholding taxes under Section 1471 through 1474 of the Code, or any amended or successor provision thereto (“FATCA”), and, in each case, any regulations promulgated thereunder and any interpretation or other guidance issued in connection therewith. All non-excluded taxes, duties, levies, imposts, deductions, assessments, fees, withholdings or similar charges, and liabilities described in the immediately preceding sentence are hereinafter referred to as “Taxes.” If the Borrower shall be required by any Laws to deduct any Taxes or Other Taxes from or in respect of any sum payable under any Loan Document to any Agent or any Lender, (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 3.01), each of such Agent and such Lender receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrower shall make such deductions, (iii) the Borrower shall pay the full amount deducted to the appropriate Governmental Authority in accordance with applicable Laws, and (iv) within thirty (30) days after the date of such payment (or, if receipts or evidence are not available within thirty (30) days, as soon as possible thereafter), the Borrower shall furnish to such Agent or Lender (as the case may be) the original or a certified copy of a receipt evidencing payment thereof to the extent such a receipt is issued therefor, or other written proof of payment thereof that is reasonably satisfactory to the Administrative Agent. If the Borrower fails to pay any Taxes or Other Taxes when due to the appropriate Governmental Authority or fails to remit to any Agent or any Lender the required receipts or other required documentary evidence, the Borrower shall indemnify such Agent and such Lender for any incremental taxes, interest or penalties that may become payable by such Agent or such Lender arising out of such failure.

(b) In addition, the Borrower agrees to pay any and all present or future stamp, court or documentary taxes and any other excise, property, intangible or mortgage recording taxes or charges or similar levies which, in each case, arise from any payment made under any Loan Document or from the execution or delivery of any Loan Document or otherwise with respect to the exercise by a Lender of its rights under any Loan Document (hereinafter referred to as “Other Taxes”).

(c) The Borrower agrees to indemnify each Agent and each Lender for (i) the full amount of Taxes and Other Taxes (including any Taxes or Other Taxes imposed by any jurisdiction on amounts payable under this Section 3.01) paid by such Agent and such Lender and (ii) any liability (including additions to tax, penalties, interest and expenses) arising therefrom or with respect thereto, in each case whether or not such Taxes or Other Taxes were correctly or legally imposed by the relevant Governmental Authority; provided such Agent or Lender, as the case may be, provides the Borrower with a written statement thereof setting forth in reasonable detail the basis and calculation of such amounts. Payment under this Section 3.01(c) shall be made within thirty (30) days after the date such Lender or such Agent makes a written demand therefor.

(d) The Borrower shall not be required pursuant to this Section 3.01 to pay any additional amount to, or to indemnify, any Lender or Agent, as the case may be, to the extent that such Lender or such Agent becomes subject to Taxes subsequent to the Closing Date (or, if later, the date such Lender or Agent becomes a party to this Agreement) as a result of a change in the place of organization of such Lender or Agent or a change in the lending office of such Lender, except to the extent that any such change is requested in writing by the Borrower or is otherwise required pursuant to the terms of this Agreement (and provided that nothing in this clause (d) shall be construed as relieving the Borrower from any obligation to make such payments or indemnification in the event of a change in lending office or place of organization that precedes a change in Law to the extent such Taxes result from a change in Law).

(e) Notwithstanding anything else herein to the contrary, if a Lender or an Agent is subject to withholding tax imposed by any jurisdiction in which the Borrower is formed or organized at a rate in excess of zero percent at the time such Lender or such Agent, as the case may be, first becomes a party to this Agreement, withholding tax imposed by such jurisdiction at such rate shall be considered excluded from Taxes unless and until such Lender or Agent, as the case may be, provides the appropriate forms certifying that a lesser rate applies, whereupon withholding tax at such lesser rate only shall be considered excluded from Taxes for periods governed by such forms; provided that, if at the date of the Assignment and Acceptance pursuant to which a Lender becomes a party to this Agreement, the Lender assignor was entitled to payments under clause (a) of this Section 3.01 in respect of withholding tax with respect to interest paid at such date, then, to such extent, the term Taxes shall include (in addition to withholding taxes that may be imposed in the future or other amounts otherwise includable in Taxes) withholding tax, if any, applicable with respect to the Lender assignee on such date.

(f) If any Lender or Agent determines, in its reasonable discretion, that it has received a refund or overpayment credit in respect of any Taxes or Other Taxes as to which indemnification or additional amounts have been paid to it by the Borrower pursuant to this Section 3.01, it shall promptly remit such refund or the amount of such credit (but only to the extent of indemnity payments made, or additional amounts paid, by the Borrower under this Section 3.01 with respect to the Taxes or Other Taxes giving rise to such refund (or such credit) plus any interest included in such refund by the relevant Governmental Authority attributable thereto) to the Borrower, net of all out-of-pocket expenses of the Lender or Agent, as the case may be and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund); provided that the Borrower, upon the request of the Lender or Agent, as the case may be, agrees promptly to return such refund (or such credit) to such party in the event such party is required to repay such refund (or such credit) to the relevant Governmental Authority. Such Lender or Agent, as the case may be, shall, at the Borrower’s request, provide the Borrower with a copy of any notice of assessment or other evidence of the requirement to repay such refund (or such credit) received from the relevant Governmental Authority (provided that such Lender or Agent may delete any information therein that such Lender or Agent deems confidential). Nothing herein contained shall interfere with the right of a Lender or Agent to arrange its tax affairs in whatever manner it thinks fit nor oblige any Lender or Agent to claim any tax refund or to make available its tax returns or disclose any information relating to its tax affairs or any computations in respect thereof or require any Lender or Agent to do anything that would prejudice its ability to benefit from any other refunds, credits, reliefs, remissions or repayments to which it may be entitled.

(g) Each Lender agrees that, upon the occurrence of any event giving rise to the operation of Section 3.01(a) or (c) with respect to such Lender it will, if requested by the Borrower, use commercially reasonable efforts (subject to such Lender’s overall internal policies of general application and legal and regulatory restrictions) to designate another Lending Office for any Loan or Letter of Credit affected by such event; provided that such efforts are made on terms that, in the sole judgment of such Lender, cause such Lender and its Lending Office(s) to suffer no economic, legal, regulatory or other disadvantage, and provided further that nothing in this Section 3.01(g) shall affect or postpone any of the Obligations of the Borrower or the rights of such Lender pursuant to Section 3.01(a) or (c).

SECTION 2.02. Illegality. If any Lender determines that any Law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for any Lender or its applicable Lending Office to make, maintain or fund Eurocurrency Rate Loans, or to determine or charge interest rates based upon the Eurocurrency Rate, then, on notice thereof by such Lender to the Borrower through the Administrative Agent, any obligation of such Lender to make or continue Eurocurrency Rate Loans or to convert Base Rate Loans to Eurocurrency Rate Loans shall be suspended until such Lender notifies the Administrative Agent and the Borrower that the circumstances giving rise to such determination no longer exist. Upon receipt of such notice, the Borrower shall upon demand from such Lender (with a copy to the Administrative Agent), prepay or, if applicable, convert all Eurocurrency Rate Loans of such Lender to Base Rate Loans, either on the last day of the Interest Period therefor, if such Lender may lawfully continue to maintain such Eurocurrency Rate Loans to such day, or promptly, if such Lender may not lawfully continue to maintain such Eurocurrency Rate Loans. Upon any such prepayment or conversion, the Borrower shall also pay accrued interest on the amount so prepaid or converted and all amounts due, if any, in connection with such prepayment or conversion under Section 3.05. Each Lender agrees to designate a different Lending Office if such designation will avoid the need for such notice and will not, in the good faith judgment of such Lender, otherwise be materially disadvantageous to such Lender.

SECTION 2.03. Inability to Determine Rates. If the Required Lenders determine that for any reason adequate and reasonable means do not exist for determining the Eurocurrency Rate for any requested Interest Period with respect to a proposed Eurocurrency Rate Loan, or that the Eurocurrency Rate for any requested Interest Period with respect to a proposed Eurocurrency Rate Loan does not adequately and fairly reflect the cost to such Lenders of funding such Loan, or that Dollar deposits are not being offered to banks in the London interbank eurodollar market for the applicable amount and the Interest Period of such Eurocurrency Rate Loan, the Administrative Agent will promptly so notify the Borrower and each Lender. Thereafter, the obligation of the Lenders to make or maintain Eurocurrency Rate Loans shall be suspended until the Administrative Agent (upon the instruction of the Required Lenders) revokes such notice. Upon receipt of such notice, the Borrower may revoke any pending request for a Borrowing of, conversion to or continuation of Eurocurrency Rate Loans or, failing that, will be deemed to have converted such request into a request for a Borrowing of Base Rate Loans in the amount specified therein.

SECTION 2.04. Increased Cost and Reduced Return; Capital Adequacy; Reserves on Eurocurrency Rate Loans.

(a) If any Lender determines that as a result of the introduction of or any change in or in the interpretation of any Law, in each case after the Closing Date, or such Lender’s compliance therewith, there shall be any increase in the cost to such Lender of agreeing to make or making, funding or maintaining Eurocurrency Rate Loans or (as the case may be) issuing or participating in Letters of Credit, or a reduction in the amount received or receivable by such Lender in connection with any of the foregoing (excluding for purposes of this Section 3.04(a) any such increased costs or reduction in amount resulting from (i) Taxes or Other Taxes (as to which Section 3.01 shall govern), (ii) changes in the basis of taxation of net income or gross income (including branch profits), and franchise (and similar) taxes imposed in lieu of net income taxes, by the United States or any foreign jurisdiction or any political subdivision of either thereof under the Laws of which such Lender is organized or maintains a Lending Office, and (iii) reserve requirements contemplated by Section 3.04(c), then from time to time within fifteen (15) days after demand by such Lender setting forth in reasonable detail such increased costs (with a copy of such demand to the Administrative Agent given in accordance with Section 3.06), the Borrower shall pay to such Lender such additional amounts as will compensate such Lender for such increased cost or reduction.

(b) If any Lender determines that the introduction of any Law regarding capital adequacy or any change therein or in the interpretation thereof, in each case after the Closing Date, or compliance by such Lender (or its Lending Office) therewith, has the effect of reducing the rate of return on the capital of such Lender or any corporation controlling such Lender as a consequence of such Lender’s obligations hereunder (taking into consideration its policies with respect to capital adequacy and such Lender’s desired return on capital), then from time to time upon demand of such Lender setting forth in reasonable detail the charge and the calculation of such reduced rate of return (with a copy of such demand to the Administrative Agent given in accordance with Section 3.06), the Borrower shall pay to such Lender such additional amounts as will compensate such Lender for such reduction within fifteen (15) days after receipt of such demand.

(c) The Borrower shall pay to each Lender, (i) as long as such Lender shall be required to maintain reserves with respect to liabilities or assets consisting of or including Eurocurrency funds or deposits, additional interest on the unpaid principal amount of each Eurocurrency Rate Loan equal to the actual costs of such reserves allocated to such Loan by such Lender (as determined by such Lender in good faith, which determination shall be conclusive in the absence of manifest error), and (ii) as long as such Lender shall be required to comply with any reserve ratio requirement or analogous requirement of any other central banking or financial regulatory authority imposed in respect of the maintenance of the Commitments or the funding of the Eurocurrency Rate Loans, such additional costs (expressed as a percentage per annum and rounded upwards, if necessary, to the nearest five decimal places) equal to the actual costs allocated to such Commitment or Loan by such Lender (as determined by such Lender in good faith, which determination shall be conclusive absent manifest error) which in each case shall be due and payable on each date on which interest is payable on such Loan, provided the Borrower shall have received at least fifteen (15) days’ prior notice (with a copy to the Administrative Agent) of such additional interest or cost from such Lender. If a Lender fails to give notice fifteen (15) days prior to the relevant Interest Payment Date, such additional interest or cost shall be due and payable fifteen (15) days from receipt of such notice.

(d) Failure or delay on the part of any Lender to demand compensation pursuant to this Section 3.04 shall not constitute a waiver of such Lender’s right to demand such compensation, provided that the Borrower shall not be required to compensate a Lender pursuant to Section 3.04(a), (b) or (c) for any such increased cost or reduction incurred more than one hundred and eighty (180) days prior to the date that such Lender demands, or notifies the Borrower of its intention to demand, compensation therefor, provided further that, if the circumstance giving rise to such increased cost or reduction is retroactive, then such 180-day period referred to above shall be extended to include the period of retroactive effect thereof.

(e) If any Lender requests compensation under this Section 3.04, then such Lender will, if requested by the Borrower, use commercially reasonable efforts to designate another Lending Office for any Loan or Letter of Credit affected by such event; provided that such efforts are made on terms that, in the sole judgment of such Lender, cause such Lender and its Lending Office(s) to suffer no economic, legal, regulatory or other disadvantage, and provided further that nothing in this Section 3.04(e) shall affect or postpone any of the Obligations of the Borrower or the rights of such Lender pursuant to Section 3.04(a), (b), (c) or (d).

SECTION 2.05. Funding Losses. Upon demand of any Lender (with a copy to the Administrative Agent) from time to time, the Borrower shall promptly compensate such Lender for and hold such Lender harmless from any loss, cost or expense incurred by it as a result of:

any continuation, conversion, payment or prepayment of any Loan other than a Base Rate Loan on a day other than the ~~las“t~~last day of the Interest Period for such Loan; or

any failure by the Borrower (for a reason other than the failure of such Lender to make a Loan) to prepay, borrow, continue or convert any Loan other than a Base Rate Loan on the date or in the amount notified by the Borrower;

including any loss or expense arising from the liquidation or reemployment of funds obtained by it to maintain such Loan or from fees payable to terminate the deposits from which such funds were obtained.

For purposes of calculating amounts payable by the Borrower to the Lenders under this Section 3.05, each Lender shall be deemed to have funded each Eurocurrency Rate Loan made by it at the Eurocurrency Rate for such Loan by a matching deposit or other borrowing in the London interbank eurodollar market for a comparable amount and for a comparable period, whether or not such Eurocurrency Rate Loan was in fact so funded.

SECTION 2.06. Matters Applicable to All Requests for Compensation.

(a) Any Agent or any Lender claiming compensation under this Article III shall deliver a certificate to the Borrower setting forth the additional amount or amounts to be paid to it hereunder which shall be conclusive in the absence of manifest error. In determining such amount, such Agent or such Lender may use any reasonable averaging and attribution methods.

(b) With respect to any Lender’s claim for compensation under Section 3.01, 3.02, 3.03 or 3.04, no Borrower shall be required to compensate such Lender for any amount incurred more than one hundred and eighty (180) days prior to the date that such Lender notifies the Borrower of the event that gives rise to such claim; provided that, if the circumstance giving rise to such claim is retroactive, then such 180-day period referred to above shall be extended to include the period of retroactive effect thereof. If any Lender requests compensation by the Borrower under Section 3.04, the Borrower may, by notice to such Lender (with a copy to the Administrative Agent), suspend the obligation of such Lender to make or continue from one Interest Period to another Eurocurrency Rate Loans, or to convert Base Rate Loans into Eurocurrency Rate Loans, until the event or condition giving rise to such request ceases to be in effect (in which case the provisions of Section 3.06(c) shall be applicable); provided that such suspension shall not affect the right of such Lender to receive the compensation so requested.

(c) If the obligation of any Lender to make or continue from one Interest Period to another any Eurocurrency Rate Loan, or to convert Base Rate Loans into Eurocurrency Rate Loans shall be suspended pursuant to Section 3.06(b) hereof, such Lender’s Eurocurrency Rate Loans shall be automatically converted into Base Rate Loans on the last day(s) of the then current Interest Period(s) for such Eurocurrency Rate Loans (or, in the case of an immediate conversion required by Section 3.02, on such earlier date as required by Law) and, unless and until such Lender gives notice as provided below that the circumstances specified in Section 3.01, 3.02, 3.03 or 3.04 hereof that gave rise to such conversion no longer exist:

(i) to the extent that such Lender’s Eurocurrency Rate Loans have been so converted, all payments and prepayments of principal that would otherwise be applied to such Lender’s Eurocurrency Rate Loans shall be applied instead to its Base Rate Loans; and

(ii) all Loans that would otherwise be made or continued from one Interest Period to another by such Lender as Eurocurrency Rate Loans shall be made or continued instead as Base Rate Loans, and all Base Rate Loans of such Lender that would otherwise be converted into Eurocurrency Rate Loans shall remain as Base Rate Loans.

(d) If any Lender gives notice to the Borrower (with a copy to the Agent) that the circumstances specified in Section 3.01, 3.02, 3.03 or 3.04 hereof that gave rise to the conversion of such Lender’s Eurocurrency Rate Loans pursuant to this Section 3.06 no longer exist (which such Lender agrees to do promptly upon such circumstances ceasing to exist) at a time when Eurocurrency Rate Loans made by other Lenders are outstanding, such Lender’s Base Rate Loans shall be automatically converted, on the first day(s) of the next succeeding Interest Period(s) for such outstanding Eurocurrency Rate Loans, to the extent necessary so that, after giving effect thereto, all Loans held by the Lenders holding Eurocurrency Rate Loans and by such Lender are held pro rata (as to principal amounts, interest rate basis, and Interest Periods) in accordance with their respective Commitments.

SECTION 2.07. Replacement of Lenders under Certain Circumstances.

(a) If at any time (i) the Borrower becomes obligated to pay additional amounts or indemnity payments described in Section 3.01 or 3.04 as a result of any condition described in such Sections or any Lender ceases to make Eurocurrency Rate Loans as a result of any condition described in Section 3.02 or Section 3.04, (ii) any Lender becomes a Defaulting Lender or (iii) any Lender becomes a Non-Consenting Lender, then the Borrower may, on ten (10) Business Days’ prior written notice to the Administrative Agent and such Lender, replace such Lender by causing such Lender to (and such Lender shall be obligated to) assign pursuant to Section 10.07(b) (with the assignment fee to be paid by the Borrower in such instance) all of its rights and obligations under this Agreement (or, in the case of any Lender that is a Non-Consenting Lender with respect to a Class of Loans or Commitments, such Lender’s rights and obligations under this Agreement with respect to such Class of Loans or Commitments) to one or more Eligible Assignees; provided that neither the Administrative Agent nor any Lender shall have any obligation to the Borrower to find a replacement Lender or other such Person; and provided further that (A) in the case of any such assignment resulting from a claim for compensation under Section 3.04 or payments required to be made pursuant to Section 3.01, such assignment will result in a reduction in such compensation or payments and (B) in the case of any such assignment resulting from a Lender becoming a Non-Consenting Lender, the applicable Eligible Assignees shall have agreed to the applicable departure, waiver or amendment of the Loan Documents.

(b) Any Lender being replaced pursuant to Section 3.07(a) above shall (i) execute and deliver an Assignment and Assumption with respect to such Lender’s Commitment and outstanding Loans and participations in L/C Obligations and Swing Line Loans, in each case subject to such assignment, and (ii) deliver any Notes evidencing such Loans to the Borrower or Administrative Agent, in each case subject to such assignment. Pursuant to such Assignment and Assumption, (A) the assignee Lender shall acquire all or a portion, as the case may be, of the assigning Lender’s Commitment and outstanding Loans and participations in L/C Obligations and Swing Line Loans, in each case subject to such assignment, (B) all obligations of the Borrower owing to the assigning Lender relating to the Loans, Commitments and participations so assigned shall be paid in full by the assignee Lender to such assigning Lender concurrently with such assignment and assumption and (C) upon such payment and, if so requested by the assignee Lender, delivery to the assignee Lender of the appropriate Note or Notes executed by the Borrower, the assignee Lender shall become a Lender hereunder and the assigning Lender shall cease to constitute a Lender hereunder with respect to such assigned Loans, Commitments and participations, except with respect to indemnification provisions under this Agreement, which shall survive as to such assigning Lender.

(c) Notwithstanding anything to the contrary contained above, any Lender that acts as an L/C Issuer may not be replaced hereunder at any time that it has any Letter of Credit outstanding hereunder unless arrangements reasonably satisfactory to such L/C Issuer (including the furnishing of a back-up standby letter of credit in form and substance, and issued by an issuer reasonably satisfactory to such L/C Issuer or the depositing of cash collateral into a cash collateral account in amounts and pursuant to arrangements reasonably satisfactory to such L/C Issuer) have been made with respect to each such outstanding Letter of Credit and the Lender that acts as the Administrative Agent may not be replaced hereunder except in accordance with the terms of Section 9.09.

(d) In the event that (i) the Borrower or the Administrative Agent has requested that the Lenders consent to a departure or waiver of any provisions of the Loan Documents or agree to any amendment thereto, (ii) the consent, waiver or amendment in question requires the agreement of all affected Lenders in accordance with the terms of Section 10.01 or all the Lenders with respect to a certain Class of the Loans or Commitments and (iii) the Required Lenders have agreed to such consent, waiver or amendment, then any Lender who does not agree to such consent, waiver or amendment shall be deemed a “Non-Consenting Lender.”

(e) As a means of effecting the foregoing provisions of this Section 3.07, the Borrower may alternatively (x) terminate the Commitment of such Defaulting Lender and repay all obligations of the Borrower owing to such Defaulting Lender relating to Loans and participations held by such Defaulting Lender as of such termination date and, at its option, replace such terminated Commitment with a Commitment provided by a Lender or an Additional Lender (and any repayment of obligations owing to such Defaulting Lender may be made from the proceeds of a Borrowing from a Lender or an Additional Lender not to exceed the principal amount of outstanding Loans in respect of such terminated Commitment), or (y) if the Commitment of such Defaulting Lender cannot be terminated under any applicable Laws, increase the Commitments of the applicable Facility by Commitments provided by a Lender or an Additional Lender in an amount equal to the Commitment of such Defaulting Lender and subsequently terminate the Commitment of such Defaulting Lender when such termination may be effected.

SECTION 2.08. Survival. All of the Borrower’s obligations under this Article III shall survive termination of the Aggregate Commitments and repayment of all other Obligations hereunder.

ARTICLE III

CONDITIONS PRECEDENT TO CREDIT EXTENSIONS

SECTION 3.01. [Reserved].

SECTION 3.02. Conditions to All Credit Extensions. The obligation of each Lender to honor any Request for Credit Extension (other than a Committed Loan Notice requesting only a conversion of Loans to the other Type, or a continuation of Eurocurrency Rate Loans) is subject to the following conditions precedent:

The representations and warranties of the Borrower and each other Loan Party contained in Article V or any other Loan Document (except for Credit Extensions on the Closing Date, only the representations contained in Sections 5.01, 5.02, 5.04, 5.13, 5.16 and 5.18) shall be true and correct in all material respects on and as of the date of such Credit Extension; provided that, to the extent that such representations and warranties specifically refer to an earlier date, they shall be true and correct in all material respects as of such earlier date; provided, further that, any representation and warranty made on or as of the Closing Date that is qualified as to “Material Adverse Effect” shall be deemed to be qualified by a “Company Material Adverse Effect.”

No Default shall exist, or would result from such proposed Credit Extension or from the application of the proceeds therefrom.

The Administrative Agent and, if applicable, the relevant L/C Issuer or the Swing Line Lender shall have received a Request for Credit Extension in accordance with the requirements hereof.

(a) In respect of a Term A-1 Borrowing only, (i) the Borrower shall be in compliance with each of the covenants set forth in Section 7.11 determined on a Pro Forma Basis as of the last day of the most recent Test Period for which financial statements have been delivered under Section 6.01(b), and the Borrower shall have delivered to the Administrative Agent an officer’s certificate signed by a Responsible Officer of the Borrower containing reasonably detailed calculations demonstrating compliance with this clause (d)(i) and (ii) the Borrower shall have paid (or shall pay with the proceeds of such Term A-1 Loans) the fees due and payable on the Term A-1 Incurrence Date pursuant to Section 2.09(b).

Each Request for a Credit Extension (other than a Committed Loan Notice requesting only a conversion of Loans to the other Type or a continuation of Eurocurrency Rate Loans) submitted by the Borrower shall be deemed to be a representation and warranty that the conditions specified in Sections 4.02(a) and (b) and, in the case of any Term A-1 Borrowing, Section 4.02(d)(i), have been satisfied on and as of the date of the applicable Credit Extension.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES

The Borrower represents and warrants to the Agents and the Lenders that:

SECTION 4.01. Existence, Qualification and Power; Compliance with Laws. Each Loan Party and each of its Restricted Subsidiaries (a) is a Person duly organized or formed, validly existing and in good standing under the Laws of the jurisdiction of its incorporation or organization, (b) has all requisite power and authority to (i) own or lease its assets and carry on its business and (ii) execute, deliver and perform its obligations under the Loan Documents to which it is a party, (c) is duly qualified and in good standing under the Laws of each jurisdiction where its ownership, lease or operation of properties or the conduct of its business requires such qualification, (d) is in compliance with all Laws, orders, writs, injunctions and orders and (e) has all requisite governmental licenses, authorizations, consents and approvals to operate its business as currently conducted; except in each case referred to in clause (c), (d) or (e), to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect.

SECTION 4.02. Authorization; No Contravention. The execution, delivery and performance by each Loan Party of each Loan Document to which such Person is a party, and the consummation of the Transaction, are within such Loan Party’s corporate or other powers, have been duly authorized by all necessary corporate or other organizational action, and do not and will not (a) contravene the terms of any of such Person’s Organization Documents, (b) conflict with or result in any breach or contravention of, or the creation of any Lien under (other than as permitted by Section 7.01), or require any payment to be made under (i) any Contractual Obligation to which such Person is a party or affecting such Person or the properties of such Person or any of its Restricted Subsidiaries or (ii) any material order, injunction, writ or decree of any Governmental Authority or any arbitral award to which such Person or its property is subject; or (c) violate any material Law; except with respect to any conflict, breach or contravention or payment (but not creation of Liens) referred to in clause (b)(i), to the extent that such conflict, breach, contravention or payment could not reasonably be expected to have a Material Adverse Effect.

SECTION 4.03. Governmental Authorization; Other Consents. No material approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority or any other Person is necessary or required in connection with (a) the execution, delivery or performance by, or enforcement against, any Loan Party of this Agreement or any other Loan Document, or for the consummation of the Transaction, (b) the grant by any Loan Party of the Liens granted by it pursuant to the Collateral Documents, (c) the perfection or maintenance of the Liens created under the Collateral Documents (including the priority thereof) or (d) the exercise by the Administrative Agent or any Lender of its rights under the Loan Documents or the remedies in respect of the Collateral pursuant to the Collateral Documents, except for (i) filings necessary to perfect the Liens on the Collateral granted by the Loan Parties in favor of the Secured Parties, (ii) the approvals, consents, exemptions, authorizations, actions, notices and filings which have been duly obtained, waived, taken, given or made and are in full force and effect and (iii) those approvals, consents, exemptions, authorizations or other actions, notices or filings, the failure of which to obtain or make could not reasonably be expected to have a Material Adverse Effect.

SECTION 4.04. Binding Effect. This Agreement and each other Loan Document has been duly executed and delivered by each Loan Party that is party thereto. This Agreement and each other Loan Document constitutes, a legal, valid and binding obligation of such Loan Party, enforceable against each Loan Party that is party thereto in accordance with its terms, except as such enforceability may be limited by Debtor Relief Laws and by general principles of equity.

SECTION 4.05. Financial Statements; No Material Adverse Effect.

(a) ~~(i)~~ (i) The Audited Financial Statements and the Unaudited Financial Statements fairly present in all material respects the financial condition of West and its Subsidiaries as of the dates thereof and their results of operations for the period covered thereby in accordance with GAAP consistently applied throughout the periods covered thereby, except as otherwise expressly noted therein. During the period from December 31, 2005 to and including the Closing Date, there has been (i) no sale, transfer or other disposition by West or any of its Subsidiaries of any material part of the business or property of West or any of its Subsidiaries, taken as a whole and (ii) no purchase or other acquisition by West or any of its Subsidiaries of any business or property (including any Equity Interests of any other Person) material in relation to the consolidated financial condition of West and its Subsidiaries, in each case, which is not reflected in the foregoing financial statements or in the notes thereto, has not been publicly disclosed in filings with the SEC prior to the Closing Date or has not otherwise been disclosed in writing to the Lenders prior to the Closing Date.

(ii) The unaudited pro forma consolidated balance sheet of the Borrower and its Subsidiaries as at December 31, 2005 and June 30, 2006 (including the notes thereto) (the “Pro Forma Balance Sheet”) and the unaudited pro forma consolidated statement of operations and cash flows of the Borrower and its Subsidiaries for the 12-month period ending on each such date (together with the Pro Forma Balance Sheet, the “Pro Forma Financial Statements”), copies of which have heretofore been furnished to each Lender, have been prepared giving effect (as if such events had occurred on such date or at the beginning of such period, as the case may be) to the Transaction, each material acquisition by West or any of its Subsidiaries consummated after December 31, 2005 and prior to the Closing Date and all other transactions that would be required to be given pro forma effect by Regulation S-X promulgated under the Exchange Act (including other adjustments consistent with the definition of Pro Forma Adjustment or as otherwise agreed between the Borrower and the Arrangers). The Pro Forma Financial Statements have been prepared in good faith, based on assumptions believed by the Borrower to be reasonable as of the date of delivery thereof, and present fairly in all material respects on a pro forma basis and in accordance with GAAP the estimated financial position of the Borrower and its Subsidiaries as at December 31, 2005 and June 30, 2006, as the case may be, and their estimated results of operations for the periods covered thereby, assuming that the events specified in the preceding sentence had actually occurred at such date or at the beginning of the periods covered thereby.

(b) Since December 31, 2005, there has been no event or circumstance, either individually or in the aggregate, that has had or could reasonably be expected to have a Material Adverse Effect.

(c) The forecasts of consolidated balance sheets, income statements and cash flow statements of the Borrower and its Subsidiaries for each fiscal year ending after the Closing Date through 2011, copies of which have been furnished to the Administrative Agent prior to the Closing Date in a form reasonably satisfactory to it, have been prepared in good faith on the basis of the assumptions stated therein, which assumptions were believed to be reasonable at the time of preparation of such forecasts, it being understood that actual results may vary from such forecasts and that such variations may be material.

(d) As of the Closing Date, neither the Borrower nor any Subsidiary has any Indebtedness or other obligations or liabilities, direct or contingent (other than (i) the liabilities reflected on Schedule 5.05, (ii) obligations arising under this Agreement and the ~~New~~Prior Notes, (iii) liabilities reflected or reserved against on the audited consolidated balance sheet of West and its Subsidiaries as of December 31, 2005 or as disclosed in the notes thereto (as supplemented by liabilities reflected or reserved against on consolidated balance sheet of West and its Subsidiaries as of June 30, 2006 or as disclosed in the notes thereto) and (iv) liabilities incurred in the ordinary course of business) that, either individually or in the aggregate, have had or could reasonably be expected to have a Material Adverse Effect.

SECTION 4.06. Litigation. There are no actions, suits, proceedings, claims or disputes pending or, to the knowledge of the Borrower, threatened in writing or contemplated, at law, in equity, in arbitration or before any Governmental Authority, by or against the Borrower or any of its Subsidiaries or against any of their properties or revenues that either individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

SECTION 4.07. No Default. Neither the Borrower nor any Subsidiary is in default under or with respect to, or a party to, any Contractual Obligation that could, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

SECTION 4.08. Ownership of Property; Liens. Each Loan Party and each of its Restricted Subsidiaries has good record and marketable title in fee simple to, or valid leasehold interests in, or easements or other limited property interests in, all real property necessary in the ordinary conduct of its business, free and clear of all Liens except for minor defects in title that do not materially interfere with its ability to conduct its business or to utilize such assets for their intended purposes and Liens permitted by Section 7.01 and except where the failure to have such title could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

SECTION 4.09. Environmental Compliance.

(a) There are no claims, actions, suits, or proceedings alleging potential liability or responsibility for violation of, or otherwise relating to, any Environmental Law that could, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(b) Except as specifically disclosed in Schedule 5.09 or except as could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, (i) none of the properties currently or formerly owned, leased or operated by any Loan Party or any of its Subsidiaries is listed or proposed for listing on the NPL or on the CERCLIS or any analogous foreign, state or local list or is adjacent to any such property; (ii) there are no and never have been any underground or aboveground storage tanks or any surface impoundments, septic tanks, pits, sumps or lagoons in which Hazardous Materials are being or have been treated, stored or disposed on any property currently owned, leased or operated by any Loan Party or any of its Subsidiaries or, to its knowledge, on any property formerly owned or operated by any Loan Party or any of its Subsidiaries; (iii) there is no asbestos or asbestos-containing material on any property currently owned or operated by any Loan Party or any of its Subsidiaries; and (iv) Hazardous Materials have not been released, discharged or disposed of by any Person on any property currently or formerly owned, leased or operated by any Loan Party or any of its Subsidiaries and Hazardous Materials have not otherwise been released, discharged or disposed of by any of the Loan Parties and their Subsidiaries at any other location.

(c) The properties owned, leased or operated by the Borrower and the Subsidiaries do not contain any Hazardous Materials in amounts or concentrations which (i) constitute, or constituted a violation of, (ii) require remedial action under, or (iii) could give rise to liability under, Environmental Laws, which violations, remedial actions and liabilities, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect.

(d) Except as specifically disclosed in Schedule 5.09, neither the Borrower nor any of its Subsidiaries is undertaking, and has not completed, either individually or together with other potentially responsible parties, any investigation or assessment or remedial or response action relating to any actual or threatened release, discharge or disposal of Hazardous Materials at any site, location or operation, either voluntarily or pursuant to the order of any Governmental Authority or the requirements of any Environmental Law except for such investigation or assessment or remedial or response action that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

(e) All Hazardous Materials generated, used, treated, handled or stored at, or transported to or from, any property currently or formerly owned or operated by any Loan Party or any of its Subsidiaries have been disposed of in a manner not reasonably expected to result, individually or in the aggregate, in a Material Adverse Effect.

(f) Except as would not reasonably be expected to result, individually or in the aggregate, in a Material Adverse Effect, none of the Loan Parties and their Subsidiaries has contractually assumed any liability or obligation under or relating to any Environmental Law.

SECTION 4.10. Taxes. Except as set forth in Schedule 5.10 and except as could not, either individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect, the Borrower and its Subsidiaries have filed all Federal and state income tax returns and all other material tax returns and reports required to be filed, and have paid all material Federal and state and other taxes, assessments, fees and other governmental charges levied or imposed upon them or their properties, income or assets otherwise due and payable, except those (a) which are not overdue by more than thirty (30) days or (b) which are being contested in good faith by appropriate proceedings diligently conducted and for which adequate reserves have been provided in accordance with GAAP.

SECTION 4.11. ERISA Compliance.

(a) Except as set forth in Schedule 5.11 or as could not, either individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect, each Plan is in compliance with the applicable provisions of ERISA, the Code and other Federal or state Laws.

(b) (i) No ERISA Event has occurred during the five year period prior to the date on which this representation is made or deemed made with respect to any Pension Plan; (ii) no Pension Plan has an “accumulated funding deficiency” (as defined in Section 412 of the Code), whether or not waived; (iii) neither any Loan Party nor any ERISA Affiliate has incurred, or reasonably expects to incur, any liability under Title IV of ERISA with respect to any Pension Plan (other than premiums due and not delinquent under Section 4007 of ERISA); (iv) neither any Loan Party nor any ERISA Affiliate has incurred, or reasonably expects to incur, any liability (and no event has occurred which, with the giving of notice under Section 4219 of ERISA, would result in such liability) under Sections 4201 or 4243 of ERISA with respect to a Multiemployer Plan; and (v) neither any Loan Party nor any ERISA Affiliate has engaged in a transaction that could be subject to Sections 4069 or 4212(c) of ERISA, except, with respect to each of the foregoing clauses of this Section 5.11(b), as could not reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect.

SECTION 4.12. Subsidiaries; Equity Interests; Borrower Information. As of the Closing Date, neither the Borrower nor any other Loan Party has any Subsidiaries other than those specifically disclosed in Schedule 5.12(a) and all of the outstanding Equity Interests in material wholly owned Restricted Subsidiaries have been validly issued, are fully paid and nonassessable and all Equity Interests owned by a Loan Party are owned free and clear of all Liens except any Lien that is permitted under Section 7.01. As of the Closing Date, Schedule 5.12(a) (a) sets forth the name and jurisdiction of each Subsidiary, (b) sets forth the ownership interest of the Borrower and any other Subsidiary in each Subsidiary, including the percentage of such ownership and (c) identifies each Subsidiary the Equity Interests of which are required to be pledged on the Closing Date pursuant to the Collateral and Guarantee Requirement. Schedule 5.12(b) sets forth as of the Closing Date the name, address of principal place of business and tax identification number of the Borrower.

SECTION 4.13. Margin Regulations; Investment Company Act.

(a) Neither the making of any Loan hereunder nor the use of the proceeds thereof will violate the provisions of Regulation T, U or X of the FRB.

(b) None of the Borrower, any Person Controlling the Borrower, or any Subsidiary is or is required to be registered as an “investment company” under the Investment Company Act of 1940.

SECTION 4.14. Disclosure. No report, financial statement, certificate or other written information furnished by or on behalf of any Loan Party to any Arranger, any Agent or any Lender in connection with the transactions contemplated hereby and the negotiation of this Agreement or delivered hereunder or any other Loan Document (as modified or supplemented by other information so furnished) when taken as a whole contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not materially misleading; provided that, with respect to projected financial information and pro forma financial information, the Borrower represents only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time of preparation; it being understood that such projections may vary from actual results and that such variances may be material.

SECTION 4.15. Intellectual Property; Licenses, Etc. Each of the Loan Parties and their Restricted Subsidiaries own, license or possess the right to use, all of the United States and foreign trademarks, service marks, logos, trade names, domain names, copyrights, patents, patent rights, licenses, trade secrets, proprietary information, technology, software, know-how database rights, design rights and other intellectual property rights (collectively, “IP Rights”) that are reasonably necessary for the operation of their respective businesses as currently conducted, and, without conflict with the rights of any Person, except to the extent such conflicts, either individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect. No IP Rights, advertising, product, process, method, substance, part or other material used by any Loan Party or any Subsidiary in the operation of their respective businesses as currently conducted infringes upon any rights held by any Person and no Person infringes upon any rights of any Loan Party or any Subsidiary except for such infringements, individually or in the aggregate, which could not reasonably be expected to have a Material Adverse Effect. No claim or litigation regarding any of the IP Rights, is pending or, to the knowledge of the Borrower, threatened against any Loan Party or Subsidiary, which, either individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

SECTION 4.16. Solvency. On the Closing Date after giving effect to the Transaction, the Loan Parties, on a consolidated basis, are Solvent.

SECTION 4.17. Labor Matters. There are no strikes or other labor disputes against the Borrower or any of its Subsidiaries pending or, to the knowledge of the Borrower, threatened that (individually or in the aggregate) could reasonably be expected to have a Material Adverse Effect. Hours worked by and payment made to employees of the Borrower and its Subsidiaries have not been in violation of the Fair Labor Standards Act or any other applicable Law dealing with such matters that (individually or in the aggregate) could reasonably be expected to have a Material Adverse Effect. All payments due from the Borrower or any of its Subsidiaries on account of employee health and welfare insurance that (individually or in the aggregate) could reasonably be expected to have a Material Adverse Effect if not paid have been paid or accrued as a liability on the books of the Borrower or the relevant Subsidiary. There will be no change in a classification of employees or agents of the Borrower and any of its Subsidiaries that could trigger a requirement on the part of the Borrower or the relevant subsidiary to assume additional obligations or liabilities with respect to wages and benefits of such employees or agents, that (individually or in the aggregate) could reasonably be expected to have a Material Adverse Effect.

SECTION 4.18. Subordination of Junior Financing. The Obligations are “Senior Debt,” “Senior Indebtedness,” “Guarantor Senior Debt” or “Senior Secured Financing” (or any comparable term) under, and as defined in, the Senior Notes Indenture, any Existing Notes Indenture and any Junior Financing Documentation.

ARTICLE V

AFFIRMATIVE COVENANTS

So long as any Lender shall have any Commitment hereunder, any Loan or other Obligation hereunder which is accrued and payable shall remain unpaid or unsatisfied, or any Letter of Credit shall remain outstanding, the Borrower shall, and shall (except in the case of the covenants set forth in Sections 6.01, 6.02 and 6.03) cause each Restricted Subsidiary to:

SECTION 5.01. Financial Statements. Deliver to the Administrative Agent for prompt further distribution to each Lender:

as soon as available, but in any event within ninety (90) days after the end of each fiscal year of the Borrower beginning with the 2006 fiscal year, a consolidated balance sheet of the Borrower and its Subsidiaries as at the end of such fiscal year, and the related consolidated statements of income or operations, stockholders’ equity and cash flows for such fiscal year, setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail and prepared in accordance with GAAP, audited and accompanied by a report and opinion of Deloitte & Touche LLP or any other independent registered public accounting firm of nationally recognized standing, which report and opinion shall be prepared in accordance with generally accepted auditing standards and shall not be subject to any “going concern” or like qualification or exception or any qualification or exception as to the scope of such audit;

as soon as available, but in any event within forty-five (45) days after the end of each of the first three (3) fiscal quarters of each fiscal year of the Borrower, a consolidated balance sheet of the Borrower and its Subsidiaries as at the end of such fiscal quarter, and the related (i) consolidated statements of income or operations for such fiscal quarter and for the portion of the fiscal year then ended and (ii) consolidated statements of cash flows for the portion of the fiscal year then ended, setting forth in each case in comparative form the figures for the corresponding fiscal quarter of the previous fiscal year and the corresponding portion of the previous fiscal year, all in reasonable detail and certified by a Responsible Officer of the Borrower as fairly presenting in all material respects the financial condition, results of operations, stockholders’ equity and cash flows of the Borrower and its Subsidiaries in accordance with GAAP, subject only to normal year-end audit adjustments and the absence of footnotes;

as soon as available, and in any event no later than ninety (90) days after the end of each fiscal year of the Borrower (or, solely with respect to the first fiscal year immediately following the Closing Date, one hundred twenty (120) days), a detailed consolidated budget for the following fiscal year (including a projected consolidated balance sheet of the Borrower and its Subsidiaries as of the end of the following fiscal year, the related consolidated statements of projected cash flow and projected income and a summary of the material underlying assumptions applicable thereto) (collectively, the “Projections”), which Projections shall in each case be accompanied by a certificate of a Responsible Officer stating that such Projections are based on reasonable estimates, information and assumptions and that such Responsible Officer has no reason to believe that such Projections are incorrect or misleading in any material respect; and

simultaneously with the delivery of each set of consolidated financial statements referred to in Sections 6.01(a) and 6.01(b) above, the related consolidating financial statements reflecting the adjustments necessary to eliminate the accounts of Unrestricted Subsidiaries (if any) from such consolidated financial statements.

Notwithstanding the foregoing, the obligations in paragraphs (a) and (b) of this Section 6.01 may be satisfied with respect to financial information of the Borrower and the Restricted Subsidiaries by furnishing (A) the applicable financial statements of Holdings (or any direct or indirect parent thereof) or (B) the Borrower’s or Holdings’ (or any direct or indirect parent thereof), as applicable, Form 10-K or 10-Q, as applicable, filed with the SEC; provided that, with respect to each of clauses (A) and (B), (i) to the extent such information relates to Holdings (or a parent thereof), such information is accompanied by consolidating information that explains in reasonable detail the differences between the information relating to Holdings (or such parent), on the one hand, and the information relating to the Borrower and the Restricted Subsidiaries on a standalone basis, on the other hand and (ii) to the extent such information is in lieu of information required to be provided under Section 6.01(a), such materials are accompanied by a report and opinion of Deloitte & Touche LLP or any other independent registered public accounting firm of nationally recognized standing, which report and opinion shall be prepared in accordance with generally accepted auditing standards and shall not be subject to any “going concern” or like qualification or exception or any qualification or exception as to the scope of such audit.

SECTION 5.02. Certificates; Other Information. Deliver to the Administrative Agent for prompt further distribution to each Lender:

no later than five (5) Business Days after the delivery of the financial statements referred to in Section 6.01(a), a certificate of its independent registered public accounting firm certifying such financial statements and stating that in making the examination necessary therefor no knowledge was obtained of any Event of Default under Section 7.11 or, if any such Event of Default shall exist, stating the nature and status of such event;

no later than five (5) Business Days after the delivery of the financial statements referred to in Section 6.01(a) and (b), a duly completed Compliance Certificate signed by a Responsible Officer of the Borrower and, if such Compliance Certificate demonstrates an Event of Default of any covenant under Section 7.11, any of the Equity Investors may deliver, together with such Compliance Certificate, notice of their intent to cure (a “Notice of Intent to Cure”) such Event of Default pursuant to Section 8.05; provided that the delivery of a Notice of Intent to Cure shall in no way affect or alter the occurrence, existence or continuation of any such Event of Default or the rights, benefits, powers and remedies of the Administrative Agent and the Lenders under any Loan Document until the Cure Amount has been received (unless the Loans and other obligations under the Loan Documents have been declared due and payable pursuant to Section 8.02(b));

promptly after the same are publicly available, copies of all annual, regular, periodic and special reports and registration statements which the Borrower files with the SEC or with any Governmental Authority that may be substituted therefor (other than amendments to any registration statement (to the extent such registration statement, in the form it became effective, is delivered), exhibits to any registration statement and, if applicable, any registration statement on Form S-8) and in any case not otherwise required to be delivered to the Administrative Agent pursuant hereto;

promptly after the furnishing thereof, copies of any material requests or material notices received by any Loan Party (other than in the ordinary course of business) or material statements or material reports furnished to any holder of debt securities of any Loan Party or of any of its Restricted Subsidiaries pursuant to the terms of any ~~New~~Existing Notes ~~Documentation or~~Indenture, the Senior Notes Indenture or any Junior Financing Documentation in a principal amount greater than the Threshold Amount and not otherwise required to be furnished to the Lenders pursuant to any other clause of this Section 6.02;

together with the delivery of each Compliance Certificate pursuant to Section 6.02(b), (i) a report setting forth the information required by Section 3.03(c) of the Security Agreement (or confirming that there has been no change in such information since the Closing Date or the date of the last such report), (ii) a description of each event, condition or circumstance during the last fiscal quarter covered by such Compliance Certificate requiring a mandatory prepayment under Section 2.05(b) and (iii) an updated list of each Subsidiary that identifies each Subsidiary as a Restricted or an Unrestricted Subsidiary as of the date of delivery of such Compliance Certificate (or confirming that there has been no change in such information since the Closing Date or the date of the last such update); and

promptly, such additional information regarding the business, legal, financial or corporate affairs of any Loan Party or any Restricted Subsidiary, or compliance with the terms of the Loan Documents, as the Administrative Agent or any Lender through the Administrative Agent may from time to time reasonably request.

Documents required to be delivered pursuant to Section 6.01(a) or (b) or Section 6.02(d) (to the extent any such documents are included in materials otherwise filed with the SEC) may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date (i) on which the Borrower posts such documents, or provides a link thereto on the Borrower’s website on the Internet at the website address listed on Schedule 10.02; or (ii) on which such documents are posted on the Borrower’s behalf on IntraLinks/IntraAgency or another relevant website, if any, to which each Lender and the Administrative Agent have access (whether a commercial, third-party website or whether sponsored by the Administrative Agent); provided that: (i) upon written request by the Administrative Agent, the Borrower shall deliver paper copies of such documents to the Administrative Agent for further distribution to each Lender until a written request to cease delivering paper copies is given by the Administrative Agent and (ii) the Borrower shall notify (which may be by facsimile or electronic mail) the Administrative Agent of the posting of any such documents and provide to the Administrative Agent by electronic mail electronic versions (i.e., soft copies) of such documents. Notwithstanding anything contained herein, in every instance the Borrower shall be required to provide paper copies of the Compliance Certificates required by Section 6.02(b) to the Administrative Agent. Each Lender shall be solely responsible for timely accessing posted documents or requesting delivery of paper copies of such documents from the Administrative Agent and maintaining its copies of such documents. For purposes of this Section 6.02, paper copies shall include copies delivered by facsimile transmission or electronically (such as “tif,” “pdf” and similar file formats delivered by email).

SECTION 5.03. Notices. Promptly after obtaining knowledge thereof, notify the Administrative Agent (for prompt notification to each Lender):

of the occurrence of any Default; and

of any matter that has resulted or could reasonably be expected to result in a Material Adverse Effect, including arising out of or resulting from (i) breach or nonperformance of, or any default or event of default under, a Contractual Obligation of any Loan Party or any Subsidiary, (ii) any dispute, litigation, investigation, proceeding or suspension between any Loan Party or any Subsidiary and any Governmental Authority, (iii) the commencement of, or any material development in, any litigation or proceeding affecting any Loan Party or any Subsidiary, including pursuant to any applicable Environmental Laws or in respect of IP Rights or the assertion or occurrence of any noncompliance by any Loan Party or as any of its Subsidiaries with, or liability under, any Environmental Law or Environmental Permit, or (iv) the occurrence of any ERISA Event.

Each notice pursuant to this Section shall be accompanied by a written statement of a Responsible Officer of the Borrower (x) that such notice is being delivered pursuant to Section 6.03(a) or (b) (as applicable) and (y) setting forth details of the occurrence referred to therein and stating what action the Borrower has taken and proposes to take with respect thereto.

SECTION 5.04. Payment of Obligations. Pay, discharge or otherwise satisfy as the same shall become due and payable, all its obligations and liabilities in respect of taxes, assessments and governmental charges or levies imposed upon it or upon its income or profits or in respect of its property, except, in each case, to the extent the failure to pay or discharge the same could not reasonably be expected to have a Material Adverse Effect.

SECTION 5.05. Preservation of Existence, Etc. (a) Preserve, renew and maintain in full force and effect its legal existence under the Laws of the jurisdiction of its organization except in a transaction permitted by Section 7.04 or 7.05 and (b) take all reasonable action to maintain all rights, privileges (including its good standing), permits, licenses and franchises necessary or desirable in the normal conduct of its business, except (i) to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect or (ii) pursuant to a transaction permitted by Section 7.04 or 7.05.

SECTION 5.06. Maintenance of Properties. Except if the failure to do so could not reasonably be expected to have a Material Adverse Effect, (a) maintain, preserve and protect all of its material properties and equipment necessary in the operation of its business in good working order, repair and condition, ordinary wear and tear excepted and casualty or condemnation excepted, and (b) make all necessary renewals, replacements, modifications, improvements, upgrades, extensions and additions thereof or thereto in accordance with prudent industry practice.

SECTION 5.07. Maintenance of Insurance. Maintain with financially sound and reputable insurance companies, insurance with respect to its properties and business against loss or damage of the kinds customarily insured against by Persons engaged in the same or similar business, of such types and in such amounts (after giving effect to any self-insurance reasonable and customary for similarly situated Persons engaged in the same or similar businesses as the Borrower and the Restricted Subsidiaries or otherwise consistent with past practices) as are customarily carried under similar circumstances by such other Persons.

SECTION 5.08. Compliance with Laws. Comply in all material respects with the requirements of all Laws and all orders, writs, injunctions and decrees applicable to it or to its business or property, except if the failure to comply therewith could not reasonably be expected to have a Material Adverse Effect.

SECTION 5.09. Books and Records. Maintain proper books of record and account, in which entries that are full, true and correct in all material respects and are in conformity with GAAP consistently applied shall be made of all material financial transactions and matters involving the assets and business of the Borrower or such Subsidiary, as the case may be.

SECTION 5.10. Inspection Rights. Permit representatives and independent contractors of the Administrative Agent and each Lender to visit and inspect any of its properties, to examine its corporate, financial and operating records, and make copies thereof or abstracts therefrom, and to discuss its affairs, finances and accounts with its directors, officers, and independent public accountants, all at the reasonable expense of the Borrower and at such reasonable times during normal business hours and as often as may be reasonably desired, upon reasonable advance notice to the Borrower; provided that, excluding any such visits and inspections during the continuation of an Event of Default, only the Administrative Agent on behalf of the Lenders may exercise rights of the Administrative Agent and the Lenders under this Section 6.10 and the Administrative Agent shall not exercise such rights more often than two (2) times during any calendar year absent the existence of an Event of Default and only one (1) such time shall be at the Borrower’s expense; provided further that when an Event of Default exists, the Administrative Agent or any Lender (or any of their respective representatives or independent contractors) may do any of the foregoing at the expense of the Borrower at any time during normal business hours and upon reasonable advance notice. The Administrative Agent and the Lenders shall give the Borrower the opportunity to participate in any discussions with the Borrower’s independent public accountants.

SECTION 5.11. Covenant to Guarantee Obligations and Give Security. At the Borrower’s expense, take all action necessary or reasonably requested by the Administrative Agent to ensure that the Collateral and Guarantee Requirement continues to be satisfied, including:

Upon the formation or acquisition of any new direct or indirect wholly owned Domestic Restricted Subsidiary (in each case, other than an Unrestricted Subsidiary or an Excluded Subsidiary) by any Loan Party or the designation in accordance with Section 6.15 of any existing direct or indirect wholly owned Domestic Subsidiary as a Restricted Subsidiary (other than an Excluded Subsidiary):

within ninety (90) days, or such longer period as the Administrative Agent may agree, after such formation, acquisition or designation:

cause each such Domestic Restricted Subsidiary that is required to become a Guarantor under the Collateral and Guarantee Requirement to furnish to the Administrative Agent a description of the Material Real Properties owned by such Domestic Restricted Subsidiary, in detail reasonably satisfactory to the Administrative Agent;

cause (x) each such Domestic Restricted Subsidiary that is required to become a Guarantor pursuant to the Collateral and Guarantee Requirement to duly execute and deliver to the Administrative Agent Mortgages, Security Agreement Supplements, Intellectual Property Security Agreements and other security agreements and documents (including, with respect to Mortgages, the documents listed in Section 6.13(b)), as reasonably requested by and in form and substance reasonably satisfactory to the Administrative Agent (consistent with the Mortgages, Security Agreement, Intellectual Property Security Agreements and other security agreements in effect on the Closing Date), in each case granting Liens required by the Collateral and Guarantee

Requirement (provided that, if a mortgage tax will be owed on the entire amount of the indebtedness evidenced hereby, then the amount secured by the Mortgage shall be limited to the fair market value of the property at the time the Mortgage is entered into but only if the effect of such limitation is to cause such mortgage tax to be calculated based upon such fair market value) and (y) each direct or indirect parent of each such Domestic Restricted Subsidiary that is required to be a Guarantor pursuant to the Collateral and Guarantee Requirement to duly execute and deliver to the Administrative Agent such Security Agreement Supplements and other security agreements as reasonably requested by and in form and substance reasonably satisfactory to the Administrative Agent (consistent with the Security Agreements in effect on the Closing Date), in each case granting Liens required by the Collateral and Guarantee Requirement;

(x) cause each such Domestic Restricted Subsidiary that is required to become a Guarantor pursuant to the Collateral and Guarantee Requirement to deliver any and all certificates representing Equity Interests (to the extent certificated) that are required to be pledged pursuant to the Collateral and Guarantee Requirement, accompanied by undated stock powers or other appropriate instruments of transfer executed in blank and instruments evidencing the intercompany Indebtedness held by such Domestic Restricted Subsidiary and required to be pledged pursuant to the Collateral Documents, indorsed in blank to the Administrative Agent and (y) cause each direct or indirect parent of such Domestic Restricted Subsidiary that is required to be a Guarantor pursuant to the Collateral and Guarantee Requirement to deliver any and all certificates representing the outstanding Equity Interests (to the extent certificated) of such Domestic Restricted Subsidiary that are required to be pledged pursuant to the Collateral and Guarantee Requirement, accompanied by undated stock powers or other appropriate instruments of transfer executed in blank and instruments evidencing the intercompany Indebtedness issued by such Domestic Restricted Subsidiary and required to be pledged in accordance with the Collateral Documents, indorsed in blank to the Administrative Agent;

take and cause such Domestic Restricted Subsidiary and each direct or indirect parent of such Domestic Restricted Subsidiary to take whatever action (including the recording of Mortgages, the filing of Uniform Commercial Code financing statements and delivery of stock and membership interest certificates) may be necessary in the reasonable opinion of the Administrative Agent to vest in the Administrative Agent (or in any representative of the Administrative Agent designated by it) valid Liens required by the Collateral and Guarantee Requirement, enforceable against all third parties in accordance with their terms, except as such enforceability may be limited by Debtor Relief Laws and by general principles of equity;

within thirty (30) days, or such longer period as the Administrative Agent may agree, after the request therefor by the Administrative Agent, deliver to the Administrative Agent a signed copy of an opinion, addressed to the Administrative Agent and the other Secured Parties, of counsel for the Loan Parties reasonably acceptable to the Administrative Agent as to such matters set forth in this Section 6.11(a) as the Administrative Agent may reasonably request; and

as promptly as practicable after the request therefor by the Administrative Agent, deliver to the Administrative Agent with respect to each parcel of Material Real Property that is owned by such Domestic Restricted Subsidiary, any existing title reports, surveys or environmental assessment reports;

provided, however, that the Borrower may elect, in its sole discretion, to cause any Excluded Subsidiary to become a Guarantor, in which case, such Excluded Subsidiary shall comply with this clause (a).

The Borrower shall:

obtain the security interests and Senior Guarantees set forth on Schedule 1.01A on or prior to the dates corresponding to such security interests and Senior Guarantees set forth on Schedule 1.01A; and

after the Closing Date, concurrently with (x) the acquisition of any material personal property by any Loan Party or (y) the acquisition of any Material Real Property by any Loan Party and if such personal property or Material Real Property shall not already be subject to a perfected Lien pursuant to the Collateral and Guarantee Requirement, give notice thereof to the Administrative Agent and promptly thereafter shall cause such assets to be subjected to a Lien to the extent required by the Collateral and Guarantee Requirement and will take, or cause the relevant Loan Party to take, such actions as shall be necessary or reasonably requested by the Administrative Agent to grant and perfect or record such Lien, including, as applicable, the actions referred to in Section 6.13(b) with respect to real property.

Notwithstanding the foregoing, the Borrower shall not be required to deliver any Mortgages or related documentation prior to the date that is three months after the Closing Date, or such later date as the Administrative Agent may agree.

SECTION 5.12. Compliance with Environmental Laws. Except, in each case, to the extent that the failure to do so could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, comply, and take all reasonable actions to cause all lessees and other Persons operating or occupying its properties to comply with all applicable Environmental Laws and Environmental Permits; obtain and renew all Environmental Permits necessary for its operations and properties; and, in each case to the extent required by Environmental Laws, conduct any investigation, study, sampling and testing, and undertake any cleanup, removal, remedial or other action necessary to remove and clean up all Hazardous Materials from any of its properties, in accordance with the requirements of all Environmental Laws.

SECTION 5.13. Further Assurances and Post-Closing Conditions.

(a) Promptly upon reasonable request by the Administrative Agent (i) correct any material defect or error that may be discovered in the execution, acknowledgment, filing or recordation of any Collateral Document or other document or instrument relating to any Collateral, and (ii) do, execute, acknowledge, deliver, record, re-record, file, re-file, register and re-register any and all such further acts, deeds, certificates, assurances and other instruments as the Administrative Agent may reasonably request from time to time in order to carry out more effectively the purposes of the Collateral Documents (subject to the limitations set forth therein and in the definition of Collateral and Guarantee Requirement).

(b) In the case of any Material Real Property referred to in Section 6.11(b), provide the Administrative Agent with Mortgages with respect to such Material Real Property within ninety (90) days, or such longer period as the Administrative Agent may agree, of the acquisition of such real property together with:

(i) evidence that counterparts of the Mortgages have been duly executed, acknowledged and delivered and are in form suitable for filing or recording in all filing or recording offices that the Administrative Agent may deem reasonably necessary or desirable in order to create a valid and subsisting perfected Lien on the property and/or rights described therein in favor of the Administrative Agent for the benefit of the Secured Parties and that all filing and recording taxes and fees have been paid or otherwise provided for in a manner reasonably satisfactory to the Administrative Agent (provided that, if a mortgage tax will be owed on the entire amount of the indebtedness evidenced hereby, then the amount secured by the Mortgage shall be limited to the fair market value of the property at the time the Mortgage is entered into but only if the effect of such limitation is to cause such mortgage tax to be calculated based upon such fair market value);

(ii) fully paid American Land Title Association Lender’s Extended Coverage title insurance policies or the equivalent or other form available in each applicable jurisdiction (the “Mortgage Policies”) in form and substance, with endorsements and in amount, reasonably acceptable to the Administrative Agent (not to exceed the value of the real properties covered thereby), issued, coinsured and reinsured by title insurers reasonably acceptable to the Administrative Agent, insuring the Mortgages to be valid subsisting Liens on the property described therein, free and clear of all defects and encumbrances except for minor defects in title that do not materially interfere with the Loan Party’s ability to conduct business and subject to Liens permitted by Section 7.01, and providing for such other affirmative insurance (including endorsements for future advances under the Loan Documents) and such coinsurance and direct access reinsurance as the Administrative Agent may reasonably request;

(iii) opinions of local counsel for the Loan Parties in states in which the such Material Real Property is located, with respect to the enforceability and perfection of the Mortgages and any related fixture filings in form and substance reasonably satisfactory to the Administrative Agent; and

(iv) such other evidence that all other actions that the Administrative Agent may reasonably deem necessary or desirable in order to create valid and subsisting Liens on the property described in the Mortgages has been taken.

SECTION 5.14. Senior Debt. The Borrower shall maintain the Obligations as “Senior Debt,” “Senior Indebtedness,” “Guarantor Senior Debt” or “Senior Secured Financing” (or any comparable term) under, and as defined in, the Senior Notes Indenture, any Existing Notes Indenture and any Junior Financing Documentation.

SECTION 5.15. Designation of Subsidiaries. The board of directors of the Borrower may at any time designate any Restricted Subsidiary as an Unrestricted Subsidiary or any Unrestricted Subsidiary as a Restricted Subsidiary; provided that (i) immediately before and after such designation, no Default shall have occurred and be continuing, (ii) immediately after giving effect to such designation, the Borrower and the Restricted Subsidiaries shall be in compliance, on a Pro Forma Basis, with the covenants set forth in Section 7.11 (and, as a condition precedent to the effectiveness of any such designation, the Borrower shall deliver to the Administrative Agent a certificate setting forth in reasonable detail the calculations demonstrating such compliance), (iii) no Subsidiary may be designated as an Unrestricted Subsidiary if it is a “Restricted Subsidiary” for the purpose of ~~the New~~any Existing Notes, any Senior Notes or any Junior Financing, as applicable, and (iv) no Restricted Subsidiary may be designated as an Unrestricted Subsidiary if it was previously designated an Unrestricted Subsidiary. The designation of any Subsidiary as an Unrestricted Subsidiary shall constitute an Investment by the Borrower therein at the date of designation in an amount equal to the net book value of the Borrower’s (as applicable) investment therein. The designation of any Unrestricted Subsidiary as a Restricted Subsidiary shall constitute the incurrence at the time of designation of any Indebtedness or Liens of such Subsidiary existing at such time to the extent surviving such designation.

ARTICLE VI

NEGATIVE COVENANTS

So long as any Lender shall have any Commitment hereunder, any Loan or other Obligation hereunder which is accrued and payable shall remain unpaid or unsatisfied, or any Letter of Credit shall remain outstanding, the Borrower shall not, nor shall it permit any Restricted Subsidiary to, directly or indirectly:

SECTION 6.01. Liens. Create, incur, assume or suffer to exist any Lien upon any of its property, assets or revenues, whether now owned or hereafter acquired, other than the following:

Liens pursuant to any Loan Document;

Liens existing on the ~~Closing~~Fifth Amendment Effective Date and listed on Schedule 7.01(b) (as amended and restated by the Fifth Amendment) and any modifications, replacements, renewals, refinancings or extensions thereof; provided that (i) the Lien does not extend to any additional property other than (A) after-acquired property that is affixed or incorporated into the property covered by such Lien or financed or refinanced by Indebtedness permitted under Section 7.03, and (B) proceeds and products thereof, and (ii) the renewal, extension or refinancing of the obligations secured or benefited by such Liens, to the extent constituting Indebtedness, is permitted by Section 7.03;

Liens for taxes, assessments or governmental charges which are not overdue for a period of more than thirty (30) days or which are being contested in good faith and by appropriate proceedings diligently conducted, if adequate reserves with respect thereto are maintained on the books of the applicable Person in accordance with GAAP, or for property taxes on property that the Borrower or one if its Subsidiaries has determined to abandon if the sole recourse for such tax, assessment or other charge is to such property;

statutory Liens of landlords, carriers, warehousemen, mechanics, materialmen, repairmen, construction contractors or other like Liens arising in the ordinary course of business which secure amounts not overdue for a period of more than thirty (30) days or if more than thirty (30) days overdue, are unfiled and no other action has been taken to enforce such Lien or which are being contested in good faith and by appropriate proceedings diligently conducted, if adequate reserves with respect thereto are maintained on the books of the applicable Person in accordance with GAAP;

(i) pledges or deposits in the ordinary course of business in connection with workers’ compensation, unemployment insurance and other social security legislation and (ii) pledges and deposits in the ordinary course of business securing liability for reimbursement or indemnification obligations of (including obligations in respect of letters of credit or bank guarantees for the benefit of) insurance carriers providing property, casualty or liability insurance to the Borrower or any Restricted Subsidiary;

deposits to secure the performance of bids, trade contracts, governmental contracts and leases (other than Indebtedness for borrowed money), statutory obligations, surety, stay, customs and appeal bonds, performance bonds and other obligations of a like nature (including those to secure health, safety and environmental obligations) incurred in the ordinary course of business;

easements, rights-of-way, restrictions, encroachments, protrusions and other similar encumbrances and minor title defects affecting real property which, in the aggregate, do not in any case materially interfere with the ordinary conduct of the business of the Borrower or any Restricted Subsidiary;

Liens securing judgments for the payment of money not constituting an Event of Default under Section 8.01(h);

Liens securing Indebtedness permitted under Section 7.03(e); provided that (i) such Liens attach concurrently with or within two hundred and seventy (270) days after the acquisition, repair, replacement, construction or improvement (as applicable) of the property subject to such Liens, (ii) such Liens do not at any time encumber any property except for accessions to such property other than the property financed by such Indebtedness and the proceeds and the products thereof and (iii) with respect to Capitalized Leases, such Liens do not at any time extend to or cover any assets (except for accessions to such assets) other than the assets subject to such Capitalized Leases; provided that individual financings of assets provided by one lender may be cross collateralized to other financings of assets provided by such lender (or its affiliates);

leases, licenses, subleases or sublicenses granted to others in the ordinary course of business which do not (i) interfere in any material respect with the business of the Borrower or any Restricted Subsidiary or (ii) secure any Indebtedness;

Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods in the ordinary course of business;

Liens (i) of a collection bank arising under Section 4-210 of the Uniform Commercial Code on items in the course of collection, (ii) attaching to commodity trading accounts or other commodities brokerage accounts incurred in the ordinary course of business; and (iii) in favor of a banking institution arising as a matter of law encumbering deposits (including the right of set-off) and which are within the general parameters customary in the banking industry;

Liens (i) on cash advances in favor of the seller of any property to be acquired in an Investment permitted pursuant to Sections 7.02(g), (i), (n), (o) and (v) to be applied against the purchase price for such Investment, and (ii) consisting of an agreement to Dispose of any property in a Disposition permitted under Section 7.05, in each case, solely to the extent such Investment or Disposition, as the case may be, would have been permitted on the date of the creation of such Lien;

Liens on (i) property of any ~~Foreign Subsidiary that is not a~~ Non-Loan Party, which Liens secure Indebtedness of the applicable ~~Foreign Subsidiary~~Non-Loan Party permitted under Section 7.03 and (ii) property of any Restricted Subsidiary in favor of any Loan Party;

Liens existing on property at the time of its acquisition or existing on the property of any Person at the time such Person becomes a Restricted Subsidiary (other than by designation as a Restricted Subsidiary pursuant to Section 6.15), in each case after the Closing Date (other than Liens on the Equity Interests of any Person that becomes a Restricted Subsidiary (other than any Person that is a Subsidiary at the time of such acquisition of another Person that becomes a Restricted Subsidiary)); provided that (i) such Lien was not created in contemplation of such acquisition or such Person becoming a Restricted Subsidiary, (ii) such Lien does not extend to or cover any other assets or property (other than the proceeds or products thereof and other than after-acquired property subjected to a Lien securing Indebtedness and other obligations incurred prior to such time (or incurred pursuant to a commitment entered into prior to such time) and which require, pursuant to their terms at such time, a pledge of after-acquired property, it being understood that such requirement shall not be permitted to apply to any property to which such requirement would not have applied but for such acquisition), and (iii) the Indebtedness secured thereby is permitted under Section 7.03(e), (g), (h), or (k);

any interest or title of a lessor under leases entered into by the Borrower or any of the Restricted Subsidiaries in the ordinary course of business;

Liens arising out of conditional sale, title retention, consignment or similar arrangements for sale of goods entered into by the Borrower or any of the Restricted Subsidiaries in the ordinary course of business permitted by this Agreement;

Liens deemed to exist in connection with Investments in repurchase agreements under Section 7.02;

Liens encumbering reasonable customary initial deposits and margin deposits and similar Liens attaching to commodity trading accounts or other brokerage accounts incurred in the ordinary course of business and not for speculative purposes;

Liens that are contractual rights of set-off (i) relating to the establishment of depository relations with banks not given in connection with the issuance of Indebtedness, (ii) relating to pooled deposit or sweep accounts of the Borrower or any Restricted Subsidiary to permit satisfaction of overdraft or similar obligations incurred in the ordinary course of business of the Borrower and the Restricted Subsidiaries, (iii) relating to purchase orders and other agreements entered into with customers of the Borrower or any Restricted Subsidiary in the ordinary course of business and (iv) otherwise to secure Cash Management Obligations in the ordinary course of business;

Liens solely on any cash earnest money deposits to secure the obligations of the Borrower or any of the Restricted Subsidiaries under any letter of intent or purchase agreement permitted hereunder;

(i) Liens placed upon the Equity Interests of any Restricted Subsidiary acquired pursuant to a Permitted Acquisition to secure Indebtedness incurred pursuant to Section 7.03(g) in connection with such Permitted Acquisition, (ii) Liens placed upon the assets of such Restricted Subsidiary and any of its Subsidiaries to secure a Guarantee by such Restricted Subsidiary and its Subsidiaries of any such Indebtedness incurred pursuant to Section 7.03(g), and (iii) Liens securing Indebtedness permitted under Section 7.03(s) on the property and assets of the Person or Persons (and its or their Equity Interests) acquired with the proceeds of such Indebtedness;

ground leases in respect of real property on which facilities owned or leased by the Borrower or any of its Subsidiaries are located;

Liens on the assets of Receivables Subsidiaries in respect of the Receivables Facilities;

Liens (i) incurred by a Receivables Management Subsidiary on Receivables Management Assets securing a Receivables Management Financing permitted under Section 7.03, (ii) on the Equity Interests of any Excluded Receivables Management Subsidiary and its property and assets securing a Receivables Management Financing and (iii) on Receivables Management Assets in connection with any Disposition of Receivables Management Assets by a Receivables Management Subsidiary;

other Liens securing obligations outstanding in an aggregate principal amount not to exceed $75,000,000;

Liens securing Additional Senior Secured Notes, provided that if the Liens on the Collateral securing such Additional Senior Secured Notes (i) are or are intended to be junior in priority to the Liens on the Collateral securing the Obligations, then such Liens shall be subject to a Junior Priority Intercreditor Agreement and (ii) are pari passu to Liens on the Collateral securing the Obligations, then such Liens shall be subject to a Pari Passu Intercreditor Agreement; and

(a) Liens on the property, assets or the stock of a Restricted Subsidiary to the extent such Liens secure Indebtedness permitted under Section 7.03(y), provided that any Liens securing such Indebtedness shall be limited to Liens on the property, assets or the stock of such Restricted Subsidiary.

SECTION 6.02. Investments. Make or hold any Investments, except:

Investments by the Borrower or a Restricted Subsidiary in assets that were Cash Equivalents when such Investment was made;

loans or advances to officers, directors and employees of the Borrower and the Restricted Subsidiaries (i) for reasonable and customary business-related travel, entertainment, relocation and analogous ordinary business purposes, (ii) in connection with such Person’s purchase of Equity Interests of the Borrower and (iii) for purposes not described in the foregoing clauses (i) and (ii), in an aggregate principal amount outstanding not to exceed $5,000,000 (net of Returns);

Investments (i) by the Borrower or any Restricted Subsidiary in any Loan Party (excluding any new Restricted Subsidiary which becomes a Loan Party other than as the result of the formation of a new Subsidiary), (ii) by any Restricted Subsidiary that is not a Loan Party in any other such Restricted Subsidiary that is also not a Loan Party and (iii) by the Borrower or any Restricted Subsidiary (A) in any ~~Foreign Subsidiary~~Non-Loan Party; provided that such Investment shall not exceed the Foreign Subsidiary Available Investment Basket, (B) in any ~~Foreign Subsidiary~~Non-Loan Party consisting of the contribution of Equity Interests of any other ~~Foreign Subsidiary~~Non-Loan Party held directly by the Borrower or such Restricted Subsidiary and if the ~~Foreign Subsidiary~~Non-Loan Party to which such contribution is made is not a Wholly Owned Subsidiary, such contribution shall be in exchange for Indebtedness, Equity Interests (including increases in capital accounts) or a combination thereof of the ~~Foreign Subsidiary~~Non-Loan Party to which such contribution is made, (C) in any ~~Foreign Subsidiary~~Non-Loan Party, constituting an exchange of Equity Interests of such ~~Foreign Subsidiary~~Non-Loan Party for Indebtedness of such ~~Foreign Subsidiary~~Non-Loan Party and (D) constituting Guarantees of Indebtedness or other monetary obligations of ~~Foreign Subsidiaries~~Non-Loan Parties owing to any Loan Party (for the avoidance of doubt, it being understood that Investments made pursuant to clause (ii) shall not be deemed to be a utilization of, or an Investment made pursuant to, clause (iii));

Investments consisting of extensions of credit in the nature of accounts receivable or notes receivable arising from the grant of trade credit in the ordinary course of business, advances to customers in the ordinary course of business and Investments received in satisfaction or partial satisfaction thereof from financially troubled account debtors and other credits to suppliers in the ordinary course of business;

Investments consisting of transactions permitted under Sections 7.01, 7.03, 7.04, 7.05, 7.06 and 7.13, respectively;

Investments (i) existing or contemplated on the ~~Closing~~Fifth Amendment Effective Date and set forth on Schedule 7.02(f) (as amended and restated by the Fifth Amendment) and any modification, replacement, renewal, reinvestment or extension thereof and (ii) Investments existing on the ~~Closing~~Fifth Amendment Effective Date by the Borrower or any Restricted Subsidiary in the Borrower or any other Restricted Subsidiary and any modification, renewal or extension thereof; provided that, in the case of clauses (i) and (ii), the amount of the original Investment is not increased except by the terms of such Investment or as otherwise permitted by this Section 7.02;

Investments in Swap Contracts permitted under Section 7.03;

(i) promissory notes and other noncash consideration received in connection with Dispositions permitted by Section 7.05 and (ii) Investments received from (A) contributions to the Borrower and (B) distributions to the Borrower and its Restricted Subsidiaries from Persons that are not Restricted Subsidiaries;

the purchase or other acquisition of property and assets or businesses of any Person or of assets constituting a business unit, a line of business or division of such Person, or Equity Interests in a Person that, upon the consummation thereof, will be a Restricted Subsidiary of the Borrower (including as a result of a merger or consolidation); provided that, with respect to each purchase or other acquisition made pursuant to this Section 7.02(i) (each, a “Permitted Basket Acquisition”):

subject to clause (B) below, the property, assets and businesses acquired in such purchase or other acquisition shall constitute Collateral to the extent required by the Collateral and Guarantee Requirement and, to the extent required by the Collateral and Guarantee Requirement, each applicable Loan Party, any new Subsidiaries created to affect such acquisition and the acquired Person (including any Subsidiaries of such acquired Person (other than Excluded Subsidiaries)) shall be a Guarantor and shall have complied with the requirements of Section 6.11, within the times specified therein;

~~to the extent any consideration is paid directly or indirectly by any Loan Party (other than a Foreign Subsidiary) to acquire any Person that becomes a Restricted Subsidiary that is not a Loan Party or assets that will be owned immediately following such acquisition by a Restricted Subsidiary that is not a Loan Party, such consideration shall not exceed the Foreign Subsidiary Available Investment Basket;~~immediately before and immediately after entry into the acquisition agreement for such purchase or other acquisitions by the Borrower or such Restricted Subsidiary, as applicable, no Default shall have occurred and be continuing;

the acquired property, assets, business or Person is in a line of business permitted under Section 7.07 (other than non-core assets acquired in connection therewith in contemplation of the Disposition thereof in accordance with Section 7.05(n));

(1) immediately before and immediately after giving Pro Forma Effect to any such purchase or other acquisition, no ~~Default~~Event of Default under Sections 8.01(a), (b) (solely in respect of an Event of Default under Section 7.11) or (f) shall have occurred and be continuing and (2) immediately after giving effect to such purchase or other acquisition, the Borrower and the Restricted Subsidiaries shall be in Pro Forma Compliance with all of the covenants set forth in Section 7.11, such compliance to be determined on the basis of the financial information most recently delivered to the Administrative Agent and the Lenders pursuant to Section 6.01(a) or (b) as though such purchase or other acquisition had been consummated as of the first day of the fiscal period covered thereby and evidenced by a certificate from the Chief Financial Officer of the Borrower demonstrating such compliance calculation in reasonable detail; and

the Borrower shall have delivered to the Administrative Agent, on behalf of the Lenders, a certificate of a Responsible Officer, in form and substance reasonably satisfactory to the Administrative Agent, certifying that all of the requirements set forth in this clause (i) have been satisfied or will be satisfied on or prior to the consummation of such purchase or other acquisition;

the Transaction;

Investments in the ordinary course of business consisting of (i) endorsements for collection or deposit under Article 3 of the Uniform Commercial Code and (ii) customary trade arrangements under Article 4 of the Uniform Commercial Code with customers consistent with past practices;

Investments (including debt obligations and Equity Interests) received in connection with the bankruptcy or reorganization of suppliers and customers or in settlement of delinquent obligations of, or other disputes with, customers and suppliers arising in the ordinary course of business or upon the foreclosure with respect to any secured Investment or other transfer of title with respect to any secured Investment;

loans and advances to any direct or indirect parent of the Borrower in lieu of, and not to exceed, at any time then outstanding, the amount of (after giving effect to any other loans, advances or Restricted Payments in respect thereof), Restricted Payments to the extent permitted to be made to such parent in accordance with Section 7.06(g);

so long as immediately after giving effect to any such Investment, no Default has occurred and is continuing and the Borrower and the Restricted Subsidiaries will be in Pro Forma Compliance with the covenants set forth in Section 7.11, Investments on or after the Fifth Amendment Effective Date that do not exceed $150,000,000 (net of Returns) (such amount to be increased to $225,000,000 (net of Returns) if the Total Leverage Ratio as of the last day of any Test Period is less than 4.0 to 1.0);

so long as immediately after giving effect to any such Investment, no Default has occurred and is continuing and the Borrower and the Restricted Subsidiaries will be in Pro Forma Compliance with the covenants set forth in Section 7.11, Investments that do not exceed the Cumulative Growth Amount;

advances of payroll payments to employees of the Borrower or any Restricted Subsidiary in the ordinary course of business;

Investments to the extent that payment for such Investments is made solely with capital stock of the Borrower;

Investments of a Restricted Subsidiary acquired after the Closing Date or of a corporation merged into the Borrower or merged or consolidated with a Restricted Subsidiary in accordance with Section 7.04 after the Closing Date to the extent that such Investments were not made in contemplation of or in connection with such acquisition, merger or consolidation and were in existence on the date of such acquisition, merger or consolidation;

Guarantees by the Borrower or any Restricted Subsidiary of leases (other than Capitalized Leases) or of other obligations of the Borrower or any Restricted Subsidiary that do not constitute Indebtedness, in each case entered into in the ordinary course of business;

Investments in respect of the Receivables Facilities (excluding Investments arising in connection with Dispositions of receivables) in accordance with the terms thereof not to exceed $~~50,000,000~~75,000,000 (net of Returns);

Investments by (i) Receivables Management Subsidiaries in Receivables Management Assets, (ii) Receivables Management Subsidiaries that are not Loan Parties in any Receivables Management Subsidiaries, (iii) the Borrower or any Restricted Subsidiary that is a Loan Party in any Receivables Management Subsidiary that is not a Loan Party in an amount not to exceed the greater of (A) $150,000,000 and (B) 5.0% of the consolidated total assets of the Borrower, in each case, net of all Returns, and (iv) Investments (including debt obligations and Equity Interests) received in connection with the bankruptcy or reorganization of account debtors and obligors or in settlement of delinquent obligations of, or other disputes with, account debtors and obligors arising in the ordinary course of business or upon the foreclosure with respect to any Receivables Management Assets or other Disposition of Receivables Management Assets; ~~and~~

Investments (together with the aggregate amount of Restricted Payments made pursuant to Section 7.06(i)) that do not exceed an amount equal to any reduction in taxes actually realized by the Borrower and the Restricted Subsidiaries in connection with, or otherwise resulting from, the Transaction in the form of refunds, credits or deductions as a direct result of transaction fees and expenses, commitment and other financing fees and severance, change in control and other compensation expense incurred in connection with the exercise, repurchase, rollover or payout of stock options or bonuses; and

(a) Investments made by a Non-Loan Party to the extent such Investments are financed with the proceeds received by such Non-Loan Party from an Investment in such Non-Loan Party by a Loan Party permitted under this Section 7.02;

provided that no Investment shall be made in an Unrestricted Subsidiary except pursuant to Sections 7.02(n), 7.02(o) and 7.02(v), and no Investment in an Unrestricted Subsidiary that would otherwise be permitted under Sections 7.02(n), 7.02(o) and 7.02(v) shall be permitted hereunder to the extent that any portion of such Investment is used to make any prepayments, redemptions, purchases, defeasances and other payments in respect of Junior Financings that would otherwise not be permitted hereunder; provided, further, that no Investment shall be made in a Receivables Management Subsidiary except pursuant to Sections 7.02(c)(i), 7.02(c)(ii) (but only to the extent by a Receivables Management Subsidiary in any other Receivables Management Subsidiary), 7.02(c)(iii), 7.02(n), 7.02(o) or 7.02(u)(iii).

SECTION 6.03. Indebtedness. Create, incur, assume or suffer to exist any Indebtedness, except:

Indebtedness of the Borrower and any of its Subsidiaries under the Loan Documents;

Indebtedness (i) outstanding on the ~~Closing~~Fifth Amendment Effective Date and listed on Schedule 7.03(b) (as amended and restated by the Fifth Amendment) and any Permitted Refinancing thereof and (ii) intercompany Indebtedness outstanding on the ~~Closing~~Fifth Amendment Effective Date;

Guarantees by the Borrower and the Restricted Subsidiaries in respect of Indebtedness of the Borrower or any Restricted Subsidiary otherwise permitted hereunder; provided that (A) no Guarantee by any Restricted Subsidiary of any ~~New~~Existing Notes, any Senior Notes or any Junior Financing shall be permitted unless such Restricted Subsidiary shall have also provided a Guarantee of the Obligations substantially on the terms set forth in the Guaranty and (B) if the Indebtedness being Guaranteed is subordinated to the Obligations, such Guarantee shall be subordinated to the Guarantee of the Obligations on terms at least as favorable to the Lenders as those contained in the subordination of such Indebtedness;

Indebtedness of the Borrower or any Restricted Subsidiary owing to the Borrower or any other Restricted Subsidiary to the extent constituting an Investment permitted by Section 7.02; provided that, all such Indebtedness of any Loan Party owed to any Person that is not a Loan Party shall be subject to the subordination terms set forth in Section 5.03 of the Security Agreement;

(i) Attributable Indebtedness and other Indebtedness (including Capitalized Leases) financing the acquisition, construction, repair, replacement or improvement of fixed or capital assets; provided that such Indebtedness is incurred concurrently with or within two hundred and seventy (270) days after the applicable acquisition, construction, repair, replacement or improvement, (ii) Attributable Indebtedness arising out of sale-leaseback transactions permitted by Section 7.05(f) and (iii) any Permitted Refinancing of any Indebtedness set forth in the immediately preceding clauses (i) and (ii);

Indebtedness in respect of Swap Contracts designed to hedge against interest rates, foreign exchange rates or commodities pricing risks incurred in the ordinary course of business and not for speculative purposes;

Indebtedness of ~~Foreign Subsidiaries~~Non-Loan Parties (i) assumed in connection with any Permitted Acquisition or (ii) incurred to finance a Permitted Acquisition, in each case, that is secured only by the assets or business acquired in the applicable Permitted Acquisition (including any acquired Equity Interests) and so long as both immediately prior and after giving effect thereto, (A) no Default shall exist or result therefrom, (B) the Borrower and the Restricted

Subsidiaries will be in Pro Forma Compliance with the covenants set forth in Section 7.11, and (C) the aggregate principal amount of such Indebtedness and all Indebtedness resulting from any Permitted Refinancing thereof at any time outstanding pursuant to this paragraph (g) does not exceed $100,000,000;

Indebtedness of the Borrower and the Restricted Subsidiaries (A) assumed in connection with any Permitted Acquisition or (B) incurred to finance a Permitted Acquisition, including the refinancing of any Indebtedness (other than Indebtedness incurred in contemplation of such Permitted Acquisition) of the Persons or on the assets acquired thereby and payment of related fees and expenses (and any excess amount not in excess of 10% of the Net Cash Proceeds thereof may be used to prepay Term Loans pursuant to Section 2.05(a)), and any Permitted Refinancing of the foregoing; provided, in each case that such Indebtedness and all Indebtedness resulting from any Permitted Refinancing thereof (v) is unsecured (except to the extent permitted by Section 7.01(o) and 7.01(z)), (w) both immediately prior and after giving effect thereto, (1) no Default shall exist or result therefrom and (2) the Borrower and the Restricted Subsidiaries will be in Pro Forma Compliance with the covenants set forth in Section 7.11, (x) matures after, and does not require any scheduled amortization or other scheduled payments of principal prior to, the Latest Maturity Date of the Term Loans (it being understood that such Indebtedness may have mandatory prepayment, repurchase or redemptions provisions satisfying the requirement of clause (y) hereof), (y) has terms and conditions (other than interest rate, redemption premiums and subordination terms), taken as a whole, that are not materially less favorable to the Borrower as the terms and conditions of the ~~New~~Senior Notes as of the ~~Closing~~Fifth Amendment Effective Date; provided that a certificate of a Responsible Officer delivered to the Administrative Agent at least five Business Days prior to the incurrence of such Indebtedness, together with a reasonably detailed description of the material terms and conditions of such Indebtedness or drafts of the documentation relating thereto, stating that the Borrower has determined in good faith that such terms and conditions satisfy the foregoing requirement shall be conclusive evidence that such terms and conditions satisfy the foregoing requirement unless the Administrative Agent notifies the Borrower within such five Business Day period that it disagrees with such determination (including a reasonable description of the basis upon which it disagrees); and (z) with respect to such Indebtedness described in the immediately preceding clause (B), is incurred by the Borrower or a Guarantor; provided, that the foregoing clauses (x) and (y) shall not apply with respect to assumed Indebtedness so long as such Indebtedness was not incurred in contemplation of a Permitted Acquisition;

Indebtedness representing deferred compensation to employees of the Borrower and the Restricted Subsidiaries incurred in the ordinary course of business;

Indebtedness consisting of promissory notes issued by any Loan Party to current or former officers, directors and employees, their respective estates, spouses or former spouses to finance the purchase or redemption of Equity Interests of the Borrower permitted by Section 7.06;

Indebtedness incurred by the Borrower or the Restricted Subsidiaries in a Permitted Acquisition, any other Investment expressly permitted hereunder or any Disposition constituting indemnification obligations or obligations in respect of purchase price or other similar adjustments;

Indebtedness consisting of obligations of the Borrower or the Restricted Subsidiaries under deferred compensation or other similar arrangements incurred by such Person in connection with the Transaction and Permitted Acquisitions or any other Investment expressly permitted hereunder;

Cash Management Obligations and other Indebtedness in respect of netting services, overdraft protections and similar arrangements in each case in connection with deposit accounts;

Indebtedness in an aggregate principal amount not to exceed $275,000,000 at any time outstanding (less the aggregate principal amount of Indebtedness outstanding at any time under Section 7.03(s)); provided that a maximum of $250,000,000 of aggregate principal amount of such Indebtedness incurred under this clause (n) (less the aggregate principal amount of Indebtedness of Foreign Subsidiaries that are not Guarantors outstanding at any time under Section 7.03(g)) may be incurred on a secured basis by Foreign Subsidiaries that are not Guarantors;

Indebtedness consisting of (a) the financing of insurance premiums or (b) take-or-pay obligations contained in supply arrangements, in each case, in the ordinary course of business;

Indebtedness incurred by the Borrower or any of the Restricted Subsidiaries in respect of letters of credit, bank guarantees, bankers’ acceptances or similar instruments issued or created in the ordinary course of business, including in respect of workers compensation claims, health, disability or other employee benefits or property, casualty or liability insurance or self-insurance or other Indebtedness with respect to reimbursement-type obligations regarding workers compensation claims; provided that any reimbursement obligations in respect thereof are reimbursed within 30 days following the incurrence thereof;

obligations in respect of performance, bid, appeal and surety bonds and performance and completion guarantees and similar obligations provided by the Borrower or any of the Restricted Subsidiaries or obligations in respect of letters of credit, bank guarantees or similar instruments related thereto, in each case in the ordinary course of business or consistent with past practice;

unsecured Indebtedness of the Borrower (“Borrower Permitted Debt” and collectively with any Holdings Permitted Debt (as defined in Section 7.16), “Permitted Debt”) (i) that is not subject to any Guarantee by any Restricted Subsidiary unless such Restricted Subsidiary is a Guarantor or shall also Guarantee the Obligations substantially on the terms set forth in the Guaranty, (ii) that will not mature prior to the date that is ninety-one (91) days after the Latest Maturity Date of the Term Loans, (iii) that has no scheduled amortization or payments of principal (it being understood that such Indebtedness may have mandatory prepayment, repurchase or redemption provisions satisfying the requirements of clause (iv) hereof), and (iv) that has mandatory prepayment, repurchase or redemption, covenant, default and remedy provisions customary for senior notes or senior subordinated notes (as applicable in the context of the ranking of such Indebtedness) of an issuer that is a borrower under senior secured credit facilities, and in any event, with respect to covenant, default and remedy provisions, no more restrictive than those set forth in the Senior Notes Indenture as of the Fifth Amendment Effective Date or the Prior Senior Subordinated Notes Indenture as of the Closing Date (as applicable in the context of ~~the~~ ranking ~~of~~for such Indebtedness) ~~as of the Closing Date~~, taken as a whole (determined in the context of, and subject to, then prevailing market conditions) and in the Loan Documents at such time; provided that a certificate of a Responsible Officer delivered to the Administrative Agent at least five Business Days prior to the incurrence of such Indebtedness, together with a reasonably detailed description of the material terms and conditions of such Indebtedness or drafts of the documentation relating thereto, stating that the Borrower has determined in good faith that such terms and conditions satisfy the foregoing requirement shall be conclusive evidence that such terms and conditions satisfy the foregoing requirement unless the Administrative Agent notifies the Borrower within such five Business Day period that it disagrees with such determination (including a reasonable description of the basis upon which it disagrees); provided, further, that (A) both before and after giving effect to the issuance or incurrence thereof, no Default shall have occurred and be continuing, (B) the Borrower and the Restricted Subsidiaries will be in Pro Forma Compliance with the covenants set forth in Section ~~7.11,~~7.11 and (C) in the case of subordinated Indebtedness (“Borrower Permitted Subordinated Debt”), such Indebtedness (and any Guarantee thereof by a Restricted Subsidiary) is subordinated to the Facility on terms reasonably satisfactory to the Administrative Agent (it being understood that subordination terms substantially similar to those set forth in the Prior Senior Subordinated Notes Indenture as of the Closing Date are deemed to be satisfactory) ~~and (D) in the case of senior Indebtedness, after giving Pro Forma Effect to such Indebtedness and all related transactions, the Senior Secured Leverage Ratio is not greater than 3.0 to 1.0~~;

Indebtedness of a Restricted Subsidiary (or the Persons so acquired) incurred or issued to finance or assumed in connection with any Permitted Acquisition not to exceed at any one time outstanding $100,000,000, so long as (i) both before and after giving effect to the issuance or incurrence thereof, no Default shall have occurred and be continuing, (ii) the Borrower and the Restricted Subsidiaries will be in Pro Forma Compliance with the covenants set forth in Section 7.11, (iii) after giving Pro Forma Effect to such Indebtedness and all related transactions, the Total Leverage Ratio is not greater than 4.5 to 1.0 and (iv) any liens securing such Indebtedness are limited to Liens permitted by Section 7.01(v) and Section 7.01(z) (limited in such case to Liens on the property of such Restricted Subsidiary only);

Indebtedness (i) under any Receivables Management Financing; provided, however that (x) the amount of such Indebtedness is not more than 90% of the purchase price of the Receivables Management Assets purchased with the proceeds of such Indebtedness and (y) after giving effect to the incurrence thereof, the Receivables Management Leverage Ratio shall not exceed 3.0:1, (ii) of any Receivables Management Subsidiary in an aggregate amount not to exceed $150,000,000 at any time outstanding, and (iii) of any Receivables Management Subsidiary arising as a result of any Investment in, or Disposition of, Receivables Management Assets;

Indebtedness supported by a Letter of Credit, in a principal amount not to exceed the face amount of such Letter of Credit;

Indebtedness of the Loan Parties in respect of the (i) ~~New~~Senior Notes, (ii) Additional Senior Secured Notes, so long as 100% of the Net Cash Proceeds of the issuance of the Additional Senior Secured Notes shall be used ~~(x)~~ to prepay the Term Loans at par (which prepayment shall be applied to repayments of the Term Loans required pursuant to Section 2.07(a) in the manner as directed by the Borrower) ~~or (y) to finance the prepayment, redemption, purchase, defeasance or other payment of Senior Subordinated Notes pursuant to, and in accordance with the requirements of, Section 7.13(a)(vii)~~, (iii) Permitted Unsecured Indebtedness, and (iv) any Permitted Refinancing of the foregoing; provided, that ~~(x)~~ in the case of Permitted Unsecured Indebtedness, the Net Cash Proceeds of the issuance of such Permitted Unsecured Indebtedness shall be used to prepay Indebtedness of the Borrower and its Restricted Subsidiaries, including Junior Financing to the extent permitted by Section 7.13 ~~and (y) in the case of Additional Senior Secured Notes issued for the purposes set forth in clause (ii)(y) above, (A) the Senior Secured Leverage Ratio shall not be greater than 4.25 to 1.0 after giving Pro Forma Effect to such prepayments, redemptions, purchases, defeasances and other payments, the incurrence of such Additional Senior Secured Notes and any other application of proceeds thereof as of the last day of the most recent Test Period for which financial statements have been delivered under Section 6.01(a) or (b), as applicable, and (B) the Total Leverage Ratio shall not be greater than 5.0 to 1.0 after giving Pro Forma Effect to such prepayments, redemptions, purchases, defeasances and other payments, the incurrence of such Additional Senior Secured Notes and any other application of proceeds thereof as of the last day of the most recent Test Period for which financial statements have been delivered under Section 6.01(a) or (b), as applicable;~~; provided further that net proceeds of the Senior Notes shall be used, amongst other things to, together with cash on hand at the Borrower:

(i) on, or no later than ten Business Days after, the date of issuance of such Senior Notes, prepay in part outstanding Term B-9 Loans or Term B-10 Loans, or any combination thereof (at the Borrower’s option), in an aggregate principal amount of at least $250,000,000 and pay accrued but unpaid interest thereon;

(ii) repurchase all or a portion of the 2018 Notes pursuant to the 2018 Tender Offer;

(iii) redeem all outstanding 2018 Notes not repurchased pursuant to the 2018 Tender Offer on or before the 31st day following the date of issuance of the Senior Notes;

(iv) repurchase up to $200,000,000 aggregate principal amount of the 2019 Notes pursuant to the 2019 Tender Offer;

(v) if less than $200,000,000 aggregate principal amount of the 2019 Notes are repurchased pursuant to the 2019 Tender Offer, within 40 days of the date of expiration of the 2019 Tender Offer redeem additional 2019 Notes in an aggregate principal amount that, when taken together with those 2019 Notes repurchased pursuant to the 2019 Tender Offer, is equal to at least $200,000,000; and

(vi) pay fees and expenses incurred in connection with the offering of the Senior Notes, the other transactions described in the Fifth Amendment and any related transactions;

Indebtedness in respect of the Receivables Facilities and any Permitted Refinancing thereof;

all premiums (if any), interest (including post-petition interest), fees, expenses, charges and additional or contingent interest on obligations described in clauses (a) through (w) above and clause (z) below; ~~and~~

(b) Indebtedness of a Restricted Subsidiary to be Disposed of in a transaction permitted under Section 7.05; provided that (i) both before and after giving Pro Forma Effect to the issuance or incurrence of any such Indebtedness, no Default shall have occurred and be continuing, (ii) any Liens securing such Indebtedness shall be limited to Liens permitted by Section 7.01(bb), (iii) such Indebtedness shall be non-recourse to the Borrower and its other Restricted Subsidiaries, (iv) such Indebtedness shall be incurred substantially simultaneously with the consummation of the Disposition of such Restricted Subsidiary, (v) immediately after giving Pro Forma Effect to the Disposition of such Restricted Subsidiary, the Borrower and the Restricted Subsidiaries shall be in Pro Forma Compliance with the covenants set forth in Section 7.11, and (vi) 100% of the Net Cash Proceeds of the issuance or incurrence of such Indebtedness shall be applied to repay Term Loans in accordance with Sections 2.05(b)(iii) and (v), except that an amount of up to $250,000,000 of the Net Cash Proceeds of Indebtedness incurred in reliance on this clause (y) over the term of this Agreement shall not be required to be so applied~~.~~; and

(c) Indebtedness of the Loan Parties in respect of (i) unless the 2018 Notes Indenture is satisfied and discharged in accordance with its terms on the Fifth Amendment Effective Date, for the period commencing on the Fifth Amendment Effective Date and ending on the 31st day after the Fifth Amendment Effective Date, the 2018 Notes and (ii) the 2019 Notes and any Permitted Refinancing thereof; provided that not less than $200,000,000 aggregate principal amount of the 2019 Notes shall have been repurchased and/or redeemed with the proceeds of the issuance of the Senior Notes during the period commencing on the Fifth Amendment Effective Date and ending on the 40th day after the date of expiration of the 2019 Tender Offer.

SECTION 6.04. Fundamental Changes. Merge, dissolve, liquidate, consolidate with or into another Person, or Dispose of (whether in one transaction or in a series of transactions) all or substantially all of its assets (whether now owned or hereafter acquired) to or in favor of any Person, except that:

any Restricted Subsidiary may merge with (i) the Borrower (including a merger, the purpose of which is to reorganize the Borrower into a new jurisdiction); provided that (x) the Borrower shall be the continuing or surviving Person and (y) such merger does not result in the Borrower ceasing to be incorporated under the Laws of the United States, any state thereof or the District of Columbia, or (ii) any one or more other Restricted Subsidiaries; provided that (A) when any Restricted Subsidiary that is a Loan Party is merging with another Restricted Subsidiary, (x) a Loan Party shall be the continuing or surviving Person or (y) such merger shall be an Investment permitted under Section 7.02 and (B) no Domestic Subsidiary may merge with and into a Foreign Subsidiary;

(i) any Subsidiary that is not a Loan Party may merge or consolidate with or into any other Subsidiary that is not a Loan Party and (ii) any Subsidiary may liquidate or dissolve or change its legal form if the Borrower determines in good faith that such action is in the best interests of the Borrower and its Subsidiaries and if not materially disadvantageous to the Lenders;

any Restricted Subsidiary may Dispose of all or substantially all of its assets (upon voluntary liquidation or otherwise) to the Borrower or to another Restricted Subsidiary; provided that if the transferor in such a transaction is a Guarantor, then (i) the transferee must either be the Borrower or a Guarantor (and, if the transferor is a Domestic Subsidiary, the transferee must also be a Domestic Subsidiary) or (ii) to the extent constituting an Investment, such Investment must be a permitted Investment in or Indebtedness of a Restricted Subsidiary which is not a Loan Party in accordance with Sections 7.02 and 7.03, respectively;

so long as no Default exists or would result therefrom, the Borrower may merge with any other Person; provided that (i) the Borrower shall be the continuing or surviving corporation or (ii) if the Person formed by or surviving any such merger or consolidation is not the Borrower (any such Person, the “Successor Borrower”), (A) the Successor Borrower shall be an entity organized or existing under the laws of the United States, any state thereof, the District of Columbia or any territory thereof, (B) the Successor Borrower shall expressly assume all the obligations of the Borrower under this Agreement and the other Loan Documents to which the Borrower is a party pursuant to a supplement hereto or thereto in form reasonably satisfactory to the Administrative Agent, (C) each Guarantor, unless it is the other party to such merger or consolidation, shall have by a supplement to the Guaranty confirmed that its Guarantee shall apply to the Successor Borrower’s obligations under this Agreement, (D) each Guarantor, unless it is the other party to such merger or consolidation, shall have by a supplement to the Security Agreement confirmed that its obligations thereunder shall apply to the Successor Borrower’s obligations under this Agreement, (E) each mortgagor of a Mortgaged Property, unless it is the other party to such merger or consolidation, shall have by an amendment to or restatement of the applicable Mortgage confirmed that its obligations thereunder shall apply to the Successor Borrower’s obligations under this Agreement, and (F) the Borrower shall have delivered to the Administrative Agent an officer’s certificate and an opinion of counsel, each stating that such merger or consolidation and such supplement to this Agreement or any Collateral Document comply with this Agreement (and, with respect to such opinion of counsel, otherwise substantially consistent, to the extent reasonably appropriate and applicable, with the opinions delivered with respect to the Borrower on the Closing Date, including as to the enforceability of the applicable Loan Documents against the Successor Borrower, and with such customary and other assumptions and qualifications as may be appropriate); provided, further, that if the foregoing are satisfied, the Successor Borrower will succeed to, and be substituted for, the Borrower under this Agreement;

so long as no Default exists or would result therefrom, any Restricted Subsidiary may merge with any other Person in order to effect an Investment permitted pursuant to Section 7.02; provided that (i) the continuing or surviving Person shall be a Restricted Subsidiary, which together with each of its Restricted Subsidiaries, shall have complied with the requirements of Section 6.11, (ii) when any Restricted Subsidiary that is a Loan Party is merging with any other

Person, a Loan Party shall be the continuing or surviving Person and (iii) no Domestic Subsidiary may merge with and into any other Person that is not organized under the Laws of the United States, any state thereof or the District of Columbia except to the extent such merger is an Investment permitted under Section 7.02;

the Borrower and the Restricted Subsidiaries may consummate the Merger; and

so long as no Default exists or would result therefrom, a merger, dissolution, liquidation, consolidation or Disposition, the purpose of which is to effect a Disposition permitted pursuant to Section 7.05.

SECTION 6.05. Dispositions. Make any Disposition or enter into any agreement to make any Disposition, except:

Dispositions of obsolete or worn out property and assets, whether now owned or hereafter acquired, in the ordinary course of business, and Dispositions of property or assets no longer used or useful in the conduct of the business of the Borrower and the Restricted Subsidiaries;

Dispositions of inventory and immaterial assets in the ordinary course of business;

Dispositions of property to the extent that (i) such property is exchanged for credit against the purchase price of similar replacement property or (ii) the proceeds of such Disposition are promptly applied to the purchase price of such replacement property;

Dispositions of property (i) to the Borrower or to a Restricted Subsidiary; provided that if the transferor of such property is a Guarantor or the Borrower, the transferee thereof must either be the Borrower or a Guarantor, or (ii) to the extent such transaction constitutes an Investment permitted under Section 7.02;

Dispositions permitted by Sections 7.04 and 7.06 and Liens permitted by Section 7.01 and Dispositions of Equity Interests of Unrestricted Subsidiaries;

Dispositions of property (other than IP Collateral) pursuant to sale-leaseback transactions; provided that (i) with respect to such property owned by the Borrower and its Restricted Subsidiaries on the ~~Closing~~Fifth Amendment Effective Date, the fair market value of all property so Disposed of after the ~~Closing~~Fifth Amendment Effective Date shall not exceed $100,000,000 and (ii) with respect to such property acquired by the Borrower or any Restricted Subsidiary after the ~~Closing~~Fifth Amendment Effective Date, the applicable sale-leaseback transaction occurs within two hundred and seventy (270) days after the acquisition or construction (as applicable) of such property, provided, that with respect to any property acquired by the Borrower in connection with a Permitted Acquisition, such two hundred and seventy (270) day shall apply such from the date such Permitted Acquisition is consummated;

Dispositions of (i) Cash Equivalents and Dispositions of property and assets received as non-cash consideration for any Disposition and (ii) property and assets contributed to the Borrower by any Person other than a Subsidiary;

Dispositions of accounts receivable (i) in connection with the collection or compromise thereof or (ii) in connection with the Receivables Facilities;

leases, subleases, licenses or sublicenses (including the provision of software under an open source license), in each case in the ordinary course of business and which do not materially interfere with the business of the Borrower and the Restricted Subsidiaries;

transfers of property subject to Casualty Events ~~upon receipt of the Net Cash Proceeds of such Casualty Event~~;

(a) Dispositions of property by the Borrower and its Restricted Subsidiaries; provided that (i) at the time of such Disposition (other than any such Disposition made pursuant to a legally binding commitment entered into at a time when no Event of Default exists), no Event of Default shall exist or would result from such Disposition and the Net Cash Proceeds of such Disposition are (subject to clause (ii) below) applied or reinvested in accordance with Section 2.05(b)(ii)~~, (ii) the aggregate book value of all property Disposed of in reliance on this clause (k) (other than any property disposed of in a Disposition or series of related Dispositions involving an aggregate fair market value less than $5,000,000) shall not exceed the greater of (A) 15% of the consolidated total assets of the Borrower at the time of such Disposition or (B) $325,000,000, unless the Net Cash Proceeds from such Disposition or Dispositions are applied to repay Term Loans as, and to the extent required by, Section 2.05(b)(ii)(A), in which case such Disposition shall be permitted, and (iii~~ and (ii) with respect to any Disposition pursuant to this clause (k) for a purchase price in excess of $5,000,000, the Borrower or a Restricted Subsidiary shall receive not less than 75% of such consideration in the form of cash or Cash Equivalents (in each case, free and clear of all Liens at the time received, other than nonconsensual Liens permitted by Section 7.01 and Liens permitted by Section 7.01(r) and clauses (i) and (ii) of Section 7.01(t)); provided, however, that for the purposes of this clause (~~iii~~ii), (A) any liabilities (as shown on the Borrower’s or such Restricted Subsidiary’s most recent balance sheet provided hereunder or in the footnotes thereto) of the Borrower or such Restricted Subsidiary, other than liabilities that are by their terms subordinated to the payment in cash of the Obligations, that are assumed by the transferee with respect to the applicable Disposition and for which the Borrower and all of the Restricted Subsidiaries shall have been validly released by all applicable creditors in writing, (B) any securities received by the Borrower or such Restricted Subsidiary from such transferee that are converted by the Borrower or such Restricted Subsidiary into cash (to the extent of the cash received) within 180 days following the closing of the applicable Disposition, and (C) any Designated Non-Cash Consideration received by the Borrower or such Restricted Subsidiary in respect of such Disposition having an aggregate fair market value, taken together with all other Designated Non-Cash Consideration received pursuant to this clause (C) that is at the time outstanding, not in excess of 2.5% of the consolidated total assets of the Borrower at the time of the receipt of such Designated Non-Cash Consideration, with the fair market value of each item of Designated Non-Cash Consideration being measured at the time received and without giving effect to subsequent changes in value, shall be deemed to be cash;

Dispositions listed on Schedule 7.05(l);

Dispositions of Investments in joint ventures to the extent required by, or made pursuant to customary buy/sell arrangements between, the joint venture parties set forth in joint venture arrangements and similar binding arrangements;

Dispositions of non-core assets (as determined in good faith by the Borrower) acquired in connection with any Permitted Acquisition in an aggregate amount not to exceed $50,000,000 per calendar year, with unused amounts in any calendar year being carried over to the next succeeding calendar year subject to a maximum of $100,000,000 in any calendar year; and

Dispositions of (i) Receivables Management Assets and (ii) Investments (including debt obligations and Equity Interests) received in connection with the bankruptcy or reorganization of account debtors and obligors or in settlement of delinquent obligations of, or other disputes with, account debtors and obligors arising in the ordinary course of business or upon the foreclosure with respect to any Receivables Management Assets or other Dispositions of any Receivables Management Assets;

provided that any Disposition of any property pursuant to this Section 7.05 (except pursuant to Sections 7.05(a), (e), (g)(ii), (h)(ii) and (j) and except for Dispositions from a Loan Party to another Loan Party), shall be for no less than the fair market value of such property at the time of such Disposition (as determined in good faith by the Borrower). To the extent any Collateral is Disposed of as expressly permitted by this Section 7.05 to any Person other than the Borrower or any Loan Party, such Collateral shall be sold free and clear of the Liens created by the Loan Documents, and the Administrative Agent shall be authorized to take any actions deemed appropriate in order to effect the foregoing.

SECTION 6.06. Restricted Payments. Declare or make, directly or indirectly, any Restricted Payment on or after the Fifth Amendment Effective Date, except:

(i) each Restricted Subsidiary may make Restricted Payments to the Borrower and to other Restricted Subsidiaries and (ii) each non-wholly owned Restricted Subsidiary may make Restricted Payments to the Borrower and any other Restricted Subsidiary and to each other owner of Equity Interests of such Restricted Subsidiary based on their relative ownership interests of the relevant class of Equity Interests;

the Borrower and each Restricted Subsidiary may declare and make dividend payments or other distributions payable solely in the Equity Interests (other than Disqualified Equity Interests not otherwise permitted by Section 7.03) of such Person;

Restricted Payments in connection with the Transaction (including any amounts to be paid under, or contemplated by, the Transaction Agreement) and the fees and expenses related thereto owed to Affiliates, including any payment to holders of Equity Interests of the Borrower (immediately prior to giving effect to the Transactions) in connection with, or as a result of, their exercise of appraisal rights and the settlement of any claims or actions (whether actual, contingent or potential) with respect thereto;

to the extent constituting Restricted Payments, the Borrower and the Restricted Subsidiaries may enter into and consummate transactions expressly permitted by any provision of Section 7.04 or 7.08 other than Section 7.08(f);

repurchases of Equity Interests in the Borrower or any Restricted Subsidiary deemed to occur upon exercise of stock options or warrants if such Equity Interests represent a portion of the exercise price of such options or warrants;

the Borrower and its Restricted Subsidiaries may make Restricted Payments to Holdings, and Holdings may make a corresponding Restricted Payment to any direct or indirect parent thereof:

the proceeds of which will be used to pay the tax liability to each relevant jurisdiction in respect of consolidated, combined, unitary or affiliated returns for the relevant jurisdiction of Holdings (or any direct or indirect parent thereof) attributable to Holdings, the Borrower or its Subsidiaries determined as if the Borrower and its Subsidiaries filed separately;

the proceeds of which shall be used by Holdings (or any direct or indirect parent thereof) to pay operating expenses incurred in the ordinary course of business and other corporate overhead costs and expenses (including administrative, legal, accounting and similar expenses provided by third parties), which are reasonable and customary and incurred in the ordinary course of business, in an aggregate amount not to exceed $3,000,000 in any fiscal year plus any reasonable and customary indemnification claims made by directors or officers of Holdings (or any direct or indirect parent thereof) attributable to the ownership or operations of the Borrower and its Subsidiaries;

the proceeds of which shall be used by Holdings (or any direct or indirect parent thereof) to pay franchise taxes and other fees, taxes and expenses required to maintain its (or any of its direct or indirect parents’) corporate existence;

if a Holdings Election Event shall occur, to finance any Investment permitted to be made pursuant to Section 7.02; provided that (A) such Restricted Payment shall be made substantially concurrently with the closing of such Investment and (B) Holdings shall, immediately following the closing thereof, cause (1) all property acquired (whether assets or Equity Interests) to be contributed to the Borrower or its Restricted Subsidiaries or (2) the merger (to the extent permitted in Section 7.04) of the Person formed or acquired into the Borrower or its Restricted Subsidiaries in order to consummate such Permitted Acquisition, and in each case, the Borrower shall cause the requirements of Section 6.11 to be complied with, within the time periods specified therein (to the extent required by the Collateral and Guarantee Requirement); and

if a Holdings Election Event shall occur, the proceeds of which shall be used by Holdings (or any direct or indirect parent thereof) to pay (or to make Restricted Payments to allow any direct or indirect parent thereof to pay) fees and expenses (other than to Affiliates) related to any unsuccessful equity or debt offering permitted by this Agreement;

the Borrower may pay for the repurchase, retirement or other acquisition or retirement for value of Equity Interests of the Borrower by any future, present or former employee or director of the Borrower or any of its Subsidiaries pursuant to any employee or director equity plan, employee or director stock option plan or any other employee or director benefit plan or any agreement (including any stock subscription or shareholder agreement) with any employee or director of the Borrower or any of its Subsidiaries; provided, however, that the aggregate amount of payments made pursuant to this clause (f) does not exceed in any fiscal year of the Borrower $~~15,000,000 (which shall increase to $20,000,000 subsequent to the consummation of a Qualifying IPO,~~20,000,000, with unused amounts in any calendar year being carried over to succeeding calendar years subject to a maximum ~~(without giving effect to the following proviso) of $30,000,000~~of $40,000,000 in any calendar year ~~(which shall increase to $40,000,000 subsequent to the consummation of a Qualifying IPO)~~;

so long as no Default shall have occurred and be continuing or would result therefrom, the Borrower may make additional Restricted Payments in an aggregate amount, together with the aggregate amount of (i) prepayments, redemptions, purchases, defeasances and other payments in respect of Junior Financings made pursuant to Section 7.13(a)(iv) and (ii) loans and advances made pursuant to Section 7.02(m) in lieu of Restricted Payments permitted by this clause (h), not to exceed the sum of (A) $75,000,000 (such amount to be increased to $100,000,000 upon the Total Leverage Ratio as of the last day of any Test Period being less than 5.0 to 1.0) and (B) the Cumulative Growth Amount;

so long as no Default shall have occurred and be continuing or would result therefrom, the Borrower may make additional Restricted Payments in an amount (together with the aggregate amount of Investments made pursuant to Section 7.02(v)) not to exceed any reduction in taxes realized by the Borrower and the Restricted Subsidiaries in the form of refunds or deductions realized in connection with the Transactions;

so long as no Default shall have occurred and be continuing or would result therefrom, the Borrower may make Restricted Payments with the proceeds of the issuance of Qualified Equity Interests of the Borrower;

if the Borrower shall become the Subsidiary of Holdings, so long as no Default shall have occurred and be continuing or would result therefrom, dividends and distributions which will be used to fund the payment of interest and fees on Indebtedness of Holdings permitted by Section 7.16; provided, that the Borrower shall have elected to include such amounts in its Consolidated Interest Expense by delivering an irrevocable written notice to the Administrative Agent stating that the Borrower will make such dividends and distributions (the “Restricted Payments Interest Expense Election”) in respect of the Indebtedness specified in such notice only so long as no Default shall have occurred and be continuing or would result therefrom; and

the declaration and payment of dividends and distributions on the Equity Interests of any Receivables Management Subsidiary to holders of minority interests substantially consistent with past practice to the extent such holder (or its affiliates) participates in the Receivables Management Business (including as a lender or financier under any financing provided to a Receivables Management Subsidiary).

SECTION 6.07. Change in Nature of Business. Engage in any material line of business substantially different from those lines of business conducted by the Borrower and the Restricted Subsidiaries on the ~~Closing~~Fifth Amendment Effective Date or any business reasonably related or ancillary thereto.

SECTION 6.08. Transactions with Affiliates. Enter into any transaction of any kind with any Affiliate of the Borrower, whether or not in the ordinary course of business, other than (a) transactions among Loan Parties or any Restricted Subsidiary or any entity that becomes a Restricted Subsidiary as a result of such transaction, (b) on terms substantially as favorable to the Borrower or such Restricted Subsidiary as would be obtainable by the Borrower or such Restricted Subsidiary at the time in a comparable arm’s-length transaction with a Person other than an Affiliate, (c) consummation of the Transaction including the payment of fees and expenses related to the Transaction, (d) the issuance of Equity Interests to the management of the Borrower or any of its Subsidiaries in connection with the Transaction, (e) the payment of any fees (including management, consulting, monitoring, transaction and advisory fees ~~to the Sponsors in an aggregate amount in any fiscal year not to exceed the amount permitted to be paid pursuant to the Sponsor Management Agreement and any Sponsor Termination Fees not to exceed the amount set forth in the Sponsor Management Agreement (provided that, for purposes of this clause (e), the Sponsor Management Agreement shall be as in effect on the Closing Date, together with any amendment thereto or modification, restatement or replacement thereof that is not materially adverse to the interests of the Lenders (it being understood that amendments, modifications, restatements or replacements permitting management, consulting, advisory and similar fees do not exceed 1.0% of Pro Forma EBITDA per annum~~) and termination fees pursuant to a management services agreement with any Sponsor (or other financial sponsor) not to exceed 1.0% of Consolidated EBITDA in any fiscal year (with accrual for, and carryover of, any unpaid amounts) ~~or 1.0% of any transaction and termination fees in~~and, with respect ~~of the foregoing are not materially adverse to the interests~~to transaction fees, 1.0% of the ~~Lenders))~~applicable gross transaction value and related indemnities, reimbursements and reasonable expenses, (f) equity issuances, repurchases, retirements or other acquisitions or retirements of Equity Interests by the Borrower permitted under Section 7.06, (g) loans and other transactions by the Borrower and the Restricted Subsidiaries to the extent permitted under Article VII, (h) employment and severance arrangements between the Borrower and the Restricted Subsidiaries and their respective officers and employees in the ordinary course of business, (i) the payment of customary fees and reasonable out of pocket costs to, and indemnities provided on behalf of, directors, officers and employees of the Borrower and the Restricted Subsidiaries in the ordinary course of business to the extent attributable to the ownership or operation of the Borrower and the Restricted Subsidiaries, (j) transactions pursuant to permitted agreements in existence on the Closing Date and set forth on Schedule 7.08 or any amendment thereto to the extent such an amendment is not adverse to the Lenders in any material respect, (k) dividends, redemptions and repurchases permitted under Section 7.06, (l) transactions entered into in the ordinary course of business in connection with the Disposition or acquisition of Receivables Management Assets or related assets in connection with the Receivables Management Business, including, without limitation, all servicing, collection and financing arrangements with respect thereto, (m) payments by the Borrower and the Restricted Subsidiaries pursuant to tax sharing agreements with Holdings (or any direct or indirect parent thereof), on customary terms to the extent attributable to the ownership or operation of the

Borrower and the Restricted Subsidiaries, (n) transactions with customers, clients, suppliers, joint venture partners or purchasers or sellers of goods or services, in each case in the ordinary course of business and otherwise in compliance with the terms of the ~~New~~Senior Notes ~~Documentation~~Indenture and the Additional Senior Secured Notes Documentation which are fair to the Borrower and the Restricted Subsidiaries, in the reasonable determination of the board of directors of the Borrower or the senior management thereof, or are on terms at least as favorable as would reasonably have been obtained at such time from an unaffiliated party, and (o) customary payments by the Borrower and any Restricted Subsidiaries to the Sponsors made for any financial advisory, financing, underwriting or placement services or in respect of other investment banking activities (including in connection with acquisitions or divestitures), which payments are approved by the majority of the members of the board of directors or a majority of the disinterested members of the board of directors of the Borrower, in good faith.

SECTION 6.09. Burdensome Agreements. Enter into or permit to exist any Contractual Obligation (other than this Agreement or any other Loan Document) that limits the ability of (a) any Restricted Subsidiary of the Borrower that is not a Guarantor to make Restricted Payments to the Borrower or any Guarantor or (b) the Borrower or any Loan Party to create, incur, assume or suffer to exist Liens on property of such Person for the benefit of the Lenders with respect to the Facilities and the Obligations or under the Loan Documents; provided that the foregoing clauses (a) and (b) shall not apply to Contractual Obligations which (i) (x) exist on the Closing Date and (to the extent not otherwise permitted by this Section 7.09) are listed on Schedule 7.09 hereto and (y) to the extent Contractual Obligations permitted by clause (x) are set forth in an agreement evidencing Indebtedness, are set forth in any agreement evidencing any permitted renewal, extension or refinancing of such Indebtedness so long as such renewal, extension or refinancing does not expand the scope of such Contractual Obligation, (ii) are binding on a Restricted Subsidiary at the time such Restricted Subsidiary first becomes a Restricted Subsidiary of the Borrower, so long as such Contractual Obligations were not entered into solely in contemplation of such Person becoming a Restricted Subsidiary of the Borrower; provided further that this clause (ii) shall not apply to Contractual Obligations that are binding on a Person that becomes a Restricted Subsidiary pursuant to Section 6.15, (iii) represent Indebtedness of a Restricted Subsidiary of the Borrower which is not a Loan Party which is permitted by Section 7.03 so long as the limitations described in clauses (a) and (b) apply solely to such Restricted Subsidiary and its Subsidiaries and the direct parent of such Restricted Subsidiary, (iv) arise in connection with any Disposition permitted by Section 7.05 so long as such restrictions relate to the assets subject thereto, (v) are customary provisions in joint venture agreements and other similar agreements applicable to joint ventures permitted under Section 7.02 and applicable solely to such joint venture entered into in the ordinary course of business, (vi) are negative pledges and restrictions on Liens in favor of any holder of Indebtedness permitted under Section 7.03 but solely to the extent any negative pledge relates to the property financed by or the subject of such Indebtedness (and excluding in any event any Indebtedness constituting any Junior Financing), (vii) are customary restrictions on leases, subleases, licenses or asset sale agreements otherwise permitted hereby so long as such restrictions relate to the assets subject thereto, (viii) comprise restrictions imposed by any agreement relating to secured Indebtedness permitted pursuant to Section 7.03(e) or 7.03(g) to the extent that such restrictions apply only to the property or assets securing such Indebtedness or, in the case of Indebtedness incurred pursuant to Section 7.03(g) only, to the Restricted Subsidiaries incurring or guaranteeing such Indebtedness, (ix) are customary provisions restricting subletting or assignment of any lease governing a leasehold interest of the Borrower or any Restricted Subsidiary, (x) are customary provisions restricting assignment of any agreement entered into in the ordinary course of business, (xi) are restrictions on cash or other deposits imposed by customers under contracts entered into in the ordinary course of business, and (xii) are in the Senior Notes Indenture or any Additional Senior Secured Notes Documentation. Clause (b) of this Section 7.09 shall not apply to restrictions or conditions imposed by any agreement relating to the Receivables Facilities permitted by this Agreement if such restrictions or conditions apply only to the assets that are the subject of the applicable Receivables Facility, and neither clauses (a) or (b) of this Section 7.09 shall apply to restrictions or conditions imposed on any Receivables Management Subsidiary in connection with any Receivables Management Financing or any service agreement (or similar arrangement) required by or entered into in connection with such Receivables Management Financing or any credit support provided by it in favor of any financier of such Receivables Management Financing.

SECTION 6.10. Use of Proceeds. Use the proceeds of (~~u~~w) any Revolving Credit Borrowing, Swing Line Borrowing or L/C Credit Extension, whether directly or indirectly, other than for working capital and other general corporate purposes of the Borrower and its Subsidiaries, including the financing of Restricted Payments and Permitted Acquisitions, (~~v) any Term B-6 Loan, whether directly or indirectly, other than (i) to prepay in full outstanding Term B-2 Loans and pay accrued but unpaid interest thereon, (ii) to fund the making of Restricted Payments pursuant to, and in accordance with the requirements of, Section 7.06(h) authorized on or about the First Amendment Effective Date and (iii) to pay fees and expenses incurred, and make other payments, in connection with the First Amendment, the incurrence of the Term B-6 Loans, the making of Restricted Payments pursuant to Section 7.06(h) authorized on or about the First Amendment Effective Date and any related transaction, it being understood that any remaining proceeds of Term B-6 Loans shall be used for working capital and other general corporate purposes, (w) any Term B-7 Loan, whether directly or indirectly, other than to prepay in full outstanding Term B-4 Loans and Term B-5 Loans on the Third Amendment Effective Date, (x) any Term B-8 Loans~~x) any Term B-9 Loan, whether directly or indirectly, other than to prepay in full outstanding Term B-~~4 Loans, Term B-5 Loans and Term B-6~~7 Loans on the ~~Third~~Fourth Amendment Effective Date, (y) any Term B-~~9 Loan, whether directly or indirectly, other than to prepay in full outstanding Term B-7 Loans on the Fourth Amendment Effective Date and (z) any Term B-~~10 Loans, whether directly or indirectly, other than to prepay in full outstanding Term B-7 Loans and Term B-8 Loans on the Fourth Amendment Effective Date and (z) any Term A-1 Loans, whether directly or indirectly, other than for working capital and other general corporate purposes of the Borrower and its Subsidiaries, to prepay outstanding Term B-9 Loans and Term B-10 Loans (or any combination thereof), to repurchase and/or redeem any outstanding 2019 Notes or to pay fees and expenses incurred in connection with the incurrence of the Term A-1 Loans, any prepayment described in this clause (z), or the other transactions described in the Fifth Amendment and any related transactions.

SECTION 6.11. Financial Covenants.

(a) Total Leverage Ratio. Permit the Total Leverage Ratio as of the last day of any Test Period (beginning with the Test Period ending on June 30, 2012) to be greater than the ratio set forth below opposite the last day of such Test Period and for each Test Period thereafter ~~6.00~~5.50:1:

Fiscal Year	Q1	Q2	Q3	Q4
2012	—	6.75:1	6.75:1	6.75:1
2013	6.75:1	6.75:1	6.75:1	6.50:1
2014	6.50:1	6.50:1	6.50:1	6.25:1
2015	6.25:1	6.25:1	6.25:1	6.00:1
2016	6.00:1	6.00:1	6.00:1	5.75:1
2017	5.75:1	5.75:1	5.75:1	5.50:1
2018	5.50:1	5.50:1	5.50:1	5.50:1
2019	5.50:1	5.50:1	5.50:1	—

(b) Interest Coverage Ratio. Permit the Interest Coverage Ratio for any Test Period (beginning with the Test Period ending on June 30, 2012) to be less than 1.85 to 1.00.

SECTION 6.12. Accounting Changes. Make any change in fiscal year; provided, however, that the Borrower may, upon written notice to the Administrative Agent, change its fiscal year to any other fiscal year reasonably acceptable to the Administrative Agent, in which case, the Borrower and the Administrative Agent will, and are hereby authorized by the Lenders to, make any adjustments to this Agreement that are necessary to reflect such change in fiscal year.

SECTION 6.13. Prepayments, Etc. of Indebtedness.

(a) Prepay, redeem, purchase, defease or otherwise satisfy prior to the scheduled maturity thereof in any manner (it being understood that payments of regularly scheduled interest shall be permitted) the Prior Senior Subordinated Notes, any subordinated Indebtedness incurred under Section 7.03(h) or any other Indebtedness that is required to be subordinated to the Obligations pursuant to the terms of the Loan Documents (collectively, “Junior Financing”) or make any payment in violation of any subordination terms of any Junior Financing Documentation, except (i) a Permitted Refinancing thereof, (ii) the conversion of any Junior Financing to Equity Interests (other than Disqualified Equity Interests) of the Borrower or Holdings (or any direct or indirect parent thereof), (iii) the prepayment of Indebtedness of the Borrower or any Restricted Subsidiary to the Borrower or any Restricted Subsidiary to the extent permitted by the Collateral Documents, (iv) prepayments, redemptions, purchases, defeasances and other payments in respect of Junior Financings prior to their scheduled maturity in an aggregate amount, together with the aggregate amount of (1) Restricted Payments made pursuant to Section 7.06(h) and (2) loans and advances made pursuant to Section 7.02(m) then outstanding, not to exceed the sum of (A) $50,000,000 (such amount to be increased to $65,000,000 if the Total Leverage Ratio as of the last day of any Test Period is less than 4.5 to 1.0) plus (B) the Cumulative Growth Amount, (v) prepayments, redemptions, purchases, defeasances and other payments in respect of Junior Financings prior to their scheduled maturity from the Net Cash Proceeds of Permitted Unsecured Indebtedness permitted to be incurred under Section 7.03(v) so long as the Total Leverage Ratio would not be greater than 4.75 to 1.0 after giving Pro Forma Effect to such prepayments, redemptions, purchases, defeasances and other payments, the incurrence of such Indebtedness and any other application of proceeds thereof as of the last day of the most recent Test Period for which financial statements have been delivered under Section 6.01(a) or (b), as applicable, (vi) prepayments, redemptions, purchases, defeasances and other payments in respect of Junior Financings prior to their scheduled maturity from the Net Cash Proceeds of Indebtedness secured by the assets of any Loan Party which Indebtedness is permitted to be incurred under Section 7.03, so long as (A) the Senior Secured Leverage Ratio (provided that for the purpose of calculating the Senior Secured Leverage Ratio Consolidated Senior Secured Debt shall be calculated net of unrestricted cash and Cash Equivalents as contemplated by clause (b) of the definition of “Consolidated Total Debt,” without duplication of any amounts already deducted in arriving at such Consolidated Senior Secured Debt) would not be greater than 2.8 to 1.0 after giving Pro Forma Effect to such prepayments, redemptions, purchases, defeasances and other payments, the incurrence of such Indebtedness and any other application of proceeds thereof as of the last day of the most recent Test Period for which financial statements have been delivered under Section 6.01(a) or (b), as applicable, (B) the Total Leverage Ratio would not be greater than 4.75 to 1.0 after giving Pro Forma Effect to such prepayments, redemptions, purchases, defeasances and other payments, the incurrence of such Indebtedness and any other application of proceeds thereof as of the last day of the most recent Test Period for which financial statements have been delivered under Section 6.01(a) or (b), as applicable, and (C) the amount of Loans available for Borrowing under the Revolving Credit Facilities plus the aggregate amount of unrestricted cash and unrestricted Cash Equivalents is no less than $125,000,000 after giving Pro Forma Effect to such prepayments, redemptions, purchases, defeasances and other payments, the incurrence of such Indebtedness and any other application of proceeds thereof as of the last day of the most recent Test Period for which financial statements have been delivered under Section 6.01(a) or (b), as applicable and (vii) prepayments, redemptions, purchases, defeasances and other payments in respect of the Prior Senior Subordinated Notes prior to their scheduled maturity, so long as (A) no Default shall have occurred and be continuing or shall result therefrom and (B) the Total Leverage Ratio would not be greater than 5.0 to 1.0 after giving Pro Forma Effect to such prepayments, redemptions, purchases, defeasances and other payments, the incurrence of any Indebtedness in connection therewith and any other application of proceeds thereof as of the last day of the most recent Test Period for which financial statements have been delivered under Section 6.01(a) or (b), as applicable.

(b) Amend, modify or change in any manner materially adverse to the interests of the Lenders any term or condition of any Junior Financing Documentation without the consent of the Administrative Agent.

SECTION 6.14. Equity Interests of the Borrower and Restricted Subsidiaries. Permit any wholly owned Domestic Subsidiary that is a Restricted Subsidiary to become a non-wholly owned Subsidiary, except (i) as a result of or in connection with a dissolution, merger, consolidation or Disposition of a Restricted Subsidiary permitted by Section 7.04, 7.05 or an Investment in any Person permitted under Section 7.02 or (ii) if such Restricted Subsidiary is a Guarantor, so long as such Restricted Subsidiary continues to be a Guarantor in accordance with the Collateral and Guarantee Requirement.

SECTION 6.15. Capital Expenditures.

(a) Make any Capital Expenditure except for Capital Expenditures not exceeding, in the aggregate for the Borrower and the Restricted Subsidiaries during each fiscal year set forth below, the amount set forth opposite such fiscal year:

Fiscal Year	Amount
2010	$135,000,000
2011	$140,000,000
2012	$150,000,000
2013	$155,000,000

; provided that the amount of Capital Expenditures permitted to be made in respect of any fiscal year (i) shall be increased after the consummation of any Permitted Acquisition in an amount equal to 10% of the pro forma aggregate consolidated revenues of the Acquired Entity or Business so acquired during the fiscal year of such Acquired Entity or Business beginning after such Permitted Acquisition (such amount, the “Acquired Annual Capital Expenditure Amount”) and (ii) may, at the option of the Borrower, be increased by up to 25% of the next succeeding fiscal year’s Capital Expenditure limit (as increased by the Acquired Annual Capital Expenditure Amount), in which case the base amount that may be expended for the next succeeding fiscal year shall be correspondingly reduced.

(b) Notwithstanding anything to the contrary contained in clause (a) above, to the extent that the aggregate amount of Capital Expenditures made by the Borrower and the Restricted Subsidiaries in any fiscal year pursuant to Section 7.15(a) is less than the maximum amount of Capital Expenditures permitted by Section 7.15(a) with respect to such fiscal year, the amount of such difference (the “Rollover Amount”) may be carried forward and used to make Capital Expenditures in the next succeeding fiscal year; provided that Capital Expenditures in any fiscal year shall be counted against any Rollover Amount available with respect to such fiscal year prior to being counted against the base amount set forth in Section 7.15(a) with respect to such fiscal year

SECTION 6.16. Holdings. If a Holdings Election Event shall occur, Holdings shall not (a) other than Indebtedness in respect of loans and advances by the Borrower and its Restricted Subsidiaries otherwise permitted pursuant to Section 7.06, create, incur, assume or suffer to exist any Indebtedness unless such Indebtedness (“Holdings Permitted Debt”) (i) is not guaranteed by the Borrower or any of its Restricted Subsidiaries, (ii) will not mature prior to the date that is ninety-one (91) days after the Latest Maturity Date of the Term Loans, (iii) has no scheduled amortization or payments of principal other than mandatory prepayment, repurchase or redemption provisions customary for holding company debt securities, (iv) does not require any payments in cash of interest or other amounts in respect of the principal thereof prior to the earlier to occur of (A) the date that is four (4) years from the date of the issuance or incurrence thereof and (B) the date that is ninety-one (91) days after the Latest Maturity Date of the Term Loans, (v) has covenant, default and remedy provisions customary for holding company debt securities, but in no event more restrictive to the Borrower and the Restricted Subsidiaries than those set forth in the Senior Notes Indenture, as of the ~~Closing~~Fifth Amendment Effective Date,

taken as a whole (determined in the context of, and subject to, then prevailing market conditions), other than provisions customary for senior discount notes of a holding company, (b) create, incur, assume or suffer to exist any Liens on the Equity Interests of the Borrower except nonconsensual Liens imposed by operation of law or pursuant to the Loan Documents, and (c) conduct or engage in any operations or business other than through one or more Subsidiaries or those incidental to the performance of its existence and obligations under the Loan Documents or any Holdings Permitted Debt or in connection with a Qualifying IPO or otherwise in a manner consistent with transactions otherwise permitted under Article VII.

ARTICLE VII

EVENTS OF DEFAULT AND REMEDIES

SECTION 7.01. Events of Default. Any of the following shall constitute an Event of Default:

Non-Payment. The Borrower or any other Loan Party fails to pay (i) when and as required to be paid herein, any amount of principal of any Loan, or (ii) within five (5) Business Days after the same becomes due, any interest on any Loan or any other amount payable hereunder or with respect to any other Loan Document; or

Specific Covenants. The Borrower fails to perform or observe any term, covenant or agreement contained in any of Sections 6.03(a) or 6.05(a) (solely with respect to the Borrower) or Article VII; provided that any Event of Default under Section 7.11 is subject to cure as contemplated by Section 8.05; or

Other Defaults. Any Loan Party fails to perform or observe any other covenant or agreement (not specified in Section 8.01(a) or (b) above) contained in any Loan Document on its part to be performed or observed and such failure continues for thirty (30) days after notice thereof by the Administrative Agent to the Borrower; or

Representations and Warranties. Any representation, warranty, certification or statement of fact made or deemed made by or on behalf of the Borrower or any other Loan Party herein, in any other Loan Document, or in any document required to be delivered in connection herewith or therewith shall be incorrect or misleading in any material respect when made or deemed made; or

Cross-Default. Any Loan Party or any Restricted Subsidiary (A) fails to make any payment beyond the applicable grace period with respect thereto, if any (whether by scheduled maturity, required prepayment, acceleration, demand, or otherwise) in respect of any Indebtedness (other than Indebtedness hereunder and Indebtedness of special purpose Receivables Management Subsidiaries that own substantially no assets other than Receivables Management Assets which Indebtedness is limited in recourse to such Receivables Management Assets (or is non-recourse to the Borrower or any Restricted Subsidiaries other than such special purpose Receivables Management Subsidiary)) having an aggregate principal amount of not less than the Threshold Amount, or (B) fails to observe or perform any other agreement or condition relating to any such Indebtedness, or any other event occurs (other than, with respect to

Indebtedness consisting of Swap Contracts, termination events or equivalent events pursuant to the terms of such Swap Contracts), the effect of which default or other event is to cause, or to permit the holder or holders of such Indebtedness (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause, with the giving of notice if required, such Indebtedness to become due or to be repurchased, prepaid, defeased or redeemed (automatically, or otherwise) or, in the case of a Receivables Facility, to be terminated, or an offer to repurchase, prepay, defease or redeem such Indebtedness to be made, prior to its stated maturity; provided that this clause (e)(B) shall not apply to secured Indebtedness that becomes due as a result of the voluntary sale or transfer of the property or assets securing such Indebtedness, if such sale or transfer is permitted hereunder and under the documents providing for such Indebtedness; or

Insolvency Proceedings, Etc. Any Loan Party or any of the Restricted Subsidiaries institutes or consents to the institution of any proceeding under any Debtor Relief Law, or makes an assignment for the benefit of creditors; or applies for or consents to the appointment of any receiver, trustee, custodian, conservator, liquidator, rehabilitator, administrator, administrative receiver or similar officer for it or for all or any material part of its property; or any receiver, trustee, custodian, conservator, liquidator, rehabilitator, administrator, administrative receiver or similar officer is appointed without the application or consent of such Person and the appointment continues undischarged or unstayed for sixty (60) calendar days; or any proceeding under any Debtor Relief Law relating to any such Person or to all or any material part of its property is instituted without the consent of such Person and continues undismissed or unstayed for sixty (60) calendar days, or an order for relief is entered in any such proceeding; or

Inability to Pay Debts; Attachment. (i) Any Loan Party or any Restricted Subsidiary becomes unable or admits in writing its inability or fails generally to pay its debts in excess of the Threshold Amount as they become due, or (ii) any writ or warrant of attachment or execution or similar process is issued or levied against all or any material part of the property of the Loan Parties, taken as a whole, and is not released, vacated or fully bonded within sixty (60) days after its issue or levy; or

Judgments. There is entered against any Loan Party or any Restricted Subsidiary a final judgment or order for the payment of money in an aggregate amount exceeding the Threshold Amount (to the extent not covered by independent third-party insurance as to which the insurer has been notified of such judgment or order and has not denied coverage) and such judgment or order shall not have been satisfied, vacated, discharged or stayed or bonded pending an appeal for a period of sixty (60) consecutive days; or

ERISA. (i) An ERISA Event occurs with respect to a Pension Plan or Multiemployer Plan which has resulted or could reasonably be expected to result in liability of any Loan Party under Title IV of ERISA in an aggregate amount which could reasonably be expected to result in a Material Adverse Effect, or (ii) any Loan Party or any ERISA Affiliate fails to pay when due, after the expiration of any applicable grace period, any installment payment with respect to its withdrawal liability under Section 4201 of ERISA under a Multiemployer Plan in an aggregate amount which could reasonably be expected to result in a Material Adverse Effect; or

Invalidity of Loan Documents. Any material provision of any Loan Document, at any time after its execution and delivery and for any reason other than as expressly permitted hereunder or thereunder (including as a result of a transaction permitted under Section 7.04 or 7.05) or as a result of acts or omissions by the Administrative Agent or any Lender or the satisfaction in full of all the Obligations, ceases to be in full force and effect; or any Loan Party contests in writing the validity or enforceability of any provision of any Loan Document; or any Loan Party denies in writing that it has any or further liability or obligation under any Loan Document (other than as a result of repayment in full of the Obligations and termination of the Aggregate Commitments), or purports in writing to revoke or rescind any Loan Document; or

Change of Control. There occurs any Change of Control; or

Collateral Documents. Any Collateral Document after delivery thereof pursuant to Section 4.01 ~~or~~of the Original Credit Agreement or Section 6.11 shall for any reason (other than pursuant to the terms thereof including as a result of a transaction permitted under Section 7.04 or 7.05) cease to create a valid and perfected lien, with the priority required by the Collateral Documents, (or other security purported to be created on the applicable Collateral) on and security interest in any material portion of the Collateral purported to be covered thereby, subject to Liens permitted under Section 7.01, or any Loan Party shall so assert in writing, except to the extent that any such loss of perfection or priority results from the failure of the Administrative Agent to maintain possession of certificates actually delivered to it representing securities pledged under the Collateral Documents or to file Uniform Commercial Code continuation statements and except as to Collateral consisting of real property to the extent that such losses are covered by a lender’s title insurance policy and such insurer has not denied coverage; or

Junior Financing Documentation. (i) Any of the Obligations of the Loan Parties under the Loan Documents for any reason shall cease to be “Senior Indebtedness” (or any comparable term) or “Senior Secured Financing” (or any comparable term) under, and as defined in any Specified Junior Financing Documentation or (ii) the subordination provisions set forth in any Specified Junior Financing Documentation shall, in whole or in part, cease to be effective or cease to be legally valid, binding and enforceable against the holders of any Specified Junior Financing, if applicable; or

Receivables Management Subsidiaries. Any Receivables Management Subsidiary (A) fails to make any payment beyond the applicable grace period with respect thereto, if any (whether by scheduled maturity, required prepayment, acceleration, demand, or otherwise) in respect of any Indebtedness (other than Indebtedness hereunder) having an aggregate principal amount of not less than the Threshold Amount, or (B) fails to observe or perform any other agreement or condition relating to any such Indebtedness, or any other event occurs (other than, with respect to Indebtedness consisting of Swap Contracts, termination events or equivalent events pursuant to the terms of such Swap Contracts), the effect of which default or other event is to cause such Indebtedness to become due or to be repurchased, prepaid, defeased or redeemed (automatically, or otherwise) or, in the case of a Receivables Facility, to be terminated, or an offer to repurchase, prepay, defease or redeem such Indebtedness to be made, prior to its stated maturity; provided that up to $25,000,000 in the aggregate of Indebtedness of such Receivables Management Subsidiaries shall be excluded for purposes of calculating such Threshold Amount.

SECTION 7.02. Remedies Upon Event of Default. If any Event of Default occurs and is continuing, the Administrative Agent may and, at the request of the Required Lenders, shall take any or all of the following actions:

declare the commitment of each Lender to make Loans and any obligation of the L/C Issuers to make L/C Credit Extensions to be terminated, whereupon such commitments and obligation shall be terminated;

declare the unpaid principal amount of all outstanding Loans, all interest accrued and unpaid thereon, and all other amounts owing or payable hereunder, including pursuant to Section 2.16, or under any other Loan Document to be immediately due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Borrower;

require that the Borrower Cash Collateralize the L/C Obligations (in an amount equal to the then Outstanding Amount thereof); and

exercise on behalf of itself and the Lenders all rights and remedies available to it and the Lenders under the Loan Documents or applicable Law;

provided that upon the occurrence of an actual or deemed entry of an order for relief with respect to the Borrower under the Bankruptcy Code of the United States, the obligation of each Lender to make Loans and any obligation of the L/C Issuers to make L/C Credit Extensions shall automatically terminate, the unpaid principal amount of all outstanding Loans and all interest and other amounts as aforesaid, including the amounts payable pursuant to Section 2.16, shall automatically become due and payable, and the obligation of the Borrower to Cash Collateralize the L/C Obligations as aforesaid shall automatically become effective, in each case without further act of the Administrative Agent or any Lender.

SECTION 7.03. Exclusion of Immaterial Subsidiaries. Solely for the purpose of determining whether a Default has occurred under Section 8.01(f) or (g), any reference in any such clause to any Restricted Subsidiary or Loan Party shall be deemed not to include any Immaterial Subsidiary.

SECTION 7.04. Application of Funds. After the exercise of remedies provided for in Section 8.02 (or after the Loans have automatically become immediately due and payable and the L/C Obligations have automatically been required to be Cash Collateralized as set forth in the proviso to Section 8.02), any amounts received on account of the Obligations shall be applied by the Administrative Agent in the following order:

First, to payment of that portion of the Obligations constituting fees, indemnities, expenses and other amounts (other than principal and interest, but including Attorney Costs payable under Section 10.04 and amounts payable under Article III) payable to the Administrative Agent in its capacity as such;

Second, to payment of that portion of the Obligations constituting fees, indemnities and other amounts (other than principal and interest) payable to the Lenders

(including Attorney Costs payable under Section 10.05 and amounts payable under Article III) and fees and indemnities payable to the Hedge Banks, ratably among them in proportion to the amounts described in this clause Second payable to them;

Third, to payment of that portion of the Obligations constituting accrued and unpaid interest on the Loans and L/C Borrowings, ratably among the Lenders in proportion to the respective amounts described in this clause Third payable to them;

Fourth, to payment of that portion of the Obligations constituting unpaid principal of the Loans and L/C Borrowings, the breakage or termination value under Secured Hedge Agreements and the Cash Management Obligations, ratably among the Lenders and Hedge Banks in proportion to the respective amounts described in this clause Fourth held by them;

Fifth, to the Administrative Agent for the account of the L/C Issuers, to Cash Collateralize that portion of L/C Obligations comprised of the aggregate undrawn amount of Letters of Credit;

Sixth, to the payment of all other Obligations of the Loan Parties that are due and payable to the Administrative Agent and the other Secured Parties on such date, ratably based upon the respective aggregate amounts of all such Obligations owing to the Administrative Agent and the other Secured Parties on such date; and

Last, the balance, if any, after all of the Obligations have been indefeasibly paid in full, to the Borrower or as otherwise required by Law.

Subject to Section 2.03(c), amounts used to Cash Collateralize the aggregate undrawn amount of Letters of Credit pursuant to clause Fifth above shall be applied to satisfy drawings under such Letters of Credit as they occur. If any amount remains on deposit as Cash Collateral after all Letters of Credit have either been fully drawn or expired, such remaining amount shall be applied to the other Obligations, if any, in the order set forth above and, if no Obligations remain outstanding, to the Borrower; provided that, notwithstanding anything to the contrary in this Agreement or any other Loan Document, in no circumstances shall proceeds of any Collateral constituting an asset of a Loan Party which is not a Qualified ECP Guarantor be applied towards the payment of any Obligations under Secured Hedge Agreements.

SECTION 7.05. Borrower’s Right to Cure.

(a) Notwithstanding anything to the contrary contained in Section 8.01, in the event of any Event of Default under any covenant set forth in Section 7.11 and until the expiration of the tenth (10th) day after the date on which financial statements are required to be delivered with respect to the applicable fiscal quarter hereunder, the Borrower may engage in a Permitted Equity Issuance to any of the Equity Investors and apply the amount of the Net Cash Proceeds thereof (the “Cure Amount”) to increase Consolidated EBITDA with respect to such applicable quarter; provided that such Net Cash Proceeds (i) are actually received by the Borrower during such fiscal period or after the last day of the fiscal period covered by such financial statements but no later than fifteen (15) days after the date on which financial statements are required to be delivered with respect to such fiscal quarter hereunder, (ii) are Not Otherwise Applied and (iii) do not exceed the aggregate amount necessary to cure such Event of Default under Section 7.11 for any applicable period. The Cure Amount used to calculate Consolidated EBITDA for one fiscal quarter shall be used and included when calculating Consolidated EBITDA for each Test Period that includes such fiscal quarter. The parties hereby acknowledge that this Section 8.05(a) may not be relied on for purposes of calculating any financial ratios other than as applicable to Section 7.11 and shall not result in any adjustment to any amounts other than the amount of the Consolidated EBITDA referred to in the immediately preceding sentence.

(b) In each period of four fiscal quarters, there shall be at least two (2) fiscal quarters in which no cure set forth in Section 8.05(a) is made.

(c) For the avoidance of doubt, the subsequent performance or observance of any term, covenant or agreement under Section 6.01, 6.02, 6.11 and 6.13 shall cure any Default in respect thereof under Section 8.01(c) notwithstanding that such performance or observance occurred beyond the time or period specified therefor in such Section and such Default shall thereupon be deemed cured and no longer existing or continuing unless the Loans shall have been accelerated and/or the Commitments terminated pursuant to Section 8.02(b); provided that the Borrower’s obligations under Section 6.03(a) shall not be relieved by this Section 8.05(c).

ARTICLE VIII

ADMINISTRATIVE AGENT AND OTHER AGENTS

SECTION 8.01. Appointment and Authorization of Agents.

(a) Each Lender hereby irrevocably appoints, designates and authorizes the Administrative Agent to take such action on its behalf under the provisions of this Agreement and each other Loan Document and to exercise such powers and perform such duties as are expressly delegated to it by the terms of this Agreement or any other Loan Document, together with such powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary contained elsewhere herein or in any other Loan Document, the Administrative Agent shall have no duties or responsibilities, except those expressly set forth herein, nor shall the Administrative Agent have or be deemed to have any fiduciary relationship with any Lender or participant, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against the Administrative Agent. Without limiting the generality of the foregoing sentence, the use of the term “agent” herein and in the other Loan Documents with reference to any Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable Law. Instead, such term is used merely as a matter of market custom, and is intended to create or reflect only an administrative relationship between independent contracting parties.

(b) Each L/C Issuer shall act on behalf of the Lenders with respect to any Letters of Credit issued by it and the documents associated therewith, and each such L/C Issuer shall have all of the benefits and immunities (i) provided to the Agents in this Article IX with respect to any acts taken or omissions suffered by such L/C Issuer in connection with Letters of Credit issued by it or proposed to be issued by it and the applications and agreements for letters of credit pertaining to such Letters of Credit as fully as if the term “Agent” as used in this Article IX and in the definition of “Agent-Related Person” included such L/C Issuer with respect to such acts or omissions, and (ii) as additionally provided herein with respect to such L/C Issuer.

(c) The Administrative Agent shall also act as the “collateral agent” under the Loan Documents, and each of the Lenders (in its capacities as a Lender, Swing Line Lender (if applicable), L/C Issuer (if applicable) and a potential Hedge Bank) hereby irrevocably appoints and authorizes the Administrative Agent to act as the agent of (and to hold any security interest created by the Collateral Documents for and on behalf of or on trust for) such Lender for purposes of acquiring, holding and enforcing any and all Liens on Collateral granted by any of the Loan Parties to secure any of the Secured Obligations, together with such powers and discretion as are reasonably incidental thereto. In this connection, the Administrative Agent, as “collateral agent” (and any coagents, sub-agents and attorneys-in-fact appointed by the Administrative Agent pursuant to Section 9.02 for purposes of holding or enforcing any Lien on the Collateral (or any portion thereof) granted under the Collateral Documents, or for exercising any rights and remedies thereunder at the direction of the Administrative Agent), shall be entitled to the benefits of all provisions of this Article IX (including, Section 9.07, as though such co-agents, sub-agents and attorneys-in-fact were the “collateral agent” under the Loan Documents) as if set forth in full herein with respect thereto.

SECTION 8.02. Delegation of Duties. The Administrative Agent may execute any of its duties under this Agreement or any other Loan Document (including for purposes of holding or enforcing any Lien on the Collateral (or any portion thereof) granted under the Collateral Documents or of exercising any rights and remedies thereunder) by or through agents, employees or attorneys-in-fact. The Administrative Agent shall not be responsible for the negligence or misconduct of any agent or sub-agent or attorney-in-fact that it selects in the absence of gross negligence or willful misconduct (as determined in the final judgment of a court of competent jurisdiction).

SECTION 8.03. Liability of Agents. No Agent-Related Person shall (a) be liable for any action taken or omitted to be taken by any of them under or in connection with this Agreement or any other Loan Document or the transactions contemplated hereby (except for its own gross negligence or willful misconduct, as determined by the final judgment of a court of competent jurisdiction, in connection with its duties expressly set forth herein), or (b) be responsible in any manner to any Lender or participant for any recital, statement, representation or warranty made by any Loan Party or any officer thereof, contained herein or in any other Loan Document, or in any certificate, report, statement or other document referred to or provided for in, or received by the Administrative Agent under or in connection with, this Agreement or any other Loan Document, or the validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document, or the perfection or priority of any Lien or security interest created or purported to be created under the Collateral Documents, or for any failure of any Loan Party or any other party to any Loan Document to perform its obligations hereunder or thereunder. No Agent-Related Person shall be under any obligation to any Lender or participant to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the properties, books or records of any Loan Party or any Affiliate thereof.

SECTION 8.04. Reliance by Agents.

(a) Each Agent shall be entitled to rely, and shall be fully protected in relying, upon any writing, communication, signature, resolution, representation, notice, consent, certificate, affidavit, letter, telegram, facsimile, telex or telephone message, electronic mail message, statement or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons, and upon advice and statements of legal counsel (including counsel to any Loan Party), independent accountants and other experts selected by such Agent. Each Agent shall be fully justified in failing or refusing to take any action under any Loan Document unless it shall first receive such advice or concurrence of the Required Lenders as it deems appropriate and, if it so requests, it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. Each Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement or any other Loan Document in accordance with a request or consent of the Required Lenders (or such greater number of Lenders as may be expressly required hereby in any instance) and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders.

(b) For purposes of determining compliance with the conditions specified in Section 4.01, each Lender that has signed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender unless the Administrative Agent shall have received notice from such Lender prior to the proposed Closing Date specifying its objection thereto.

SECTION 8.05. Notice of Default. The Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of any Default, except with respect to defaults in the payment of principal, interest and fees required to be paid to the Administrative Agent for the account of the Lenders, unless the Administrative Agent shall have received written notice from a Lender or the Borrower referring to this Agreement, describing such Default and stating that such notice is a “notice of default.” The Administrative Agent will notify the Lenders of its receipt of any such notice. The Administrative Agent shall take such action with respect to any Event of Default as may be directed by the Required Lenders in accordance with Article VIII; provided that unless and until the Administrative Agent has received any such direction, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Event of Default as it shall deem advisable or in the best interest of the Lenders.

SECTION 8.06. Credit Decision; Disclosure of Information by Agents. Each Lender acknowledges that no Agent-Related Person has made any representation or warranty to it, and that no act by any Agent hereafter taken, including any consent to and acceptance of any assignment or review of the affairs of any Loan Party or any Affiliate thereof, shall be deemed to constitute any representation or warranty by any Agent-Related Person to any Lender as to any matter, including whether Agent-Related Persons have disclosed material information in their possession. Each Lender represents to each Agent that it has, independently and without reliance upon any Agent-Related Person and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, prospects, operations, property, financial and other condition and creditworthiness of the Loan Parties and their respective Subsidiaries, and all applicable bank or other regulatory Laws relating to the transactions contemplated hereby, and made its own decision to enter into this Agreement and to extend credit to the Borrower and the other Loan Parties hereunder. Each Lender also represents that it will, independently and without reliance upon any Agent-Related Person and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigations as it deems necessary to inform itself as to the business, prospects, operations, property, financial and other condition and creditworthiness of the Borrower and the other Loan Parties. Except for notices, reports and other documents expressly required to be furnished to the Lenders by any Agent herein, such Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, prospects, operations, property, financial and other condition or creditworthiness of any of the Loan Parties or any of their respective Affiliates which may come into the possession of any Agent-Related Person.

SECTION 8.07. Indemnification of Agents. Whether or not the transactions contemplated hereby are consummated, the Lenders shall indemnify upon demand each Agent-Related Person (to the extent not reimbursed by or on behalf of any Loan Party and without limiting the obligation of any Loan Party to do so), pro rata (determined at the time such indemnity is sought), and hold harmless each Agent-Related Person from and against any and all Indemnified Liabilities incurred by it in its capacity as such; provided that no Lender shall be liable for the payment to any Agent-Related Person of any portion of such Indemnified Liabilities resulting from such Agent-Related Person’s own gross negligence or willful misconduct, as determined by the final judgment of a court of competent jurisdiction; provided that no action taken in accordance with the directions of the Required Lenders (or such other number or percentage of the Lenders as shall be required by the Loan Documents) shall be deemed to constitute gross negligence or willful misconduct for purposes of this Section 9.07; and provided, further, that to the extent the indemnification of the L/C Issuer is required hereunder, such obligation shall be limited solely to the Revolving Credit Lenders. In the case of any investigation, litigation or proceeding giving rise to any Indemnified Liabilities, this Section 9.07 applies whether any such investigation, litigation or proceeding is brought by any Lender or any other Person. Without limitation of the foregoing, each Lender shall reimburse the Administrative Agent upon demand for its ratable share (determined at the time such indemnity is sought) of any costs or out-of-pocket expenses (including Attorney Costs) incurred by the Administrative Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement, any other Loan Document, or any document contemplated by or referred to herein, to the extent that the Administrative Agent is not reimbursed for such expenses by or on behalf of the Borrower. The undertaking in this Section 9.07 shall survive termination of the Aggregate Commitments, the payment of all other Obligations and the resignation of the Administrative Agent.

SECTION 8.08. Agents in Their Individual Capacities. Wells Fargo and its Affiliates may make loans to, issue letters of credit for the account of, accept deposits from, acquire Equity Interests in and generally engage in any kind of banking, trust, financial advisory, underwriting or other business with each of the Loan Parties and their respective Affiliates as though Wells Fargo were not the Administrative Agent hereunder and without notice to or consent of the Lenders. The Lenders acknowledge that, pursuant to such activities, Wells Fargo or its Affiliates may receive information regarding any Loan Party or its Affiliates (including information that may be subject to confidentiality obligations in favor of such Loan Party or such Affiliate) and acknowledge that the Administrative Agent shall be under no obligation to provide such information to them. With respect to its Loans, Wells Fargo shall have the same rights and powers under this Agreement as any other Lender and may exercise such rights and powers as though it were not the Administrative Agent, and the terms “Lender” and “Lenders” include Wells Fargo in its individual capacity.

SECTION 8.09. Successor Agents. The Administrative Agent may resign as the Administrative Agent upon thirty (30) days’ notice to the Lenders and the Borrower. If the Administrative Agent resigns under this Agreement, the Required Lenders shall appoint from among the Lenders a successor agent for the Lenders, which successor agent shall be consented to by the Borrower at all times other than during the existence of an Event of Default under Section 8.01(f) or (g) (which consent of the Borrower shall not be unreasonably withheld or delayed). If no successor agent is appointed prior to the effective date of the resignation of the Administrative Agent, the Administrative Agent may appoint, after consulting with the Lenders and the Borrower, a successor agent from among the Lenders. Upon the acceptance of its appointment as successor agent hereunder, the Person acting as such successor agent shall succeed to all the rights, powers and duties of the retiring Administrative Agent and the term “Administrative Agent” shall mean such successor administrative agent and/or supplemental administrative agent, as the case may be, and the retiring Administrative Agent’s appointment, powers and duties as the Administrative Agent shall be terminated. After the retiring Administrative Agent’s resignation hereunder as the Administrative Agent, the provisions of this Article IX and Sections 10.04 and 10.05 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was the Administrative Agent under this Agreement. If no successor agent has accepted appointment as the Administrative Agent by the date which is thirty (30) days following the retiring Administrative Agent’s notice of resignation, the retiring Administrative Agent’s resignation shall nevertheless thereupon become effective and the Lenders shall perform all of the duties of the Administrative Agent hereunder until such time, if any, as the Required Lenders appoint a successor agent as provided for above. Upon the acceptance of any appointment as the Administrative Agent hereunder by a successor and upon the execution and filing or recording of such financing statements, or amendments thereto, and such amendments or supplements to the Mortgages, and such other instruments or notices, as may be necessary or desirable, or as the Required Lenders may request, in order to (a) continue the perfection of the Liens granted or purported to be granted by the Collateral Documents or (b) otherwise ensure that the Collateral and Guarantee Requirement is satisfied, the Administrative Agent shall thereupon succeed to and become vested with all the rights, powers, discretion, privileges, and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations under the Loan Documents. After the retiring Administrative Agent’s resignation hereunder as the Administrative Agent, the provisions of this Article IX shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as the Administrative Agent.

SECTION 8.10. Administrative Agent May File Proofs of Claim. In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to any Loan Party, the Administrative Agent (irrespective of whether the principal of any Loan or L/C Obligation shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on the Borrower) shall be entitled and empowered, by intervention in such proceeding or otherwise:

to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans, L/C Obligations and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders and the Administrative Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders and the Administrative Agent and their respective agents and counsel and all other amounts due the Lenders and the Administrative Agent under Sections 2.03(h) and (i), 2.09 and 10.04) allowed in such judicial proceeding; and

to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender to make such payments to the Administrative Agent and, in the event that the Administrative Agent shall consent to the making of such payments directly to the Lenders, to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Agents and their respective agents and counsel, and any other amounts due the Administrative Agent under Sections 2.09 and 10.04.

Nothing contained herein shall be deemed to authorize the Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any Lender or to authorize the Administrative Agent to vote in respect of the claim of any Lender in any such proceeding.

SECTION 8.11. Collateral and Guaranty Matters. The Lenders irrevocably agree that:

any Lien on any property granted to or held by the Administrative Agent under any Loan Document shall be automatically released (i) upon termination of the Aggregate Commitments and payment in full of all Obligations (other than (x) obligations under Secured Hedge Agreements not yet due and payable, (y) Cash Management Obligations and (z) contingent indemnification obligations) and the expiration or termination of all Letters of Credit (or cash collateral or other credit support satisfactory to the L/C Issuer thereof in its sole discretion has been provided), (ii) at the time the property subject to such Lien is transferred or to be transferred as part of or in connection with any transfer permitted hereunder or under any other Loan Document to any Person other than the Borrower or any of its Domestic Subsidiaries that are Restricted Subsidiaries, (iii) subject to Section 10.01, if the release of such Lien is approved, authorized or ratified in writing by the Required Lenders (or such greater number of Lenders as may be required pursuant to Section 10.01), (iv) if the property subject to such Lien is owned by a Guarantor, upon release of such Guarantor from its obligations under its Guaranty pursuant to clause (c) below or (v) upon the terms of the Collateral Documents or the Additional Senior Secured Notes Intercreditor Agreement or any other intercreditor agreement entered into pursuant thereto;

to release or subordinate any Lien on any property granted to or held by the Administrative Agent under any Loan Document to the holder of any Lien on such property that is permitted by Section 7.01(i);

any Guarantor shall be automatically released from its obligations under the Guaranty (and if such Guarantor is also a Subsidiary Borrower, from its obligations as a Subsidiary Borrower hereunder) if such Person ceases to be a Restricted Subsidiary or, subject to Section 7.14, becomes an Excluded Subsidiary as a result of a transaction or designation permitted hereunder; provided that no such release shall occur if such Guarantor continues to be a guarantor in respect of ~~the New~~any Existing Notes, any Senior Notes or any Junior Financing; and

that the Administrative Agent is authorized to enter into the following in connection with the Additional Senior Secured Notes and, if applicable, any Extended Term Loan or Extended Revolving Credit Commitment: (i) amendments to the Collateral Documents that the Administrative Agent deems reasonable; (ii) any Pari Passu Intercreditor Agreement; (iii) any Junior Priority Intercreditor Agreement; and (iv) any other intercreditor agreement it deems reasonable, provided that any such intercreditor agreement contemplated by this clause (iv) shall be posted to the Lenders three Business Days before execution thereof and, if the Required Lenders shall not have objected to such intercreditor agreement, then the Required Lenders shall be deemed to agree that the Administrative Agent entry into such intercreditor agreement is reasonable and to have consented to such intercreditor agreement and the Administrative Agent’s execution thereof.

Upon request by the Administrative Agent at any time, the Required Lenders (or such greater number of Lenders as may be required pursuant to Section 10.01) will confirm in writing the Administrative Agent’s authority to release or subordinate its interest in particular types or items of property, or to release any Guarantor from its obligations under the Guaranty pursuant to this Section 9.11. In each case as specified in this Section 9.11, the Administrative Agent will (and each Lender irrevocably authorizes the Administrative Agent to), at the Borrower’s expense, execute and deliver to the applicable Loan Party such documents as such Loan Party may reasonably request to evidence the release or subordination of such item of Collateral from the assignment and security interest granted under the Collateral Documents, or to evidence the release of such Guarantor from its obligations under the Guaranty, in each case in accordance with the terms of the Loan Documents and this Section 9.11.

SECTION 8.12. Other Agents; Arrangers; Bookrunners and Managers. None of the Lenders or other Persons identified on the facing page or signature pages of this Agreement as a “syndication agent,” “co-documentation agent,” “joint bookrunner” or “joint lead arranger” shall have any right, power, obligation, liability, responsibility or duty under this Agreement other than those applicable to all Lenders as such. Without limiting the foregoing, none of the Lenders or other Persons so identified shall have or be deemed to have any fiduciary relationship with any Lender. Each Lender acknowledges that it has not relied, and will not rely, on any of the Lenders or other Persons so identified in deciding to enter into this Agreement or in taking or not taking action hereunder.

SECTION 8.13. Appointment of Supplemental Administrative Agents.

(a) It is the purpose of this Agreement and the other Loan Documents that there shall be no violation of any Law of any jurisdiction denying or restricting the right of banking corporations or associations to transact business as agent or trustee in such jurisdiction. It is recognized that in case of litigation under this Agreement or any of the other Loan Documents, and in particular in case of the enforcement of any of the Loan Documents, or in case the Administrative Agent deems that by reason of any present or future Law of any jurisdiction it may not exercise any of the rights, powers or remedies granted herein or in any of the other Loan Documents or take any other action which may be desirable or necessary in connection therewith, the Administrative Agent is hereby authorized to appoint an additional individual or institution selected by the Administrative Agent in its sole discretion as a separate trustee, co-trustee, administrative agent, collateral agent, administrative sub-agent or administrative co-agent (any such additional individual or institution being referred to herein individually as a “Supplemental Administrative Agent” and collectively as “Supplemental Administrative Agents”).

(b) In the event that the Administrative Agent appoints a Supplemental Administrative Agent with respect to any Collateral, (i) each and every right, power, privilege or duty expressed or intended by this Agreement or any of the other Loan Documents to be exercised by or vested in or conveyed to the Administrative Agent with respect to such Collateral shall be exercisable by and vest in such Supplemental Administrative Agent to the extent, and only to the extent, necessary to enable such Supplemental Administrative Agent to exercise such rights, powers and privileges with respect to such Collateral and to perform such duties with respect to such Collateral, and every covenant and obligation contained in the Loan Documents and necessary to the exercise or performance thereof by such Supplemental Administrative Agent shall run to and be enforceable by either the Administrative Agent or such Supplemental Administrative Agent, and (ii) the provisions of this Article IX and of Sections 10.04 and 10.05 that refer to the Administrative Agent shall inure to the benefit of such Supplemental Administrative Agent and all references therein to the Administrative Agent shall be deemed to be references to the Administrative Agent and/or such Supplemental Administrative Agent, as the context may require.

(c) Should any instrument in writing from the Borrower or any other Loan Party be required by any Supplemental Administrative Agent so appointed by the Administrative Agent for more fully and certainly vesting in and confirming to him or it such rights, powers, privileges and duties, the Borrower, shall, or shall cause such Loan Party to, execute, acknowledge and deliver any and all such instruments promptly upon request by the

Administrative Agent. In case any Supplemental Administrative Agent, or a successor thereto, shall die, become incapable of acting, resign or be removed, all the rights, powers, privileges and duties of such Supplemental Administrative Agent, to the extent permitted by Law, shall vest in and be exercised by the Administrative Agent until the appointment of a new Supplemental Administrative Agent.

SECTION 8.14. Removal of Agent that is a Defaulting Lender. If at any time any Lender serving as an Agent becomes a Defaulting Lender, or an Affiliate of a Defaulting Lender is serving as an Agent, and such Defaulting Lender fails to cure all defaults that caused it to become a Defaulting Lender within 10 Business Days from the date it became a Defaulting Lender, then the Required Lenders may, but shall not be required to, direct such Agent to, and such Agent shall be obligated to, resign as Agent (including, without limitation, any functions and duties as “collateral agent,” as L/C Issuer and/or Swing Line Lender, as the case may be), and upon the direction of the Required Lenders such Agent shall be required to so resign, in accordance with the terms of Section 9.09.

ARTICLE IX

MISCELLANEOUS

SECTION 9.01. Amendments, Etc. Except as otherwise set forth in this Agreement, no amendment or waiver of any provision of this Agreement or any other Loan Document, and no consent to any departure by the Borrower or any other Loan Party therefrom, shall be effective unless in writing signed by the Required Lenders and the Borrower or the applicable Loan Party, as the case may be, and each such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided that, no such amendment, waiver or consent shall:

extend or increase the Commitment of any Lender without the written consent of each Lender directly affected thereby (it being understood that a waiver of any condition precedent set forth in Section 4.02 or the waiver of any Default, mandatory prepayment or mandatory reduction of the Commitments shall not constitute an extension or increase of any Commitment of any Lender);

postpone any date scheduled for, or reduce or forgive the amount of, any payment of principal or interest under Section 2.07 or 2.08 without the written consent of each Lender directly affected thereby, it being understood that the waiver of (or amendment to the terms of) any mandatory prepayment of the Term Loans shall not constitute a postponement of any date scheduled for the payment of principal or interest;

reduce or forgive the principal of, or the rate of interest specified herein on, any Loan or L/C Borrowing or (subject to clause (iii) of the second proviso to this Section 10.01) any fees (including fees set forth in Section 2.09 or other amounts payable hereunder or under any other Loan Document), or extend, postpone or waive the date upon which any fees are to be paid, without the written consent of each Lender directly affected thereby, it being understood that any change to the definition of Total Leverage Ratio or in the component definitions thereof shall not constitute a reduction in the rate; provided that, only the consent of the Required Lenders shall be necessary to amend the definition of “Default Rate” or to waive any obligation of the Borrower to pay interest at the Default Rate;

change any provision of this Section 10.01, the definition of “Required Lenders” or “Pro Rata Share” or Sections 2.06(c), 2.12(a), 2.13 or 8.04 without the written consent of each Lender affected thereby;

other than in a transaction permitted under Section 7.05, release all or substantially all of the Collateral in any transaction or series of related transactions, without the written consent of each Lender; or

other than in connection with a transaction permitted under Section 7.04 or 7.05, release all or substantially all of the aggregate value of the Senior Guarantees, without the written consent of each Lender;

and provided further that (i) no amendment, waiver or consent shall, unless in writing and signed by each L/C Issuer in addition to the Lenders required above, affect the rights or duties of an L/C Issuer under this Agreement or any Letter of Credit Application relating to any Letter of Credit issued or to be issued by it; (ii) no amendment, waiver or consent shall, unless in writing and signed by the Swing Line Lender in addition to the Lenders required above, affect the rights or duties of the Swing Line Lender under this Agreement; (iii) no amendment, waiver or consent shall, unless in writing and signed by the Administrative Agent in addition to the Lenders required above, affect the rights or duties of, or any fees or other amounts payable to, the Administrative Agent under this Agreement or any other Loan Document; (iv) Section 10.07(h) may not be amended, waived or otherwise modified without the consent of each Granting Lender all or any part of whose Loans are being funded by an SPC at the time of such amendment, waiver or other modification; and (v) the consent of Lenders holding more than 50% of any Class of Commitments shall be required with respect to any amendment that by its terms adversely affects the rights of such Class in respect of payments hereunder in a manner different than such amendment affects other Classes. Notwithstanding anything to the contrary herein, no Defaulting Lender shall have any right to approve or disapprove any amendment, waiver or consent hereunder (it being understood that any Commitments or Loans held by any Defaulting Lender shall be excluded for a vote of the Lenders hereunder requiring any consent of the Lenders), except that the Commitment of such Defaulting Lender may not be increased or extended without the consent of such Defaulting Lender.

Notwithstanding the foregoing, this Agreement may be amended (or amended and restated) with the written consent of the Required Lenders, the Administrative Agent and the Borrower (a) to add one or more additional credit facilities to this Agreement and to permit the extensions of credit from time to time outstanding thereunder and the accrued interest and fees in respect thereof to share ratably in the benefits of this Agreement and the other Loan Documents with the Term Loans and the Revolving Credit Loans and the accrued interest and fees in respect thereof and (b) to include appropriately the Lenders holding such credit facilities in any determination of the Required Lenders.

In addition, notwithstanding the foregoing, this Agreement may be amended with the written consent of the Administrative Agent, the Borrower and the Lenders providing the

Replacement Term Loans (as defined below) to permit the refinancing of all outstanding Term Loans (“Refinanced Term Loans”) with a replacement term loan tranche denominated in Dollars (“Replacement Term Loans”) hereunder; provided that (a) the aggregate principal amount of such Replacement Term Loans shall not exceed the aggregate principal amount of such Refinanced Term Loans, (b) the Applicable Rate for such Replacement Term Loans shall not be higher than the Applicable Rate for such Refinanced Term Loans, (c) the Weighted Average Life to Maturity of such Replacement Term Loans shall not be shorter than the Weighted Average Life to Maturity of such Refinanced Term Loans at the time of such refinancing (except to the extent of nominal amortization for periods where amortization has been eliminated as a result of prepayment of the Term Loans) and (d) all other terms applicable to such Replacement Term Loans shall be substantially identical to, or less favorable to the Lenders providing such Replacement Term Loans than, those applicable to such Refinanced Term Loans, except to the extent necessary to provide for covenants and other terms applicable to any period after the latest final maturity of the Term Loans in effect immediately prior to such refinancing.

SECTION 9.02. Notices and Other Communications; Facsimile Copies.

(a) General. Unless otherwise expressly provided herein, all notices and other communications provided for hereunder or under any other Loan Document shall be in writing (including by facsimile transmission). All such written notices shall be mailed, faxed or delivered to the applicable address, facsimile number or electronic mail address, and all notices and other communications expressly permitted hereunder to be given by telephone shall be made to the applicable telephone number, as follows:

(i) if to the Borrower, the Administrative Agent, an L/C Issuer or the Swing Line Lender, to the address, facsimile number, electronic mail address or telephone number specified for such Person on Schedule 10.02 or to such other address, facsimile number, electronic mail address or telephone number as shall be designated by such party in a notice to the other parties; and

(ii) if to any other Lender, to the address, facsimile number, electronic mail address or telephone number specified in its Administrative Questionnaire or to such other address, facsimile number, electronic mail address or telephone number as shall be designated by such party in a notice to the Borrower, the Administrative Agent, the L/C Issuers and the Swing Line Lender.

All such notices and other communications shall be deemed to be given or made upon the earlier to occur of (i) actual receipt by the relevant party hereto and (ii) (A) if delivered by hand or by courier, when signed for by or on behalf of the relevant party hereto; (B) if delivered by mail, four (4) Business Days after deposit in the mails, postage prepaid; (C) if delivered by facsimile, when sent and receipt has been confirmed by telephone; and (D) if delivered by electronic mail (which form of delivery is subject to the provisions of Section 10.02(c)), when delivered; provided that notices and other communications to the Administrative Agent, the L/C Issuers and the Swing Line Lender pursuant to Article II shall not be effective until actually received by such Person. In no event shall a voice mail message be effective as a notice, communication or confirmation hereunder.

(b) Effectiveness of Facsimile Documents and Signatures. Loan Documents may be transmitted and/or signed by facsimile. The effectiveness of any such documents and signatures shall, subject to applicable Law, have the same force and effect as manually signed originals and shall be binding on all Loan Parties, the Agents and the Lenders.

(c) Reliance by Agents and Lenders. The Administrative Agent and the Lenders shall be entitled to rely and act upon any notices (including telephonic Committed Loan Notices and Swing Line Loan Notices) purportedly given by or on behalf of the Borrower even if (i) such notices were not made in a manner specified herein, were incomplete or were not preceded or followed by any other form of notice specified herein, or (ii) the terms thereof, as understood by the recipient, varied from any confirmation thereof. The Borrower shall indemnify each Agent-Related Person and each Lender from all losses, costs, expenses and liabilities resulting from the reliance by such Person on each notice purportedly given by or on behalf of the Borrower in the absence of gross negligence or willful misconduct. All telephonic notices to the Administrative Agent may be recorded by the Administrative Agent, and each of the parties hereto hereby consents to such recording.

SECTION 9.03. No Waiver; Cumulative Remedies. No failure by any Lender or the Administrative Agent to exercise, and no delay by any such Person in exercising, any right, remedy, power or privilege hereunder or under any other Loan Document shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided, and provided under each other Loan Document, are cumulative and not exclusive of any rights, remedies, powers and privileges provided by Law.

SECTION 9.04. Attorney Costs, Expenses and Taxes. The Borrower agrees (a) if the Closing Date occurs, to pay or reimburse the Administrative Agent and the Arrangers for all reasonable out-of-pocket costs and expenses incurred in connection with the preparation, negotiation, syndication, execution and delivery of this Agreement and the other Loan Documents, and any amendment, waiver, consent or other modification of the provisions hereof and thereof (whether or not the transactions contemplated thereby are consummated), and the consummation and administration of the transactions contemplated hereby and thereby, including all Attorney Costs of Cahill Gordon & Reindel LLP and, if necessary or advisable, one local counsel in each relevant jurisdiction, and (b) to pay or reimburse the Administrative Agent, the Arrangers and each Lender for all out-of-pocket costs and expenses incurred in connection with the enforcement of any rights or remedies under this Agreement or the other Loan Documents (including all such costs and expenses incurred during any legal proceeding, including any proceeding under any Debtor Relief Law, and including all Attorney Costs of one primary counsel and, if necessary or advisable, one local counsel in each relevant jurisdiction and, if a conflict exists among the Administrative Agent and the Lenders, one additional primary counsel and, if necessary or advisable, one additional local counsel in each relevant jurisdiction). The foregoing costs and expenses shall include all reasonable search, filing, recording and title insurance charges and fees and taxes related thereto, and other reasonable out-of-pocket expenses incurred by the Administrative Agent. The agreements in this Section 10.04 shall survive the termination of the Aggregate Commitments and repayment of all other Obligations.

All amounts due under this Section 10.04 shall be paid within ten (10) Business Days of receipt by the Borrower of an invoice relating thereto setting forth such expenses in reasonable detail. If any Loan Party fails to pay when due any costs, expenses or other amounts payable by it hereunder or under any Loan Document, such amount may be paid on behalf of such Loan Party by the Administrative Agent in its sole discretion.

SECTION 9.05. Indemnification by the Borrower. Whether or not the transactions contemplated hereby are consummated, the Borrower shall indemnify and hold harmless each Agent-Related Person, each Lender and their respective Affiliates, directors, officers, employees, counsel, agents, trustees, investment advisors, controlling persons, members and attorneys-in-fact (collectively the “Indemnitees”) from and against any and all liabilities, obligations, losses, damages, penalties, claims, demands, actions, judgments, suits, costs, expenses and disbursements (including Attorney Costs) of any kind or nature whatsoever which may at any time be imposed on, incurred by or asserted against any such Indemnitee in any way relating to or arising out of or in connection with (a) the execution, delivery, enforcement, performance or administration of any Loan Document or any other agreement, letter or instrument delivered in connection with the transactions contemplated thereby or the consummation of the transactions contemplated thereby, (b) any Commitment, Loan or Letter of Credit or the use or proposed use of the proceeds therefrom (including any refusal by an L/C Issuer to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit), (c) any actual or alleged presence or release of Hazardous Materials on or from any property currently or formerly owned or operated by the Borrower, any Subsidiary or any other Loan Party, or any Environmental Liability related in any way to the Borrower, any Subsidiary or any other Loan Party, or (d) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory (including any investigation of, preparation for, or defense of any pending or threatened claim, investigation, litigation or proceeding) and regardless of whether any Indemnitee is a party thereto (all the foregoing, collectively, the “Indemnified Liabilities”), in all cases, whether or not caused by or arising, in whole or in part, out of the negligence of the Indemnitee; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such liabilities, obligations, losses, damages, penalties, claims, demands, actions, judgments, suits, costs, expenses or disbursements resulted from the gross negligence, bad faith or willful misconduct of, or the breach of the Loan Documents by, such Indemnitee or of any affiliate, director, officer, employee, counsel, agent or attorney-in-fact of such Indemnitee. No Indemnitee shall be liable for any damages arising from the use by others of any information or other materials obtained through IntraLinks or other similar information transmission systems in connection with this Agreement, nor shall any Indemnitee or any Loan Party have any liability for any special, punitive, indirect or consequential damages relating to this Agreement or any other Loan Document or arising out of its activities in connection herewith or therewith (whether before or after the Closing Date). In the case of an investigation, litigation or other proceeding to which the indemnity in this Section 10.05 applies, such indemnity shall be effective whether or not such investigation, litigation or proceeding is brought by any Loan Party, its directors, stockholders or creditors or an Indemnitee or any other Person, whether or not any Indemnitee is otherwise a party thereto and whether or not any of the transactions contemplated hereunder or under any of the other Loan Documents is consummated. All amounts due under this Section 10.05 shall be paid within ten (10) Business Days after demand therefore; provided, however, that such Indemnitee shall promptly refund such amount to the extent that there is a final judicial or arbitral determination that such Indemnitee was not entitled to indemnification or contribution rights with respect to such payment pursuant to the express terms of this Section 10.05. The agreements in this Section 10.05 shall survive the resignation of the Administrative Agent, the replacement of any Lender, the termination of the Aggregate Commitments and the repayment, satisfaction or discharge of all the other Obligations. This Section 10.05 shall not apply with respect to taxes other than any taxes that represent losses, claims, damages, etc., arising from any non-tax claim.

SECTION 9.06. Payments Set Aside. To the extent that any payment by or on behalf of the Borrower is made to any Agent or any Lender, or any Agent or any Lender exercises its right of setoff, and such payment or the proceeds of such setoff or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by such Agent or such Lender in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any proceeding under any Debtor Relief Law or otherwise, then (a) to the extent of such recovery, the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such setoff had not occurred, and (b) each Lender severally agrees to pay to the Administrative Agent upon demand its applicable share of any amount so recovered from or repaid by any Agent, plus interest thereon from the date of such demand to the date such payment is made at a rate per annum equal to the Federal Funds Rate from time to time in effect.

SECTION 9.07. Successors and Assigns.

(a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that the Borrower may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Lender and no Lender may assign or otherwise transfer any of its rights or obligations hereunder except (i) to an Eligible Assignee, (ii) by way of participation in accordance with the provisions of Section 10.07(e), (iii) by way of pledge or assignment of a security interest subject to the restrictions of Sections 10.07(g) or 10.07(i) or (iv) to an SPC in accordance with the provisions of Section 10.07(h) (and any other attempted assignment or transfer by any party hereto shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in Section 10.07(e) and, to the extent expressly contemplated hereby, the Indemnitees) any legal or equitable right, remedy or claim under or by reason of this Agreement.

(b) (i) Subject to the conditions set forth in paragraph (b)(ii) below, any Lender may assign to one or more assignees (“Assignees”) all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans (including for purposes of this Section 10.07(b), participations in L/C Obligations and in Swing Line Loans) at the time owing to it) with the prior written consent (such consent not to be unreasonably withheld or delayed) of:

(A) the Borrower, provided that no consent of the Borrower shall be required for an assignment (x) by or to any Arranger or any of such Arranger’s respective Affiliates, (y) to a Lender, an Affiliate of a Lender or an Approved Fund or (z) if an Event of Default under Section 8.01(a), (f) or (g) has occurred and is continuing, to any Assignee;

the Administrative Agent, provided that no consent of the Administrative Agent shall be required for an assignment (x) of all or any portion of a Term Loan to a Lender, an Affiliate of a Lender or an Approved Fund or (y) to an Agent or an Affiliate of an Agent;

each L/C Issuer at the time of such assignment, provided that no consent of the L/C Issuers shall be required for any assignment of a Term Loan or any assignment to an Agent or an Affiliate of an Agent; and

the Swing Line Lender; provided that no consent of the Swing Line Lender shall be required for any assignment of a Term Loan or any assignment to an Agent or an Affiliate of an Agent.

Assignments shall be subject to the following additional conditions:

except in the case of an assignment to a Lender, an Affiliate of a Lender or an Approved Fund or an assignment of the entire remaining amount of the assigning Lender’s Commitment or Loans of any Class, the amount of the Commitment or Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent) shall not be less than $5,000,000 (in the case of each Revolving Credit Facility), or $1,000,000 (in the case of a Term Loan or Term Commitment) unless each of the Borrower and the Administrative Agent otherwise consents, provided that (1) no such consent of the Borrower shall be required if an Event of Default under Section 8.01(a), (f) or (g) has occurred and is continuing and (2) such amounts shall be aggregated in respect of each Lender and its Affiliates or Approved Funds, if any;

the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee of $3,500; provided, that only one processing and recordation fee shall be required in connection with concurrent assignments to two or more Approved Funds; and

the Assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire.

This paragraph (b) shall not prohibit any Lender from assigning all or a portion of its rights and obligations among separate Facilities on a non-pro rata basis.

(c) Subject to acceptance and recording thereof by the Administrative Agent pursuant to Section 10.07(d), from and after the effective date specified in each Assignment and Assumption, the Eligible Assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 3.01, 3.04, 3.05, 10.04 and 10.05 with respect to facts and circumstances occurring prior to the effective date of such assignment). Upon request, and the surrender by the assigning Lender of its Note, the Borrower (at its expense) shall execute and deliver a Note to the assignee Lender. Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this clause (c) shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with Section 10.07(e).

(d) The Administrative Agent, acting solely for this purpose as an agent of the Borrower, shall maintain at the Administrative Agent’s Office a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amounts (and related interest amounts) of the Loans, L/C Obligations (specifying the Unreimbursed Amounts), L/C Borrowings and amounts due under Section 2.03, owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive, absent manifest error, and the Borrower, the Agents and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrower, any Agent and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

(e) Any Lender may at any time, without the consent of, or notice to, the Borrower or the Administrative Agent, sell participations to any Person (other than a natural person) (each, a “Participant”) in all or a portion of such Lender’s rights and/or obligations under this Agreement (including all or a portion of its Commitment and/or the Loans (including such Lender’s participations in L/C Obligations and/or Swing Line Loans) owing to it); provided that (i) such Lender’s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Borrower, the Agents and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and the other Loan Documents and to approve any amendment, modification or waiver of any provision of this Agreement or the other Loan Documents; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, waiver or other modification described in the first proviso to Section 10.01 that directly affects such Participant. Subject to Section 10.07(f), the Borrower agrees that each Participant shall be entitled to the benefits of Sections 3.01, 3.04 and 3.05 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to Section 10.07(c) but shall not be entitled to recover greater amounts under such Sections than the selling Lender would be entitled to recover. To the extent permitted by applicable Law, each Participant also shall be entitled to the benefits of Section 10.09 as though it were a Lender; provided that such Participant agrees to be subject to Section 2.13 as though it were a Lender. Each Lender that sells a participation shall, acting solely for this purpose as an agent of the Borrower, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Loans or other obligations under the Loan Documents (the “Participant Register”). The entries in the Participant Register shall be conclusive absent manifest error, and each Person whose name is recorded in the Participant Register shall be treated as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register.

(f) A Participant shall not be entitled to receive any greater payment under Section 3.01, 3.04 or 3.05 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Borrower’s prior written consent. A Participant shall not be entitled to the benefits of Section 3.01 unless the Borrower is notified of the participation sold to such Participant and such Participant agrees, for the benefit of the Borrower, to comply with Section 10.15 as though it were a Lender.

(g) Any Lender may at any time, without the consent of the Borrower or the Administrative Agent, pledge or assign a security interest in all or any portion of its rights under this Agreement (including under its Note, if any) to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank or any central bank; provided that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

(h) Notwithstanding anything to the contrary contained herein, any Lender (a “Granting Lender”) may grant to a special purpose funding vehicle identified as such in writing from time to time by the Granting Lender to the Administrative Agent and the Borrower (an “SPC”) the option to provide all or any part of any Loan that such Granting Lender would otherwise be obligated to make pursuant to this Agreement; provided that (i) nothing herein shall constitute a commitment by any SPC to fund any Loan, and (ii) if an SPC elects not to exercise such option or otherwise fails to make all or any part of such Loan, the Granting Lender shall be obligated to make such Loan pursuant to the terms hereof. Each party hereto hereby agrees that (i) neither the grant to any SPC nor the exercise by any SPC of such option shall increase the costs or expenses or otherwise increase or change the obligations of the Borrower under this Agreement (including its obligations under Section 3.01, 3.04 or 3.05), (ii) no SPC shall be liable for any indemnity or similar payment obligation under this Agreement for which a Lender would be liable, and (iii) the Granting Lender shall for all purposes, including the approval of any amendment, waiver or other modification of any provision of any Loan Document, remain the lender of record hereunder. The making of a Loan by an SPC hereunder shall utilize the Commitment of the Granting Lender to the same extent, and as if, such Loan were made by such Granting Lender. Notwithstanding anything to the contrary contained herein, any SPC may (i) with notice to, but without prior consent of the Borrower and the Administrative Agent and with the payment of a processing fee of $3,500, assign all or any portion of its right to receive payment with respect to any Loan to the Granting Lender and (ii) disclose on a confidential basis any non-public information relating to its funding of Loans to any rating agency, commercial paper dealer or provider of any surety or Guarantee or credit or liquidity enhancement to such SPC.

(i) Notwithstanding anything to the contrary contained herein, (1) any Lender may in accordance with applicable Law create a security interest in all or any portion of the Loans owing to it and the Note, if any, held by it and (2) any Lender that is a Fund may, without the consent of the Borrower or the Administrative Agent, create a security interest in all or any portion of the Loans owing to it and the Note, if any, held by it to the trustee for holders of obligations owed, or securities issued, by such Fund as security for such obligations or securities; provided that unless and until such trustee actually becomes a Lender in compliance with the other provisions of this Section 10.07, (i) no such pledge shall release the pledging Lender from any of its obligations under the Loan Documents and (ii) such trustee shall not be entitled to exercise any of the rights of a Lender under the Loan Documents even though such trustee may have acquired ownership rights with respect to the pledged interest through foreclosure or otherwise.

(j) Notwithstanding anything to the contrary contained herein, any L/C Issuer or the Swing Line Lender may, upon thirty (30) days’ notice to the Borrower and the Lenders, resign as an L/C Issuer or the Swing Line Lender, respectively; provided that on or prior to the expiration of such 30-day period with respect to such resignation, the relevant L/C Issuer or the Swing Line Lender shall have identified a successor L/C Issuer or Swing Line Lender reasonably acceptable to the Borrower willing to accept its appointment as successor L/C Issuer or Swing Line Lender, as applicable. In the event of any such resignation of an L/C Issuer or the Swing Line Lender, the Borrower shall be entitled to appoint from among the Lenders willing to accept such appointment a successor L/C Issuer or Swing Line Lender hereunder, in each case, reasonably acceptable to the Administrative Agent and, with respect to any successor L/C Issuer, the Initial L/C Issuer for so long as it is an L/C Issuer; provided that no failure by the Borrower to appoint any such successor shall affect the resignation of the relevant L/C Issuer or the Swing Line Lender, as the case may be, except as expressly provided above. If an L/C Issuer resigns as an L/C Issuer, it shall retain all the rights and obligations of an L/C Issuer hereunder with respect to all Letters of Credit outstanding as of the effective date of its resignation as an L/C Issuer and all L/C Obligations with respect thereto (including the right to require the Lenders to make Base Rate Loans or fund risk participations in Unreimbursed Amounts pursuant to Section 2.03(c)). If the Swing Line Lender resigns as Swing Line Lender, it shall retain all the rights of the Swing Line Lender provided for hereunder with respect to Swing Line Loans made by it and outstanding as of the effective date of such resignation, including the right to require the Lenders to make Base Rate Loans or fund risk participations in outstanding Swing Line Loans pursuant to Section 2.04(c).

SECTION 9.08. Confidentiality. Each of the Agents and the Lenders agrees to maintain the confidentiality of the Information, except that Information may be disclosed (a) to its Affiliates and its and its Affiliates’ directors, officers, employees, trustees, investment advisors and agents, including accountants, legal counsel and other advisors (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential); (b) to the extent requested by any Governmental Authority; (c) to the extent required by applicable Laws or regulations or by any subpoena or similar legal process; (d) to any other party to this Agreement; (e) subject to an agreement containing provisions substantially the same as those of this Section 10.08 (or as may otherwise be reasonably acceptable to the Borrower), to any pledgee referred to in Section 10.07(g), counterparty to a Swap Contract, Eligible Assignee of or Participant in, or any prospective Eligible Assignee of or Participant in, any of its rights or obligations under this Agreement; (f) with the written consent of the Borrower; (g) to the extent such Information becomes publicly available other than as a result of a breach of this Section 10.08; (h) to any Governmental Authority or examiner (including the National Association of Insurance Commissioners or any other similar organization) regulating any Lender; (i) to any rating agency when required by it (it being understood that, prior to any such disclosure, such rating agency shall undertake to preserve the confidentiality of any Information relating to the Loan Parties received by it from such Lender); or (j) after the occurrence and during the continuation of an Event of Default, as may be necessary (i) to enable the Administrative Agent or any Lender to exercise its remedies hereunder or (ii) in any action, suit or proceeding related to the enforcement of the Administrative Agent’s or any Lender’s rights hereunder. In addition, the Agents and the Lenders may disclose the existence of this Agreement and information about this Agreement to market data collectors, similar service providers to the lending industry, and service providers to the Agents and the Lenders in connection with the administration and management of this Agreement, the other Loan Documents, the Commitments, and the Credit Extensions. For the purposes of this Section 10.08, “Information” means all information received from any Loan Party relating to any Loan Party or its business, other than any such information that is publicly available to any Agent or any Lender prior to disclosure by any Loan Party other than as a result of a breach of this Section 10.08; provided that, in the case of information received from a Loan Party after the Closing Date, such information is clearly identified at the time of delivery as confidential or (ii) is delivered pursuant to Section 6.01, 6.02 or 6.03 hereof.

SECTION 9.09. Setoff. In addition to any rights and remedies of the Lenders provided by Law, upon the occurrence and during the continuance of any Event of Default, each Lender and its Affiliates is authorized at any time and from time to time, without prior notice to the Borrower or any other Loan Party, any such notice being waived by the Borrower (on its own behalf and on behalf of each Loan Party and its Subsidiaries) to the fullest extent permitted by applicable Law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held by, and other Indebtedness at any time owing by, such Lender and its Affiliates to or for the credit or the account of the respective Loan Parties and their Subsidiaries against any and all Obligations owing to such Lender and its Affiliates hereunder or under any other Loan Document, now or hereafter existing, irrespective of whether or not such Agent or such Lender or Affiliate shall have made demand under this Agreement or any other Loan Document and although such Obligations may be contingent or unmatured or denominated in a currency different from that of the applicable deposit or Indebtedness. Each Lender agrees promptly to notify the Borrower and the Administrative Agent after any such set-off and application made by such Lender; provided, that the failure to give such notice shall not affect the validity of such setoff and application. The rights of the Administrative Agent and each Lender under this Section 10.09 are in addition to other rights and remedies (including other rights of setoff) that the Administrative Agent and such Lender may have.

SECTION 9.10. Interest Rate Limitation. Notwithstanding anything to the contrary contained in any Loan Document, the interest paid or agreed to be paid under the Loan Documents shall not exceed the maximum rate of non-usurious interest permitted by applicable Law (the “Maximum Rate”). If any Agent or any Lender shall receive interest in an amount that exceeds the Maximum Rate, the excess interest shall be applied to the principal of the Loans or, if it exceeds such unpaid principal, refunded to the Borrower. In determining whether the interest contracted for, charged, or received by an Agent or a Lender exceeds the Maximum Rate, such Person may, to the extent permitted by applicable Law, (a) characterize any payment that is not principal as an expense, fee, or premium rather than interest, (b) exclude voluntary prepayments and the effects thereof, and (c) amortize, prorate, allocate, and spread in equal or unequal parts the total amount of interest throughout the contemplated term of the Obligations hereunder.

SECTION 9.11. Counterparts. This Agreement and each other Loan Document may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Delivery by telecopier of an executed counterpart of a signature page to this Agreement and each other Loan Document shall be effective as delivery of an original executed counterpart of this Agreement and such other Loan Document. The Agents may also require that any such documents and signatures delivered by telecopier be confirmed by a manually signed original thereof; provided that the failure to request or deliver the same shall not limit the effectiveness of any document or signature delivered by telecopier.

SECTION 9.12. Integration. This Agreement, together with the other Loan Documents, comprises the complete and integrated agreement of the parties on the subject matter hereof and thereof and supersedes all prior agreements, written or oral, on such subject matter. In the event of any conflict between the provisions of this Agreement and those of any other Loan Document, the provisions of this Agreement shall control; provided that the inclusion of supplemental rights or remedies in favor of the Agents or the Lenders in any other Loan Document shall not be deemed a conflict with this Agreement. Each Loan Document was drafted with the joint participation of the respective parties thereto and shall be construed neither against nor in favor of any party, but rather in accordance with the fair meaning thereof.

SECTION 9.13. Survival of Representations and Warranties. All representations and warranties made hereunder and in any other Loan Document or other document delivered pursuant hereto or thereto or in connection herewith or therewith shall survive the execution and delivery hereof and thereof. Such representations and warranties have been or will be relied upon by each Agent and each Lender, regardless of any investigation made by any Agent or any Lender or on their behalf and notwithstanding that any Agent or any Lender may have had notice or knowledge of any Default at the time of any Credit Extension, and shall continue in full force and effect as long as any Loan or any other Obligation hereunder shall remain unpaid or unsatisfied or any Letter of Credit shall remain outstanding.

SECTION 9.14. Severability. If any provision of this Agreement or the other Loan Documents is held to be illegal, invalid or unenforceable, the legality, validity and enforceability of the remaining provisions of this Agreement and the other Loan Documents shall not be affected or impaired thereby. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

SECTION 9.15. Tax Forms.

(a) ~~(i)~~ (1) Each Lender and Agent that is not a “United States person” within the meaning of Section 7701(a)(30) of the Code (each, a “Foreign Lender”) shall deliver to the Borrower and the Administrative Agent, on or prior to the date which is ten (10) Business Days after the Closing Date (or upon accepting an assignment of an interest herein), two duly signed, properly completed copies of either IRS Form W-8BEN or W-8BEN-E or any successor thereto (relating to such Foreign Lender and entitling it to an exemption from, or reduction of, United States withholding tax on all payments to be made to such Foreign Lender by the Borrower or any other Loan Party pursuant to this Agreement or any other Loan Document) or IRS Form W-8ECI or any successor thereto (relating to all payments to be made to such Foreign Lender by the Borrower or any other Loan Party pursuant to this Agreement or any other Loan Document) or such other evidence reasonably satisfactory to the Borrower and the Administrative Agent that such Foreign Lender is entitled to an exemption from, or reduction of, United States withholding tax, including any exemption pursuant to Section 871(h) or 881(c) of the Code, and in the case of a Foreign Lender claiming such an exemption under Section 881(c) of the Code, a certificate that establishes in writing to the Borrower and the Administrative Agent that such Foreign Lender is not (i) a “bank” within the meaning of Section 881(c)(3)(A) of the Code, (ii) a 10-percent stockholder within the meaning of Section 871(h)(3)(B) of the Code, or (iii) a controlled foreign corporation related to the Borrower with the meaning of Section 864(d) of the Code. Thereafter and from time to time, each such Foreign Lender shall (A) promptly submit to the Borrower and the Administrative Agent such additional duly completed and signed copies of one or more of such forms or certificates (or such successor forms or certificates as shall be adopted from time to time by the relevant United States taxing authorities) as may then be available under then current United States Laws and regulations to avoid, or such evidence as is reasonably satisfactory to the Borrower and the Administrative Agent of any available exemption from, or reduction of, United States withholding taxes in respect of all payments to be made to such Foreign Lender by the Borrower or other Loan Party pursuant to this Agreement, or any other Loan Document, in each case, (1) on or before the date that any such form, certificate or other evidence expires or becomes obsolete, (2) after the occurrence of any event requiring a change in the most recent form, certificate or evidence previously delivered by it to the Borrower and the Administrative Agent and (3) from time to time thereafter if reasonably requested by the Borrower or the Administrative Agent, and (B) promptly notify the Borrower and the Administrative Agent of any change in circumstances which would modify or render invalid any claimed exemption or reduction.

(i) ~~(ii)~~ Each Foreign Lender, to the extent it does not act or ceases to act for its own account with respect to any portion of any sums paid or payable to such Foreign Lender under any of the Loan Documents (for example, in the case of a typical participation by such Foreign Lender), shall deliver to the Borrower and the Administrative Agent on the date when such Foreign Lender ceases to act for its own account with respect to any portion of any such sums paid or payable, and at such other times as may be necessary in the determination of the Borrower or the Administrative Agent (in either case, in the reasonable exercise of its discretion), (A) two duly signed completed copies of the forms or statements required to be provided by such Foreign Lender as set forth above, to establish the portion of any such sums paid or payable with respect to which such Foreign Lender acts for its own account that is not subject to United States withholding tax, and (B) two duly signed completed copies of IRS Form W-8IMY (or any successor thereto), together with any information such Foreign Lender chooses to transmit with such form, and any other certificate or statement of exemption required under the Code, to establish that such Foreign Lender is not acting for its own account with respect to a portion of any such sums payable to such Foreign Lender.

(ii) ~~(iii)~~ The Borrower shall not be required to pay any additional amount or any indemnity payment under Section 3.01 to (A) any Foreign Lender if such Foreign Lender shall have failed to satisfy the foregoing provisions of this Section 10.15(a), or (B) any U.S. Lender if such U.S. Lender shall have failed to satisfy the provisions of Section 10.15(b); provided that (i) if such Lender shall have satisfied the requirement of this or Section 10.15(b), as applicable, on the date such Lender became a Lender or ceased to act for its own account with respect to any payment under any of the Loan Documents, nothing in this Section 10.15(a) or Section 10.15(b) shall relieve the Borrower of its obligation to pay any amounts pursuant to Section 3.01 in the event that, as a result of any change in any applicable Law, treaty or governmental rule, regulation or order, or any change in the interpretation, administration or application thereof, such Lender is no longer properly entitled to deliver forms, certificates or other evidence at a subsequent date establishing the fact that such Lender or other Person for the account of which such Lender receives any sums payable under any of the Loan Documents is not subject to withholding or is subject to withholding at a reduced rate and (ii) nothing in this Section 10.15(a) shall relieve the Borrower of its obligation to pay any amounts pursuant to Section 3.01 in the event that the requirements of 10.15(a)(ii) have not been satisfied if the Borrower is entitled, under applicable Law, to rely on any applicable forms and statements required to be provided under this Section 10.15 by the Foreign Lender that does not act or has ceased to act for its own account under any of the Loan Documents, including in the case of a typical participation.

(iii) ~~(iv)~~ The Administrative Agent may deduct and withhold any taxes required by any Laws to be deducted and withheld from any payment under any of the Loan Documents.

(b) Each Lender and Agent that is a “United States person” within the meaning of Section 7701(a)(30) of the Code (each, a “U.S. Lender”) shall deliver to the Administrative Agent and the Borrower two duly signed, properly completed copies of IRS Form W-9 on or prior to the Closing Date (or on or prior to the date it becomes a party to this Agreement), certifying that such U.S. Lender is entitled to an exemption from United States backup withholding tax, or any successor form. If such U.S. Lender fails to deliver such forms, then the Administrative Agent may withhold from any payment to such U.S. Lender an amount equivalent to the applicable backup withholding tax imposed by the Code. Thereafter and from time to time, each such U.S. Lender shall (A) promptly submit to the Borrower and the Administrative Agent such additional duly completed and signed copies of one or more of such forms or certificates (or such successor forms) as may then be available under then current United States Laws and regulations to avoid, or such evidence as is reasonably satisfactory to the Borrower and the Administrative Agent of any available exemption from United States backup withholding taxes in respect of all payments to be made to such U.S. Lender by the Borrower or other Loan Party pursuant to this Agreement, or any other Loan Document, in each case, (1) on or before the date that any such form or other evidence expires or becomes obsolete, (2) after the occurrence of any event requiring a change in the most recent form or evidence previously delivered by it to the Borrower and the Administrative Agent and (3) from time to time thereafter if reasonably requested by the Borrower or the Administrative Agent, and (B) promptly notify the Borrower and the Administrative Agent of any change in circumstances which would modify or render invalid any claimed exemption.

(c) If a payment made to a Lender under any Loan Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Borrower and the Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by the Borrower or the Administrative Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrower or the Administrative Agent as may be necessary for the Borrower and the Administrative Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment.

SECTION 9.16. GOVERNING LAW.

(a) THIS AGREEMENT AND EACH OTHER LOAN DOCUMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

(b) ANY LEGAL ACTION OR PROCEEDING ARISING UNDER ANY LOAN DOCUMENT OR IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO OR ANY OF THEM WITH RESPECT TO ANY LOAN DOCUMENT, OR THE TRANSACTIONS RELATED THERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK SITTING IN NEW YORK CITY OR OF THE UNITED STATES FOR THE SOUTHERN DISTRICT OF SUCH STATE, AND BY EXECUTION AND DELIVERY OF THIS AGREEMENT, THE BORROWER, EACH AGENT AND EACH LENDER CONSENTS, FOR ITSELF AND IN RESPECT OF ITS PROPERTY, TO THE NON-EXCLUSIVE JURISDICTION OF THOSE COURTS. THE BORROWER, EACH AGENT AND EACH LENDER IRREVOCABLY WAIVES ANY OBJECTION, INCLUDING ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY ACTION OR PROCEEDING IN SUCH JURISDICTION IN RESPECT OF ANY LOAN DOCUMENT OR OTHER DOCUMENT RELATED THERETO.

SECTION 9.17. WAIVER OF RIGHT TO TRIAL BY JURY. EACH PARTY TO THIS AGREEMENT HEREBY EXPRESSLY WAIVES ANY RIGHT TO TRIAL BY

JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION ARISING UNDER ANY LOAN DOCUMENT OR IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO OR ANY OF THEM WITH RESPECT TO ANY LOAN DOCUMENT, OR THE TRANSACTIONS RELATED THERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER FOUNDED IN CONTRACT OR TORT OR OTHERWISE; AND EACH PARTY HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY, AND THAT ANY PARTY TO THIS AGREEMENT MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION 10.17 WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE SIGNATORIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

SECTION 9.18. Binding Effect. This Agreement shall become effective when it shall have been executed by the Borrower and the Administrative Agent shall have been notified by each Lender, Swing Line Lender and L/C Issuer that each such Lender, Swing Line Lender and L/C Issuer has executed it and thereafter shall be binding upon and inure to the benefit of the Borrower, each Agent and each Lender and their respective successors and assigns, except that the Borrower shall not have the right to assign its rights hereunder or any interest herein without the prior written consent of the Lenders except as permitted by Section 7.04.

SECTION 9.19. Judgment Currency. If, for the purposes of obtaining judgment in any court, it is necessary to convert a sum due hereunder or any other Loan Document in one currency into another currency, the rate of exchange used shall be that at which in accordance with normal banking procedures the Administrative Agent could purchase the first currency with such other currency on the Business Day preceding that on which final judgment is given. The obligation of the Borrower in respect of any such sum due from it to the Administrative Agent or the Lenders hereunder or under the other Loan Documents shall, notwithstanding any judgment in a currency (the “Judgment Currency”) other than that in which such sum is denominated in accordance with the applicable provisions of this Agreement (the “Agreement Currency”), be discharged only to the extent that on the Business Day following receipt by the Administrative Agent of any sum adjudged to be so due in the Judgment Currency, the Administrative Agent may in accordance with normal banking procedures purchase the Agreement Currency with the Judgment Currency. If the amount of the Agreement Currency so purchased is less than the sum originally due to the Administrative Agent from the Borrower in the Agreement Currency, the Borrower agrees, as a separate obligation and notwithstanding any such judgment, to indemnify the Administrative Agent or the Person to whom such obligation was owing against such loss. If the amount of the Agreement Currency so purchased is greater than the sum originally due to the Administrative Agent in such currency, the Administrative Agent agrees to return the amount of any excess to the Borrower (or to any other Person who may be entitled thereto under applicable Law).

SECTION 9.20. Lender Action. Each Lender agrees that it shall not take or institute any actions or proceedings, judicial or otherwise, for any right or remedy against any Loan Party or any other obligor under any of the Loan Documents or the Secured Hedge Agreements (including the exercise of any right of setoff, rights on account of any banker’s lien or similar claim or other rights of self-help), or institute any actions or proceedings, or otherwise commence any remedial procedures, with respect to any Collateral or any other property of any such Loan Party, without the prior written consent of the Administrative Agent. The provision of this Section 10.20 are for the sole benefit of the Lenders and shall not afford any right to, or constitute a defense available to, any Loan Party.

SECTION 9.21. USA PATRIOT Act. Each Lender hereby notifies the Borrower that pursuant to the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “Act”), it is required to obtain, verify and record information that identifies the Borrower, which information includes the name and address of the Borrower and other information that will allow such Lender to identify the Borrower in accordance with the Act.

SECTION 9.22. Effectiveness of the Merger; Assignment and Delegation to and Assumption by West. Upon consummation of the Merger, and without any further action by any Person, West automatically assumes and agrees to perform all the obligations of Omaha under the Amended and Restated Commitment Letter dated August 22, 2006, among Omaha, the Arrangers and the Bookrunners and the Fee Letter referred to therein.

SECTION 9.23. Delivery of ~~Lender Addenda~~Fifth Amendment. Each initial ~~Lender~~Term A-1 Lender and Revolving Credit Lender on the Fifth Amendment Effective Date shall become a party to this Agreement ~~by delivering to the Administrative Agent a Lender Addendum duly executed by such Lender, the Borrower and the Administrative Agent~~on the Fifth Amendment Effective Date pursuant to its delivery of a counterpart to the Fifth Amendment in its capacity as a Term A-1 Lender or Revolving Credit Lender, as applicable.

SECTION 9.24. Subject to Intercreditor Agreement. Notwithstanding anything herein to the contrary, (i) the liens and security interests granted to the Administrative Agent pursuant to the Collateral Documents are expressly subject to any Additional Senior Secured Notes Intercreditor Agreement and any other intercreditor agreement entered into pursuant hereto and (ii) the exercise of any right or remedy by the Administrative Agent hereunder or under any Additional Senior Secured Notes Intercreditor Agreement and any other intercreditor agreement entered into pursuant hereto is subject to the limitations and provisions of the Additional Senior Secured Notes Intercreditor Agreement and such other intercreditor agreement entered into pursuant hereto. In the event of any conflict between the terms of the Additional Senior Secured Notes Intercreditor Agreement or any other such intercreditor and terms of this Agreement, the terms of the Additional Senior Secured Notes Intercreditor Agreement or such other intercreditor agreement, as applicable, shall govern.

SECTION 9.25. Conversions. Notwithstanding anything to the contrary contained in this Agreement, any Lender may exchange, continue or rollover all or a portion of its Loans in connection with any refinancing, extension, loan modification or similar transaction permitted by the terms of this Agreement, pursuant to a cashless settlement mechanism approved by the Borrower, the Administrative Agent and such Lender.

SECTION 9.26. Absence of Fiduciary Duties. Each Agent, each Lender and their respective Affiliates (collectively, solely for purposes of this paragraph, the “Lenders”)

may have economic interests that conflict with those of the Loan Parties, their stockholders and/or their Affiliates. Each Loan Party agrees that nothing in the Loan Documents will be deemed to create an advisory, fiduciary or agency relationship or fiduciary or other implied duty between any Lender, on the one hand, and such Loan Party, its stockholders or its Affiliates, on the other. The Loan Parties acknowledge and agree that (i) the transactions contemplated by the Loan Documents (including the exercise of rights and remedies hereunder and thereunder) are arm’s-length commercial transactions between the Lenders, on the one hand, and the Loan Parties, on the other, and (ii) in connection with the transactions contemplated by the Loan Documents and with the process leading thereto, except as expressly agreed in writing by the relevant parties, (x) no Lender has assumed an advisory or fiduciary responsibility in favor of any Loan Party, its stockholders or its Affiliates with respect to the transactions contemplated hereby (or the exercise of rights or remedies with respect thereto) or the process leading thereto (irrespective of whether any Lender has advised, is currently advising or will advise any Loan Party, its stockholders or its Affiliates on other matters) or any other obligation to any Loan Party except the obligations expressly set forth in the Loan Documents and (y) each Lender is acting solely as principal and not as the agent or fiduciary of any Loan Party, its management, stockholders, creditors or any other Person. Each Loan Party acknowledges and agrees that it has consulted its own legal and financial advisors to the extent it deemed appropriate and that it is responsible for making its own independent judgment with respect to such transactions and the process leading thereto. To the extent permitted by applicable Law, each Loan Party agrees that it will not claim that any Lender owes a fiduciary, agency or similar duty to such Loan Party in connection with the transactions contemplated by the Loan Documents or the process leading thereto.

[THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK.]

ANNEX B

GUARANTOR CONSENT AND REAFFIRMATION

July 1, 2014

Reference is made to Amendment No. 5 to Amended and Restated Credit Agreement (the “Fifth Amendment”), dated as of July 1, 2014, to the Amended and Restated Credit Agreement dated as of October 5, 2010 (as amended by Amendment No. 1 to Amended and Restated Credit Agreement, dated as of August 15, 2012, Amendment No. 2 to Amended and Restated Credit Agreement, dated as of October 24, 2012, Amendment No. 3 to Amended and Restated Credit Agreement; Amendment No. 1 to Guarantee Agreement, dated as of February 20, 2013, and Amendment No. 4 to Amended and Restated Credit Agreement, dated as of January 24, 2014, and as further amended, supplemented and/or otherwise modified prior to the date hereof, the “Credit Agreement”), among West Corporation (the “Borrower”), each Lender from time to time party thereto, Wells Fargo Bank, National Association, as Administrative Agent and the other parties thereto. Capitalized terms used but not otherwise defined in this Guarantor Consent and Reaffirmation (this “Consent”) are used with the meanings attributed thereto in the Fifth Amendment.

Each Guarantor hereby consents to the execution, delivery and performance of the Fifth Amendment and the transactions described therein, and agrees that each reference to the Credit Agreement in the Loan Documents shall, on and after the Fifth Amendment Effective Date, be deemed to be a reference to the Credit Agreement as amended by the Fifth Amendment.

Each Guarantor hereby acknowledges and agrees that, after giving effect to the Fifth Amendment, all of its respective obligations and liabilities under the Loan Documents to which it is a party are reaffirmed, and remain in full force and effect.

After giving effect to the Fifth Amendment, each Guarantor reaffirms each Lien granted by it to the Administrative Agent for the benefit of the Secured Parties under each of the Loan Documents to which it is a party, which Liens shall continue in full force and effect during the term of the Credit Agreement as amended by the Fifth Amendment, and shall continue to secure the Secured Obligations (including Term A-1 Loans and Revolving Credit Loans), in each case, on and subject to the terms and conditions set forth in the Credit Agreement and the other Loan Documents, in each case, as amended by the Fifth Amendment.

This Consent shall be governed by, and construed in accordance with, the laws of the state of New York.

*        *        *

IN WITNESS WHEREOF, the parties hereto have duly executed this Consent as of the date first above written.

WEST CORPORATION
COSMOSIS CORPORATION
HOLLY CONNECTS, INC.
INTERCALL, INC.
INTRADO COMMAND SYSTEMS, INC.
INTRADO COMMUNICATIONS OF VIRGINIA INC.
INTRADO INC.
INTRADO INFORMATION SYSTEMS HOLDINGS, INC.
INTRADO SYSTEMS CORP.
NORTHERN CONTACT, INC.
TWENTY FIRST CENTURY COMMUNICATIONS OF CANADA, INC.
WEST ASSET MANAGEMENT, INC.
WEST DIRECT II, INC.
WEST INTERACTIVE CORPORATION
WEST INTERACTIVE CORPORATION II
WEST INTERNATIONAL CORPORATION
WEST IP COMMUNICATIONS, INC.
WEST NOTIFICATIONS, INC.
WEST RECEIVABLE SERVICES, INC.

By:
	Name:	Paul M. Mendlik
	Title:	Chief Financial Officer & Treasurer

ASSET DIRECT MORTGAGE, LLC

By:
	Name:	Paul M. Mendlik
	Title:	Manager

ANNEX HOLDINGS HC, LLC, as a Guarantor
By Rubik Acquisition Company, LLC, its Member
By West Corporation, its Member

By:
	Name:	Paul M. Mendlik
	Title:	Chief Financial Officer & Treasurer

[Signature page to Guarantor Consent & Reaffirmation – West Corporation Amendment no. 5]

BUYDEBTCO, LLC
THE DEBT DEPOT, LLC
WEST ASSET PURCHASING, LLC
WORLDWIDE ASSET PURCHASING, LLC
By: West Receivable Services, Inc., its Member

By:
	Name:	Paul M. Mendlik
	Title:	Chief Financial Officer & Treasurer

HYPERCUBE, LLC
By Rubik Acquisition Company, LLC, its Member
By West Corporation, its Member

By:
	Name:	Paul M. Mendlik
	Title:	Chief Financial Officer & Treasurer

By Annex Holdings HC, LLC, its Member
By Rubik Acquisition Company, LLC, its Member
By West Corporation, its Member

By:
	Name:	Paul M. Mendlik
	Title:	Chief Financial Officer & Treasurer

INTERCALL TELECOM VENTURES, LLC
By: InterCall, Inc., its Member

By:
	Name:	Paul M. Mendlik
	Title:	Chief Financial Officer & Treasurer

INTRADO INTERNATIONAL, LLC
By: Intrado Inc., its Member

By:
	Name:	Paul M. Mendlik
	Title:	Chief Financial Officer & Treasurer

[Signature page to Guarantor Consent & Reaffirmation – West Corporation Amendment no. 5]

STARGATE MANAGEMENT, LLC
By: Cosmosis Corporation, its Member

By:
	Name:	Paul M. Mendlik
	Title:	Chief Financial Officer & Treasurer

TWENTY FIRST CENTURY INTERNATIONAL SERVICES LLC
By: Twenty First Century Communications, Inc., its Member

By:
	Name:	Paul M. Mendlik
	Title:	Chief Financial Officer & Treasurer

WEST DIRECT, LLC
By: West Direct II, Inc., its Member

By:
	Name:	Paul M. Mendlik
	Title:	Chief Financial Officer & Treasurer

RUBIK ACQUISITION COMPANY, LLC
WEST AT HOME, LLC
WEST BUSINESS SOLUTIONS, LLC
WEST FACILITIES, LLC
By: West Corporation, its Member

By:
	Name:	Paul M. Mendlik
	Title:	Chief Financial Officer & Treasurer

[Signature page to Guarantor Consent & Reaffirmation – West Corporation Amendment no. 5]

ANNEX C

FORM OF SOLVENCY CERTIFICATE

[            ], 2014

Reference is made to the Amended and Restated Credit Agreement, dated as of October 5, 2010, among West Corporation, a Delaware corporation (the “Company”), the lenders from time to time party thereto (the “Lenders”), Wells Fargo Bank, National Association, as administrative agent (the “Administrative Agent”), and the other parties thereto (as amended by Amendment No. 1 to Amended and Restated Credit Agreement, dated as of August 15, 2012, Amendment No. 2 to Amended and Restated Credit Agreement, dated as of October 24, 2012, Amendment No. 3 to Amended and Restated Credit Agreement; Amendment No. 1 to Guarantee Agreement, dated as of February 20, 2013, and Amendment No. 4 to Amended and Restated Credit Agreement, dated as of January 24, 2014, the “Existing Credit Agreement”).

This Solvency Certificate is being executed and delivered pursuant to Section 3(f) of Amendment No. 5 to Amended and Restated Credit Agreement (the “Fifth Amendment” and, the Existing Credit Agreement as amended, supplemented or otherwise modified, including as amended by the Fifth Amendment, the “Credit Agreement”), dated as of July 1, 2014, among the Company, the Subsidiary Borrowers, the Lenders party thereto, the Administrative Agent and the other parties thereto. Capitalized terms used herein and not otherwise defined herein shall have the meaning ascribed to them in the Credit Agreement.

I, Paul M. Mendlik, certify that I am the duly appointed, qualified and acting Chief Financial Officer and Treasurer of the Company, and in my capacity as such, that:

1. I have reviewed the terms of the Fifth Amendment and the Credit Agreement and, in my opinion, have made, or have caused to be made under my supervision, such examination or investigation as is necessary to enable me to express an informed opinion as to the matters referred to herein.

2. Based upon my review and examination described in paragraph 1 above, I certify that as of the date hereof, after giving effect to the transactions contemplated by the Fifth Amendment, the Loan Parties, when taken as a whole on a consolidated basis, (a) have property, with fair value greater than the total amount of their liabilities, including contingent liabilities (it being understood that the amount of contingent liabilities at any time shall be computed as the amount that, in the light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability), (b) have assets with present fair salable value not less than the amount that will be required to pay their probable liability on their debts as they become absolute and matured, (c) do not intend to, and do not believe that they will, incur debts or liabilities beyond their ability to pay such debts and liabilities as they mature and (d) are not engaged in business or a transaction, and are not about to engage in business or a transaction, for which their property would constitute an unreasonably small capital.

[Remainder of page intentionally left blank.]

The foregoing certifications are made and delivered as of the date first written above.

WEST CORPORATION

By:
	Name:	Paul M. Mendlik
	Title:	Chief Financial Officer & Treasurer

[Signature page to Solvency Certificate – West Corporation Amendment no. 5]

ANNEX D

SCHEDULE 2.01

Commitments

On file with Administrative Agent

ANNEX E

SCHEDULE 1.01D

Existing Letters of Credit

None.

ANNEX F

SCHEDULE 7.01(b)

Existing Liens

Name	Jurisdiction	Secured Party/Other	File/Case/Book/Page #	Collateral

INTRADO INC.	DE - SECRETARY OF STATE	AT&T CAPITAL SERVICES, INC.	10837950 62102846 62948628 2011315020	Leased Equipment

INTRADO INC.	DE - SECRETARY OF STATE	U.S. BANCORP	20092610118	Leased Equipment

INTRADO INC.	DE - SECRETARY OF STATE	U.S. BANCORP	20093584692	Leased Equipment

INTRADO INC.	DE - SECRETARY OF STATE	U.S. BANCORP	20094181951	Leased Equipment

INTRADO INC.	DE - SECRETARY OF STATE	WELLS FARGO FINANCIAL LEASING, INC.	20114646868	Leased Equipment

INTRADO INC.	DE - SECRETARY OF STATE	WELLS FARGO FINANCIAL LEASING, INC.	20130882861	Leased Equipment

INTRADO INC.	DE - SECRETARY OF STATE	WELLS FARGO FINANCIAL LEASING, INC.	20133674802	Leased Equipment

WEST CORPORATION	DE - SECRETARY OF STATE	CISCO SYSTEMS CAPITAL CORPORATION	20090902715 20134925252	Specific leased equipment

WEST CORPORATION	DE - SECRETARY OF STATE	SHARED TECHNOLOGIES INC.	20130152869	Specific leased equipment

WEST CORPORATION	DE - SECRETARY OF STATE	HEWLETT-PACKARD FINANCIAL SERVICES COMPANY	20133420743	Leased Equipment

WEST FACILITIES, LLC	DE - SECRETARY OF STATE	CATERPILLAR FINANCIAL SERVICES CORPORATION	20091321139 20091352365 20134339603	Specific leased equipment

RELIANCE COMMUNICATIONS LLC	CA - SECRETARY OF STATE	WESTERN FINANCE & LEASE INC.	107254517971 1172581239	Specific leased equipment

CORPORATE CARE WORKS, INC.	FL - SECURED TRANSACTION REGISTRY	MARLIN BUSINESS BANK	201400700475	Specific leased equipment

WELL CALL INC.	CA - SECRETARY OF STATE	CIT TECHNOLOGY FINANCING SERVICES, INC.	107243408786	Leased equipment

Liens on cash securing Indebtedness and other obligations in respect of the letters of credit listed on Schedule 7.03(b).

ANNEX G

SCHEDULE 7.02(f)

Existing Investments

1.	Acquisition and internal financing of the acquisition by the Borrower, through its Restricted Subsidiaries, of 100% of the issued and outstanding shares of Genesys, S.A., a French société anonyme in 2008 for approximately $321,000,000.

2.	Acquisition and internal financing of the acquisition by the Borrower, through its Restricted Subsidiaries, of IPC Information Systems Holdings, Inc., a Delaware corporation, including its wholly-owned subsidiary Positron Public Safety Systems Inc., a Canadian corporation, in 2008 for approximately $167,000,000.

3.	Acquisition and internal financing of the acquisition by the Borrower, through its Restricted Subsidiaries, of the outstanding equity of Holly Australia Pty Ltd in 2010 for approximately AU$10,600,000 and $300,000.

4.	Acquisition and internal financing of the acquisition by the Borrower, through its Restricted Subsidiaries, of equity of May Family Investments Limited and its subsidiary, Preferred One Stop Technologies Ltd in 2011 for approximately $6,437,000.

5.	Acquisition and internal financing of the acquisition by the Borrower, through its Restricted Subsidiaries, of equity of Unisfair, Inc., a Delaware corporation, including its wholly-owned subsidiary Unisfair Ltd., an Israeli corporation, in 2011 for approximately $22,600,000.

6.	Investments by Loan Parties in Foreign Subsidiaries in the form of intercompany loans outstanding in an aggregate principal amount of approximately $11,000,000.

7.	Investments in respect of Receivables Facilities outstanding on the Fifth Amendment Effective Date.

ANNEX H

SCHEDULE 7.03(b)

Existing Indebtedness

Letter of Credit #	Bank	Beneficiary	Amount
SLCMMSP06086	US Bank	Capital Indemnity Corp	$778,000
SLCMMSP06894	US Bank	Tennessee Regulatory Authority	$20,000
SLMMSP05509	US Bank	Scotia Bank	$428,721

All obligations secured by the Liens listed on Schedule 7.01(b).